QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 24, 2004

Registration No. 333-113873

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANZ Capel Court Limited
(ABN 30 004 768 807)
(Exact name of registrant as specified in its governing instruments)

LEVEL 6
100 QUEEN STREET
MELBOURNE VIC 3000
AUSTRALIA
TELEPHONE: 613-9273-4950
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

MARTIN ANDREW CLEAVER
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED (NEW YORK BRANCH)
1177 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10036
TELEPHONE: 212-801-9754
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

WITH A COPY TO:
EDWARD E. GAINOR
MCKEE NELSON LLP
1919 M STREET, N.W., SUITE 800
WASHINGTON, D.C. 20036
(202) 775-4137

Approximate date of commencement of proposed sale of the securities to the public:
Upon the effective date of this registration statement and as determined by market conditions.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum Aggregate Offering Price(1)	Amount of registration fee

Mortgage Backed Floating Rate Notes, Series 2004-1G, Class A	$1,000,000,000.00	100%	$1,000,000,000.00	$126,700.00(2)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
The Registration Fee was previously paid.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

Subject to completion, dated June 24, 2004

US $1,000,000,000
(Approximate)
Kingfisher Trust 2004-1G
Mortgage Backed Floating Rate Notes, Class A
Australia and New Zealand
Banking Group Limited (ABN 11 005 357 522)
Seller and Servicer
Perpetual Trustee Company Limited (ABN 42 000 001 007)
in its capacity as trustee of Kingfisher Trust 2004-1G
Issuer Trustee
ANZ Capel Court Limited (ABN 30 004 768 807)
Trust Manager

        Neither the Class A notes nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality. The Class A notes are not deposits or other liabilities of the Australia and New Zealand Banking Group Limited or any of its affiliates for any purpose, including the Banking Act of 1959 in Australia.
        Investing in the Class A notes involves risks. See "Risk Factors" beginning on page A-20.

The Class A notes represent obligations of the issuer trustee in its capacity as trustee of the Kingfisher Trust 2004-1G only, and are not guaranteed by Perpetual Trustee Company Limited or any other entity.

The Class A Notes

        The Class A notes will be issued by the issuer trustee in its capacity as trustee of the Kingfisher Trust 2004-1G.

 The Trust

        Kingfisher Trust 2004-1G has been established by the trust manager, ANZ Capel Court Limited. The trust has been formed under, and is governed by, the laws of New South Wales.

 The Mortgage Loans

        The Class A notes will be secured by a pool of first ranking mortgage loans originated by Australia and New Zealand Banking Group Limited which are, in turn, secured by residential properties located in Australia. The mortgage loans will be serviced by Australia and New Zealand Banking Group Limited in the manner described in this prospectus.

 Listing

Application has been made to the United Kingdom Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000 of the United Kingdom (the "UK Listing Authority") for the US$1,000,000,000 Class A notes due September, 2035 of Kingfisher Trust 2004-1G to be admitted to the official list maintained by the UK Listing Authority ("Official List") and the London Stock Exchange plc for such Class A notes to be admitted to trading on the London Stock Exchange. This prospectus (including part A, part B and all annexed financial information and reports including Appendices A-I and A-II) comprises listing particulars approved by the UK Listing Authority issued in compliance with the listing rules made under Section 74 of the Financial Services and Markets Act 2000 of the United Kingdom (the "FSMA") for the purposes of giving information with regard to the issue of Class A notes. A copy of this prospectus has been delivered to the Registrar of Companies in England and Wales as required by section 83 of the FSMA.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Class A notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Initial Principal Balance	Initial Interest Rate	Price to Public	Underwriting Discounts	Proceeds to Issuer Trustee

Class A Notes	$1,000,000,000	[ ]%	[ ]%	[ ]%	$[ ]

        Delivery of the Class A notes in book-entry form through the Depository Trust Company, Clearstream, Luxembourg and the Euroclear System will be made on or about July 7, 2004. You should refer to "Plan of Distribution" for additional information on the offering of the Class A notes.

Deutsche Bank Securities

ANZ Securities

Citigroup

JP Morgan

        The date of this prospectus is [            ], 2004

Important Notice About Information Presented in this Prospectus

        This prospectus consists of two parts: (1) part A, which describes the specific terms of the Kingfisher Trust 2004-1G and the related offering of Class A notes and (2) part B, which provides general information about the Kingfisher Securitization Program.

        Neither part A nor part B contains all of the information included in the registration statement filed with the Securities and Exchange Commission. The registration statement also includes copies of the various contracts and documents referred to in this prospectus. You may obtain copies of these documents for review. See "Where You Can Find More Information" in part B of this prospectus.

        Terms used in this prospectus are defined in the glossary at page B-64 of this prospectus.

        This document constitutes a draft prospectus which has been prepared solely in connection with the proposed offering of Class A notes of the Kingfisher Trust 2004-1G. The information in this document, which is in draft form is confidential and subject to updating, completion, revision, further verification and amendment. The Class A notes may not be sold until the registration statement filed with the United States Securities and Exchange Commission, of which the final form prospectus will form a part, is declared effective. In addition, although it is intended that the prospectus in its final form will be approved by the UK Listing Authority as a prospectus prepared in accordance with the listing rules made under section 74 of the FSMA, this document has not been so approved. Similarly, although it is intended that the prospectus in its final form will be delivered for registration to the Registrar of Companies pursuant to section 83 of the FSMA, this document has not been so delivered.

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings "Risk Factors" and "Prepayment and Yield Considerations". Forward-looking statements are also found in other places throughout this prospectus, and may be identified by accompanying language, including "expects", "intends", "anticipates", "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions (particularly in Australia), competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the issuer trustee's control. These forward-looking statements speak only as of the date of this prospectus. The issuer trustee expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the issuer trustee's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based except as required by law, or unless required to do so by the Listing Rules of the UK Listing Authority.

TABLE OF CONTENTS
For Part A

U.S./AUSTRALIAN DOLLAR PRESENTATION	vi
AUSTRALIAN DISCLAIMERS	vi
DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS	vi
STRUCTURAL DIAGRAM	x
SUMMARY	A-1
RISK FACTORS	A-20
THE TRUST	A-38
General	A-38
The Master Trust Deed	A-38
The Supplemental Deed	A-38
ASSETS OF THE TRUST	A-39
The Mortgage Loans	A-39
Transfer and Assignment of the Mortgage Loans	A-39
Representations, Warranties and Eligibility Criteria	A-40
DESCRIPTION OF THE POOL OF MORTGAGE LOANS	A-40
General	A-40
Details of the Pool of Mortgage Loans	A-41
DESCRIPTION OF THE CLASS A NOTES	A-41
General	A-41
Governing Law	A-42
Form of Class A Notes	A-42
Collections; Distributions on the Class A Notes	A-43
Key Dates and Periods	A-44
Determination of Total Available Income	A-45
Principal Draw	A-47
Liquidity Draw	A-47
Distribution of Total Available Income	A-47
Distribution of Excess Available Income	A-48
Interest on the Notes	A-49
Determination of Principal Collections	A-50
Distribution of Principal Collections	A-50
Redraws	A-51
Principal Charge-offs	A-51
The Interest Rate Swaps	A-52
The Currency Swap	A-56
Withholding or Tax Deductions	A-60
Redemption of the Notes for Taxation or Other Reasons	A-61
Redemption of the Notes upon an Event of Default	A-62
Optional Redemption of the Notes	A-63
Final Maturity Date	A-64
Redemption upon Final Payment	A-64

No Payments of Principal in Excess of Stated Amount	A-64
The Liquidity Facility	A-64
The Redraw Facility	A-67
Seller Deposit	A-69
Further Advances	A-70
THE MORTGAGE INSURANCE POLICIES	A-71
General	A-71
Primary Mortgage Insurance	A-71
The Lender's Mortgage Pool Insurance Policy	A-74
Description of the Insurer	A-77
DESCRIPTION OF THE TRUSTEES	A-78
The Issuer Trustee	A-78
The Security Trustee	A-78
The Note Trustee	A-79
SERVICING	A-79
The Servicer	A-79
Delegation by the Servicer	A-79
Servicing of Mortgage Loans	A-79
Collection and Enforcement Procedures	A-80
Delinquency, Foreclosure and Loss Statistics	A-82
Portfolio Delinquency and Foreclosure Experience	A-82
ONE-TO-FOUR-FAMILY RESIDENTIAL LOANS	A-82
PREPAYMENT AND YIELD CONSIDERATIONS	A-83
General	A-83
Prepayments	A-83
Rate of Payments	A-84
Prepayment Rate Model and Modeling Assumptions	A-84
USE OF PROCEEDS	A-88
ADDITIONAL INFORMATION	A-88
LEGAL INVESTMENT CONSIDERATIONS	A-88
ERISA CONSIDERATIONS	A-88
PLAN OF DISTRIBUTION	A-88
Underwriting	A-88
Offering Restrictions	A-89
Exchange Controls and Limitations	A-91
ANNOUNCEMENT	A-91
RATINGS OF THE CLASS A NOTES	A-92
LEGAL MATTERS	A-92
LISTING AND GENERAL INFORMATION	A-92
Listing	A-92
Authorization	A-93
Litigation	A-93
Transaction Documents Available for Inspection	A-93
APPENDIX A-I MORTGAGE LOAN POOL CHARACTERISTICS	A-96
APPENDIX A-II TERMS AND CONDITIONS OF THE CLASS A NOTES	A-102

v

U.S./AUSTRALIAN DOLLAR PRESENTATION

        In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$0.7067 = A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on June 1, 2004. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

AUSTRALIAN DISCLAIMERS

  •
  The Class A notes do not represent deposits or other liabilities of Australia and New Zealand Banking Group Limited, ANZ Capel Court Limited, the trust manager or any affiliates of Australia and New Zealand Banking Group Limited.

  •
  The holding of the Class A notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

  •
  None of Australia and New Zealand Banking Group Limited (in its individual capacity or as originator, seller, servicer, custodian, basis swap provider, fixed rate swap provider, liquidity facility provider or redraw facility provider), ANZ Capel Court Limited, or any affiliate of the foregoing entities, the issuer trustee, the currency swap provider, the security trustee, the note trustee, the note registrar, any paying agent, the calculation agent nor any underwriter in any way stands behind the value and/or performance of the Class A notes or the assets of the trust, or guarantees the payment of interest or the repayment of principal due on the Class A notes, except to the limited extent provided in the transaction documents for the trust.

  •
  None of the obligations of Perpetual Trustee Company Limited, in its capacity as issuer trustee of the trust, or ANZ Capel Court Limited, as trust manager in respect of the Class A notes, are guaranteed in any way by Australia and New Zealand Banking Group Limited or any affiliate of Australia and New Zealand Banking Group Limited or by Perpetual Trustee Company Limited (in its individual capacity) or any affiliate of Perpetual Trustee Company Limited. The issuer trustee and the security trustee do not guarantee the success or performance of the trust nor the repayment of capital or any particular rate of capital or income return.

DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

        This section applies only to the offering of the Class A notes in countries other than the United States of America. References to Perpetual Trustee Company Limited in this section are to that company in its capacity as issuer trustee of the Kingfisher Trust 2004-1G, and not its individual capacity. ANZ Capel Court Limited, the trust manager, is responsible and liable for this prospectus in the United States of America.

        The underwriters are offering the Class A notes globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus and the offering and sale of the Class A notes in certain foreign jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Class A notes or possesses or distributes this prospectus or any other offering material. See "Plan of Distribution" in part A of this prospectus. You should also inform yourself about and observe any of these restrictions. In addition, Perpetual Trustee Company Limited has not authorised any offer of the Class A Notes to the public in the United Kingdom within the meaning of the FSMA or the Public Offers of Securities Regulations 1995, as amended.

        This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the Class A notes by or on behalf of Perpetual Trustee Company Limited or ANZ Capel Court Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

        Perpetual Trustee Company Limited accepts responsibility for the information contained in this prospectus. To the best knowledge and belief of Perpetual Trustee Company Limited, which has taken reasonable care to ensure that such is the case, the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of that information.

        Any reference in this prospectus to listing particulars means this prospectus excluding all information incorporated by reference. The issuer trustee has confirmed that any information incorporated by reference, including any such information to which readers of this prospectus are expressly referred, has not been and does not need to be included in the listing particulars to satisfy the requirements of the FSMA or the Listing Rules of the UK Listing Authority. The issuer trustee believes that none of the information incorporated therein by reference conflicts in any material respect with the information included in the listing particulars.

        Australia and New Zealand Banking Group Limited, as originator, seller, servicer, custodian, fixed rate swap provider, basis swap provider, liquidity facility provider and redraw facility provider, accepts responsibility for the information contained in "Summary—The Mortgage loans," "Description of the Pool of Mortgage Loans," "Servicing" and Appendix A-I (Mortgage Loan Pool Characteristics) in part A of this prospectus and "Securitization Program," "Australia and New Zealand Banking Group Limited," "The Servicer," "The Seller," "The Seller's Residential Loan Program" and "The Seller's Product Types" in part B of this prospectus. To the best of the knowledge and belief of Australia and New Zealand Banking Group Limited, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

        The Bank of New York accepts responsibility for the information contained in "Description of the Trustees—The Note Trustee" in part A of this prospectus. To the best of the knowledge and belief of The Bank of New York, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

        The Royal Bank of Scotland plc accepts responsibility for the information contained in "Currency Swap Provider—The Royal Bank of Scotland plc". To the best of the knowledge and belief of The Royal Bank of Scotland plc , which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

        Except with respect to the information for which it accepts responsibility in the preceding three paragraphs, none of Australia and New Zealand Banking Group Limited, in its individual capacity and as originator, seller, servicer, custodian, fixed rate swap provider, basis swap provider, liquidity facility provider and redraw facility provider, ANZ Capel Court Limited, as trust manager, P.T. Limited, as security trustee, The Bank of New York, as note trustee, note registrar, principal paying agent, calculation agent and paying agent or The Royal Bank of Scotland plc, as the currency swap provider, accepts any responsibility for any information contained in this prospectus and has not separately verified the information contained in this prospectus and makes no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the Class A notes.

        Australia and New Zealand Banking Group Limited, in its individual capacity and as originator, seller, servicer, custodian, fixed rate swap provider, basis swap provider, liquidity facility provider and redraw facility provider, Perpetual Trustee Company Limited, in its individual capacity and as issuer trustee, ANZ Capel Court Limited, as trust manager, P.T. Limited, in its individual capacity and as security trustee, The Bank of New York, as note trustee, note registrar, principal paying agent, calculation agent and paying agent, The Royal Bank of Scotland plc, as the currency swap provider, and the underwriters do not recommend that any person should purchase any of the Class A notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the Class A notes.

        Each person receiving this prospectus:

  •
  acknowledges that he or she has not relied on discussions or correspondence with the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions;

  •
  acknowledges that this prospectus and any other information supplied in connection with the Class A notes is not intended to provide the basis of any credit or other evaluation;

  •
  acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus during the life of the Class A notes;

  •
  should make their own independent investigation of the trust and the Class A notes; and

  •
  should seek their own tax, accounting and legal advice as to the consequences of investing in any of the Class A notes.

        No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the Class A notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Australia and New Zealand Banking Group Limited, Perpetual Trustee Company Limited, P.T. Limited, ANZ Capel Court Limited, The Bank of New York, The Royal Bank of Scotland plc or any of the underwriters.

        Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

  •
  there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this prospectus or the date upon which this prospectus has been most recently amended or supplemented; or

  •
  any other information supplied in connection with the Class A notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

        Perpetual Trustee Company Limited's liability to make payments of interest and principal on the Class A notes is limited to the assets of the trust available to be applied towards those payments in accordance with the transaction documents. All claims against Perpetual Trustee Company Limited in relation to the Class A notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

(This page has been left blank intentionally.)

STRUCTURAL DIAGRAM

The Structural Diagram below identifies the principal parties to the transaction and summarizes key aspects of the transaction.*

Mortgages
Mortgages secured by residential properties in Australia
Originator and Seller of mortgages
Australia and New Zealand Banking Group Limited
Servicer and custodian of the mortgages
Australia and New Zealand Banking Group Limited
The Trust Manager has established the Trust and provided key oversight
ANZ Capel Court Limited
The Bank of New York
as Note Trustee acts as indenture trustee for the Class A Noteholders under the Trust Indenture Act
Kingfisher Trust 2004-1G
The Trust will issue the Notes and will act through
Perpetual Trustee Company Limited
The Mortgages will be secured in favour of the Security Trustee to maintain security for the Notes
P.T. Limited
HEDGING ARRANGEMENTS
Liquidity and Redraw Facility Provider
Australia and New Zealand Banking Group Limited
The Trust exchanges basis, fixed rate and currency swap payments with Swap Providers
Australia and New Zealand Banking Group Limited (basis and fixed rate swap) and The Royal Bank of Scotland plc (in the case of currency swap only)
CLASS A NOTEHOLDERS[1]

1
The Class B Notes will be issued in Australian dollars and are not subject to any currency swap. The currency swap is only applicable for the Class A Notes.

*
Broken lines indicate cashflow; solid lines indicate origination of, conveyance of or security over mortgage loans. See "Structural Overview" on the following page for a summary description of the issuance of the notes.

x

SUMMARY

        This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus, including the "Terms and Conditions of the Class A Notes" at Appendix A-II to part A of this prospectus.

Structural Overview

        This prospectus describes the terms and offering of the Mortgage Backed Floating Rate Notes, Class A, the senior class of mortgage backed floating rate notes secured by mortgages on one-to-four-family residential properties located in Australia. The principal parties involved in the issuance and ongoing administration of the Class A notes are diagrammed on the previous page. See "Structural Diagram". Their duties and responsibilities differ in certain respects from those of their counterparts in U.S. mortgage securitizations and are summarized below.

        All the mortgage loans underlying the notes were originated by Australia and New Zealand Banking Group Limited (identified in its capacity as the seller at the top of the preceding diagram).

        Prior to issuance of the notes, the mortgage loans will be conveyed to Kingfisher Trust 2004-1G, an Australian trust. The trust will issue the notes and otherwise act through Perpetual Trustee Company Limited, as issuer trustee, an arrangement similar in many respects to the appointment of an owner trustee in U.S. domestic owner trust securitizations. The Bank of New York will serve as note trustee and will perform duties largely comparable to those of an indenture trustee in U.S. debt offerings (i.e., note issuance, administration and representation of the noteholders in enforcement and judiciary proceedings relating to the note trust deed and the Class A note terms and conditions as described herein).

        To secure payments of the Class A notes, the mortgage loans and other related collateral will be secured in favor of P.T. Limited, a separate trustee (identified as the security trustee on the right side of the diagram) located in Australia. The security trustee's role in the transaction will be to maintain the security in the mortgage loans and other related collateral and to take steps to enforce the security over the assets of Kingfisher Trust 2004-1G upon the failure to timely pay noteholders or the occurrence of certain other events described in "Master Security Trust Deed—Events of Default".

        Australia and New Zealand Banking Group Limited, as servicer of the mortgage loans, will be responsible for the day-to-day administration (i.e. making collections, sending notices) of the mortgage loans. Australia and New Zealand Banking Group Limited is permitted to delegate all or any part of its functions as servicer to other parties provided that Australia and New Zealand Banking Group Limited remains liable for the servicing of the mortgage loans and that it appoints any such delegate with due care. It is intended that certain functions of the Servicer will be delegated to such third parties with respect to the Kingfisher Trust 2004-1G, as described in "Servicing—Servicing of Mortgage Loans" in part A of this prospectus and "Description of Transaction Documents—The Master Servicer Deed" in part B of this prospectus. Any reference to the "servicer" in this prospectus will include a reference to Australia and New Zealand Banking Group Limited and, where the context requires, any such delegate of Australia and New Zealand Banking Group Limited.

        Oversight and management of the trust will be maintained by ANZ Capel Court Limited, an Australian company and wholly-owned subsidiary of Australia and New Zealand Banking Group Limited, as the trust manager. The duties of the trust manager include preparation of investor reports, calculation (and auditing) of certain amounts, maintenance of accounts, delivery of notices, and other matters.

        In addition to originating and selling mortgage loans to the trust, Australia and New Zealand Banking Group Limited will act as:

  •
  Liquidity Facility Provider.    To avoid interruptions in the timely payment on the notes, the liquidity facility provider will "advance" amounts from time to time for payment on the Class A notes. Such amounts will be reimbursable to the liquidity facility provider from future trust cash flows.

  •
  Redraw Facility Provider.    Certain of the mortgage loans permit the borrowers, subject to certain conditions, to re-borrow previously prepaid principal. The redraw facility provider has been retained to reimburse the seller for such amounts to the extent trust cash flow is insufficient to make such redraws. Amounts extended under the redraw facility will be repaid from future trust cash flows.

  •
  Fixed Rate and Basis Swap Providers.    To manage its interest rate exposure, the issuer trustee will enter into a basis swap and a fixed rate swap. The purpose of the basis swap is to manage the basis risk between the interest on those mortgage loans which accrue interest at a discretionary variable rate of interest and the floating rate obligations of the trust, including the issuer trustee's obligations under the currency swaps. The purpose of the fixed rate swap is to manage the interest rate risk between the interest rate on those mortgage loans which accrue interest at a fixed rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps.

        There are significant risks associated with investment in the Class A notes, including the general structural risks associated with a mortgage-backed securitization, including the financial strength of support facility providers, special risks associated with an investment in Australian mortgage loans and special risks associated with certain features of the seller's mortgage loans to be assigned to the trust. See "Risk Factors" in part A of this prospectus.

        All of the transaction documents will be governed by the laws of New South Wales, with the exception of the underwriting documents, which will be governed by New York law and any credit support annex which is entered into under the currency swap which would be governed by English law.

Parties to the Transaction:

Trust	KINGFISHER TRUST 2004-1G. The trust was created by the trust manager pursuant to the master trust deed, notice of creation of trust and the supplemental deed.
Seller	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED (ABN 11 005 357 522).
Issuer Trustee	PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007). The trustee of the trust and the issuer of the notes pursuant to the master trust deed and the supplemental deed.
Trust Manager
ANZ CAPEL COURT LIMITED (ABN 30 004 768 807). The manager of the trust appointed pursuant to the master trust deed and the supplemental deed, and responsible for management of the assets and liabilities of the trust. ANZ Capel Court Limited is an Australian subsidiary of Australia and New Zealand Banking Group Limited.
Note Trustee
THE BANK OF NEW YORK. The note trustee appointed pursuant to the note trust deed (i.e., the indenture) to act for and exercise certain rights of the Class A noteholders with respect to the Class A notes.
Security Trustee
P.T. LIMITED (ABN 67 004 454 666). The security trustee for the notes and other secured obligations of the trust holding the benefit of the security over the assets of the trust pursuant to the master security trust deed and the deed of charge.
Servicer	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED. The servicer will act as servicer on behalf of the issuer trustee pursuant to the master servicer deed.

As described above, certain servicing functions will be delegated by AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED to third parties, although in these cases, AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED will continue to be responsible for servicing the mortgage loans.
Custodian	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED. The custodian will act as custodian of the mortgage title documents on behalf of the issuer trustee pursuant to the supplemental deed.
Principal Paying Agent and Class A Note Registrar	THE BANK OF NEW YORK.
Paying Agent	THE BANK OF NEW YORK (LONDON BRANCH).
Calculation Agent	THE BANK OF NEW YORK.
Authorised Adviser	DEUTSCHE BANK AG, LONDON.
Fixed Rate Swap Provider	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED.

Basis Swap Provider	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED.
Currency Swap Provider	THE ROYAL BANK OF SCOTLAND PLC.
Liquidity Facility Provider	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED.
Redraw Facility Provider	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED.
Mortgage Insurer	PMI MORTGAGE INSURANCE LTD (ABN 70 000 511 071) as primary mortgage insurer, premium policy insurer and pool insurer.
Residual Capital Unitholder	KINGFISHER SECURITISATION PTY LTD (ABN 89 093 469 375).
Residual Income Unitholder	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED.
Underwriters	DEUTSCHE BANK SECURITIES INC., ANZ SECURITIES INC., CITIGROUP GLOBAL MARKETS INC. and J.P. MORGAN SECURITIES INC.
Rating Agencies	MOODY'S INVESTORS SERVICE, INC., STANDARD & POOR'S RATINGS GROUP and FITCH RATINGS.

The Mortgage Backed Floating Rate Notes

        In addition to the Class A notes, the issuer trustee will also issue Class B notes secured by the same pool of mortgage loans but subordinated in right of payment to the Class A notes as described below. The Class B notes have not been, and will not be, registered in the United States or listed on the Official List of the UK Listing Authority or with any other authority or stock exchange and are not being offered by this prospectus. The following chart summarizes the principal terms of the note issuance:

	Class A	Class B
Initial Principal Balance (Approximate):	US$1,000,000,000	A$23,500,000
Percentage of total Initial Principal Balance:	[ ]	[ ]
Anticipated Ratings:
Moody's Investors Service, Inc.	Aaa	Aa2
Standard & Poor's Ratings Group	AAA	AA
Fitch Ratings	AAA	AA
Interest rate up to but excluding the payment date falling on the Call Option Date	three-month LIBOR plus [ ]%	three-month Australian Bank Bill Rate plus [ ]%

Interest rate after and including the Call Option Date unless on or after that payment date the issuer trustee proposes to redeem the notes and is unable to do so as described in part A of this prospectus, in which case the interest rate from and including that given payment date will be the rate specified in the line above	three-month LIBOR + [ ]%	three-month Australian Bank Bill Rate plus [ ]%
Interest Accrual Method:	Actual/360	Actual/365
Clearance/Settlement:	DTC/Euroclear/Clearstream, Luxembourg	To be cleared in Australia only
Call Option Date	The payment date on which the total principal outstanding on the pool of mortgage loans is less than 10% of the total principal outstanding on the pool of mortgage loans as of the Cut-off Date.
Payment Dates:	The 18th day or if the 18th day is not a Business Day, then the next Business Day, of each September, December, March and June beginning in September 2004.
Cut-off Date:	Close of business, June 22, 2004.
Closing Date:	On or about July 7, 2004.
Final Maturity Date:	The payment date occurring in September 2035.

The mortgage loans

        The pool of mortgage loans will be secured by registered, first ranking mortgages on one-to-four-family owner occupied and non-owner occupied residential properties. The mortgage loans will have original terms to stated maturity of no more than 30 years. The pool of mortgage loans has the summary characteristics described below determined as of the close of business on June 22, 2004 (the "Cut-off Date").

Number of Mortgage loans		12,345
Aggregate Mortgage Loan Pool Balance	A$	1,481,226,046.66
Average Mortgage Loan Balance	A$	119,985.91
Maximum Mortgage Loan Balance	A$	731,208.69
Minimum Mortgage Loan Balance	A$	20,004.67
Total Valuation of the Properties	A$	3,067,184,907.00
Maximum Remaining Term to Maturity (in months)		352.67
Weighted Average Remaining Term to Maturity (in months)		299.60
Weighted Average Number of Months since Origination		23.77
Weighted Average Original Loan-to-Value Ratio		67.80%
Weighted Average Current Loan-to-Value Ratio		62.59%
Weighted Average Mortgage Rate for Mortgage loans		6.64%
Maximum Current Loan-to-Value Ratio		93.84%

        All mortgage loans in the pool as of the Cut-off Date are variable rate mortgage loans. However, the terms of the mortgage loans permit the borrower, subject to certain conditions, to convert the interest rate from a variable rate to a fixed rate. The term "fixed rate" mortgage loans as used in this prospectus does not have the same meaning as in U.S. mortgage securitizations, i.e., loans with a fixed rate for the life of the mortgage loan. Rather, the fixed rate mortgage loans in the seller's portfolio have a fixed rate that is set for a time period (generally not more than 10 years) shorter than the life of the loan (generally 25 or 30 years, although the term may be shorter) which then reverts to the standard variable rate applicable at the end of the fixed rate term unless the borrower elects an alternative product type.

        Before the issuance of the Class A notes on the closing date, mortgage loans may be added to or removed from the mortgage loan pool. Additionally, new mortgage loans may be substituted for mortgage loans that are removed from the mortgage loan pool. This addition, removal or substitution of mortgage loans may result in changes in the mortgage loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the Class A notes. The seller will not add, remove or substitute any mortgage loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of mortgage loans described above. Moreover, additions or removals of mortgage loans in the mortgage loan pool will not occur after the closing date, other than through removals as a result of the extinguishment of the issuer trustee's title in mortgage loans in favour of, or the repurchase by, the seller of mortgage loans affected by a breach of the seller's representations or warranties described under "The Seller—Breach of Representations and Warranties" in part B of this prospectus or in certain other limited circumstances referred to in this prospectus. "Extinguishment" of the issuer trustee's title means, where the issuer trustee has equitable title in any mortgage loans, that the issuer trustee extinguishes or surrenders its title in such mortgage loans in favour of the seller. The practical effect of extinguishment is equivalent to repurchase by the seller of the relevant mortgage loans and for the purposes of this prospectus the term "repurchase" or "resell" when used with respect to mortgage loans includes any such extinguishment. See Appendix A-I to part A of this prospectus for additional statistical information regarding the mortgage loan pool determined as of the Cut-off Date.

Sources and Applications of Cash Flow

Collections

        The issuer trustee will receive for each collection period amounts, which are known as collections, which include:

  •
  payments of interest, principal and other amounts under the mortgage loans;

  •
  proceeds from the enforcement of the mortgage loans and mortgages and other securities relating to those mortgage loans;

  •
  amounts received under lender's mortgage insurance policies; and

  •
  amounts received from the seller for breaches of representations, warranties or undertakings in connection with the mortgage loans.

        Collections will be allocated between income and principal.

        Collections attributable to interest plus certain other amounts in the nature of income will be used (among other things) to pay certain fees and expenses of the trust, to repay any liquidity draw and to pay interest on the notes. If there is an excess of such collections after payment of such fees, expenses and interest on the notes, such excess will first be used to reimburse any losses previously allocated against the principal balance of the notes and the redraw facility, then to reimburse any principal draws and to make certain termination payments under the swap agreements. Any remaining excess will be distributed to the residual income unitholder.

        Collections on the mortgage loans attributable to principal and certain other amounts in the nature of principal will be applied, among other things:

  •
  to repay the seller for advancing redraws under the mortgage loans;

  •
  to repay the redraw facility provider any principal outstanding under the redraw facility;

  •
  as income to cover a payment shortfall resulting from a deficiency in available interest and income collections; and

  •
  to pay principal on the notes.

        Any remaining excess of principal collections will be distributed to the residual capital unitholder.

        See "Description of the Class A Notes—Collections"; "—Distributions on the Class A Notes"; "—Determination of Total Available Income"; "—Distribution of Total Available Income"; "—Determination of Principal Collections"; and "—Distribution of Principal Collections" in part A of this prospectus.

Interest on the Notes

        Interest on the notes is payable quarterly in arrears on each payment date. Interest will be paid on the Class B notes only after the payments of interest on the Class A notes are made. Interest on each note is calculated for each interest period as follows:

  •
  at the note interest rate;

  •
  on the outstanding principal balance of that note at the beginning of that interest period; and

  •
  on the basis of the actual number of days in that interest period and a year of 360 days for the Class A notes or a year of 365 days for the Class B notes.

        See "Description of the Class A Notes—Interest on the Notes" in part A of this prospectus.

Principal on the Notes

        Principal on the notes will be payable on each payment date. Principal collections on the mortgage loans available to pay principal on the notes will first be applied to pay the following items in the following order of priority:

  •
  to repay to the seller any redraws under the mortgage loans made by the seller during or prior to the preceding collection period;

  •
  to repay the redraw facility provider any principal outstanding under the redraw facility; and

  •
  to be applied as income to cover a payment shortfall resulting from a deficiency in available interest and other income collections.

        After the application of principal collections on the mortgage loans in respect of the priorities listed above, any remaining principal collections will be first allocated to pay principal on the Class A notes until the outstanding principal balance of such class as reduced by losses allocated against such class, is reduced to zero. The balance of available principal collections on the mortgage loans remaining after the outstanding principal balance of the Class A notes has been reduced to zero will be paid to the Class B noteholders in respect of principal on the Class B notes until the outstanding principal balance of the Class B notes is reduced to zero.

        If the security created by the master security trust deed and the deed of charge is enforced after an event of default, the proceeds from the enforcement, after payment of any amounts owing to the various trustees, any appointed receiver and any cash collateral held on behalf of a support facility provider and any other prior ranking obligations, will be distributed ratably among the Class A notes prior to any distributions to the Class B notes. See "Description of the Class A Notes—Distribution of Principal Collections" and "—Redemption of the Notes Upon an Event of Default."

Allocation of Cash Flows

        On each payment date, the issuer trustee will pay interest and principal to each noteholder to the extent of available interest and income collections and available principal collections on the mortgage loans in accordance with the priority of payments. The charts on the next four pages summarize the flow and priority of payments:

Determination of Total Available Income for Distribution on a Payment Date

Finance Charge Collections

Amounts of interest or income received by the issuer trustee during the preceding collection period in respect of the mortgage loans or any similar amounts deemed by the servicer to be in the nature of income or interest, including amounts received from borrowers, or from enforcement of the mortgage loans or repurchases of the mortgage loans.

+

Mortgage Insurance Interest Proceeds
Amounts received by the issuer trustee under a lender's mortgage insurance policy other than that which the Trust Manager determines should be accounted for as being in the nature of principal.

+

Other Income

        Interest received on authorized investments or other amounts in the collections account and any other miscellaneous income received by the issuer trustee and excluding any interest on any collateral accounts under a support facility.

+

Principal Draw
Principal collections on the mortgage loans applied as income to cover a payment shortfall resulting from a deficiency in available interest and income collections in the related collection period.

+

Other Amounts under Support Facilities

        Other amounts received by the issuer trustee under the basis swap and the fixed rate swap and any other amount which the issuer trustee receives in respect of the assets of the trust in the nature of income in the related collection period excluding any break costs received under such facilities calculated with reference to the prepayment of any fixed rate mortgage loan.

+

Liquidity Draw
Any advance to be made under the liquidity facility on the payment date.

=

Total Available Income for Distribution

Priority of Distribution of Total Available Income on a Payment Date

First, solely with respect to the first payment date, to the seller an amount equal to the interest accrued and unpaid on all mortgage loans assigned to the issuer trustee, as at the close of business on the day immediately prior to the cut-off date.

/

Second, pay pari passu and ratably:
(i)	any taxes relating to the trust;
(ii)	the issuer trustee's quarterly fee;
(iii)	the servicer's quarterly servicing fee;
(iv)	the trust manager's quarterly management fee;
(v)	the custodian's quarterly fees;
(vi)	the note trustee's quarterly fee;
(vii)	any expenses of enforcement of, or in relation to, the mortgage loans; and
(viii)	all other expenses of the trust except for those described above or below.

/

Third, pay pari passu and ratably:
(i)	the quarterly commitment fees in connection with the redraw facility and the liquidity facility;
(ii)	any interest payable to the liquidity facility provider under the liquidity facility; and
(iii)	any net amount payable to the basis swap provider under the basis swap and to the fixed rate swap provider under the fixed rate swap.

/

Fourth, repay to the liquidity facility provider outstanding draws under the liquidity facility made on prior payment dates.

/

Fifth, pay pari passu and ratably to:
(i)	the currency swap provider payments under the currency swaps relating to interest due on the Class A notes; and
(ii)	the redraw facility provider interest due on the redraw facility.

/

Sixth, pay to Class B noteholders interest due on the Class B notes.

/

Seventh, allocate the remaining interest/income collections to principal collections for distribution with respect to the amount of any unreimbursed losses charged against the notes first, to the Class A notes and the redraw facility, pro rata, and second, to the Class B notes.

/

Eighth, allocate to principal collections an amount equal to any unreimbursed principal draws as at that payment date.

/

Ninth, first to pay certain termination payments to the applicable swap provider under the basis swap and fixed rate swap and second to pay certain termination payments to the currency swap provider under the currency swap.

/

Tenth, distribute any remaining interest/income collections to the residual income unitholder.

Determination of Principal Collections Available for Distribution on a Payment Date

Collections

The aggregate of collections received by the issuer trustee during the preceding collection period with respect to the mortgage loans as described at "—Sources and Applications of Cash Flow—Collections" above.

+

Principal Draws
The amount of any previous principal draws to be repaid on the payment date.

+

Excess Note Issue
In the case of the first payment date only, any amount received by the issuer trustee upon the initial issue of notes in excess of the purchase price of the mortgage loans.

+

Redraw Facility Advance
Any advance to be made under the redraw facility on the payment date.

Minus

Finance Charge Collections for the preceding collection period

Minus

Mortgage Insurance Interest Proceeds

=

Principal Collections.

Priority of Distribution of Principal Collections on a Payment Date

Redraws

Repay to the seller any redraws under the mortgage loans provided by the seller up to and including the last day of the immediately preceding collection period and that have not previously been repaid.

/

Redraw Principal Outstanding
Pay to the Redraw Facility Provider the principal outstanding (as reduced by any allocated losses) under the redraw facility agreement.

/

Principal Draw
Apply as income to cover a payment shortfall, if any, resulting from a deficiency in available interest and income collections in the related collection period.

/

Class A Noteholders

Pay to the currency swap provider in respect of a repayment to the Class A noteholders of the Australian dollar equivalent of outstanding principal balance (as reduced by any allocated losses) of the Class A notes.

/

Class B Noteholders
Pay to the Class B noteholders the outstanding principal balance (as reduced by any allocated losses) of the Class B notes.

/

Residual Capital Unitholder
Distribute any remaining amounts to the residual capital unitholder.

Transaction Fees

        The principal parties involved in the issuance and administration of the notes will be entitled to certain fees for the performance of their duties. The following table shows each party's fee rate or other basis of calculation of their fee compensation:

Party	Annual Fee Rate	Explanation
Issuer Trustee, Security Trustee and Note Trustee	*	The trust will pay a single quarterly fee to the issuer trustee in respect of these duties to be allocated among these three trustees.
Trust Manager	0.0225%
		The trust manager's fee is calculated by multiplying the annual fee rate by the outstanding principal balance of the mortgage loans as of the beginning of each quarter and multiplying such product by the number of days in the interest period divided by 365.
Liquidity Facility Provider	0.15%
		The liquidity facility provider's fee is a quarterly commitment fee based on the product of the undrawn portion of the liquidity facility limit and the annual fee rate (and multiplying such product by the number of days in the interest period divided by 365). In addition, draws under the liquidity facility must be repaid by the trust with interest at the Australian bank bill rate plus a specified margin.
Redraw Facility Provider	0.15%
		The redraw facility provider's fee is a quarterly commitment fee based on the product of the undrawn portion of redraw facility limit, and the annual fee rate (and multiplying such product by the number of days in the interest period divided by 365). In addition, draws under the redraw facility must be repaid by the trust with interest at the Australian bank bill rate plus a specified margin.
Servicer	0.35%
		The servicer's fee is calculated by multiplying the annual fee rate by the outstanding principal balance of the mortgage loans as of the beginning of each quarter and multiplying such product by the number of days in the interest period divided by 365.

Custodian	0.015%
		The custodian's fee is calculated by multiplying the annual fee rate by the outstanding principal balance of the mortgage loans as of the beginning of each quarter and multiplying such product by the number of days in the interest period divided by 365.
Mortgage Insurer	None	The up front premium to the mortgage insurance provider will be paid within 5 business days of the issue date of the notes; no fees will be paid by the Trust.

*
The fees payable to the issuer trustee, the note trustee and the security trustee have been intentionally omitted. The aggregate transaction fees described above (including those payable to the issuer trustee and the security trustee) expressed as an annual percentage of the balance of the mortgage loans is not expected to exceed 0.6%. Except as described above, fees are payable quarterly from trust income prior to payment of noteholders.

Credit Enhancements

        Payments of interest and principal on the Class A notes will be supported by the following forms of credit enhancement:

Subordination and Allocation of Losses

        The Class B notes will always be subordinate to the Class A notes in their right to receive interest and principal payments.

        The Class B notes will bear all losses on the mortgage loans before the Class A notes. The support provided by the Class B notes is intended to enhance the likelihood that the Class A notes will receive expected quarterly payments of interest and principal.

        The "initial support percentage" to be provided by the Class B notes is calculated as the outstanding principal balance of the Class B notes on the closing date as a percentage of the aggregate outstanding principal balance of all notes to be issued on the closing date and will be no less than 1.5%.

Mortgage Insurance Policies

        Each mortgage loan is insured individually under a lender's mortgage insurance policy issued by PMI Mortgage Insurance Ltd or under a mortgage pool insurance policy issued by PMI Mortgage Insurance Ltd. Either the seller will equitably assign its interest in each lender's mortgage insurance policy to the issuer trustee or the issuer trustee will be named as a party to each pool insurance policy (or both). Generally, each lender's mortgage insurance policy covers any loss realized upon enforcement of the related mortgaged property. The amount covered by each lender's mortgage insurance policy will, in general, equal the excess of the unpaid principal balance of the mortgage loans plus unpaid accrued interest and the expenses of enforcement of such mortgage loan over the proceeds realized upon enforcement of the mortgage loan. See "The Mortgage Insurance Policies" in part A of this prospectus.

Seller Deposit

        If Australia and New Zealand Banking Group Limited is assigned a short-term deposit credit rating by Moody's Investors Service, Inc. of less than P-1, a short-term deposit credit rating by Standard & Poor's Ratings Group of less than A-1 or a short term rating of less than FI by Fitch Ratings or, in each case, a lesser rating as agreed between the trust manager, the issuer trustee, the seller and the relevant rating agency, it must deposit an amount in an account with respect to the set-off risk determined with reference to, and which may be less than, the balances of certain deposit accounts held by borrowers with Australia and New Zealand Banking Group Limited where the borrower mortgage loans do not have a waiver of set-off. The amount of the seller deposit may be adjusted on each payment date and will be reduced to zero if the seller regains the required credit ratings. The issuer trustee may use the seller deposit to meet liabilities of the seller in relation to amounts set-off against the amount due on a mortgage loan which have not been met within 20 Business Days of notice from the issuer trustee or the trust manager.

        As an alternative to making the seller deposit, Australia and New Zealand Banking Group Limited may implement other arrangements agreed with the rating agencies so that ratings of the notes by those rating agencies will not be adversely affected. See "Description of the Class A Notes—Seller Deposit" in part A of this prospectus.

Excess Available Income

        Any interest and income collections remaining after payments of interest on the notes and the trust's expenses on any payment date will be available to cover previously unreimbursed losses on the mortgage loans. See "Description of the Class A Notes—Distribution of Total Available Income" and "—Principal Charge-offs" in part A of this prospectus.

Liquidity Enhancement

        To cover possible liquidity shortfalls in the payments of interest on the Class A notes, the issuer trustee will, in certain circumstances, be able to borrow funds under a liquidity facility to be provided by Australia and New Zealand Banking Group Limited. See "Description of the Class A Notes—The Liquidity Facility" in part A of this prospectus.

Redraws: Redraw Facility

        Unlike U.S. mortgages (but common among Australian mortgage loans), certain mortgage loans included in the pool permit the borrowers, from time to time, subject to certain conditions, to draw down (i.e., reborrow) certain amounts previously prepaid as principal under their mortgage loans. The maximum amount permitted to be drawn down by a borrower is determined with reference to a principal balance schedule (simply, the amortization schedule for the loan calculated on the basis of the then current interest rate) and the actual amount outstanding. At any time, a borrower may "redraw" the amount by which the scheduled balance at the time of the proposed redraw exceeds the actual outstanding loan balance. As such, the amount available to be redrawn is largely a function of the amount of principal previously prepaid by the borrower. Generally, the greater the amount of prior prepayments, the larger the permitted redraw.

        The seller may also agree to make further advances to a borrower in excess of the scheduled principal balance of his or her loan.

        Although redraws and further advances will be disbursed directly by the seller to the borrowers, they will constitute assets of the trust except in circumstances where the provision of a further advance results in the creation of a new account (in which case such new account will not form part of the assets of the trust) or causes the scheduled principal balance of the mortgage loan to be exceeded by more than one scheduled monthly installment, in which case the mortgage loan will be removed from the assets of the trust in exchange for payment of the then outstanding principal balance of the mortgage loan.

        Following disbursement, the trust will be required to reimburse the seller for any redraws as follows:

          First, to the extent of availability, from principal collections on hand; and

          Second, to the extent principal collections are insufficient, by drawing on the redraw facility (which the trust will be required to repay to the redraw facility provider from future principal collections).

        Prior to the occurrence of an event of default, reimbursements of redraws to the seller (or the redraw facility provider) will be required to be paid from trust cashflow before amounts are paid on the Class A notes. After the occurrence of an event of default, reimbursements of redraws to the seller rank equally with amounts payable on the Class A notes. As a result, the trust will have less funds available to pay principal on the notes on a current basis, but will have a corresponding greater amount of assets with which to make future payments. Although the seller is not able to predict the level of redraws in the future, the weighted average life of the Class A notes could be extended to the extent redraws are experienced on the mortgage loans. See "The Seller's Residential Loan Program" and "The Seller's Product Types" in part B of this prospectus and "Description of the Class A Notes—Redraws" and "—The Redraw Facility" in part A of this prospectus.

Hedging Arrangements

        To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedging arrangements:

  •
  a basis swap with the basis swap provider to manage the basis risk between the interest on those mortgage loans which accrue interest at a discretionary variable rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps;

  •
  a fixed rate swap with the fixed rate swap provider to manage the interest rate risk between the interest rate on those mortgage loans which accrue interest at a fixed rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps; and

  •
  a currency swap with the currency swap provider to manage the currency risk on the collections on the mortgage loans and the basis risk on the amounts received by the issuer trustee under the basis swap and the fixed rate swap, which are denominated in Australian dollars and, in the case of the basis swap and fixed rate swap, calculated by reference to the Australian bank bill rate, against the obligation of the trust to pay interest and principal on the Class A notes, which are denominated in U.S. dollars and, in the case of interest, calculated by reference to LIBOR.

        See "Description of the Class A Notes—The Interest Rate Swaps" and "—The Currency Swap" in part A of this prospectus.

Optional Redemption

        Call Option.    The issuer trustee will, if the trust manager directs it to do so, redeem all of the notes on any payment date falling on or after the payment date on which the current total outstanding principal balance of the mortgage loans on any payment date (calculated as at the end of the immediately preceding collection period) is less than 10% of the total outstanding principal balance of the mortgage loans on the cut-off date. The issuer trustee's offer to redeem the notes may be either at:

  •
  the aggregate outstanding principal balance of the notes, plus accrued interest thereon (in which case exercise of the redemption will be mandatory and not require any consent of the noteholders); or

  •
  the aggregate outstanding principal balance of the notes, plus accrued interest thereon, as reduced by losses allocated against the notes (in which case exercise of the redemption will require approval of 75% of the aggregate of the Class A noteholders and Class B noteholders).

        If the issuer trustee fails to exercise its option to redeem the notes on the payment date referred to above, then the percentage spread over LIBOR to be applied in determining the interest rate on the Class A notes on each payment date thereafter will increase to [    ]%. However, if the issuer trustee, at the direction of the trust manager, proposes to exercise its option to redeem the notes on a payment date occurring on or after the payment date referred to above at the lesser amount described above but is unable to do so because it cannot obtain the required consent of 75% of the aggregate of the Class A noteholders and Class B noteholders, then the percentage spread over LIBOR to be applied in determining the interest rate on the Class A notes as from that payment date will remain at, or revert to, the spread as at the closing date. See "Description of the Class A Notes—Optional Redemption of the Notes" in part A of this prospectus.

Material Australian Tax Consequences

        In the opinion of Mallesons Stephen Jaques, Australian tax counsel for the trust manager, under present law, the Class A notes will not be subject to Australian interest withholding tax if they are issued in accordance with certain factual conditions and they are not held by certain Offshore Associates of the issuer trustee (in its capacity as trustee of the trust). The issuer trustee will seek to issue the Class A notes in a manner which will satisfy the conditions for an exemption from Australian interest withholding tax. One of these conditions is that the issuer trustee must, at the time of issue, not know or have reasonable grounds to suspect that a Class A note, or an interest in a Class A note, was being, or would later be, acquired directly or indirectly by an Offshore Associate of the issuer trustee other than in the capacity of a dealer, manager or underwriter in relation to the placement of the Class A notes, or a clearing house, custodian, funds manager or responsible entity of a registered managed investment scheme. Offshore Associate is defined in Part B of this prospectus. An Offshore Associate of the issuer trustee (in its capacity as trustee of the trust) would generally be any associate of Australia and New Zealand Banking Group that acquires the Class A notes offshore. Accordingly, such persons may not acquire the Class A notes (other than in the capacity noted above). See "Material Australian Tax Consequences" in part B of this prospectus.

        If by virtue of a change in law:

  •
  the issuer trustee or the currency swap provider (as applicable) will be required to withhold or deduct amounts from payment of principal or interest to any class of noteholders or from any corresponding payment under the currency swap (as the case may be) due to taxes, duties, assessments or governmental charges; or

  •
  if the issuer trustee ceases to receive the total amount of interest payable by borrowers on the mortgage loans due to taxes, duties, assessments or other governmental charges,

then, the trust manager may, at its sole discretion, but subject to certain conditions, direct the issuer trustee to redeem all of the notes.

        If the issuer trustee redeems the Class A notes, the Class A noteholders will receive a payment equal to either:

  •
  the aggregate outstanding principal balance of the notes, plus accrued interest thereon (in which case exercise of the redemption will be mandatory and not require any consent of the Class A noteholders); or

  •
  the aggregate outstanding principal balance of the notes, plus accrued interest thereon, as reduced by losses allocated against the notes (in which case exercise of the redemption will require approval of 75% of the Class A noteholders).

        However, if the withholding or deduction relates only to Class A notes, Class A noteholders owning 75% of the voting rights represented thereby may direct the issuer trustee not to redeem the notes. See "Definitive Notes—Redemption of the Notes for Taxation or other Reasons" in part B of this prospectus.

Material United States Federal Income Tax Consequences

        In the opinion of McKee Nelson LLP, special United States federal income tax counsel for the trust manager, although there is no authority directly on point, the Class A notes will be characterized as debt for United States federal income tax purposes, subject to the qualifications set forth in "Material United States Federal Income Tax Consequences" in part B of this prospectus. Each beneficial owner of a Class A note, by acceptance of a Class A note, agrees to treat the Class A notes as indebtedness. In addition, in the opinion of McKee Nelson LLP, the trust will not be subject to any entity level tax under the United States federal income tax laws and the issuer trustee will not be treated as engaged in the conduct of a United States trade or business (and, accordingly, not subject to United States federal income tax) solely as a result of any activities that it conducts in its capacity as issuer trustee of the trust. See "Material United States Federal Income Tax Consequences" in part B of this prospectus.

Legal Investment

        The Class A notes will not constitute "mortgage related securities" for the purposes of the U.S. Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the Class A notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors as to whether the Class A notes constitute legal investments for you. See "Legal Investment Considerations" in parts A and B of this prospectus.

ERISA Considerations

        In general, subject to the restrictions described in "ERISA Considerations" in parts A and B of this prospectus, the Class A notes will be eligible for purchase by retirement plans or other arrangements subject to the U.S. Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. See "ERISA Considerations" in part B of this prospectus.

Book-Entry Registration

        The Class A notes will be initially issued in book-entry form only. Persons acquiring beneficial ownership of interests in the Class A notes will hold their interests through the Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within the Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear. See "Description of the Class A Notes—Form of the Class A Notes—Book Entry Registration" in part A of this prospectus and "Global Clearance and Settlement Procedures" in Appendix B to part B of this prospectus.

Ratings of the Class A Notes

        It is a condition to the issuance of the Class A notes that they be rated "AAA" by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies Inc., "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch Ratings. The security ratings of the Class A notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. See "Ratings of the Class A Notes" in part A of this prospectus.

RISK FACTORS

        The Class A notes are complex securities issued by a foreign entity and secured by mortgage loans on property located in a foreign jurisdiction. You should consider the following information which describes the principal risk factors of an investment in the Class A notes described in this prospectus. You should also read the detailed information set forth elsewhere in this prospectus.

General Structural Risks:

The Class A notes will be paid only from the assets of the trust and you may experience a loss if the assets of the trust are insufficient to repay the Class A notes.
The Class A notes are debt obligations of the issuer trustee only in its capacity as trustee of the trust and do not represent an interest in or obligation of the issuer trustee in its individual capacity or of any other entity or party to this transaction.

The assets of the trust will be the sole source of payments on the Class A notes. Therefore, if collections on the mortgage loans, amounts available under the support facilities and the other assets of the trust are insufficient to pay the interest and principal on your Class A notes when due, there will be no other source from which to receive these payments and you may not recover your entire investment or obtain the yield on your investment you expected to.

If the interest and income collections during a collection period are insufficient to cover fees and expenses of the trust and the interest payments due on the Class A notes on the next payment date, the issuer trustee will make a principal draw. If the amounts available under principal draws are insufficient for this purpose, the issuer trustee may request an advance under the liquidity facility towards meeting such fees, expenses and interest. In the event that there is not enough money available by principal draws or under the liquidity facility, you may not receive a full payment of interest on that payment date, which will reduce the yield on your Class A notes.

The servicer may commingle collections on the mortgage loans with its assets which may lead to losses on your Class A notes.
Before the servicer remits collections to the collections account, the collections may be commingled with the assets of the servicer. With some exceptions, the servicer may remit collections to the collections account on a quarterly basis. See "Description of the Class A Notes—Collections; Distributions on the Class A Notes" in part A of this prospectus. If the servicer becomes insolvent, the issuer trustee may only be able to claim those collections as an unsecured creditor of the insolvent company. This could lead to a failure to receive the collections on the mortgage loans, delays in receiving the collections, or losses to you.
Losses and delinquent payments on the mortgage loans may affect the return on your Class A notes.
Unlike the case in most securitizations of U.S. mortgage loans, if borrowers fail to make payments of interest and principal under the mortgage loans when due, the servicer has no obligation to make advances to cover the delinquent payment. However, under the liquidity facility provided in this transaction, the liquidity facility provider does cover shortfalls in interest and income collections on the mortgage loans available to pay interest on the Class A notes up to a specified limit. Accordingly, if the liquidity enhancement described in this prospectus is insufficient to protect your Class A notes from the borrowers' failure to pay, then the issuer trustee may not have enough funds to make full payments of interest due on your Class A notes. Consequently, the yield on your Class A notes could be lower than you expect and you could suffer losses.

A wide variety of factors of a legal, economic, political or other nature could affect the performance of borrowers in making payments of principal and interest under the mortgage loans. In particular, if interest rates increase significantly, borrowers may experience distress and an increase in default rates on the mortgage loans may result. Under Australia's Consumer Credit Code, among other remedies, a court may order a mortgage loan to be varied on the grounds of hardship. See "Legal Aspects of the Mortgage Loans" in part B of this prospectus. Any such variance may reduce the principal or interest payable under a particular mortgage loan.

Losses in excess of the protection afforded by the lender's mortgage insurance policies, excess available income and the subordination of the Class B notes may result in losses on your Class A notes.
The amount of credit enhancement provided through the lender's mortgage insurance policies, excess available income and the subordination of the Class B notes to the Class A notes is limited and could be reduced or depleted prior to the payment in full of the Class A notes. If the lender's mortgage insurance policies do not provide coverage for all losses incurred in respect of a mortgage loan, if there is insufficient excess available income to make the issuer trustee whole in respect of any such losses or if losses incurred by the trust exceed the principal amount of the Class B notes, you may suffer losses on your Class A notes.
Enforcement of the mortgage loans may cause delays in payment and losses.
The servicer could encounter substantial delays in connection with the enforcement of a mortgage loan, which may lead to shortfalls in payments to you to the extent those shortfalls are not covered by a lender's mortgage insurance policy, any excess available income or by the subordination of the Class B notes.

If the proceeds of the sale of a mortgaged property (including any insurance proceeds and amounts in enforcement of a borrower's personal assets), net of preservation and enforcement expenses, are less than the unpaid principal balance of the related mortgage loan and any accrued interest, the issuer trustee may not have enough funds to make full payments of interest and principal due to you, unless the difference is covered by any excess available income and the subordination of the Class B notes.
The lender's mortgage insurance policies may not be available to cover losses on the mortgage loans.
The lender's mortgage insurance policies are subject to some exclusions from coverage and rights of refusal or reduction of claims, which are further described in "The Lender's Mortgage Insurance Policies" in part A of this prospectus. Therefore, a borrower's payments that are expected to be covered by the lender's mortgage insurance policies may not be covered because of these exclusions, refusals or reductions. Moreover, a mortgage insurance provider may be unable to perform its obligations under a mortgage insurance policy, or a mortgage insurance policy may be held to be unenforceable under applicable law. As a result, the issuer trustee may not have enough money to make full payments of principal and interest on your Class A notes. See "The Mortgage Insurance Policies" in part A of this prospectus.

The ratings assigned to the Class A notes by the rating agencies will be based in part on the credit ratings assigned to certain entities which, directly or indirectly, provide mortgage insurance or support the provision of mortgage insurance. The credit ratings assigned to such entities could be qualified, reduced or withdrawn at any time. Any qualification, reduction or withdrawal of the ratings assigned to such entities could result in a reduction of the ratings assigned to the Class A notes, which could in turn affect the liquidity and market value of the Class A notes.
The termination of any of the swaps may subject you to losses from interest rate or currency fluctuations.
The issuer trustee will enter into a fixed interest rate swap to exchange the interest payments from mortgage loans whose variable interest rate has been converted to a fixed rate for variable rate payments based upon the three-month floating Australian bank bill swap rate. If the interest rate swap is terminated or the provider fails to perform its obligations, you will be exposed to the risk that the floating rate of interest payable on the Class A notes will be greater than the discretionary fixed rate set by the servicer (Australia and New Zealand Banking Group Limited (who is also the fixed rate swap provider on the fixed rate mortgage loans)), which may lead to losses to you.

The issuer trustee will enter into a basis swap to exchange the interest payments from the variable rate mortgage loans for variable rate payments based upon the three-month Australian bank bill rate. If the basis swap is terminated or if the basis swap provider fails to perform its obligations, the trust manager will direct the servicer, subject to applicable laws, to set the interest rate on the variable rate mortgage loans at a rate high enough to cover the payments owed by the trust. However, if the rates on the variable rate mortgage loans are set above the market interest rate for similar variable rate mortgage loans, the affected borrowers will have an incentive to refinance their loans with another institution, which may lead to higher rates of principal prepayment than you initially expected, which will affect the yield on your Class A notes.

The issuer trustee will receive payments from the borrowers and the fixed rate swap and basis swap providers on the mortgage loans in Australian dollars calculated, in the case of the swap providers, by reference to the Australian bank bill rate, and make payments to Class A noteholders in U.S. dollars calculated, in the case of interest, by reference to LIBOR. Under the currency swap, the currency swap provider will exchange Australian dollar obligations for U.S. dollars, and in the case of interest, amounts calculated by reference to the Australian bank bill rate for amounts calculated by reference to LIBOR. If the currency swap provider fails to perform its obligations or if the currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for U.S. dollars and its Australian bank bill rate obligations for LIBOR obligations at a rate that does not provide sufficient U.S. dollars to make payments to Class A noteholders in full.
Termination payments relating to the currency swap, the basis swap or the fixed rate swap may reduce payments to you.
If, after the occurrence of an event of default under the master security trust deed and the deed of charge, the issuer trustee is required to make a termination payment to the currency swap provider, the basis swap provider or the fixed rate swap provider upon the termination of the currency swap, the basis swap or the fixed rate swap, respectively, the issuer trustee will make the termination payment from the assets of the trust which rank pari passu with or in priority to payments on the Class A notes. Thus, if the issuer trustee makes a termination payment, there may not be sufficient funds remaining to pay interest on your Class A notes on the next payment date, and the principal on your Class A notes may not be repaid in full.

The availability of various support facilities with respect to payment on the Class A notes will ultimately be dependent on the financial condition of Australia and New Zealand Banking Group Limited.
Australia and New Zealand Banking Group Limited is acting in the capacities of seller, servicer, custodian, redraw facility provider, liquidity facility provider, fixed rate swap provider and basis swap provider with respect to the Class A Notes. In certain circumstances Australia and New Zealand Banking Group Limited may resign or be removed from acting in such capacities. Accordingly, the availability of these various support facilities with respect to the Class A notes will ultimately be dependent on the financial strength of Australia and New Zealand Banking Group Limited (or any replacement service providers). If Australia and New Zealand Banking Group Limited (or any replacement service provider) encounters financial difficulties which impede or prohibit the performance of its obligations under the various support facilities, the issuer trustee may not have sufficient funds to timely pay the full amount of principal and interest due on the Class A notes.
Prepayments during a collection period may result in you not receiving your full interest payments.
If a prepayment is received on a mortgage loan during a collection period, interest on the mortgage loan will cease to accrue on that portion of the mortgage loan that has been prepaid, starting on the date of prepayment. Unlike the case in most U.S. mortgage securitizations, the servicer has no obligation to make a compensating interest payment to cover the reduction in interest payable with respect to the mortgage loan in the related collection period as a result of the prepayment. If available interest and income collections (as increased by any principal draws or draws under the liquidity facility) are insufficient to cover such interest shortfall, for instance because the basis swap or fixed rate swap has been terminated, the issuer trustee may not have sufficient funds to pay you the full amount of interest due on your Class A notes on the next payment date.

If the trust manager directs the issuer trustee to exercise its right to cause a redemption of the Class A notes, the yield on your Class A notes could be lower than you expected.
The trust manager may cause the issuer trustee to redeem the Class A notes on any payment date falling on or after the payment date when the aggregate outstanding principal balance of the mortgage loans, expressed as a percentage of the aggregate outstanding principal balance thereof as of the cut-off date, is less than 10%. This could result in principal repayment earlier than you expected and the yield on your Class A notes could be lower than you expected. The issuer trustee will have the option, if approved by 75% of the Class A and Class B noteholders, to redeem the notes at a price equal to their aggregate outstanding principal balance, plus accrued interest thereon, reduced by losses on the mortgage loans allocated to the notes. In order to accomplish the redemption, the issuer trustee's title in each mortgage loan then remaining in the mortgage pool will be assigned. Because the consideration paid for non-performing mortgage loans will be limited to the current value of such mortgage loans (taking into account applicable lender's mortgage insurance proceeds or other available resources) as opposed to their outstanding principal balance, plus accrued interest thereon, it is possible that you could suffer a loss of recovery of principal on your Class A notes.
You may not be able to resell your Class A notes.
The underwriters are not required to assist you in reselling your Class A notes. A secondary market for your Class A notes may not develop. If a secondary market does develop, it might not continue or might not be sufficiently liquid to allow you to resell any of your Class A notes readily or at the price you desire. The market value of your Class A notes is likely to fluctuate with changes in interest rates in general, changes in the interest rates of the underlying mortgage loans, changes affecting the Australian economy and various other factors, all of which could result in significant losses to you.
The proceeds from enforcement of the master security trust deed and deed of charge may be insufficient to pay amounts due to you.
If the security trustee enforces the security interest over the assets of the trust after an event of default under the master security trust deed and the deed of charge, there is no assurance that the market value of the assets of the trust will be equal to or greater than the outstanding principal and interest due on the Class A notes and the other secured obligations that rank ahead of or equally with the Class A notes, or that the security trustee will be able to realize the full value of the assets of the trust.

The issuer trustee, the trust manager, the custodian, the security trustee, the servicer, the note trustee, the principal paying agent, the swap providers and other support providers will generally be entitled to receive the proceeds of any sale of the assets of the trust, to the extent they are owed fees and expenses (or, in the case of the liquidity facility provider and the redraw facility provider, to the extent of any other amounts advanced under such facilities), before or equally with payments on the Class A notes. Consequently, the proceeds from the sale of the assets of the trust after an event of default under the master security trust deed and the deed of charge may be insufficient to pay you principal and interest on your Class A notes in full. See "Description of Transaction Documents—The Master Security Trust Deed" in part B of this prospectus.
You will not receive physical certificates representing your Class A notes, which can cause delays in receiving distributions and hamper your ability to pledge or resell your notes.	Your ownership of the Class A notes will be registered electronically through DTC and Euroclear and Clearstream, Luxembourg. The lack of physical certificates could:
•
cause you to experience delays in receiving payments on the Class A notes because the principal paying agent on behalf of the issuer trustee will be sending distributions on the notes to DTC and in turn Euroclear and Clearstream, Luxembourg instead of directly to you;
• limit or prevent you from using your Class A notes as collateral; and
• hinder your ability to resell the Class A notes or reduce the price that you receive for them.
See "Description of the Class A Notes—Form of Class A Notes" in part A of this prospectus.
Ratings of your Class A notes do not assure their payment and withdrawal or downgrading of any initial ratings may affect the value of your Class A notes.
A rating is based on the adequacy of the value of the trust assets and any credit enhancement for the Class A notes, and reflects the rating agency's assessment of how likely it is that holders of the Class A notes will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the mortgage loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the notes will be redeemed early.

A rating is not a recommendation to purchase, hold or sell the Class A notes because it does not address the market price of the Class A notes or the suitability of the Class A notes for any particular investor. A rating may not remain in effect for any given period of time and a rating agency could lower or withdraw a rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:
	•	a decrease in the adequacy of the value of the trust assets or any related credit enhancement;
	•	an adverse change in the financial or other condition of Australia and New Zealand Banking Group Limited as servicer and as a support facility provider or of any credit enhancement provider;
	•	a change in the rating of the short or long-term debt of Australia and New Zealand Banking Group Limited as servicer and as a support facility provider or of any credit enhancement provider; or
	•	an adverse change in the financial condition of a mortgage insurer or a mortgage reinsurer, or a change in the rating of a mortgage reinsurer.

A reduction in any rating of the Class A notes would probably reduce the market value of the Class A notes and may affect your ability to sell them. See "Ratings of the Class A Notes" in part A of this prospectus.
The European Union Directive on the Taxation of Savings Income may impact on the issuer trustee's ability to make payments under the notes.
On June 3, 2003 the European Council of Economics and Finance Ministers adopted a Directive on the taxation of savings income under which Member States will be required from a date not earlier than January 1, 2005 to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that Member State, except, for a transitional period, Austria, Belgium and Luxembourg will instead be required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependant upon the conclusion of certain other agreements relating to information exchange with certain other countries).

Risks Associated with Investment in Australian Mortgage Loans:

You may face an additional possibility of loss because the issuer trustee does not hold legal title to the mortgage loans.
The issuer trustee will initially hold only equitable title to the mortgage loans, not legal title and the borrower will not be notified of the equitable assignment of the mortgage loans to the issuer trustee. The issuer trustee will take certain steps to protect its interest in, and title to, the mortgage loans if and only if a "title perfection event" occurs, as described in "Assets of the Trust—Transfer and Assignment of the Mortgage loans" in part A of this prospectus. This is similar to the practice in some U.S. domestic securitizations in which the trustee is not initially required to record the assignments of mortgage in the name of the securitization trustee in the recording offices of the various state and local jurisdictions, but rather is required to take such action only upon the occurrence of certain trigger events which indicate an adverse change in the financial condition of the seller/servicer. Because the issuer trustee does not hold legal title to the mortgage loans, you will be subject to the following risks, which may lead to a failure to receive collections on the mortgage loans or delays in receiving the collections on the mortgage loans, and losses on your Class A notes:
•
The issuer trustee's interest in a mortgage loan may be impaired by the existence of a prior higher or equal ranking security interest over the related mortgaged property or a higher or equal ranking security interest created by or through the seller as legal holder of the mortgage loan after the equitable assignment of the mortgage loan to the issuer trustee, but prior to the issuer trustee acquiring legal title in the mortgage loan.
•
Until a borrower has notice of the assignment of its mortgage loan to the issuer trustee, that borrower is not required to make payments under its mortgage loan to anyone other than the seller and any such payments made to the seller will discharge the borrower's payment obligations under the borrower's mortgage loan even if the issuer trustee does not receive the payments from the seller. Therefore, if the servicer (who is also the seller) does not deliver collections to the issuer trustee, for whatever reason, neither the issuer trustee nor you will have any recourse against the related borrowers for such collections.
	•	The issuer trustee may not be able to initiate any legal proceedings against a borrower to enforce a mortgage loan without the involvement of the seller.

The rate and timing of payments on your Class A notes could vary unexpectedly as there is no way to predict the actual rate and timing of payments on the mortgage loans.
The rate of principal and interest payments on pools of mortgage loans varies among pools, and is influenced by a variety of economic, demographic, social, tax, legal and other factors, including prevailing market interest rates for mortgage loans, the availability of alternate financing and the particular terms of the mortgage loans.

Australian mortgage loans have features and options that are different from mortgage loans in the United States and Europe, and thus will have different rates and timing of payments than mortgage loans in the United States and Europe. Moreover, it is not unusual for Australian borrowers to make voluntary prepayments of principal in significant amounts. The reasons for voluntary prepayments include the absence of prepayment penalties under variable rate mortgage loans, Australia's strong home ownership ethos, the lack of tax deductibility for interest on mortgage loans used to purchase a primary residence under Australia's tax laws and the fact that certain loans allow the borrower to redraw prepaid funds. These factors could encourage borrowers to make payments in excess of those required to pay off the mortgage loan within the contractual term, and to make lump sum prepayments from time to time when they have funds that are not required for another purpose.

Similarly, borrowers may prepay the entire balance of their mortgage loan in a refinancing. Their incentive to do this would be increased, for instance, if the seller or other lenders were to offer a new or different product feature. As described in Part B of this prospectus, a borrower may elect from time to time to convert a mortgage loan to an alternative product type. Such a conversion may, under certain circumstances, result in prepayment in full of the related mortgage loan and the origination of a new mortgage loan that will not be an asset of the trust. The repurchase of a mortgage loan in the limited circumstances described in the prospectus will also result in the issuer trustee receiving in full the principal amount of that mortgage loan. There is no guarantee as to the actual rate of prepayment on the mortgage loans, or that the actual rate of prepayment will conform to any model described in this prospectus. The rate and timing of principal and interest payments on the mortgage loans will affect the rate and timing of payments of principal and interest on your Class A notes.

Unexpected prepayment rates could have the following negative effects:
• if you bought your Class A notes for more than their face amount, the yield on your Class A notes will be lower than expected if principal payments occur at a faster rate than you expect; or
• if you bought your Class A notes for less than their face amount, the yield on your Class A notes will be lower than expected if principal payments occur at a slower rate than you expect.

Prepayments of principal on the mortgage loans will tend to shorten the weighted average life of the Class A notes, while redraws of prepaid funds will tend to extend the weighted average life of the Class A notes.

Other factors that would affect the rate and timing of payments on the Class A notes would include receipt by the issuer trustee of enforcement proceeds due to a borrower default on a mortgage loan, the receipt by the issuer trustee of insurance proceeds under a lender's mortgage insurance policy in respect of a mortgage loan, a repurchase by the seller as a result of a breach of its representations and warranties made with respect to the mortgage loans, a repurchase by the seller as a result of an additional advance being made to the borrower that resulted in the scheduled amortization balance of that borrower's loan being exceeded by more than one scheduled monthly installment, a redemption of the Class A notes for taxation or other reasons, or the receipt of the proceeds of enforcement of the deed of charge and the master security trust deed prior to the maturity date of the Class A notes upon the occurrence of an event of default.
The deduction or imposition of a withholding tax will reduce payments to you and may lead to an early redemption of the Class A notes.
If an Australian withholding tax is deducted from payments of interest on the Class A notes, or on related payments made to or by the currency swap provider, you will not be entitled to receive grossed-up amounts to compensate for the withholding tax. Thus, you will receive less interest than is scheduled to be paid on your Class A notes.

The issuer trustee, if directed to do so by the trust manager (at the trust manager's option), must redeem the Class A notes in whole but not in part if a withholding tax is imposed, unless (if the withholding deduction relates only to the Class A notes) Class A noteholders owning 75% of the voting rights represented thereby direct the issuer trustee not to redeem the Class A notes. If the issuer trustee exercises this option, you may not be able to reinvest the amounts received upon redemption at an interest rate comparable to that payable on the Class A notes.

A decline in Australian economic conditions may lead to losses on your Class A notes.
The Australian economy has until recently prior to the issue of this prospectus experienced a prolonged period of expansion with relatively low interest rates and steadily increasing property values. However, this economic expansion may not continue, and may reverse, resulting in losses on the mortgage loans and, possibly, to holders of the Class A Notes.

Various economic factors, such as prevailing interest rates, may influence the rate of defaults and losses on the mortgage loans. The Reserve Bank of Australia increased the Australian cash rate by 25 basis points in both November 2003 and December 2003. After these two increases and as at the date of this prospectus the cash rate stands at 5.25%. The Reserve Bank of Australia indicated at the time of the increases that it believed that Australian and world economic conditions were improving and that the interest rate increases were intended to reduce the stimulatory impact on the Australian economy of prior interest rate settings. These interest rate increases have resulted in corresponding increases in Australian variable home loan interest rates which have produced a decline in new home loan applications, a slowing in property sales rates and a modest fall in some property values.

If the Australian economy were to experience a downturn, a sustained increase in interest rates, a fall in residential property values, higher unemployment or any combination of these factors, delinquencies or losses on the mortgage loans may increase, which may cause losses on your Class A notes. To the extent such losses are covered by a lender's mortgage insurance policy described herein, proceeds of such policy will be treated as a prepayment of principal and will be distributed to the Class A noteholders earlier than otherwise would be the case.

Losses not so covered may be borne by the noteholders. Significant declines in residential property values in Australia (or in certain regions in Australia or in certain sectors of the residential property market) may increase the likelihood of defaults and the likelihood that losses on defaulted mortgage loans would not be covered by a lender's mortgage insurance policy.

Investors should make their own determination as to the relative likelihood that substantial increases in interest rates, declines in residential property values, higher unemployment or other factors that could increase defaults and losses on the mortgage loans will occur, and as to the effect of such occurrences.

Australian consumer protection laws may affect the timing or amount of interest or principal payments to you.
Some borrowers may make a claim to a court or tribunal requesting changes in the terms and conditions of their mortgage loans or compensation or penalties from the seller for breaches of any legislation relating to consumer credit. Any changes which allow the borrower to pay less principal or interest under the mortgage loan, may delay or decrease the amount of collections available to make payment to you.
In addition, Australian governmental agencies may also bring actions for penalties under legislation relating to consumer credit.

With respect to the above two paragraphs, if the issuer trustee obtains legal title to the mortgage loans, the issuer trustee will be subject to the penalties and compensation provisions of Australia's Consumer Credit Code instead of (or, in some circumstances, together with) the seller. To the extent that the issuer trustee is unable to recover any such liabilities from the seller or the servicer, the assets of the trust, subject to limited exceptions, will be used to indemnify the issuer trustee prior to payments to you. This may delay or decrease the amount of collections available to make payments to you. See "Australian Consumer Credit Code" in part B of this prospectus.
The trust will be subject to Australian tax.
The trust will be subject to Australian tax. The issuer trustee is entitled under current tax laws to deduct, against the trust's income, all expenses incurred by it in deriving that income (including interest paid or accrued on account of the notes). It is anticipated that there should not be any income of the trust as at the end of each of the trust's tax years in respect of which the issuer trustee could be personally liable for income tax (but rather the taxable income of the trust is intended to be allocated to, and taxed in the hands of, the person which is the Residual Income Unitholder of the trust). Accordingly, the taxation of the trust's income should not result in a decrease in funds available to the trust to make payments on the notes.

Australian tax reform could result in tax liability on the trust which may lead to losses on your Class A notes.
The Australian Federal Government has proposed at various times as part of its ongoing reform of the business tax system that certain trusts be taxed in the same manner as companies (i.e., as separate taxable entities). There are currently no firm proposals about how and when this might occur. If such proposals were ever implemented, they could impact upon the tax treatment of the trust. In this regard, the transaction documents contain appropriate mechanisms which permit the trust to be amended in order to allow, to the extent possible, the trust to meet any new tax liabilities without affecting its ability to make payments on the notes. Nonetheless, the issuer trustee may have less funds available to meet its obligations, and you may suffer losses.
Because the issuer trustee is an Australian entity, there remains uncertainty as to the enforceability of judgments obtained by Class A noteholders in U.S. courts by Australian courts.
Perpetual Trustee Company Limited is an Australian public company and in its capacity as issuer trustee of the trust, it has agreed to submit to the jurisdiction of the New York State and federal courts for purposes of any suit, action or proceeding arising out of the offering of the Class A notes under the underwriting agreement. Generally, a final and conclusive judgment obtained by noteholders in U.S. courts would be recognized and enforceable against the issuer trustee in the relevant Australian court without reexamination of the merits of the case. However, because of the foreign location of the issuer trustee and its directors, officers and employees (and their respective assets), it may be difficult for noteholders to effect service of process over these persons or to enforce against them judgments obtained in United States courts based upon the civil liability provisions of the U.S. federal securities laws. See "Enforcement of Foreign Judgments in Australia" in part B of the prospectus.

The resignation or termination of the servicer may affect the return on your Class A notes.
If the servicer resigns or is removed for any reason, the issuer trustee must use all reasonable endeavours to appoint a replacement to assume responsibility for servicing the housing loans in compliance with the master trust deed, the supplemental deed and the master servicer deed. There is no guarantee that:
•
the issuer trustee will be able to find an eligible servicer who is willing to service the housing loans on the terms of the master trust deed, the supplemental deed and the master servicer deed, in which case the issuer trustee must act as the eligible servicer;
	•	a replacement servicer will be able to service the housing loans with the same level of skill and competence as the initial servicer; and
	•	a replacement servicer will not require higher fees for its services.

The ability of the eligible servicer, whether it is the issuer trustee or a third party, to perform the servicing functions under the master trust deed, the supplemental deed and the master servicer deed will depend on the information and records available to it.

Risks Associated with Seller's Mortgage Loan Portfolio:

Loans paid in advance may result in you not receiving your full interest payments.
On certain mortgage loans, if a borrower prepays principal on his or her loan, the servicer may permit the borrower to skip subsequent payments, including interest payments, until the outstanding principal balance of the mortgage loan equals the scheduled balance. If a significant number of borrowers take advantage of this practice at the same time and principal draws and the amounts available to be drawn under the liquidity facility do not provide enough funds to cover the interest payments on the mortgage loans that are not received, the issuer trustee may not have sufficient funds to pay you the full amount of interest on the Class A notes on the next quarterly payment date.

Because interest accrues on the loans on a simple interest basis, interest payable may be reduced if borrowers pay installments before scheduled due dates.
Interest accrues on the mortgage loans on a daily simple interest basis, i.e., the amount of interest payable each weekly, bi-weekly or monthly period is based on each daily balance for the period elapsed since interest was last charged to the borrower. Thus, if a borrower pays a fixed installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made may be less than would have been the case had the payment been made as scheduled.
The servicer's ability to set the interest rate on variable rate mortgage loans may lead to increased delinquencies or prepayments and affect the yield on your Class A notes.
The interest rates on the variable rate mortgage loans are not tied to an objective interest rate index, but rather are set at the sole discretion of the servicer. If the servicer increases interest rates on these loans, borrowers may be unable to make their required payments and accordingly, may become delinquent or may default on their mortgage loans. In addition, if the interest rates are raised above market interest rates, borrowers may refinance their loans with another lender to obtain a lower interest rate. This could cause higher rates of principal prepayment than you expected, which could affect the yield on your Class A notes.
A borrower's ability to offset may affect the return on your Class A notes.
In the event of the insolvency of the seller, borrowers may be able to offset their deposits with the seller against their liability under their mortgage loans. If this occurs, the assets of the trust (including the seller's deposit of funds for this risk, if any, as described herein) might be insufficient to pay your principal and interest in full.

The concentration of mortgage loans in specific geographic areas may increase the possibility of loss on your Class A notes.
The trust contains a relatively high concentration of mortgage loans secured by properties located within the states of New South Wales, Victoria and Queensland within Australia. See the geographic distribution table in Appendix A-1 for a geographic profile of the mortgage loans. Any deterioration in the real estate values or the economy of any of those states or regions could result in higher rates of delinquencies, foreclosures and loss than expected on the mortgage loans. In addition, these states or regions may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the mortgage loans. These events may in turn have a disproportionate impact on funds available to the trust, which could cause you to suffer losses.
The features of the housing loans may change, which could affect the timing and amount of payments to you.
The features of the housing loans, including their interest rates, may be changed by the seller on its own initiative or at a borrower's request. Some of these changes may include the addition of features developed in the future. As a result of these changes and borrowers' payments of principal, the concentration of housing loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive.

If the seller changes the features of the housing loans or fails to offer desirable features offered by their competitors, borrowers might elect to refinance their loan with another lender to obtain more favourable features. In addition, the housing loans included in the trust are not permitted to have some features. If a borrower opts to add one of these features to his or her housing loan, in effect the housing loan will be repaid and a new housing loan will be written which will not form part of the assets of the trust. The refinancing or removal of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your Class A notes.

        For the remaining sections of part A of this prospectus, you can find definitions of certain capitalized terms used therein under the caption "Glossary" at the end of this prospectus.

THE TRUST

General

        Kingfisher Trust 2004-1G (the "Trust") is a common law trust established by the Trust Manager under the laws of New South Wales on April 1, 2004. The Trust may only act through the Issuer Trustee (or any replacement issuer trustee appointed under the Transaction Documents). Accordingly references to actions or obligations of the Issuer Trustee refer to such actions or obligations of the Trust.

        A principal purpose of the Trust is, amongst other things, to issue Class A Notes and enter into all financial arrangements in that connection.

        The detailed terms of the Trust are set out in the Master Trust Deed and the Supplemental Deed. The Trust is separate and distinct from any other trust to be established under the Master Trust Deed; the assets of the Trust will not be available to meet the liabilities of any other such trust; and the assets of any other trust will not be available to meet the liabilities of the Trust.

The Master Trust Deed

        The Master Trust Deed provides for the creation of trusts from time to time and the terms upon which trusts are constituted. The Master Trust Deed:

  •
  specifies the rights and obligations of the Issuer Trustee in relation to trusts created under it;

  •
  specifies the rights and obligations of the Trust Manager in relation to trusts created under it; and

  •
  specifies the terms upon which each of the Issuer Trustee and the Trust Manager are to be appointed, removed and replaced.

        Various provisions of the Master Trust Deed are discussed throughout this prospectus where (and to the extent) such provisions are relevant.

The Supplemental Deed

        The Supplemental Deed, which supplements the general framework under the Master Trust Deed with respect to the Trust, accomplishes the following:

  •
  specifies the details of the Notes, other than those terms and conditions for the Class A Notes which are contained in the Note Trust Deed and the "Terms and Conditions" annexed to the Class A Notes (see Appendix A-II to part A of this prospectus);

  •
  establishes the cash flow allocation of the collections in connection with mortgage loans with respect to payment of the Notes;

  •
  contains certain representations and warranties and undertakings of the various transaction parties;

  •
  confirms the appointment of Australia and New Zealand Banking Group Limited as Servicer of the mortgage loans;

  •
  confirms the appointment of Australia and New Zealand Banking Group Limited as Custodian of the mortgage title documents; and

  •
  specifies a number of ancillary matters associated with the operation of the Trust and the mortgage loans such as the arrangements regarding the operation of the Collections Account, the fees payable to the Issuer Trustee, the Trust Manager, the Custodian and the Servicer, the termination of the Trust and the limitation of the Issuer Trustee's liability.

        Various provisions of the Supplemental Deed are set out throughout this prospectus where (and to the extent) such provisions are relevant.

ASSETS OF THE TRUST

        The assets of the Trust will include the following:

  •
  the pool of mortgage loans, including all:

  •
  principal payments paid or payable on the mortgage loans at any time after the Cut-off Date; and

  •
  interest payments paid or payable on the mortgage loans at any time after the Cut-off Date (other than the Accrued Interest Adjustment which is paid on the first Payment Date to the Seller);

  •
  rights under the lender's mortgage insurance policies;

  •
  rights under the mortgages relating to the mortgage loans;

  •
  rights under any additional collateral securities appearing on the Seller's records as securing the mortgage loans;

  •
  amounts on deposit in the accounts established in connection with the creation of the Trust and the issuance of the Notes, including the Collections Account, and any Authorized Investments in which these amounts are invested; and

  •
  the Issuer Trustee's rights under the Transaction Documents, including the Support Facilities.

The Mortgage Loans

        The mortgage loans are secured by registered first ranking mortgages on properties located in Australia. The mortgage loans are from the Seller's residential loan program and have been originated by the Seller in the ordinary course of its business as described at "The Seller's Residential Loan Program—The mortgage loans" in part B of this prospectus. The mortgage loans are variable rate loans but in certain cases the relevant borrower may convert the interest rate to a fixed rate. The mortgaged properties consist of one-to-four-family residential owner-occupied properties and one-to-four-family residential non-owner occupied properties, but do not include mobile homes, commercial properties or unimproved land.

Transfer and Assignment of the Mortgage Loans

        On the Closing Date, the Seller will equitably assign to the Issuer Trustee the mortgage loans, the mortgages securing those mortgage loans, any additional collateral security and any lender's mortgage insurance policies, as described above, on the mortgaged properties relating to those mortgage loans. After the equitable assignment, the Issuer Trustee will be entitled to receive collections on the mortgage loans from (and including) the day after the Cut-off Date. If a Title Perfection Event occurs, unless each rating agency confirms that a failure to perfect the Issuer Trustee's title to the mortgage loans will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Notes, the Issuer Trustee and the Trust Manager must, including by using the irrevocable power granted by the Seller to the Issuer Trustee, take the actions necessary to protect the Issuer Trustee's interest in, and legal title to, the mortgage loans. The Trust Manager, the Servicer and the Seller have agreed to assist the Issuer Trustee in taking any necessary actions to obtain legal title to the mortgage loans after the occurrence of a Title Perfection Event, including the lodgment of transfers of the mortgages securing the mortgage loans with the appropriate land titles office in each applicable Australian state and territory.

        The Issuer Trustee has granted a first ranking fixed and floating charge over the mortgage loans and other assets of the Trust under the Master Security Trust Deed and the Deed of Charge in favor of the Security Trustee for the ultimate benefit of the Noteholders and the other Secured Creditors of the

Trust. See "Description of the Transaction Documents—The Master Security Trust Deed" in part B of this prospectus. The Servicer will service the mortgage loans pursuant to the Master Servicer Deed and the Supplemental Deed and will receive compensation for these services. See "Servicing" in part A of this prospectus.

Representations, Warranties and Eligibility Criteria

        Australia and New Zealand Banking Group Limited as the "Seller" will make representations and warranties to the Issuer Trustee with respect to the mortgage loans equitably assigned by the Seller including those set forth in "The Seller—Representations, Warranties and Eligibility Criteria" and "—The Seller's Representations" in part B of this prospectus.

        If a breach of any of the Seller's representations or warranties is discovered in respect of a mortgage loan, the Seller will be obligated:

  •
  to remedy the breach; or

  •
  if the breach is discovered within 120 days of the Closing Date, to pay to the Issuer Trustee an amount equal to the outstanding principal balance of the relevant mortgage loan plus any accrued but unpaid interest (less any applicable Accrued Interest Adjustment owing to the Seller on the following Payment Date) in consideration for the extinguishment of the Issuer Trustee's title in such mortgage loan in favour of the Seller or the repurchase by the Seller; or

  •
  if the breach is discovered after 120 days of the Closing Date, to pay damages for any direct loss sustained by the Issuer Trustee up to a maximum of the losses directly incurred by the Issuer Trustee as a result of the breach.

        "Extinguishment" of the Issuer Trustee's title, means where the Issuer Trustee has equitable title in any mortgage loans, that the issuer trustee extinguishes or surrenders its title in such mortgage loans in favour of the Seller. The practical effect of extinguishment is equivalent to a repurchase by the Seller of the relevant mortgage loans and for the purposes of this prospectus the term "repurchase" or "resell" when used with respect to mortgage loans includes any such extinguishment.

DESCRIPTION OF THE POOL OF MORTGAGE LOANS

General

        The pool will consist of 12,345 mortgage loans that have an aggregate outstanding principal balance as of the Cut-off Date, of A$1,481,226,046.66. As of the Cut-off Date, no mortgage loans will have been delinquent for more than 30 days. Lender's mortgage insurance policies with respect to the mortgage loans will provide, subject to certain exclusions and rights of refusal or reduction, for coverage of losses realized on the disposal of the related mortgaged properties. See "The Mortgage Insurance Policies" in part A of this prospectus. The mortgage loans were originated in accordance with the underwriting standards described at "The Seller's Product Types—Approval and Underwriting Process" in part B of this prospectus.

        A mortgage over the related mortgaged property will secure each mortgage loan. Each mortgage is a registered first ranking mortgage (except second ranking mortgages may be held where the mortgaged property is secured by a first ranking mortgage which is also held by the Issuer Trustee) and each mortgage will have priority over all other mortgages granted by the relevant borrower (except to the limited extent described in this sentence) and over all unsecured creditors of the borrower.

        Each mortgage loan is subject to the law of the jurisdiction in which the relevant mortgaged property is located. The mortgaged properties that secure the mortgage loans are located in the following states and territories of Australia:

  •
  New South Wales;

  •
  Victoria;

  •
  Western Australia;

  •
  Queensland;

  •
  South Australia;

  •
  Tasmania;

  •
  the Northern Territory; and

  •
  the Australian Capital Territory.

Details of the Pool of Mortgage Loans

        The information in Appendix A-I to part A of this prospectus, attached hereto, sets forth in tabular format various details relating to the mortgage loans to be included in the Trust. The information is provided by the Seller as of the close of business on the Cut-off Date. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

        The statistical information in Appendix A-I may not reflect the actual pool of mortgage loans as of the Closing Date because the Seller may substitute loans proposed for equitable assignment to the Trust with other eligible mortgage loans or add additional eligible mortgage loans. The Seller may do this if, for example, the loans originally selected are repaid early.

        The Seller will not add, remove or substitute any mortgage loans prior to the Closing Date if this would result in a change of more than 5% in any of the characteristics of the pool of mortgage loans described in the "Summary" under the heading "The Mortgage Loans". Moreover, additions or removals of mortgage loans in the mortgage loan pool will not occur after the Closing Date other than through removals as a result of repurchase by the Seller of mortgage loans affected by a breach of the Seller's representations or warranties as described under "The Seller—Breach of Representations and Warranties" in part B of this prospectus or by the Seller. In certain other limited circumstances the assets of the Trust may be sold to other third parties.

DESCRIPTION OF THE CLASS A NOTES

General

        The Issuer Trustee will issue the Class A Notes on the Closing Date pursuant to a direction from the Trust Manager to the Issuer Trustee to issue the Class A Notes under the terms of the Master Trust Deed, the Supplemental Deed and the Note Trust Deed. The following summary is subject to, and qualified in its entirety by reference to, the terms and conditions of the Class A Notes set forth at Appendix A-II to part A of this prospectus, the terms and conditions of the Note Trust Deed and the provisions of the other Transaction Documents. Investors should also review the other sections of this prospectus for important additional information regarding the terms and conditions of the Class A Notes and the Transaction Documents.

Governing Law

        The Notes will be governed by the laws of New South Wales. The Noteholders are bound by, and deemed to have notice of, all the provisions of the Transaction Documents. The Note Trust Deed will be duly qualified under the Trust Indenture Act of 1939 of the United States.

Form of Class A Notes

        The Class A Notes are offered in minimum denominations equivalent to at least US$100,000 initial principal balance each and multiples of US$10,000 in excess of that amount. The Issuer Trustee will issue the Class A Notes in book-entry form only, as described below.

        Book-Entry Registration:    The Class A Notes will be issued only in permanent book-entry format. A global note registered in the name of the nominee of DTC will initially represent each class of book entry notes. DTC has advised the Issuer Trustee that its nominee will be Cede & Co. While the Class A Notes are in book-entry format, all references to actions by the Class A Noteholders will refer to actions taken by the DTC, upon instructions from its participating organizations and all references in part A of this prospectus to distributions, notices, reports and statements to Class A Noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, Cede & Co., as the registered Noteholder, for distribution to owners of the Class A Notes in accordance with DTC's procedures and the terms and conditions of the Class A Notes. Unless the events described in "Definitive Notes" below occur, the Issuer Trustee will not issue the Class A Notes in fully registered, certificated form as definitive notes.

        Class A Noteholders may hold their interests in the Class A Notes through DTC, in the United States, Clearstream, Luxembourg or Euroclear, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will be the registered holder of the Class A Notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

        Unless the Issuer Trustee issues definitive notes, Class A Noteholders will receive all distributions of principal and interest on the book-entry notes through DTC participants. Under a book-entry format, Class A Noteholders will receive payments after the related Payment Date. This payment delay will occur because although the Issuer Trustee will (through the paying agents) forward payments on the book-entry notes to Cede & Co. as nominee for DTC, on each Payment Date, DTC will forward those payments to DTC participants, which will be required to forward them to indirect DTC participants or Class A Noteholders.

        It is anticipated that the Noteholder, as this term is used in the Master Trust Deed and the Note Trust Deed for each class of book-entry notes, will be Cede & Co., as nominee of DTC. As a result, the Issuer Trustee will not recognize Class A Noteholders as Noteholders under the Master Trust Deed or the Note Trust Deed, but rather as beneficial owners of an interest in a global book-entry note (i.e., the "Class A Note Owners"). Class A Note Owners will be permitted to exercise the rights of Class A Noteholders under the Master Trust Deed and the Note Trust Deed only indirectly through DTC participants, who in turn will exercise their rights through DTC.

        For further information regarding purchases, transfers and assignments of Class A Notes (including cross-market transfers) through the DTC book-entry system, the procedures for payment of principal and interest on the Class A Notes through DTC, and the operations of DTC, Clearstream, Luxembourg and Euroclear see "Description of Notes—Form of the Notes—Book Entry Registration" in part B of this prospectus.

        Definitive Notes:    The Issuer Trustee will reissue the Class A Notes in fully registered certificated form as definitive notes to Class A Noteholders or their nominees, rather than in book-entry form to DTC or its nominees, only if the events described in part B of this prospectus under "Definitive Notes" occurs.

Collections; Distributions on the Class A Notes

        Collections in respect of interest and principal on the mortgage loans will be received during each quarterly Collection Period. Collections include amongst other things any of the following amounts received after the Cut-off Date:

  •
  payments of interest, principal and other amounts under the mortgage loans, excluding any interest credited to any collateral account in respect of a Support Facility;

  •
  proceeds from the enforcement of the mortgage loans and mortgages and other securities relating to those mortgage loans;

  •
  amounts received under lender's mortgage insurance policies; and

  •
  amounts received from the Seller for breaches of representations and warranties in connection with the mortgage loans.

        The Servicer must deposit any Collections it receives into the Collections Account within 2 Business Days following its receipt. However:

  (a)
  to the extent the Servicer is the Seller and the Servicer has the Required Credit Rating, the Servicer may retain Collections until 9:00 a.m. on the Payment Date following the end of the relevant Collection Period, by which time it must deposit such Collections into the Collections Account or pay such amount in the manner directed by the Issuer Trustee (acting on the direction of the Trust Manager); and

  (b)
  to the extent the Servicer is not the Seller and for so long as the Servicer has short term credit ratings of no lower than A-1 from S&P, P-1 from Moody's and F1 from Fitch Ratings, it may retain collections until 9:00 am (Melbourne time) on the Business Day which is the earlier of 30 days from receipt and 2 Business Days before the Payment Date following the end of the relevant Collection Period. However, while the sum of all Collections held by the Servicer and the value of any short-term Authorized Investments which are with, or issued by, a bank or financial institution which has a short-term credit rating of A-1 from S&P exceeds an amount equal to 20% of the Aggregate Stated Amount of the Notes, the Servicer will only be entitled to retain any additional Collections received for 2 Business Days following receipt.

        The Collections Account must be established by the Issuer Trustee at an Eligible Bank and will initially be held with ANZ.

        The Issuer Trustee will make its payments on a quarterly basis on each Payment Date, including payments to Noteholders, from collections received during the preceding Collection Period and from amounts received under Support Facilities on or prior to the Payment Date. Certain amounts received by the Issuer Trustee are not distributed on a Payment Date. These amounts include cash collateral lodged with the Issuer Trustee by a Support Facility provider or the Seller and interest on that cash collateral.

Key Dates and Periods

        The following are the relevant dates and periods for the allocation of cashflows and their payments.

Business Day
Means any day (other than a Saturday, Sunday or public holiday) on which banks are open for business in Melbourne and Sydney, Australia, New York City, United States of America and London, United Kingdom.
Collection Business Day	Means a day (excluding a Saturday, Sunday and any public holiday) on which banks are open for business in Melbourne, Australia.
Quarter	Means the three-month period in each year commencing on June 1, September 1, December 1 and March 1.
Interest Period	Means the period commencing on and including a Payment Date and ending on but excluding the next Payment Date. However, the first and last Interest Periods are as follows:
• First: the period from and including the Closing Date to but excluding the first Payment Date;
• Last: the period from and including the Payment Date immediately preceding the date upon which the Notes are redeemed to but excluding the date upon which the Notes are redeemed.
Collection Period
Means, with respect to each Payment Date, the period from (and including) the first day of the Quarter immediately preceding the related Determination Date up to (and including) the last day of the Quarter immediately preceding the related Determination Date. However, the first Collection Period commences on (and includes) the day after the Cut-off Date and ends on (and includes) August 31, 2004. However, if the last day of the Quarter is not a Collection Business Day then the Collection Period will end on (and include) the next Collection Business Day. Any subsequent Collection Period will commence on (and include) the day after the end of the previous Collection Period.

Determination Date	The day which is four Business Days prior to a Payment Date.
Interest Determination Date	The date which is two Banking Days (as defined in the Terms and Conditions of the Class A Notes) prior to a Payment Date.
Payment Date	The 18th day of each of September, December, March and June, or, if the 18th day is not a Business Day, then the next Business Day. The first Payment Date is in September, 2004.

Example Calendar (all days are assumed to be Business Days):

Interest Period	December 18, 2005 to March 17, 2005
Collection Period	December 1, 2004 to February 28, 2005
Determination Date	March 14, 2005
Interest Determination Date	March 16, 2005
Payment Date	March 18, 2005

Determination of Total Available Income

        Payments of interest and amounts otherwise of an income nature, including payments of interest on the Notes, are made from Total Available Income.

        Total Available Income for a Determination Date and the following Payment Date means (without double counting) the aggregate of:

  •
  the Finance Charge Collections which is the sum of the following amounts received by the Issuer Trustee or the Servicer on behalf of the Issuer Trustee during the preceding Collection Period:

  (a)
  any amounts received from a borrower in relation to taxes and governmental agency charges in respect of a mortgage loan;

  (b)
  any interest, fees, charges and other amounts in the nature of interest or income received under or in respect of any mortgage loan, or any similar amount deemed by the Servicer to be in the nature of income, interest, fee or charge, including without limitation amounts of that nature:

  (i)
  recovered from the enforcement of a mortgage loan (but excluding any amount received under any Mortgage Pool Insurance Policy);

  (ii)
  received by the Issuer Trustee upon realization of the assets of the Trust at the termination of the Trust;

  (iii)
  received from a borrower upon termination of its interest off-set account due to the occurrence of a Title Perfection Event;

  (iv)
  received by the Issuer Trustee upon the repurchase of a mortgage loan;

  (v)
  received from another trust or any other person as an accrued interest adjustment paid upon the transfer of a mortgage loan from the Trust to that other trust or that person;

      (vi)
      received from the Seller or the Servicer in respect of:

      (A)
      damages payable as a result of a breach of a representation or warranty contained in the Transaction Documents in respect of a mortgage loan; or

      (B)
      any obligation to indemnify or reimburse the Issuer Trustee in respect of a mortgage loan or under or in connection with a Transaction Document,

        such amounts to include damages received from the Seller or the Servicer which are determined by the Trust Manager to be Finance Charge Collections in accordance with the Supplemental Deed; and

      (vii)
      received from the Seller, in respect of mortgage loans subject to interest off-set accounts, which would otherwise be received by the Servicer as a Collection, to the extent that such amount is discharged or reduced by virtue of the terms of the interest off-set account, less reversals in respect of interest, income, fees or charges in respect of any mortgage loan where the original debit entry (or any part of the original debit entry) was made in error;

    (c)
    any amounts allocated as Finance Charge Collections by the Trust Manager out of funds received from the Seller as a result of the Seller repurchasing mortgage loans that are the subject of a further advance, resulting in the scheduled balance of the mortgage loans being exceeded by more than one scheduled monthly installment;

    (d)
    any fees paid by a borrower in relation to the final discharge of a mortgage loan;

    (e)
    any Recoveries received in respect of a mortgage loan which were previously the subject of a loss as described in the description of "Charge-off";

    (f)
    any amount received from or on behalf of a borrower in reimbursement of Enforcement Expenses; and

    (g)
    any amount of input tax credits received in respect of GST already paid.

  •
  Other Income which means interest received on Authorized Investments or on the Collections Account during the immediately preceding Collection Period and any other miscellaneous income received or expected to be received by the Issuer Trustee or before the immediately following Payment Date but excluding interest received on any collateral account under a Support Facility;

  •
  Mortgage Insurance Interest Proceeds which means any amount received by the Issuer Trustee under a mortgage insurance policy which the Trust Manager determines should be accounted for on that Determination Date in the nature of interest;

  •
  Principal Draw which means Principal Collections (as determined before such Principal Draw) applied as income on the Payment Date to satisfy an Income Shortfall (as defined below under "—Liquidity Draw") resulting from a deficiency in Total Available Income as described under "—Principal Draw" below;

  •
  Other Amounts Under the Fixed Rate Swap and the Basis Swap which means any net payments received by the Issuer Trustee on the related Payment Date under the fixed rate swap or the basis swap (see "The Interest Rate Swaps" below excluding Early Repayment Costs);

  •
  Liquidity Draw which means any advance to be made under the Liquidity Facility on the related Payment Date as described under "—Liquidity Draw" below; and

  •
  Other Amounts received by or on behalf of the Issuer Trustee in respect of the assets of the Trust (which may include any applicable termination payments received under the currency swap but does not include any collateral received under the currency swap) in the nature of income.

        Based upon the margins payable by the Basis Swap Provider and Fixed Rate Swap Provider on the basis swap and the fixed rate swap, respectively, and assuming that payments are made when due under the mortgage loans, it is expected that there will be sufficient Total Available Income to cover all the known obligations of the Trust on each Payment Date, including interest on the Class A Notes.

Principal Draw

        If the Trust Manager determines on any Determination Date that there will exist an Income Shortfall on the succeeding Payment Date, the Trust Manager must direct the Issuer Trustee to apply an amount of Principal Collections on such Payment Date in an amount equal to the lesser of the amount of the Income Shortfall and the amount of Principal Collections available for distribution for such purpose on that Payment Date.

Liquidity Draw

        If the Trust Manager determines on any Determination Date that there will still exist an Income Shortfall on the succeeding Payment Date after an application of a Principal Draw (if sufficient Principal Collections are available for such purpose) (see "—Distribution of Principal Collections" below), the Trust Manager must direct the Issuer Trustee to make a drawing under the Liquidity Facility on such Payment Date in an amount equal to the lesser of the amount of the remaining Income Shortfall and the unutilized portion of the Liquidity Limit, if any.

Distribution of Total Available Income

        On each Payment Date, the Total Available Income for that Payment Date is allocated in the following order of priority (together the "Required Payments"):

  •
  first, solely with respect to the first Payment Date, to the payment of the Accrued Interest Adjustment to the Seller;

  otherwise, pari passu and ratably and in respect of the related Collection Period:

    (i)
    any taxes payable in relation to the Trust;

    (ii)
    the Issuer Trustee's fee;

    (iii)
    the Servicer's fee;

    (iv)
    the Trust Manager's fee;

    (v)
    the Custodian's fee;

    (vi)
    the Note Trustee's fee;

    (vii)
    any Enforcement Expenses; and

    (viii)
    any other Expenses of the Trust;

  •
  second, pari passu and ratably:

  (i)
  any fees payable by the Issuer Trustee under the Redraw Facility Agreement and the Liquidity Facility Agreement on that Payment Date;

  (ii)
  any interest payable by the Issuer Trustee under the Liquidity Facility Agreement for the Interest Period ending on (but excluding) that Payment Date and any unpaid interest in respect of preceding Interest Periods; and

  (iii)
  any net amount payable by the Issuer Trustee to the Basis Swap Provider under the basis swap and to the Fixed Rate Swap Provider under the fixed rate swap (excluding any Early Repayment Costs) on that Payment Date;

  •
  third, to repayment or reimbursement of any Liquidity Draw made before that Payment Date;

  •
  fourth, pari passu and ratably:

  (i)
  payment to the Currency Swap Provider of the A$ Class A Interest Amount for the Interest Period ending on (but excluding) that Payment Date (and any A$ Class A Interest Amount remaining unpaid from prior Payment Dates) in return for which the Currency Swap Provider will pay the Principal Paying Agent the US$ equivalent of this amount, converted at the US$ Exchange Rate for distribution to the Class A Noteholders as described under "The Currency Swap—Interest Payments" below; and

  (ii)
  payment of any interest payable under the Redraw Facility for the Interest Period ending on (but excluding) that Payment Date (and any interest remaining unpaid in respect of preceding Interest Periods); and

  •
  fifth, payment of interest in relation to the Class B Notes for the Interest Period ending on (but excluding) that Payment Date (and any interest remaining unpaid in respect of preceding Interest Periods).

        The Issuer Trustee will only make a payment under a priority above to the extent that any Total Available Income remains from which to make the payment after amounts with priority to that payment have been paid and distributed.

Distribution of Excess Available Income

        To the extent that the Total Available Income for a Collection Period exceeds the Required Payments, as calculated on the Determination Date ("Excess Available Income"), the Trust Manager will apply such amount and direct the Issuer Trustee to make payments in the following order of priority:

  •
  first, to reimburse, pari passu and ratably any Principal Charge-off in respect of Class A Notes and the Redraw Facility as an allocation to the A$ Class A Principal or Redraw Principal, as applicable, on that Payment Date;

  •
  second, to reimburse, pari passu and ratably any Carryover Principal Charge-off in respect of Class A Notes and the Redraw Facility as an allocation to the A$ Class A Principal or Redraw Principal, as applicable, on that Payment Date;

  •
  third, to reimburse any Principal Charge-off in respect of Class B Notes as an allocation to the principal available for the Class B Notes on that Payment Date;

  •
  fourth, to reimburse any Carryover Principal Charge-off in respect of Class B Notes as an allocation to the principal available for the Class B Notes on that Payment Date;

  •
  fifth, to reimburse all Principal Draws which have not been repaid as at that Payment Date;

  •
  sixth, pari passu and ratably to the Basis Swap Provider and the Fixed Rate Swap Provider of any outstanding termination amounts payable by the Issuer Trustee in respect of the fixed rate swap and the basis swap (as applicable);

  •
  seventh, to the Currency Swap Provider of any outstanding early termination amounts payable by the Issuer Trustee in relation to the Currency Swap; and

  •
  eighth, as to any surplus, to the Residual Income Unitholder by way of distribution of the income of the Trust.

        The Issuer Trustee will only make a payment under a priority above to the extent that any Excess Available Income remains from which to make the payment after amounts with priority to that payment have been paid.

Termination of the Currency Swap

        If the Issuer Trustee enters into a replacement Currency Swap (as described below), (notwithstanding the other provisions of the Transaction Documents) the Issuer Trustee will apply any premium received from the replacement Currency Swap Provider in payment of any break costs or termination payments payable by the Issuer Trustee in respect of the relevant Currency Swap.

Interest on the Notes

  Calculation of Interest Payable on the Notes

        The period that any Notes accrue interest is divided into Interest Periods. The first Interest Period in respect of the Notes commences on and includes the Closing Date and ends on but excludes the first Payment Date. Each subsequent Interest Period commences on and includes a Payment Date and ends on but excludes the following Payment Date. The Class A Notes accrue interest from and including the Closing Date to but excluding the day upon which the final Interest Period ends. The final Interest Period for the Class A Notes will end on, but exclude, the earliest of: the date upon which the Stated Amount of the Class A Notes is reduced to zero; the date upon which the Class A Notes are redeemed or repaid in full, unless upon presentation payment is improperly withheld in which case interest will continue to accrue until the earlier of the day on which the Class A Noteholder receives all sums due in respect of the Class A Note and the seventh day after notice is given to the Class A Noteholder that, where this is required, upon presentation of the Class A Note such payment will be made, provided that payment is in fact made; the date upon which the Class A Notes are deemed to be redeemed; the final maturity date for the Class A Notes; and the date on which the Class A Noteholder renounces all of its rights to any payments under or in respect of that Class A Note.

        Up to, but excluding, the Payment Date which is the Call Option Date, the interest rate for the Class A Notes for each Interest Period will be equal to LIBOR for that Interest Period plus [    ]%. If the Issuer Trustee has not redeemed all of the Class A Notes on the Call Option Date then subject to the following, the interest rate for each Interest Period commencing on or after that date will be equal to LIBOR for that Interest Period plus [    ]%.

        If the Issuer Trustee, at the direction of the Trust Manager, proposes to exercise the option to redeem the Notes on a Payment Date on or after the Call Option Date at their Stated Amount rather than their Invested Amount, as described in "Optional Redemption of the Notes" below, but is unable to do so because, following a meeting of Noteholders convened under the provisions of the Master Trust Deed and the Note Trust Deed for this purpose, 75% by voting interest of the Noteholders have not approved the redemption of the Notes at their Stated Amounts, then the interest rate for the Class A Notes for each Interest Period commencing on or after that Payment Date will be equal to LIBOR for that Interest Period plus [    ]%.

        The interest rate for the Class B Notes for an Interest Period will be equal to the Bank Bill Rate for that Interest Period plus [    ]%, which spread will not increase irrespective of whether or not the Issuer Trustee has exercised its optional redemption rights with respect to the Class A Notes as described above.

        The interest rate for the Class B Notes for each Interest Period is calculated by the Trust Manager.

        With respect to any Payment Date, interest on a Note will be calculated as the product of:

  •
  the Invested Amount of that Note as of the first day of that Interest Period, after giving effect to any payments of principal made with respect to such Note on such day;

  •
  the interest rate for such Note for that Interest Period; and

  •
  a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days for the Class A Notes, or 365 days for the Class B Notes.

        Interest will accrue on any unpaid interest in relation to a Note at the interest rate that applies from time to time to that Note until that unpaid interest is paid.

  Calculation of LIBOR

        On the Interest Determination Date before the beginning of each Interest Period, the Agent will determine LIBOR for the next Interest Period.

Determination of Principal Collections

        Payments of principal, including repayment of principal on the Notes, are made from Principal Collections.

        Principal Collections for a Determination Date and the following Payment Date means the aggregate of:

  •
  Collections for the immediately preceding Collection Period as described at "—Collections; Distributions on the Class A Notes" above; plus

  •
  the amount of any previous Principal Draws to be repaid on that Payment Date; plus

  •
  in respect of the first Determination Date only, any amount received by the Issuer Trustee upon the initial issue of Notes in excess of the purchase price of the mortgage loans; plus

  •
  any amount to be drawn under the Redraw Facility on the Payment Date immediately following that Determination Date; minus

  •
  Mortgage Insurance Interest Proceeds for the immediately preceding Collection Period as determined at "—Determination of Total Available Income"; minus

  •
  Finance Charge Collections for the immediately preceding Collection Period as determined at "—Determination of Total Available Income".

Distribution of Principal Collections

        On each Payment Date, Principal Collections for that Payment Date are allocated in the following order of priority:

  •
  first, to repay or reimburse any Redraw provided by the Seller in relation to the mortgage loans up to and including the last day of the immediately preceding Collection Period to the extent that it has not previously been repaid or reimbursed;

  •
  second, to repay any amounts outstanding to the Redraw Facility Provider in repayment of the principal outstanding under the Redraw Facility (excluding any drawings made under the Redraw Facility on that Payment Date) as reduced by any Principal Charge-offs or increased by any reimbursement of Principal Charge-offs on or prior to that Payment Date;

  •
  third, as a Principal Draw (if any) to be treated as part of Total Available Income to cover any Income Shortfall resulting from a deficiency in Total Available Income on a Payment Date to be applied in the order of priorities set out in "—Distribution of Total Available Income";

  •
  fourth, to the Currency Swap Provider in accordance with the terms of the Currency Swap until the A$ Equivalent of the Stated Amount of the Class A Notes has been reduced to zero;

  •
  fifth, pro rata to the holders of the Class B Notes until the Stated Amount of the Class B Notes has been reduced to zero; and

  •
  sixth, as to any surplus, to the Residual Capital Unitholder.

        The Issuer Trustee will only make a payment under the bullet points above to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

Redraws

        The Seller may make Redraws to borrowers under certain mortgage loans. The Seller is entitled to be reimbursed by the Issuer Trustee for Redraws. See "The Seller's Product Types—Special Features of the Mortgage Loans" in part B of this Prospectus. The Seller will be reimbursed from the Principal Collections including proceeds of advances under the Redraw Facility.

  The Redraw Facility

        If the Trust Manager determines that there is a Redraw Shortfall on a Determination Date, the Trust Manager must direct the Issuer Trustee in writing to make a drawing under the Redraw Facility on the related Payment Date equal to the lesser of the Redraw Shortfall and the amount then available to be drawn under the Redraw Facility.

        A "Redraw Shortfall" on a Determination Date means the amount if any by which Principal Collections for the Collection Period just ended (determined prior to taking into account any amounts drawn under the Redraw Facility on the next Payment Date), are insufficient to meet in full any Redraws made during the preceding Collection Period which are repayable or reimbursable to the Seller.

Principal Charge-offs

        If the Trust Manager determines on a Determination Date that a principal loss should be accounted for in respect of a mortgage loan, after taking into account net proceeds of enforcement of that mortgage loan and its securities, any relevant payments under a lender's mortgage insurance policy or damages from the Servicer or the Seller, that principal loss will be allocated in the following order:

  •
  first, equally among the Class B Notes until the Stated Amount of the Class B Notes (as of that Determination Date) is reduced to zero; and

  •
  second, pari passu and ratably to reduce:

  (a)
  the Stated Amount of the Class A Notes until the Stated Amount of the Class A Notes (as at that Determination Date) is reduced to zero; and

  (b)
  the Redraw Principal Outstanding until the Redraw Principal Outstanding (as at that Determination Date) is reduced to zero.

        To the extent allocated and not reimbursed on the following Payment Date from Excess Available Income (as described under "Principal Charge-offs—Reimbursement of Principal Charge-offs"), the principal loss will reduce the Stated Amount of the Notes and will reduce the principal outstanding of the Redraw Facility as from the following Payment Date. The principal loss allocated is an Australian dollar amount. Where this is allocated to a Class A Note, the Stated Amount of the Class A Note is reduced by an equivalent US dollar amount converted at the US$ Exchange Rate. That reduction of the Stated Amount of a Note or the principal outstanding of the Redraw Facility is referred to as a "Principal Charge-off ".

  Reimbursements of Principal Charge-offs

        Principal Charge-offs may be reimbursed on a subsequent Payment Date where there is Excess Available Income available to be applied for that purpose. Reimbursement of Principal Charge-offs to be made from Excess Available Income will be allocated in the following order:

  •
  first, ratably between the following according to their allocations of Principal Charge-offs in respect of the immediately preceding Collection Period converted, in the case of the Class A Notes, to Australian dollars at the A$ Exchange Rate: the Class A Notes; and the Redraw Principal Outstanding; and

  •
  second, ratably (as described in the first bullet point above), between the following according to their Carryover Principal Charge-offs (i.e., the amount of Principal Charge-offs in excess of Excess Available Income remaining unreimbursed from prior Collection Periods) converted, in the case of the Class A Notes, to Australian dollars at the A$ Exchange Rate: the Class A Notes, and the Redraw Principal Outstanding; and

  •
  third, equally among the Class B Notes, according to their Principal Charge-offs; and

  •
  fourth, equally among the Class B Notes, according to their Carryover Principal Charge-offs.

        A reimbursement of a Principal Charge-off or Carryover Principal Charge-off on a Note will increase the Stated Amount of that Note and a reimbursement of a Principal Charge-off on the Redraw Facility will increase the principal outstanding of the Redraw Facility but the actual funds allocated in respect of the reimbursement will be distributed as described in "Distribution of the Principal Collections" above.

        The amounts allocated for reimbursement of Principal Charge-offs and Carryover Charge-offs are Australian dollar amounts. Where such an amount is allocated to a Class A Note, the Stated Amount of the Class A Note is increased by an equivalent U.S. dollar amount converted at the US$ Exchange Rate.

The Interest Rate Swaps

  Purpose of the Interest Rate Swaps

        Collections in respect of interest on the variable rate mortgage loans will be calculated based on the relevant variable rates. Collections in respect of interest on the mortgage loans which have converted from a variable rate to a fixed rate will be calculated based on the relevant fixed rates. However, the payment obligations of the Issuer Trustee on the Class B Notes and under the currency swap are calculated by reference to the Bank Bill Rate. To hedge these interest rate exposures, the Issuer Trustee will enter into the basis swap with the Basis Swap Provider and the fixed rate swap with the Fixed Rate Swap Provider. The basis swap and the fixed rate swap will be governed by a standard form 1992 ISDA Master Agreement, as amended by a supplementary schedule and confirmed by written confirmations in relation to each swap. The initial Basis Swap Provider and Fixed Rate Swap Provider will be ANZ.

  Basis Swap

        Under the basis swap, the Issuer Trustee will pay to the Basis Swap Provider on each Payment Date an amount calculated by reference to the applicable variable rate on those mortgage loans which are subject to a variable rate of interest.

        The Issuer Trustee will receive from the Basis Swap Provider the applicable Bank Bill Rate plus a margin for the related Interest Period on a notional amount calculated by reference to the principal amount outstanding under the mortgage loans which are subject to a variable rate of interest (taking into account mortgage loans which convert to and from being subject to a floating rate of interest during the relevant period).

        If the interest rate on the Class A Notes is increased following the Call Option Date (see "—Interest on the Notes"), there will be a corresponding increase in the margin over the Bank Bill Rate payable by the Basis Swap Provider under the basis swap.

  Fixed Rate Swap

        Under the fixed rate swap, the Issuer Trustee will pay to the Fixed Rate Swap Provider on each Payment Date an amount calculated by reference to the applicable rate payable on those mortgage loans which are subject to a fixed rate of interest.

        The Issuer Trustee will receive from the Fixed Rate Swap Provider the applicable Bank Bill Rate plus a fixed margin for the related Interest Period on a notional amount calculated by reference to the principal amount outstanding under the mortgage loans which are subject to a fixed rate of interest (taking into account mortgage loans which convert to and from being subject to a fixed rate of interest during the relevant period).

        In addition, if a borrower prepays a mortgage loan subject to a fixed rate of interest, or otherwise terminates a fixed rate period under a mortgage loan, the Seller may be entitled to receive from the borrower an Early Repayment Cost. The Early Repayment Cost currently payable by the borrower to the Seller is calculated by comparing the present value of the scheduled cash flows assuming the borrower did not make the early repayment, with the present value of the cash flows calculated following the early repayment. This is discounted back to a net present value based on the Seller's cost of funds at the date of the early repayment. Where no cost of funds rate is available for the break period an interpolated rate is used. Under the Seller's current policies and procedures, partial prepayments may be made by a borrower without incurring Early Repayment Costs. Early Repayment Costs may also be waived by the Seller in other circumstances. A break benefit may be payable by the Seller to the borrower if there is a benefit as a result of the prepayment or termination of a fixed rate loan.

        While the fixed rate swap is operating, the break costs for all mortgage loans for a Collection Period will be remitted by the Servicer to the Fixed Rate Swap Provider on each Payment Date and the Fixed Rate Swap Provider will pay to the Servicer on behalf of the Borrower any break benefit to which the borrower is entitled.

        The method for calculation of break costs and break benefits may change from time to time according to the business judgment of the Seller.

        If the interest rate on the Class A Notes is increased following the Call Option Date (see "—Interest on the Notes"), there will be a corresponding increase in the margin over the Bank Bill Rate payable by the Fixed Rate Swap Provider under the fixed rate swap.

  Termination by the Basis Swap Provider or the Fixed Rate Swap Provider

        The Basis Swap Provider and the Fixed Rate Swap Provider will each have the right to terminate the basis swap and the fixed rate swap, respectively, in the following circumstances:

  •
  if certain bankruptcy related events occur in respect of the Issuer Trustee;

  •
  if the Issuer Trustee fails to make a payment under either swap within 10 Business Days after notice of failure is given to the Issuer Trustee (other than any Early Repayment Costs);

  •
  if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swap or the fixed rate swap. However, only a swap transaction with only one party affected by the illegality may be terminated and the party affected by the illegality must make efforts to transfer its rights and obligations to avoid this illegality; or

  •
  if the Issuer Trustee merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of the Issuer Trustee under the basis swap and the fixed rate swap or the swap provider fails to be entitled to any rights under the Master Security Trust Deed or the Deed of Charge or both.

  Termination by the Issuer Trustee

        The Issuer Trustee will have the right to terminate the basis swap or the fixed rate swap in the following circumstances:

  •
  if certain bankruptcy related events occur in respect of the applicable swap provider;

  •
  if the applicable swap provider fails to make a payment within 10 Business Days after notice of failure is given to the swap provider;

  •
  if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swap or the fixed rate swap. However, only a swap transaction with only one party affected by the illegality may be terminated and the party affected by the illegality must make certain efforts to transfer its rights and obligations to avoid this illegality; or

  •
  if the swap provider merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of the swap provider under the basis swap and the fixed rate swap.

  Fixed Rate Swap Provider Downgrade

        If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any Determination Date the Fixed Rate Swap Provider does not have at any time:

  •
  a short term credit rating of at least A-1 by S&P; or

  •
  a short-term credit rating of at least P-1 by Moody's or a long term credit rating of at least A2 by Moody's; or

  •
  a short term credit rating of at least F1 by Fitch Ratings,

the Fixed Rate Swap Provider must:

  •
  within 5 days (where it ceases to have a long term credit rating of at least A2 by Moody's or a short term credit rating of at least F2 by Fitch Ratings) or otherwise within 30 days:

  •
  obtain a replacement counterparty acceptable to the Trust Manager, the Issuer Trustee, and the rating agencies to enter into a swap with the Issuer Trustee on substantially the same terms as the fixed rate swap;

  •
  post cash collateral in an amount acceptable to the relevant rating agencies or, in certain circumstances, determined under the fixed rate swap; or

  •
  enter into other arrangements satisfactory to the Issuer Trustee and the Trust Manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes; and

  •
  where it ceases to have a short term credit rating of at least A-1 from S&P:

  •
  enter into immediately (where it ceases to have a long term rating of at least BBB-) or in all other cases by no later than 30 days after the Fixed Rate Swap Provider ceases to have a short term credit rating of at least A-1 from S&P, an agreement novating its rights and obligations under the fixed rate swap agreement in respect of the fixed rate swap to a replacement counterparty which holds a short term rating of at least A-1 from S&P and, if a transfer has not occurred within 30 days or immediately (as applicable), lodge cash collateral in an amount determined in accordance with the fixed rate swap; or

  •
  if the Fixed Rate Swap Provider is unable to effect a transfer in accordance with the above bullet point within 30 days or immediately (as applicable) or if the Fixed Rate Swap Provider so elects, enter into such other arrangements in respect of the fixed rate swap which are satisfactory to the Trust Manager and which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes.

        The Fixed Rate Swap Provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time. If a Fixed Rate Swap Provider lodges cash collateral with the Issuer Trustee, any interest or income on that cash collateral will be paid to the Fixed Rate Swap Provider.

  Basis Swap Provider Downgrade

        If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any Determination Date the Basis Swap Provider does not have:

  •
  a short term credit rating of at least A-1 by S&P; or

  •
  a short term credit rating of at least P-1 by Moody's; or

  •
  a short term credit rating of at least F1 by Fitch Ratings,

        and the weighted average variable rate applicable to the mortgage loans on that Determination Date is less than the Threshold Rate, the Basis Swap Provider must:

  •
  prepay an amount calculated with reference to the amount that is expected to be due, as determined by the Trust Manager, from the Basis Swap Provider to the Issuer Trustee on the next Payment Date and the difference between such weighted average variable rate and the Threshold Rate; or

  •
  enter into other arrangements satisfactory to the Issuer Trustee and the Trust Manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes.

        The Basis Swap Provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in either of the above manners as it elects from time to time. If the Basis Swap Provider posts cash collateral with the Issuer Trustee, any interest or income on that cash collateral will be paid to the Basis Swap Provider.

  Termination Payments

        Upon termination of the fixed rate swap, a termination payment will be due from the Issuer Trustee to the Fixed Rate Swap Provider in Australian dollars or from the Fixed Rate Swap Provider to the Issuer Trustee in Australian dollars.

        The termination payment in respect of the fixed rate swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the fixed rate swap.

        No termination payment will be payable in respect of the termination of the basis swap (other than amounts which have fallen due but which are unpaid).

        If the basis swap terminates, unless and until the Issuer Trustee has entered into a replacement basis swap or other arrangements which the rating agencies have confirmed will not result in a reduction, qualification or withdrawal of the credit ratings assigned to the Notes, the Servicer must adjust the rates of interest on the mortgage loans as described at "—Servicer Administration of Interest Rates."

  Servicer Administration of Interest Rates

        If the basis swap has terminated while any Notes are outstanding, the Servicer must ensure that the weighted average of the variable rates charged on the mortgage loans is sufficient, subject to applicable laws, including the Australian Consumer Credit Code, assuming that all relevant parties comply with their obligations under the mortgage loans and the Transaction Documents, to ensure that the Issuer Trustee has sufficient funds to comply with its obligations under the Transaction Documents as they fall due.

The Currency Swap

  Purpose of the Currency Swap

        Collections on the mortgage loans and receipts under the basis swap and the fixed rate swap will be denominated in Australian dollars. However, the payment obligations of the Issuer Trustee on the Class A Notes are denominated in U.S. dollars. In addition, receipts by the Issuer Trustee under the basis swap and the fixed rate swap are calculated by reference to the Bank Bill Rate but the interest obligations of the Issuer Trustee with respect to the Class A Notes are calculated by reference to LIBOR. To hedge this currency and interest rate exposure, the Issuer Trustee will enter into a currency swap agreement with the Currency Swap Provider. The currency swap will be governed by a standard form 1992 ISDA Master Agreement, as amended by a supplementary schedule including any applicable credit support annex and will be confirmed by a written confirmation.

  Principal Payments

        On the Closing Date, the Issuer Trustee will pay the Currency Swap Provider the U.S. dollar proceeds of issue of the Class A Notes. In return, the Currency Swap Provider will pay to the Issuer Trustee the Australian dollar equivalent of the proceeds of issue of the Class A Notes converted at the US$ Exchange Rate.

        On each Payment Date, the Issuer Trustee will pay to the Currency Swap Provider the Australian dollar amount available to be applied towards repayment of the Stated Amount of the Class A Notes. In return, the Currency Swap Provider will pay to the Principal Paying Agent on behalf of the Issuer Trustee the U.S. dollar equivalent of that amount converted at the A$ Exchange Rate for distribution to the Class A Noteholders in accordance with the Agency Agreement in reduction of the Stated Amount of the Class A Notes.

  Interest Payments

        On each Payment Date, the Issuer Trustee will pay to the Currency Swap Provider an aggregate amount, the "A$ Class A Interest Amount", calculated by reference to the Australian dollar equivalent of the aggregate Invested Amount of the Class A Notes as at the preceding Payment Date converted at the US$ Exchange Rate and the three month Bank Bill Rate plus a margin.

        In return, the Currency Swap Provider will pay to the Principal Paying Agent on behalf of the Issuer Trustee amounts in aggregate equal to the interest due in respect of the Class A Notes on that Payment Date for distribution to Class A Noteholders in accordance with the Agency Agreement.

        If the Issuer Trustee does not have sufficient funds under the Supplemental Deed to pay the full amount owing to the Currency Swap Provider in respect of the above payment the Currency Swap Provider is not required to make the corresponding payments to the Principal Paying Agent and, after the applicable grace period, the Currency Swap Provider may terminate the currency swap. The manner of determining whether the Issuer Trustee will have sufficient funds to pay the Currency Swap Provider that amount on a Payment Date is described in "Distribution of the Total Available Income" above. A failure of the Issuer Trustee to pay an amount owing under the currency swap, if not remedied within the applicable grace period, will be an Event of Default under the Master Security Trust Deed and the Deed of Charge for the Trust and give the Currency Swap Provider the right to terminate the currency swap (see below).

  Termination by the Currency Swap Provider

        The Currency Swap Provider will have the right to terminate the currency swap in the following circumstances:

  •
  if the Issuer Trustee fails to make a payment under the currency swap within 3 Business Days after notice of failure is given to the Issuer Trustee;

  •
  if certain bankruptcy related events occur in respect of the Issuer Trustee;

  •
  if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain controls by an Australian governmental body for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, if the Currency Swap Provider is the only party affected by the illegality, it must make reasonable efforts to transfer its rights and obligations to avoid this illegality provided that each rating agency has confirmed that this will not result in there being an Adverse Rating Effect;

  •
  if due to any action taken by a taxation authority or a change in tax law the Currency Swap Provider is required to receive payments from which amounts have been withheld or deducted on account of tax. However, the Currency Swap Provider will only have the right to terminate the currency swap if the Note Trustee is satisfied that all amounts owing to Class A Noteholders will be paid in full on the date on which the Class A Notes are to be redeemed. In addition, whether or not the Currency Swap Provider can terminate the currency swap, following the occurrence of such an event, the Currency Swap Provider must make reasonable efforts to transfer the currency swap to another counterparty provided that each rating agency has confirmed that this will not result in there being an Adverse Rating Effect; and

  •
  if an Event of Default occurs under the Master Security Trust Deed and the Deed of Charge and the Security Trustee has declared the Class A Notes immediately due and payable.

  Termination by the Issuer Trustee

        The Issuer Trustee will have the right to terminate the currency swap in the following circumstances:

  •
  if the Currency Swap Provider fails to make a payment under the currency swap within 3 Business Days after notice of failure is given to the Currency Swap Provider;

  •
  if certain bankruptcy related events occur in relation to the Currency Swap Provider;

  •
  if the Currency Swap Provider merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of the Currency Swap Provider under the currency swap;

  •
  if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, if the Issuer Trustee is the only party affected by the illegality, it must make reasonable efforts to transfer its rights and obligations to avoid this illegality;

  •
  if due to any action taken by a taxation authority or a change in tax law the Issuer Trustee is required to receive payments from which amounts have been withheld or deducted on account of tax and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants or, in certain circumstances, a breach of its tax representations. However the Issuer Trustee must make reasonable efforts to avoid such tax event;

  •
  if as a result of the Currency Swap Provider merging with, or otherwise transferring all or substantially all of its assets to another entity, the Issuer Trustee is required to receive payments from which a deduction or withholding has been made on account of a non-resident withholding tax liability and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants or, in certain circumstances, a breach of its tax representations;

  •
  if the Currency Swap Provider fails to comply with its obligations described in "—Currency Swap Provider Downgrade" below following a downgrade of its credit ratings, and that failure is not remedied within 10 Business Days of notice of the failure being given to the Currency Swap Provider or such longer period as the Issuer Trustee and the Trust Manager agree and the rating agencies confirm will not result in an Adverse Rating Effect; and

  •
  if an Event of Default occurs under the Master Security Trust Deed and the Deed of Charge and the Security Trustee has declared the Class A Notes immediately due and payable.

        The Issuer Trustee may only terminate the currency swap with the prior written consent of the Note Trustee.

  Termination by the Note Trustee

        If, following an event that allows the Issuer Trustee to terminate the currency swap, the Issuer Trustee does not terminate the currency swap, the Note Trustee may terminate the currency swap.

  Currency Swap Provider Downgrade

        If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, the Currency Swap Provider does not have:

  •
  a short term credit rating of at least A-1+ or long term credit rating of at least AA- by S&P; and

  •
  a short term credit rating of at least P-1 or a long term credit rating of at least A2 by Moody's; and

  •
  a long term credit rating of at least AA- by Fitch Ratings or a short term credit rating of at least F1+,

        together, the "Minimum Credit Rating", the Currency Swap Provider must within 30 Business Days (or 5 Business Days if the downgrade is to less than a long term credit rating of A- by Fitch Ratings or to less than a short term credit rating of F1 by Fitch Ratings after such downgrade or, in either case, such greater period as is agreed to by the relevant rating agency, and at their own cost, take one of the following courses of action in accordance with the currency swap:

  •
  deliver collateral to the Issuer Trustee in accordance with the currency swap agreement; or

  •
  novate all its rights and obligations under the currency swap agreement to a replacement counterparty which holds a credit rating of at least the Minimum Credit Rating; or

  •
  procure a third party, which holds a credit rating of at least the credit ratings referred to above, to guarantee the Currency Swap Provider's obligations under the currency swap agreement; or

  •
  enter into any other arrangement which each rating agency confirms in writing will not result in a withdrawal or downgrading of the credit rating then assigned to the Class A Notes.

provided that if the Currency Swap Provider's short term credit rating is downgraded by S&P below A-2 (or such rating is withdrawn by S&P), then:

  •
  on the local business day following receipt of notification of such downgrade or withdrawal, the Currency Swap Provider will deliver collateral to the Issuer Trustee in accordance with the currency swap agreement; and

  •
  within 30 days, either:

  •
  novate all its rights and obligations under the currency swap agreement to a replacement counterparty which holds a credit rating of at least the Minimum Credit Rating; or

  •
  procure a third party, which holds a credit rating of at least the credit ratings referred to above, to guarantee the Currency Swap Provider's obligations under the currency swap agreement; or

  •
  enter into any other arrangement which each rating agency confirms in writing will not result in a withdrawal or downgrading of the credit rating then assigned to the Class A Notes.

If the Currency Swap Provider satisfies at any time its obligations under the second bullet point above, all collateral transferred pursuant to the first bullet point above will be re-transferred to the Currency Swap Provider and the Currency Swap Provider will not be required to transfer any additional collateral.

        If the Currency Swap Provider lodges cash collateral with the Issuer Trustee, any interest or income on that cash collateral will be paid to the Currency Swap Provider.

  Termination Payments

        Upon termination of the currency swap, a termination payment will be due from the Issuer Trustee to the Currency Swap Provider in Australian Dollars or from the Currency Swap Provider to the Issuer Trustee in Australian Dollars.

        The termination payment in respect of the currency swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

  Replacement of the Currency Swap

        If the currency swap is terminated prior to its scheduled termination date, the Issuer Trustee may, at the direction of the Trust Manager, enter into one or more replacement currency swaps on terms and with a counterparty which the rating agencies confirm will not result in an Adverse Rating Effect. A termination payment received by the Issuer Trustee upon termination of a currency swap may be applied towards a premium payable to enter into a replacement currency swap and a premium received by the Issuer Trustee upon entering into a new currency swap may be applied towards a termination payment in respect of the terminated currency swap.

  Currency Swap Provider

        The Currency Swap Provider is The Royal Bank of Scotland plc.

  The Royal Bank of Scotland plc

        The Royal Bank of Scotland Group plc (the "Group") is a diversified financial services group engaged in a wide range of banking, financial or finance related activities in the United Kingdom and internationally. The Group's operations are principally centred in the United Kingdom.

A-60

        The Group's principal operating subsidiary is The Royal Bank of Scotland plc ("RBS"). On January 31, 2003 the entire issued ordinary share capital of National Westminster Bank Plc ("NatWest") was transferred from the Group to RBS. Both RBS and NatWest are major UK clearing banks engaging principally in providing a comprehensive range of banking, insurance and other financial services and each controls, directs and promotes the operations of various subsidiary companies.

        RBS was created by the merger in 1985 of the former The Royal Bank of Scotland plc, the largest of the Scottish clearing banks, and Williams & Glyn's Bank plc. At December 31, 2003, RBS had over 600 retail branches in the UK.

        NatWest was incorporated in England in 1968 and was formed from a merger of National Provincial Bank Limited and Westminster Bank Limited, which had themselves been formed through a series of mergers involving banks with origins dating back as far as the seventeenth century. NatWest was acquired by the Group on March 6, 2000. At December 31, 2003, NatWest had over 1,600 retail branches in the UK.

        As at December 31, 2003 the Group had total assets of £455 billion and total deposits of £304 billion. Shareholders' funds at December 31, 2003 were £28,099 million.

        The short-term unsecured and unguaranteed debt obligations of RBS are currently rated A-1+ by S&P, P-1 by Moody's and F-1+ by Fitch. The long-term unsecured and unguaranteed debt obligations of RBS are currently rated AA by S&P, Aa1 by Moody's and AA+ by Fitch.

        In its capacity as Currency Swap Provider, RBS will be acting though its branch at 135 Bishopsgate, London, EC2M 3UR.

        The information contained herein with respect to RBS and the Group relates to and has been obtained from it. Delivery of this Prospectus shall not create any implication that there has been no change in the affairs of RBS or the Group since the date hereof, or that the information contained or referred to herein is correct as of any time subsequent to its date.

  Partial Redemption of the Class A Notes on Payment Dates

        On each Payment Date until the Stated Amount of the Class A Notes is reduced to zero, the Issuer Trustee must:

  •
  pay to the Currency Swap Provider, in accordance with the directions of the Trust Manager, the Australian dollar amount allocated to repayment on that Payment Date of principal on the Class A Notes as described in "—Allocation of Principal to Class A Notes and Class B Notes" above;

  •
  direct the Currency Swap Provider to pay on that Payment Date the U.S. dollar equivalent of that Australian dollar amount, converted at the US$ Exchange Rate, to The Bank of New York as Principal Paying Agent; and

  •
  direct the Principal Paying Agent to pay that amount received from the Currency Swap Provider ratably to the Class A Noteholders towards repayment of the Stated Amounts of the Class A Notes in accordance with the Agency Agreement and the terms and conditions of the Class A Notes.

Withholding or Tax Deductions

        All payments in respect of the Class A Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the Issuer Trustee or any paying agent is required by applicable law to make such a withholding or deduction. In that event the Issuer Trustee or the paying agent, as the case may be, shall account to the relevant authorities for the amount so required to be withheld or deducted. None of the Issuer Trustee, any paying agent or the Note Trustee will be obligated to make any additional payments to holders of the Class A Notes with respect to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer Trustee will notify the Note Trustee, the Principal Paying Agent and the Class A Noteholders.

Redemption of the Notes for Taxation or Other Reasons

        If the Trust Manager satisfies the Issuer Trustee and the Note Trustee, immediately before giving the notice to the Class A Noteholders as described in this section, that because of a change of law (from that in effect at the Closing Date) in Australia or any other jurisdiction to which the Issuer Trustee becomes subject (or a change in the application or official interpretation of such a law) either:

  •
  on the next Payment Date the Issuer Trustee or the Currency Swap Provider (as applicable) will be required to deduct or withhold from any payment of principal or interest in respect of any class of Notes or any corresponding payment under the Currency Swap any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction; or

  •
  on the next Payment Date, the total amount payable in respect of interest in relation to the mortgage loans for a Collection Period ceases to be receivable, whether or not actually received, by the Issuer Trustee during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction, and in each case such obligation cannot be avoided by the Issuer Trustee taking reasonable measures available to it, then the Issuer Trustee must, when so directed by the Trust Manager, at the Trust Manager's option, redeem all, but not some only, of the Notes on any subsequent Payment Date at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to but excluding the date of redemption. The Issuer Trustee may redeem the Notes at their Stated Amounts, instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of Noteholders.

        However, the Trust Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, redeem the Notes unless it is in a position on the relevant Payment Date to repay the then Invested Amounts or Stated Amounts, as required, of the Notes together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the charge under the Master Security Trust Deed and Deed of Charge was enforced.

        Class A Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

        If a tax, duty or other amount described above applies only to the Class A Notes and the Issuer Trustee gives notice that it proposes to redeem the Notes, an Extraordinary Resolution of the holders of the Class A Notes may elect, in accordance with the terms of the Note Trust Deed, that they do not require the Issuer Trustee to redeem the Class A Notes. Upon being notified of such an election at least 21 days before the Payment Date upon which redemption was to occur the Issuer Trustee must not redeem the Notes.

Redemption of the Notes upon an Event of Default

        If an Event of Default occurs under the Deed of Charge in respect of the Trust, the Security Trustee must, upon becoming aware of the Event of Default and subject to certain conditions, in accordance with an Extraordinary Resolution of the Voting Secured Creditors and the provisions of the Master Security Trust Deed, enforce the security interest created by the Master Security Trust Deed and the Deed of Charge. That enforcement can include the sale of some or all of the mortgage loans, but will exclude any collateral lodged by a Support Facility Provider (except to the extent required to be applied by the relevant Support Facility). Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments, as set out in the Supplemental Deed and summarized as follows:

  •
  first, ratably to pay amounts owing or payable under the Master Security Trust Deed to indemnify the Security Trustee against all loss and liability incurred by the Security Trustee or any receiver in acting under the Master Security Trust Deed, except the receiver's remuneration;

  •
  second, to pay ratably any fees and any liabilities, losses, costs, claims, expenses, actions, damages, demands, charges, stamp duties and other taxes due to the Issuer Trustee, the Trust Manager, the Servicer, the Custodian, the Security Trustee, the Note Trustee or any agent and the receiver's remuneration;

  •
  third, to pay ratably other outgoings, expenses and liabilities that the receiver, the Issuer Trustee, the Trust Manager, the Security Trustee or the Note Trustee have incurred in acting under the Master Trust Deed, the Supplemental Deed, the Master Security Trust Deed, and, in the case of the Note Trustee, under the Note Trust Deed;

  •
  fourth, to pay ratably any security interests over the assets of the Trust of which the Security Trustee is aware having priority to the Deed of Charge, in the order of their priority;

  •
  fifth, to pay ratably: the Seller, any unpaid Accrued Interest Adjustment; the Fixed Rate Swap Provider and the Basis Swap Provider, any amounts in respect of collateral or prepayments owing under the fixed rate swap or basis swap; the Seller, the then Seller Deposit (which has not previously been utilized) together with all accrued, but unpaid, interest on that amount;

  •
  sixth, to pay ratably: the Class A Noteholders, all other Secured Moneys owing in relation to the Class A Notes. For this purpose, the Secured Moneys owing in respect of the Class A Notes will be calculated based on a principal component of their Stated Amount and will be converted from US dollars to Australian dollars at the A$ Exchange Rate or the applicable spot rate (if there is no currency swap in place at that time). This will be applied: first, ratably towards all unpaid interest on the Class A Notes; and second, ratably to reduce the aggregate Stated Amount of the Class A Notes; any other Secured Moneys owing to the Liquidity Facility Provider; any Secured Moneys owing to the Redraw Facility Provider provided that for this purpose the Secured Moneys owing in respect of the Redraw Facility Provider will be the Redraw Principal Outstanding; to the Seller any Redraws made to debtors to the extent that they have not been reimbursed; ratably all other Secured Moneys owing to the Currency Swap Provider; and ratably all other Secured Moneys owing to each other swap provider (other than the Currency Swap Provider);

  •
  seventh, to pay ratably to the Class A Noteholders and the Redraw Facility Provider all unreimbursed Principal Charge-offs and Carryover Principal Charge-offs constituting remaining Secured Moneys owing in respect of the Class A Notes and the Redraw Facility. For this purpose, the Secured Moneys in respect of the Class A Notes will be converted from US dollars to Australian dollars at the A$ Exchange Rate or the applicable spot rate (if there is no currency swap in place at that time);

  •
  eighth, if there are still Secured Moneys owing in respect of the Class A Notes, after the application of the preceding paragraphs, to pay the remaining Secured Moneys owing in relation to the Class A Notes;

  •
  ninth, ratably, to the Class B Noteholders, all Secured Moneys owing in relation to the Class B Notes (which will be allocated firstly to amounts of interest and secondly to amounts of principal);

  •
  tenth, to pay ratably to each Secured Creditor any monetary liabilities owing to that Secured Creditor under any transaction document and not satisfied under the preceding paragraphs;

  •
  eleventh, to pay subsequent security interests over the assets of the Trust of which the Security Trustee is aware, in the order of their priority; and

  •
  twelfth, to pay any surplus to the Issuer Trustee to be distributed in accordance with the terms of the Master Trust Deed and the Supplemental Deed. The surplus will not carry interest as against the Security Trustee.

        Payments to Class A Noteholders will be effected in US$ obtained by the Security Trustee either from converting the A$ termination payment received from the Currency Swap Provider or by converting the A$ available for such payments, based on the priority set out above, into US$.

        Upon enforcement of the security created by the Master Security Trust Deed and the Deed of Charge, the net proceeds may be insufficient to pay all amounts due on redemption to the Noteholders. Any claims of the Noteholders remaining after realization of the security and application of the proceeds shall be extinguished.

Optional Redemption of the Notes

        The Issuer Trustee must, when directed by the Trust Manager, at the Trust Manager's option, redeem all, but not only some, of the Notes at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to, but excluding, the date of redemption, on any Payment Date falling on or after the Payment Date on which the total principal outstanding on the mortgage loans (calculated as at the end of the immediately preceding Collection Period) is less than 10% of the total principal outstanding on the mortgage loans on the Cut-off Date ("Call Option Date").

        If the Issuer Trustee fails to exercise its option to redeem the Notes on the Payment Date occurring on or after the Call Option Date, the spread over LIBOR to be applied in determining the interest rate on the Class A Notes will increase to [    ]%.

        The Issuer Trustee may redeem the Notes at their Stated Amounts instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of Noteholders. However, the Issuer Trustee will not redeem the Notes unless it is in a position on the relevant Payment Date to repay the then Invested Amounts or the Stated Amounts, as required, of the Notes together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the charge in respect of the Trust were enforced. If the Issuer Trustee, at the direction of the Trust Manager, proposes to exercise its option to redeem the Notes on a Payment Date on or after the Call Option Date at their Stated Amounts rather than their Invested Amounts, as described above, but is unable to do so because, following a meeting of Noteholders convened under the provisions of the Master Trust Deed and the Note Trust Deed for this purpose, the Noteholders have not approved by an Extraordinary Resolution of Noteholders the redemption of the Notes at their Stated Amounts, then the spread over LIBOR to be applied in determining the interest rate on the

Class A Notes for each Interest Period commencing on or after that Payment Date will remain at, or revert to, the margin applying at the Closing Date.

        Class A Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

        In order to effect an optional redemption as described above, the Issuer Trustee will, if the Trust Manager directs it to do so, give notice to the Seller of an offer to re-convey each mortgage loan to the Seller for an amount equal to the then current fair market value of such mortgage loans taking into account applicable insurance proceeds covering such mortgage loans and other available resources. If the clean-up offer amount would be insufficient to redeem the Class A Notes at their then Invested Amount, the Issuer Trustee must first obtain the consent of the Note Trustee and the holders of all of the Class B Notes in favor of making a clean-up offer at the then aggregate Stated Amount of all the Notes. The proceeds of the clean-up offer will be applied to the optional redemption of the Notes as described above.

Final Maturity Date

        Unless previously redeemed, the Issuer Trustee must redeem the Notes by paying the Stated Amount, together with all accrued and unpaid interest, in relation to each Note on or by the Payment Date falling in September 2035.

Redemption upon Final Payment

        Upon final distribution being made in respect of any Notes, those Notes will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest, the Stated Amount or the Invested Amount in relation to the Notes will be extinguished in full.

No Payments of Principal in Excess of Stated Amount

        No amount of principal will be repaid in respect of a Note in excess of its Stated Amount (as reimbursed by any Excess Available Income—see "—Reimbursement of Principal Charge-offs" above) or, in the case of an optional redemption or redemption for taxation reasons, its Invested Amount.

The Liquidity Facility

  Advances and Facility Limit

        Under the Liquidity Facility Agreement, the Liquidity Facility Provider agrees to make advances following delivery of a duly completed drawdown notice to the Issuer Trustee for the purpose of meeting shortfalls between Total Available Income (as enhanced by Principal Draws) on a Payment Date and the required payments to be made from Total Available Income, other than reimbursements of Principal Charge-offs, Carryover Principal Charge-offs, reimbursement of Principal Draws, certain termination payments due to the swap providers or payments to the Residual Income Unitholder, on that Payment Date. See "—Distribution of Total Available Income" above.

        The Liquidity Facility Provider agrees to make advances to the Issuer Trustee up to the Liquidity Limit. The Liquidity Limit is equal to the lesser of:

  •
  A$16 million;

  •
  the Performing Mortgage Loans Amount on the last day of the previous Collection Period; and

  •
  the amount agreed by the Liquidity Facility Provider, the Trust Manager and the rating agencies.

        The "Performing Mortgage Loans Amount" means the aggregate of (i) the amount outstanding under mortgage loans for which no payment due from the borrower has been in arrears for a period of more than 90 consecutive days and (ii) the amount outstanding under mortgage loans for which a payment due from the borrower has been in arrears for a period of more than 90 consecutive days but in respect of which a valid claim is available under a lender's mortgage insurance policy.

  Conditions Precedent to Drawing

        The Liquidity Facility Provider is only obliged to make an advance if:

  •
  no event of default under the Liquidity Facility exists or will result from the provision of the advance;

  •
  the representations and warranties by the Issuer Trustee in any transaction document are true and correct as of the date of the drawdown notice and the drawdown;

  •
  the availability period under the Liquidity Facility has not expired;

  •
  other than statutory priorities, the Liquidity Facility Provider has not received notice of any security interest ranking in priority to or equal with its security interest under the Master Security Trust Deed, the Deed of Charge and the Supplemental Deed (other than the security interests created under those transaction documents); and

  •
  the Notes have not been redeemed or repaid in full.

  Interest and fees under the Liquidity Facility

        Interest accrues daily on the principal outstanding under the Liquidity Facility at the Bank Bill Rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the priorities described at "—Distribution of Total Available Income." Unpaid interest will be capitalized and will accrue interest from the date not paid.

        A commitment fee with respect to the unutilized portion of the Liquidity Limit accrues daily, calculated on the number of days elapsed and a 365 day year. The commitment fee is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the priorities described at "—Distribution of Total Available Income."

        The interest rate and the commitment fee under the Liquidity Facility may be varied by agreement among the Liquidity Facility Provider, the Issuer Trustee and the Trust Manager. However, the rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a Note.

  Repayment of Liquidity Advances

        Advances under the Liquidity Facility are repayable on the Payment Dates following the date of the advance to the extent that there are the funds available for this purpose in accordance with the priorities described at "—Distribution of Total Available Income." All moneys due under the Liquidity Facility are repayable on the termination of the Liquidity Facility.

  Downgrade of Liquidity Facility Provider

        If the Liquidity Facility Provider does not have short term credit ratings of at least A-1+ by S&P, P-1 by Moody's and F1 by Fitch Ratings, it must within 30 Business Days, or longer if agreed by the rating agencies, either (a) use its reasonable efforts to procure another appropriately rated person to assume its obligations under the Liquidity Facility; or (b) take such other steps as are required by the rating agencies to maintain the current rating assigned to the Notes.

  Events of Default under the Liquidity Facility Agreement

        The following are events of default under the Liquidity Facility:

  •
  the Issuer Trustee fails to pay to the Liquidity Facility Provider any amount owing to it under the Liquidity Facility Agreement within 10 Business Days of its due date where funds are available for this purpose under the Supplemental Deed;

  •
  the Issuer Trustee alters the priority of payments under the Transaction Documents without the prior consent of the Liquidity Facility Provider or breaches its undertaking to take all actions necessary to ensure that it is able to exercise its powers and remedies and perform its obligations under the Liquidity Facility Agreement and that breach has a Material Adverse Effect in respect of the Liquidity Facility Provider;

  •
  an Event of Default occurs in respect of the Supplemental Deed and the Master Security Trust Deed and the Security Trustee (acting on the instructions of the Secured Creditors) appoints a receiver to the assets of the Trust or is directed to sell or otherwise realize the assets of the Trust in accordance with the Master Security Trust Deed and the Deed of Charge; and

  •
  an Insolvency Event occurs in respect of the Issuer Trustee in its individual capacity and the Issuer Trustee is not replaced within 30 days of such event.

  Consequences of an Event of Default

        At any time after an event of default under the Liquidity Facility Agreement, the Liquidity Facility Provider may do all or any of the following:

  •
  declare all moneys actually or contingently owing under the Liquidity Facility Agreement immediately due and payable; and

  •
  terminate the Liquidity Facility.

  Termination

        The Liquidity Facility will terminate upon the earlier to occur of:

  •
  the date on which the Liquidity Facility Provider declares the Liquidity Facility terminated following an event of default under the Liquidity Facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the Liquidity Facility;

  •
  the date one month after all Notes are redeemed;

  •
  the Payment Date upon which the Trust Manager, having given not less than 5 Business Days prior notice to the Liquidity Facility Provider, appoints a replacement Liquidity Facility Provider, provided that each rating agency has confirmed that such replacement will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes and, provided further, that the Issuer Trustee has paid or repaid the initial Liquidity Facility Provider so replaced any outstanding drawings and other amounts due to the Liquidity Facility Provider together with accrued and unpaid interest; and

  •
  the date on which the Liquidity Limit is cancelled or reduced to zero by agreement among the Liquidity Facility Provider, the Trust Manager and the rating agencies.

  Increased Costs

        If by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary or other governmental agency, the Liquidity Facility Provider incurs new or increased costs, obtains reduced payments or returns or becomes liable for any payment based on the amount of advances outstanding under the Liquidity Facility Agreement, the Issuer Trustee must pay the Liquidity Facility Provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

The Redraw Facility

  Advances and Facility Limit

        Under the Redraw Facility Agreement, the Redraw Facility Provider agrees to make advances following delivery of a duly completed drawdown notice to the Issuer Trustee on a Payment Date for the purpose of reimbursing Redraws made by the Seller to the extent that Principal Collections (determined prior to the application of any advance on the Redraw Facility for such Payment Date) are insufficient to fund such Redraws on a Payment Date.

        The Redraw Facility Provider agrees to make advances to the Issuer Trustee up to the Redraw Limit. The Redraw Limit is equal to the lesser of:

  •
  A$29 million;

  •
  the Performing Mortgage Loans Amount (as defined under "—The Liquidity Facility—Advances and Facility Limit" above) on the last day of the previous Collection Period; and

  •
  the amount agreed by the Redraw Facility Provider and the Trust Manager,

        less the Redraw Principal Outstanding on the previous Determination Date.

  Conditions Precedent to Drawing

        The Redraw Facility Provider is only obliged to make an advance if, among other conditions:

  •
  no event of default under the Redraw Facility exists or will result from the provision of the advance;

  •
  the availability period under the Redraw Facility has not expired;

  •
  the representations and warranties by the Issuer Trustee and the Trust Manager in any transaction document are true and correct as of the date of the drawdown notice and the drawdown;

  •
  other than statutory priorities, the Redraw Facility Provider has not received notice of any security interest ranking in priority to or equal with its security under the Master Security Trust Deed, the Deed of Charge and the Supplemental Deed (other than security interests created under those transaction documents); and

  •
  the Notes have not been redeemed or repaid in full.

  Interest and fees under the Redraw Facility

        Interest accrues daily on the principal outstanding under the Redraw Facility at the Bank Bill Rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the Supplemental Deed. Unpaid interest will be capitalized and will accrue interest from the date not paid.

        A commitment fee with respect to the unutilized portion of the Redraw Limit accrues daily, calculated on the number of days elapsed and a 365 day year. The commitment fee is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the priorities set forth at "—Distribution of Total Available Income."

        The interest rate and the commitment fee under the Redraw Facility may be varied by agreement among the Redraw Facility Provider, the Issuer Trustee and the Trust Manager. However, the rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a Note.

  Repayment of Redraw Advances

        Advances under the Redraw Facility are repayable on the Payment Dates following the date of the advance to the extent that there are funds available for this purpose in accordance with the priorities set forth at "—Distribution of Principal Collections".

        However, in certain circumstances, the principal outstanding under the Redraw Facility will be reduced by way of Principal charge-offs or increased by a reimbursement of Redraw charge-offs, as described at "—Principal Charge-offs" above. The amount of principal to be repaid under the Redraw Facility on a Payment Date is the outstanding principal as reduced by any Principal charge-offs or increased by any Redraw charge-off reimbursements.

  Events of Default under the Redraw Facility Agreement

        The following are events of default under the Redraw Facility:

  •
  the Issuer Trustee fails to pay to the Redraw Facility Provider any amount owing under the Redraw Facility Agreement within 10 Business Days of its due date where funds are available for this purpose under the Supplemental Deed;

  •
  the Issuer Trustee alters the priority of payments under the Transaction Documents without the consent of the Redraw Facility Provider or breaches any of its undertakings under the Transaction Documents which affect its ability to exercise its powers and remedies and perform its obligations under the Redraw Facility Agreement, the Master Trust Deed or the Supplemental Deed without the prior consent of the Redraw Facility Provider;

  •
  an Event of Default occurs in respect of the Supplemental Deed and the Master Security Trust Deed and the Security Trustee (acting on the instructions of the Secured Creditors) appoints a receiver to the assets of the Trust or is directed to sell or otherwise realize the assets of the Trust in accordance with the Master Security Trust Deed and the Deed of Charge; and

  •
  an Insolvency Event occurs in respect of the Issuer Trustee in its individual capacity and the Issuer Trustee is not replaced within 30 days of such event.

  Consequences of an Event of Default

        At any time after an event of default under the Redraw Facility Agreement, the Redraw Facility Provider may do all or any of the following:

  •
  declare all moneys actually or contingently owing under the Redraw Facility Agreement immediately due and payable; and

  •
  terminate the Redraw Facility.

  Termination

        The Redraw Facility will terminate upon the earlier to occur of the following:

  •
  the Scheduled Termination Date (i.e., the date which is 364 days from the date of the Redraw Facility Agreement; the Trust Manager may request the Redraw Facility Provider to extend that date for additional periods of 364 days);

  •
  the date on which the Redraw Facility Provider determines that its obligations under the Redraw Facility Agreement constitute an illegality under applicable laws and regulations, code of practice or official directive;

  •
  the date on which the Redraw Limit is reduced to zero;

  •
  the date upon which the Redraw Facility Provider terminates the agreement as a consequence of an event of default under the Redraw Facility; and

  •
  the Payment Date upon which the Trust Manager, having given no less than 5 Business Days prior notice to the Redraw Facility Provider, appoints a replacement Redraw Facility Provider, provided that each rating agency has confirmed that such replacement will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes and, provided further, that the Issuer Trustee has paid or repaid the Redraw Facility Provider so replaced all outstanding drawings and other amounts due to the Redraw Facility Provider, together with accrued and unpaid interest.

  Increased Costs

        If by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary or other governmental agency, the Redraw Facility Provider incurs new or increased costs, obtains reduced payments or returns or becomes liable for any payment based on the amount of advances outstanding under the Redraw Facility Agreement, the Issuer Trustee must pay the Redraw Facility Provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

Seller Deposit

        If the Seller has a short-term deposit credit rating by Moody's of less than P-1, a short-term deposit credit rating by S&P of less than A-1 or a short term deposit credit rating by Fitch Ratings of less than F1, or such other rating as is agreed between the Issuer Trustee, the Seller, the Trust Manager and the relevant rating agency, it must in respect of set-off risk in relation to the Trust:

  •
  deposit or maintain in an account, which may be the Collections Account provided it is held with an entity rated at least as high as the above ratings, on each Payment Date, after giving effect to the payments to be made on that Payment Date, an amount ("Seller Deposit") equal to the greater of: (a) the amount specified by S&P from time to time; or (b) the amount determined in accordance with the Supplemental Deed or otherwise agreed by Moody's or Fitch Ratings (as the case may be). This deposit may be utilized by the Issuer Trustee to meet any liabilities of the Seller to the Issuer Trustee in relation to the exercise of set-off rights by borrowers, which the Seller has not met within 20 Business Days of notice from the Issuer Trustee or the Trust Manager; or

  •
  enter into such other arrangement as is from time to time agreed between the Seller and the relevant rating agency so as to ensure that rating agency does not reduce, qualify or withdraw any credit rating assigned by it to the Notes.

        The Seller's deposit will be calculated by reference to the balances of accounts held by borrowers with the Seller where the terms of that borrower's mortgage loan do not include a provision by which a borrower agrees to make all payments without set-off or counterclaim, unless prohibited by law. If all the mortgage loans include such a provision, the Seller will not be required to make any deposit.

Further Advances

        The Seller may agree to make a further advance to a borrower under the terms of a mortgage loan. Where a further advance does not result in the actual balance of the mortgage loan exceeding the scheduled balance by more than one scheduled monthly installment, the further advance will be treated as a Redraw and will not result in the mortgage loan being removed from the Trust. Where a further advance is made as part of the existing mortgage loan and results in the scheduled balance of the mortgage loan being exceeded by more than one scheduled monthly installment, the Seller must pay to the Trust the then outstanding principal balance of the mortgage loan and any accrued and unpaid interest and fees on the mortgage loan at that time.

        A further advance may also be made under the terms of another loan or as a new loan. These loans may share the same security as a mortgage loan assigned to the Trust but will be subordinated upon the enforcement of that security in respect of the mortgage loan.

        If any one of these occur, the mortgage loan will be treated as being repaid in full and will cease to be an asset of the Trust from the date of such advance.

THE MORTGAGE INSURANCE POLICIES

General

        Each mortgage loan is insured under a primary mortgage insurance policy or under the mortgage pool insurance policy described below.

        If a mortgage loan has an LTV of more than 80%, it will be insured under a primary mortgage insurance policy issued by PMI Mortgage Insurance Limited ("PMI") (a "Primary Mortgage Insurer") in favor of the Seller. Some mortgage loans that have an LTV below 80% will also be insured under a primary mortgage insurance policy issued by PMI in favour of the Seller due to the LTV at origination being greater than 80%. If a mortgage loan has an LTV of 80% or less, and is not already insured under a primary mortgage insurance policy, a mortgage pool insurance policy issued by PMI Mortgage Insurance Limited will insure the Issuer Trustee in respect of losses in respect of each such mortgage loan.

        Under certain circumstances, borrowers may borrow from the Seller the premium payable under the primary mortgage insurance policy issued by the Primary Mortgage Insurer. To the extent this occurs, repayment of the premium portion of the relevant loan is insured under a separate insurance policy issued by PMI ("Premium Policy"). 19.27% of the mortgage loans (representing 22.79% of the initial aggregate outstanding principal balance) include the amount of the premium in the amount advanced and are therefore the subject of the Premium Policy.

        25.14% of the mortgage loans will be insured under a lender's mortgage insurance policy issued by the Primary Mortgage Insurer. 74.86% of the mortgage loans will be insured under the mortgage pool insurance policy issued by PMI. Either the Issuer Trustee will be a party to each pool policy or the Seller will equitably assign its interest in each lender's mortgage insurance policy to the Issuer Trustee on the Closing Date (or both). The assignment will be in equity (and so the Insured of record under each assigned lender's mortgage insurance policy will not vary). If a Title Perfection Event occurs, the Issuer Trustee and the Trust Manager are required to take all necessary steps to protect the Issuer Trustee's interest in, and title to, the mortgage loans including the lender's mortgage insurance polices. Any amounts paid by the Primary Mortgage Insurer under an assigned lender's mortgage insurance policy will, while the assignment is in equity and where the Issuer Trustee is not the Insured of record, be received by the Seller and must be applied as Collections by the Seller or the Servicer in the manner described under "Description of the Class A Notes—Collections; Distributions on the Class A Notes".

Primary Mortgage Insurance

        Authority for the issue of lender's mortgage insurance has been delegated by the Primary Mortgage Insurer to the Seller under certain conditions. Those conditions include loan to valuation ratios, initial loan amount, geographic location of the property, and compliance with the Seller's underwriting criteria.

        The terms of the coverage provided under the primary mortgage insurance policy are summarized below.

  Securing the Mortgage Loan

        The insured mortgage loan must be secured by a registered mortgage over real property in Australia.

        The insured must follow the practices and procedures of a prudent mortgage lender in requiring the borrower to comply with the terms of the mortgage loan. The insured must not, without the consent of the Primary Mortgage Insurer, waive any material default or non-compliance by the borrower.

  Loss covered

        For loans originated prior to September 24, 2003, the lender's mortgage insurance policy covers any loss arising where:

  •
  a repayment in respect of an insured mortgage loan is not made by the borrower; and

  •
  the insured mortgage loan remains in arrears continuously from that date of non-repayment until the sale of the mortgaged property or such earlier date as the mortgage insurer directs.

  Submission of Claim

        The insured is required to submit a claim in the manner and form as agreed between the Primary Mortgage Insurer and the insured from time to time, verified by such evidence as may be required by the Primary Mortgage Insurer, within 30 days of the sale of the mortgaged property or by such other date as the Primary Mortgage Insurer directs.

  Calculation of Claim for Loss

        Amounts payable by the Primary Mortgage Insurer under the lender's mortgage insurance policy in respect of a mortgage loan include:

  •
  for loans originated on or after September 24, 2003, the balance of the loan (inclusive of all interest paid, and any interest that is due and payable at the time that claim is paid on such loan);

  •
  for loans originated prior to September 24, 2003, the lesser of the amount of the principal of the mortgage loan and the principal shown in the insured mortgage schedule;

  •
  for loans originated prior to September 24, 2003, interest on the mortgage loan at the rate of interest provided in the relevant mortgage to the earlier of (i) the date of payment of the claim by the Primary Mortgage Insurer; or (ii) 30 days after the sale of the mortgaged property;

  •
  amounts paid by the insured for insurance premiums, rates, taxes and statutory charges (but excluding any charge which relates to a fine or penalty incurred in connection with the mortgaged property);

  •
  amounts up to a total of A$1000 for loans originated prior to September 24, 2003 and $1500 for loans originated on or after that date, or further amounts paid with the approval of the Primary Mortgage Insurer, in respect of the maintenance of the mortgaged property;

  •
  legal costs and other expenses reasonably incurred in enforcing and protecting the insured's rights under the relevant mortgage and which, for loans originated on or after September 24, 2003, are recoverable by the insured under the mortgage loan; and

  •
  costs reasonably incurred in connection with the sale of the mortgaged property and which, for loans originated on or after September 24, 2003, are recoverable by the insured under the mortgage loan.

        Amounts to be deducted from the above in determining the final loss payable include:

  •
  all repayment installments paid by the borrower;

  •
  the proceeds of the sale of the mortgaged property after deduction of any amount necessary to discharge any mortgage with priority over the mortgage loan;

  •
  the estimated cost of restoration of the mortgaged property to its condition as at the commencement date of the lender's mortgage insurance policy (reasonable wear and tear excepted);

  •
  the difference between the actual sale price and the market value of the mortgaged property (determined as if free of any contamination, pollution or environmental hazard);

  •
  all monies received from any collateral security or from any guarantor of the loan;

  •
  any compensation payments received by the insured in respect of compulsory acquisition or resumption of the property;

  •
  any insurance proceeds in excess of the amount actually expended upon repair or replacement;

  •
  the mortgage insurance policy premium and stamp duty if included in the loan;

  •
  any other money received by the insured from any source in reduction of the amount due under the mortgage loan;

  •
  rents or other monies received by the insured in connection with the mortgaged property;

  •
  for loans originated on or after September 24, 2003, any amount included in the balance of the loan which resulted from the application of a rate of higher interest than the rate of interest that would have applied had the borrower never defaulted on the loan or higher than the rate of interest provided in the insured mortgage;

  •
  for loans originated on or after September 24, 2003, any GST in respect of which the Seller is entitled to claim a credit;

  •
  for loans originated on or after September 24, 2003, any amounts which arise directly from a breach by the Seller of any legislation (including without limitation the Code); and

  •
  for loans originated on or after September 24, 2003, any amounts which would have been recovered but for a breach of the policy by the Seller.

  Exclusions

        The Primary Mortgage Insurance policy does not cover any loss which arises directly from terrorism, war, terrorist-like activities or war-like activities or any loss which arises from:

  •
  the insured mortgage, loan and / or any related security being fully or partially void or unenforceable;

  •
  a court order or settlement agreement concerning actual or alleged non-compliance with legislation;

  •
  physical loss, destruction of or damage to property; and

  •
  the presence of any pollution or environmentally hazardous material.

  Reduction of Claim

        The insured has a duty to disclose to the Primary Mortgage Insurer all matters relevant to the Primary Mortgage Insurer's decision whether to accept the risk of the insurance. If this duty is breached, the loss amount payable by the Primary Mortgage Insurer may be adjusted in the following manner:

  •
  if the Primary Mortgage Insurer would not have provided coverage for the mortgage loan if the duty of disclosure had not been breached, the Primary Mortgage Insurer's liability will be reduced to zero; or

  •
  if the Primary Mortgage Insurer would have provided coverage relating to the mortgage loan (with or without special conditions of coverage) or if the premium would have been at a higher rate, the Primary Mortgage Insurer's liability will be reduced to the amount which (in the

    Primary Mortgage Insurer's determination) the Primary Mortgage Insurer would have been liable to make if the coverage had been on those terms, less the higher premium (if any).

        If non-disclosure is fraudulent, the Primary Mortgage Insurer may also have the option of voiding the lender's mortgage insurance policy from its inception.

        For loans originated prior to September 24, 2003, the loss amount payable by the Primary Mortgage Insurer will also be reduced, in the manner described below, if any of the following occur:

  •
  if the insured fails to comply with a reasonable request of the Primary Mortgage Insurer—by the amount fairly representing the extent to which the Primary Mortgage Insurer's interests were prejudiced as a result of that failure;

  •
  if a guarantee or indemnity in relation to the mortgage loan is unenforceable due to the negligence of the insured—by the amount fairly representing the extent to which the Primary Mortgage Insurer's interests were prejudiced as a result of that negligence, provided that no negligence will be imputed if normal procedures of a prudent lender are followed;

  •
  if security (other than a security referred to in the mortgage loan or a statutory charge, excluding a charge which relates to a fine or penalty) has priority over the relevant mortgage—by the amount payable to discharge that security;

  •
  if the insured is negligent in the administration of the mortgage loan, protection of the mortgaged property or exercise of remedies under the relevant mortgage—by the amount fairly representing the extent to which the Primary Mortgage Insurer's interests were prejudiced as a result of that negligence, provided that no negligence will be imputed if normal procedures of a prudent lender are followed;

  •
  if the mortgage loan is reopened under section 70 of the Australian Consumer Credit Code or if the mortgage loan is varied other than in accordance with the lender's mortgage insurance policy—by the amount fairly representing the extent to which the Primary Mortgage Insurer's interests were prejudiced as a result of the mortgage loan being reopened or varied;

  •
  if the borrower has a defense, a right of set-off or a counter claim against the insured—by the amount that fairly represents the extent to which the insured's claim or net recovery was reduced, or the exercise of its remedies affected by, by that defence, set-off or counter claim; or

  •
  if an appraiser upon whose valuation the insured relied in respect of the mortgage loan was negligent or in breach of a duty of care, but the appraiser is not liable to the Primary Mortgage Insurer by reason of an act or omission of the insured—by the amount for which the appraiser would have been liable.

The Lender's Mortgage Pool Insurance Policy

  Securing and protecting the Mortgage Loan

        The insured mortgage loan must be secured by an enforceable registered mortgage over real estate property in Australia. The insured is not insured if the mortgage is not enforceable.

        The insured must follow the procedures of a prudent lender in preparing, administering and managing the insured mortgage loan.

  Variations

        The insured may make variations to the insured mortgage loan only with PMI's prior written consent.

  Submission of a claim

        The insured is permitted to submit a claim for loss:

  (a)
  when the sale of the mortgaged property has been settled; or

  (b)
  when PMI requests that the insured do so before the mortgaged property is sold; or

  (c)
  when the mortgagee under a prior mortgage has completed the sale of the mortgaged property.

        The claim should be lodged within 30 days of:

  (a)
  the settlement date; or

  (b)
  a request from PMI.

        In support of the claim, the insured must provide to PMI all documents and information PMI reasonably requires.

        Any payment of a claim, PMI makes is a full and final discharge of PMI's liability under the mortgage pool insurance policy, in respect of the mortgage loans related to the claim.

        At PMI's discretion, PMI may pay a claim before the mortgaged property has been sold.

        Within fourteen (14) days of receipt by PMI of the complete claim documentation, including all documentation and information reasonably required by PMI, PMI will assess the claim and pay to the insured the amount to which the insured is entitled.

  Calculation of loss

        The insured's loss is the "amount owing" to the insured less the "amount recovered" by the insured as described below.

        The "amount owing" to the insured is the total of:

  (a)
  the balance of the mortgage loan account at the settlement date if applicable, or the date of a request by PMI where a claim for loss is requested before the mortgaged property is sold; and

  (b)
  interest on the balance of the mortgage loan account from the settlement date to the date of claim to a maximum of 30 days; and

  (c)
  any GST incurred by the insured on the sale or transfer of the mortgaged property to a third party and any GST in or towards the satisfaction of any debt that the Borrower owes under the mortgage loan account, which the insured properly incurs in respect of any of the costs, fees, disbursements or commissions specifically identified under this section; and

  (d)
  costs incurred on sale of the mortgaged property which include:

  (i)
  costs properly incurred by the insured for insurance premiums, rates, land tax (calculated on a single holding basis) and other statutory charges on the mortgaged property;

  (ii)
  reasonable and necessary legal fees and disbursements the insured incurs in enforcing or protecting the insured's rights under the insured mortgage loan;

  (iii)
  reasonable agent's commission, advertising costs, valuation costs and other costs relating to the sale of the mortgaged property;

  (iv)
  reasonable and necessary costs incurred by the insured in maintaining (but not restoring) the mortgaged property, however total costs in excess of A$1,500 can be included only if the insured had PMI's prior written consent to incur them; and

    (vi)
    any amounts applied by the insured with PMI's prior written consent to discharge a security interest having priority over the insured mortgage loan.

        The "amount owing" to the insured does not include:

  (a)
  interest charged in advance;

  (b)
  default rate interest;

  (d)
  higher rate interest payable because of failure to make prompt payment;

  (e)
  fines, fees or charges debited to the mortgage loan account;

  (f)
  costs of restoration following damage to or destruction of the mortgaged property;

  (g)
  costs of removal, clean up and restoration arising from contamination of the mortgaged property;

  (h)
  additional funds advanced to the debtor without PMI's written consent (other than any loan redraws made in respect of amounts by which scheduled loan installments have been exceeded);

  (i)
  amounts the insured pays in addition to the mortgage loan amount to complete improvements;

  (j)
  cost overruns; and

  (k)
  any civil or criminal penalties imposed on the insured under legislation including the Australian Consumer Credit Code.

        The "amount recovered" by the insured is the total of:

  (a)
  the gross proceeds of sale of the mortgaged property;

  (b)
  early repayment fees;

  (c)
  break funding costs; and

  (d)
  the following if not already applied to the credit of the mortgage loan account:

  (i)
  compensation received for any part of the mortgaged property or any collateral security that has been resumed or compulsorily acquired;

  (ii)
  all rents collected and other profits received relating to the mortgaged property or any collateral security;

  (iii)
  any sums received under any insurance policy relating to the mortgaged property not applied to restoration of the mortgaged property following damage or destruction;

  (iv)
  all amounts recovered from the exercise of the insured's rights relating to any collateral security; and

  (v)
  any other amount received relating to the insured mortgage loan including any amounts received from the debtor, any guarantor or prior mortgagee.

  Reductions and cancellation

        The making of any disclosure, non-disclosure or representation, the doing of any act or thing, the omission to do any act or thing or the receipt of any moneys by the Trust Manager, the Seller or the Issuer Trustee is deemed to be done or not done, as the case may be, by the insured. If the insured fails to comply with its duty of disclosure PMI may reduce its liability under or cancel the mortgage pool insurance policy.

        Where the insured has made a claim and the insured's loss has been increased due to the insured's consent, without PMI's written approval, to:

  (a)
  the creation of any lease, licence, easement, restriction or other notification affecting the mortgaged property; or

  (b)
  an increase in or acceleration of the payment obligation of the debtor under any security interest having priority over the insured mortgage loan, then,

PMI may reduce the amount payable by the amount of that increased loss.

        Where PMI pays any claim, the amount of that payment will be less the amount of any GST input tax credit or reduced input tax credit (together in this paragraph, "Input Tax Credits") that are or may be made available to the insured by reason of any taxable supply made to the insured in connection with the exercise of the insured's rights under or in connection with the mortgaged property and in respect of which the payment is made. If the payment is not made in respect of any particular taxable supply to the insured, then the payment shall be reduced by such amount as reflects the Input Tax Credits that would have been available to the insured if the payment had been applied in connection with the exercise of the insured's rights under or in connection with the mortgaged property or collateral security or for the provision to the insured of any services in connection with the exercise of such rights.

        Where the insured's loss has been increased due to the insured making a false or misleading statement, assurance or representation to the debtor or any guarantor or other non-compliance with the requirements of the pool insurance policy, PMI may reduce the amount paid to the insured in the event of a claim by the increase in the insured's loss. In certain circumstances, PMI may also be able to deny a claim in full.

Description of the Insurer

  PMI Mortgage Insurance Ltd

        PMI Mortgage Insurance Ltd (ABN 70 000 511 071), has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988.

        PMI Mortgage Insurance Ltd's parent is PMI Mortgage Insurance Australia (Holdings) Pty Ltd, a subsidiary of PMI Mortgage Insurance Co., a subsidiary of the PMI Group Inc. PMI Mortgage Insurance Co is a leading monoline mortgage insurer in the United States currently having an insurer financial strength rating of AA by Standard and Poor's, AA+ by Fitch Ratings and Aa2 by Moody's Investors Service, Inc.

        As of May 17, 2004, Standard and Poor's has revised its outlook on the PMI Group Inc. and its rated subsidiaries, including PMI Mortgage Insurance Ltd from "negative" to "stable". No assurances are given regarding any future outlook or the future levels of the credit ratings of each of the PMI Group Inc. and PMI Mortgage Insurance Ltd by any of Standard and Poor's, Moody's or Fitch Ratings.

        As at December 31, 2003, the audited financial statements of PMI Mortgage Insurance Ltd had total assets of A$691 million and shareholder's equity of A$347 million.

        PMI Mortgage Insurance Ltd currently has a claims paying ability rating by Standard and Poor's and Fitch Ratings of AA and by Moody's of Aa2.

        The business address of PMI Mortgage Insurance Ltd is Level 23, AMP Centre, 50 Bridge Street, Sydney, New South Wales, 2000, Australia.

DESCRIPTION OF THE TRUSTEES

The Issuer Trustee

  General

        Perpetual Trustee Company Limited (ABN 42 000 001 007) is appointed as Issuer Trustee of the Trust on the terms set out in the Master Trust Deed and the Supplemental Deed. The Issuer Trustee was incorporated on September 28, 1886 as Perpetual Trustee Company (Limited) under the Companies Statute of New South Wales as a public company. The name of the Issuer Trustee was changed to Perpetual Trustee Company Limited on December 14, 1971 and the Issuer Trustee now operates as a limited liability public company under the Corporations Act of Australia. The Issuer Trustee is registered in New South Wales and its registered office is at Level 7, 39 Hunter Street, Sydney.

        The Issuer Trustee has 4,000,000 ordinary shares issued with a paid amount of A$1.00 per share. The shares are held by Perpetual Trustees Australia Limited. The Issuer Trustee has no subsidiaries.

        The principal activities of the Issuer Trustee are the provision of trustee and other commercial services. The Issuer Trustee is an authorized trustee corporation, and holds an Australian Financial Services License, under Part 7.6 of the Corporations Act 2001 (Cth) (Australian Financial Services License No. 236643). Perpetual Trustees Australia Limited and its subsidiaries provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. Perpetual Trustees Australia Limited and its subsidiaries are leading trustee companies in Australia with in excess of A$95 billion under administration.

        The directors of the Issuer Trustee are as follows:

Name	Business Address	Principal Activities
David Michael Deverall	7/39 Hunter Street, Sydney, NSW, 2000	Managing Director
Jane Lachlan Couchman	7/39 Hunter Street, Sydney, NSW, 2000	General Counsel
Phillip Andrew Vernon	8/9 Castlereagh Street, Sydney, NSW, 2000	Group Executive, Corporate Trust
Andrew Justin McKee	4/39 Hunter Street, Sydney, NSW, 2000	General Manager, Private Clients

        The directors of the Issuer Trustee do not have significant activities outside of their role as directors of the Issuer Trustee.

The Security Trustee

  General

        P.T. Limited of Level 7, 39 Hunter Street, Sydney Australia is appointed as the Security Trustee for the Security Trust on the terms set out in the Master Security Trust Deed and the Deed of Charge.

        The Security Trustee will act as security trustee on behalf of the secured creditors as described in "Description of Transaction Documents—The Master Security Trust Deed" in part B of this prospectus. Under the Master Security Trust Deed, if there is a conflict between the duties owed by the Security Trustee to any Secured Creditors or class of Secured Creditors, the Security Trustee must act in accordance with the requirements of the Master Security Trust Deed.

The Note Trustee

  General

        The Bank of New York is appointed as the Note Trustee for the Trust on the terms set out in the Note Trust Deed. The Bank of New York is a banking corporation duly organized and existing under the laws of New York. The Corporate Trust Office of the Note Trustee responsible for the administration of the Note Trustee's obligation in relation to the Trust is located at 101 Barclay Street, 21W, New York, New York 10286. See "Powers, Duties and Liabilities under the Transaction Documents—The Note Trustee" in part B of this prospectus for a summary of certain of the Note Trustee's rights and duties under the Transaction Documents.

SERVICING

The Servicer

        Australia and New Zealand Banking Group Limited (the "Servicer") will be responsible for servicing the mortgage loans. The head office of the Servicer is located at Level 6, 100 Queen Street, Melbourne.

Delegation by the Servicer

        While this prospectus describes the Servicer as performing all Servicer functions, the Servicer has the power to delegate or subcontract some or all of its obligations under the Master Servicer Deed to third parties, including its mortgage originators. References to the Servicer servicing the mortgage loans should be construed accordingly. Such third parties may in turn delegate or sub-contract some or all of their obligations to other parties. Such delegates will utilise the Servicer's standard systems and procedures or systems and procedures which are consistent with those of the Servicer in administering and servicing the mortgage loans. Despite any delegation, the Servicer remains liable for the origination and servicing of the mortgage loans and related mortgages in accordance with the transaction documents. The Servicer must select and supervise each delegate with due care.

Servicing of Mortgage Loans

  General

        Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the mortgage loans and the management of delinquent mortgage loans.

        The Servicer is contractually obligated to administer the mortgage loans:

  •
  in accordance with all applicable laws;

  •
  in a proper and businesslike manner;

  •
  in accordance with the operational and servicing procedures and policies adopted by the Servicer in accordance with its credit and risk policy (as amended from time to time); and

  •
  in accordance with the standards and practices of a prudent lender having regard to the assets of the trust.

        See "Description of Transaction Documents—The Master Servicer Deed—Removal and Resignation of the Servicer" in part B of this prospectus for a description of certain servicer defaults whereby the Issuer Trustee can cause the resignation or removal of the Servicer for cause.

Collection and Enforcement Procedures

        Borrowers must make the minimum repayment due under the terms and conditions of the mortgage loans on or before each scheduled installment due date. A borrower may also elect to make his or her repayments weekly or bi-weekly so long as the equivalent of the minimum monthly repayment is received on or before the installment due date. Payment can be made to a branch (by cash or check), by direct debit to a nominated bank account, or by direct credit from the borrower's salary by their employer. At present, the majority of scheduled repayments on the mortgage loans are made by way of direct debits to a nominated bank account.

        A mortgage loan is subject to action (as described below) in relation to delinquent payment whenever the monthly repayment is not paid by the monthly installment due date. However, under the terms of certain mortgage loans, borrowers may prepay amounts which are additional to their required monthly repayments. This will result in the actual balance of the mortgage loan account being lower than the scheduled balance of the mortgage loan. In the case of a variable rate mortgage loan, if a borrower subsequently fails to make some or all of a required monthly repayment, the servicing system will apply the prepaid amount until the total amount of missed payments exceeds the prepaid amount and, as a result, the variable rate mortgage loan will be considered to be delinquent only when the actual balance is greater than the scheduled balance. In the case of a fixed rate mortgage loan, if after such prepayment a borrower fails to make more than one required monthly repayment, the fixed rate mortgage loan will be considered to be delinquent.

        The Servicer's collections system identifies all mortgage loan accounts which are delinquent and allocates overdue loans to collection officers to take action.

        Actions taken by the Servicer in relation to delinquent accounts will be determined according to a number of factors, including the following (with the input of a mortgage insurer if applicable):

  •
  delinquency history;

  •
  equity in the property; and

  •
  prior arrangements made with the borrower to meet overdue payments.

        The Servicer may make a special arrangement with a borrower to temporarily modify the borrower's repayment schedule when a borrower notifies the Servicer that the borrower may not be able to make the scheduled repayments. In considering such an arrangement, the Servicer consults with the borrower and considers the causes of the borrower missing repayments with the intention of returning the mortgage loan to the original repayment schedule at the earliest opportunity.

        If satisfactory arrangements cannot be made to rectify a delinquent mortgage loan, legal notices are issued and recovery action is initiated by the Servicer. Recovery action is arranged by collections staff in conjunction with internal or external legal advisers. Recovery actions include:

  •
  voluntary sale by the borrower;

  •
  initiating a mortgagee sale; and

  •
  making claims on lender's mortgage insurance.

        When the actual balance of the mortgage loan is greater than its scheduled balance, it is immediately entered into the collection system. Each account is graded into a high, medium or low risk category. The grading process considers factors such as the borrower's previous arrears history and current loan to value ratio.

        A borrower of a high risk account will receive phone contact within the first 14 days (attempts to contact commence on day 5 and continue until day 14 as required) with a letter issued on day 9 if no promise to pay or arrangement has been made. A second letter is then issued on day 18 if the account remains delinquent with phone contact made if the account has not been rectified by day 31.

        Medium risk accounts are issued with an initial collection letter on day 10 with a follow up letter issued on day 22 and a phone call on day 35.

        Low risk accounts are issued with an initial collection letter on day 16 with a follow up letter on day 27. Initial phone contact with the borrower is made on day 36.

        Furthermore, primary mortgage insurance related facilities falling into delinquency within a 12 month period from the drawdown date are placed into a separate category that takes immediate action through telephone contact and a follow up letter to rectify the position.

        When a mortgage loan is delinquent for 60 days but less than 90 days, a default notice is sent advising the borrower that, if the default is not rectified within a period of 31 days, the Servicer will require immediate repayment of all money payable under the mortgage loan and will exercise its rights under the borrower's mortgage loan contract, including the enforcement and realization of any security.

        At the expiration of the 31 day notice, which is sent when a mortgage loan is delinquent for longer than 60 days but less than 90 days as described above, the account is transferred to the Servicer's recovery solicitors. The recovery solicitors are empowered to conduct the litigation process on behalf of the Servicer. This requires the solicitors to follow procedures developed by the Servicer for a standard litigation process. Any variance from the agreed process is referred to the Servicer for instructions. The Servicer receives confirmation of any action that has been undertaken by the recovery solicitors at each stage throughout the litigation process.

        Upon transfer of the account to the recovery solicitors, court proceedings against the borrower will be commenced once appropriate demands and notices have been issued. This usually occurs when the account is approximately 120 days delinquent.

        Once the court papers have been served on the borrower, and provided that the borrower does not defend the court action, the Servicer can then enter default judgment in the relevant court against the borrower for possession of any security property for recovery of the debt owing. Once the Servicer has entered judgment it will apply for a warrant or writ of possession whereby the sheriff will set a date for the borrower to be evicted from the property, which is usually 30 to 40 days after the Servicer instructs the sheriff.

        Once possession is obtained, appraisals and valuations are obtained by the Servicer and a reserve price is set for sale of the property by way of auction or private sale.

        These time frames assume that the borrower has either taken no action or has not honored any commitments made in relation to the default to the satisfaction of the Servicer and, in some cases, the relevant mortgage insurer. It should also be noted that the Servicer's ability to exercise its power of sale of the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the Servicer, such as whether the borrower contests the sale and the market conditions at the time of sale, which may affect the length of time between the decision of the Servicer to exercise its power of sale and final completion of the sale.

        The Servicer's collection and enforcement procedures may change from time to time in accordance with business judgment, internal policy and changes to legislation and guidelines established by the relevant regulatory bodies.

Delinquency, Foreclosure and Loss Statistics

        The following tables set forth certain information concerning the delinquency, foreclosure and loss experience on residential mortgage loans serviced directly by the Servicer. These mortgage loans are residential mortgage loans originated or acquired by the Australia and New Zealand Banking Group Limited. The servicing portfolio does not include mortgage loans that were serviced or sub-serviced by others.

Portfolio Delinquency and Foreclosure Experience

        The following table summarizes the delinquency and loss experience of the Seller's home loan portfolio. All loans were originated and are serviced by the Seller. This information is provided by the Seller.

ONE-TO-FOUR-FAMILY RESIDENTIAL LOANS

ANZ Residential Loans	Mar-97	Mar-98	Mar-99	Mar-00	Mar-01	Mar-02	Mar-03	Mar-04
Outstanding Balances (A$ m)	15,480.6	22,167.7	25,453.4	33,284.1	40,240.5	45,185.7	53,787.4	67,038.2
Number of Loans	240,865	322,709	351,499	422,572	483,682	497,950	528,651	570,784
% Arrears by Number
31-60 days	0.73%	0.78%	0.92%	0.73%	0.89%	0.75%	0.51%	0.36%
61-90 days	0.23%	0.29%	0.33%	0.19%	0.20%	0.14%	0.12%	0.08%
91+ days	0.39%	0.58%	0.60%	0.36%	0.34%	0.22%	0.14%	0.08%

Total	1.35%	1.65%	1.85%	1.28%	1.44%	1.11%	0.77%	0.52%

% Arrears by Balances
31-60 days	0.82%	0.84%	0.99%	0.78%	0.98%	0.75%	0.54%	0.38%
61-90 days	0.28%	0.33%	0.38%	0.21%	0.23%	0.14%	0.13%	0.09%
91+ days	0.38%	0.70%	0.70%	0.45%	0.39%	0.23%	0.16%	0.09%

Total	1.49%	1.87%	2.08%	1.44%	1.61%	1.12%	0.83%	0.56%

Net Losses (A$ m)	2.9	3.2	2.1	3.5	4.7	8.6	7.0	5.1
Net Losses as % of Outstanding Balance	0.019%	0.014%	0.008%	0.011%	0.012%	0.019%	0.013%	0.008%

Notes:
End of period balances
All volumes in A$
Net losses are total for preceding 12 months

        The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the mortgage loans in the Trust. Consequently, there can be no assurance that the delinquency and foreclosure experience of the mortgage loans in the Trust will be consistent with the data set forth above. The mortgage portfolio of the Seller, for example, includes mortgage loans having a wide variety of payment characteristics and product features and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic locations of the mortgage loans in the Trust. Furthermore, being historical data, it may not be representative of the economic conditions and other factors affecting delinquency that may arise or change in the future.

PREPAYMENT AND YIELD CONSIDERATIONS

General

        The principal repayments, aggregate amount of distributions on the Notes, and the yield to maturity of the Notes will depend on, among other things, (i) the rate and timing of payments of principal repayments and Redraws on the mortgage loans, and (ii) the price at which the Notes are purchased. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including prepayments resulting from refinancing, liquidations of mortgage loans due to defaults by borrowers, casualties, condemnations and repurchases of mortgage loans. The mortgage loans may be prepaid by the borrowers at any time. However, borrowers under mortgage loans that convert to fixed rate mortgage loans may be required to pay a fee in order to prepay their mortgage loans.

Prepayments

        The rate of principal payments on the Class A Notes is directly related to the rate of principal payments on the mortgage loans, which may be in the form of Scheduled Payments or principal prepayments. Prepayments, liquidations and repurchases of the mortgage loans, including repurchases due to a breach of representation or warranty of the Seller, or an optional repurchase of the remaining mortgage loans in connection with the termination of the Trust, will result in early distributions of principal amounts on the Class A Notes.

        Since the rate of payment of principal of the mortgage loans cannot be predicted and will depend upon future events and a variety of factors, we cannot assure you as to this rate of payment or the rate of principal prepayments.

        In particular the following factors may affect the rate of principal payment of the Class A Notes:

  •
  the amount of Redraws under the mortgage loans by borrowers or advances under the Redraw Facility, all of which are senior to payment of principal on the Class A Notes;

  •
  the fact that the fixed interest rate on fixed rate mortgage loans may convert to a variable rate, thus increasing the likelihood of prepayments on such mortgage loans subsequent to such conversion;

  •
  the fact that the variable interest rate on certain mortgage loans may be converted by the borrower to a fixed rate, thus decreasing the likelihood of prepayments on such mortgage loans subsequent to such conversion and during the fixed rate period;

  •
  repurchase of mortgage loans upon a further advance being made which exceeds the then scheduled balance of that mortgage loan by more than one scheduled monthly installment;

  •
  a change to the Servicer's policies or procedures in connection with the terms, origination or administration of the mortgage loans which results in the refinancing of a mortgage loan by a borrower or the repurchase of such mortgage loan;

  •
  refinancing by borrowers with other financial institutions;

  •
  receipt by the Issuer Trustee of enforcement proceeds due to a borrower having defaulted on its mortgage loan;

  •
  modification of the mortgage loan, resulting in the establishment of a new loan and repayment in full of the existing mortgage loan;

  •
  receipt by the Issuer Trustee of insurance proceeds in relation to a claim under a lender's mortgage insurance policy; and

  •
  optional redemption of the Class A Notes or redemption of the Notes for taxation or other reasons.

        The extent to which the yield to maturity of any Note may vary from the anticipated yield will depend upon the following factors:

  •
  the degree to which a Note is purchased at a discount or premium; and

  •
  the degree to which the timing of payments on the Note is sensitive to prepayments, liquidations and repurchases of the mortgage loans.

        A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may also affect the Trust's prepayment experience for the mortgage loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

Rate of Payments

        The weighted average life of a Note refers to the average amount of time that will elapse from the date of issuance of the Note to the date each dollar in respect of principal repayable under the Note is reduced to zero, weighted by the principal payment. Prepayments of principal of the mortgage loans will tend to shorten the weighted average life of the Class A Notes, while Redraws will tend to extend the weighted average life of the Class A Notes. A borrower who makes a partial prepayment of principal of a mortgage loan under which Redraws are permitted may make such payment in anticipation of making a Redraw at a later date.

        Usually, greater than anticipated principal prepayments would reduce the aggregate outstanding principal balance of the mortgage loans more quickly than expected. As a consequence, aggregate interest payments on the mortgage loans would be less than expected. Therefore, a higher rate of principal prepayments could result in a lower-than-expected yield to maturity on each related class of Notes purchased at a premium. Conversely, lower than anticipated principal prepayments would reduce the return to investors on any related classes of Notes purchased at a discount, in that principal payments on the mortgage loans would occur later than anticipated. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase in the rate of principal payments. The amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on defaulted mortgage loans and foreclosed properties will also affect the weighted average life of the Notes.

Prepayment Rate Model and Modeling Assumptions

        Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus is a "constant prepayment rate" model or "CPR". CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the pool of mortgage loans for that month. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans for this trust. None of the Seller, the Trust Manager nor the Issuer Trustee believes that any existing statistics of which it is aware provide a reliable basis for holders of the Notes to predict the amount or the timing of receipt of prepayments on the mortgage loans.

        Since the following tables were prepared on the basis of the modeling assumptions described in the next paragraph, there are discrepancies between characteristics of the actual mortgage loans in the pool for this trust and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the outstanding principal balances and weighted average lives of the Notes set forth in the tables. In addition, since the actual mortgage loans in the Trust have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal on the Notes may be made earlier or later than as indicated in the tables.

        For the purpose of the tables below, we have used the following modeling assumptions:

  •
  the Closing Date for the Notes is July 7, 2004;

  •
  the mortgage loan pool consists of fully-amortizing mortgage loans;

  •
  payments on the Notes are made on each quarterly Payment Date commencing in September 2004, regardless of the day on which the Payment Date actually occurs;

  •
  payments on the Notes are made in accordance with the priorities described in this prospectus;

  •
  all Scheduled Payments of principal and interest on the mortgage loans will be received in full on the last day of each month commencing in June 2004 with no defaults;

  •
  all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the outstanding principal balance of the mortgage loan commencing in June 2004;

  •
  no optional termination is exercised, except for the line titled "Weighted Average Life-To Call (Years)" in the table;

  •
  the mortgage loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

  •
  there are no Redraws, substitutions or loans paid in advance with respect to the mortgage loans;

  •
  all payments under the swaps are made as scheduled; and

  •
  the exchange rate for the conversion of A$ to US$ applied in the modeling assumptions is US$0.686=A$1.00 which is not necessarily the same as that stated under "US/Australia Dollar" in part A of the prospectus.

        None of the Seller, the Issuer Trustee or the Trust Manager expect that these modeling assumptions will be predictive of the mortgage loan pool's actual performance for this trust. The tables indicate the projected weighted average life of the Notes and set forth the percentage of the initial aggregate principal balance of the Notes that is projected to be outstanding after each of the Payment Dates shown as specified CPR percentages. The tables also assume that:

        The tables indicate the projected weighted average life of the notes and set forth the percentage of the initial aggregate principal balance of the notes that is projected to be outstanding after each of the payment dates shown at specified constant prepayment rate percentages. The tables also assume that (i) the housing loans have an aggregate principal balance of A$1,481,226,046.66 as of the Cut-off Date, and (ii) the housing loans have been aggregated into six hypothetical pools with all of the housing loans within each such pool having the characteristics described below:

Pool Number	Initial Principal Amount (A$)	Weighted Average Original Term	Weighted Average Remaining Term	Weighted Average Seasoning	Weighted Average Coupon
1	95,302,053.04	338	330	8	6.586
2	293,105,566.47	336	325	11	6.579
3	273,094,438.70	338	322	16	6.566
4	280,716,113.99	336	314	22	6.637
5	220,282,812.32	314	286	28	6.676
6	318,725,062.14	290	245	45	6.773
Total	1,481,226,046.66	323	300	24	6.644

        It is not likely that the mortgage loans will pay at any assumed constant prepayment rate to maturity or that all mortgage loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the mortgage loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

        In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of Notes is determined by the following three step process:

  •
  multiplying the amount of each payment of principal thereof by the number of months from the date of issuance to the related payment date;

  •
  summing the results; and

  •
  dividing the sum by the aggregate distributions of principal referred to in the first clause above, expressing the result in years, and rounding to three decimal places.

        The source of the information in the following table is Australia and New Zealand Banking Group.

        Percent of Initial Principal Outstanding at the Following Percentages of Constant Prepayment Rate

Payment Date	0.0%	10.0%	15.0%	20.0%	28.0%	30.0%	35.0%	40.0%	45.0%
Initial Percent	100	100	100	100	100	100	100	100	100
6/18/2005	98	88	83	78	70	68	63	58	53
6/18/2006	96	78	69	61	49	46	40	34	28
6/18/2007	95	68	57	48	34	31	25	19	14
6/18/2008	92	60	48	37	24	21	15	11	7
6/18/2009	90	53	39	28	16	14	9	6	3
6/18/2010	88	46	32	22	11	9	5	3	1
6/18/2011	85	40	26	17	7	6	3	1	0
6/18/2012	83	35	21	13	4	3	1	0	0
6/18/2013	80	30	17	9	3	2	0	0	0
6/18/2014	77	26	14	7	1	1	0	0	0
6/18/2015	73	22	11	5	0	0	0	0	0
6/18/2016	70	19	9	3	0	0	0	0	0
6/18/2017	66	16	7	2	0	0	0	0	0
6/18/2018	62	13	5	1	0	0	0	0	0
6/18/2019	58	11	4	0	0	0	0	0	0
6/18/2020	53	9	2	0	0	0	0	0	0
6/18/2021	48	7	2	0	0	0	0	0	0
6/18/2022	43	5	1	0	0	0	0	0	0
6/18/2023	38	4	0	0	0	0	0	0	0
6/18/2024	32	2	0	0	0	0	0	0	0
6/18/2025	26	1	0	0	0	0	0	0	0
6/18/2026	22	1	0	0	0	0	0	0	0
6/18/2027	17	0	0	0	0	0	0	0	0
6/18/2028	11	0	0	0	0	0	0	0	0
6/18/2029	7	0	0	0	0	0	0	0	0
6/18/2030	2	0	0	0	0	0	0	0	0
6/18/2031	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (Years)	15.70	6.88	5.03	3.87	2.75	2.55	2.15	1.84	1.59
Weighted Average Life to Call (Years)	15.62	6.65	4.80	3.67	2.60	2.41	2.03	1.74	1.49

USE OF PROCEEDS

        The net proceeds from the sale of the Class A Notes, after being exchanged pursuant to the currency swap, will amount to A$[    ] and will be used by the Issuer Trustee to acquire from the Seller equitable title to the housing loans and related mortgages.

ADDITIONAL INFORMATION

        The Trust Manager intends to file with the SEC additional yield tables and other computational materials, if any, for the Notes by means of a post-effective amendment to the registration statement of which this prospectus forms a part. The underwriters will have prepared any such tables and materials at the request of some prospective investors, based on assumptions provided by, and satisfying the special requirements of, these prospective investors. These tables and materials are preliminary in nature, and the information contained in them is subject to, and superseded by, the information in this prospectus.

LEGAL INVESTMENT CONSIDERATIONS

        The Class A Notes will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the mortgage loans is not subject to state or federal regulatory authority in the United States. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such mortgage loans may not be legally authorized to invest in the Class A Notes. No representation is made as to whether the Class A Notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Class A Notes as legal investments for you.

ERISA CONSIDERATIONS

        Subject to the conditions discussed under "ERISA Considerations" in part B of this prospectus, the Class A Notes are eligible for purchase by employee benefit plans. See "ERISA Considerations" in part B of this prospectus.

PLAN OF DISTRIBUTION

Underwriting

        Subject to the terms and conditions set forth in the underwriting agreement among Australia and New Zealand Banking Group Limited, the Issuer Trustee, the Trust Manager and Deutsche Bank Securities Inc., as representative of the underwriters, the Issuer Trustee has agreed to sell to the underwriters, and each of the underwriters have severally agreed to purchase, the principal amount of the Notes set forth opposite its name below:

Underwriter	Principal Amount of Notes (US$)
Deutsche Bank Securities Inc.	$	[ ]
ANZ Securities Inc.	$	[ ]
Citigroup Global Markets Inc.	$	[ ]
J.P. Morgan Securities Inc	$	[ ]
Total	$	[ ]

        The underwriting agreement provides that the underwriters are obligated, subject to certain conditions in the underwriting agreement, to purchase all of the Class A Notes. In the event of default by an underwriter, the underwriting agreement provides that, in specific circumstances, the underwriting agreement may be terminated.

        The underwriters propose to initially offer the Class A Notes at the public offering price on the cover page of this prospectus and to selling group members at the public offering price less a concession not in excess of the amount set forth in the following table, expressed as a percentage of the relative principal balance. The underwriters and selling group members may reallow a discount not in excess of the amount set forth in the following table to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.

Selling Concessions	Reallowance Discount
[ ]%	[ ]%

        ANZ estimates that the out-of-pocket expenses for this offering will be approximately US$1,600,000. Certain of these expenses will be reimbursed by the underwriters on the closing date.

        The representative, on behalf of the underwriters, may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Notes. The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

  •
  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

  •
  Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions;

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

        Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

        No representation is made as to the magnitude or direction of any effect that the transactions described above may have on the price of the Class A Notes.

        Pursuant to the underwriting agreement, ANZ and the Trust Manager have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to certain payments which the underwriters may be responsible for.

        In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with ANZ and its affiliates.

Offering Restrictions

Australia

        No offering circular, prospectus or other disclosure document in relation to any Class A Notes has been lodged with, or registered by, the Australian Securities and Investments Commission or the

Australian Stock Exchange Limited. Each Underwriter has severally (and not jointly) represented and agreed that it:

  •
  has not (directly or indirectly) offered for subscription or purchase or issued invitations to subscribe for or buy nor has it sold the Class A Notes;

  •
  will not subscribe for or buy nor will it sell any Class A Notes; and

  •
  has not distributed and will not distribute any draft, preliminary or definitive offering circular, advertisements or other offering material relating to any Class A Notes;

        in the Commonwealth of Australia, its territories or possession, unless:

  (x)
  the minimum aggregate consideration payable by each offeree is at least A$500,000 (or its equivalent in another currency) (disregarding moneys lent by any persons offering the Class A Notes or their associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act; and

  (y)
  such action complies with all applicable laws and regulations.

        Each Underwriter, severally, and not jointly, agrees that it will offer the Class A Notes for which it subscribes for sale within 30 days of the Closing Date and that such offer must only be by one of the following means, or a combination thereof:

  (i)
  as a result of negotiations being initiated by such Underwriter in electronic form on Reuters or the electronic information system made available to its subscribers by Bloomberg, L.P., specifying in such offer the name of the Issuer Trustee, the name of the program and the price at which the Class A Notes are offered for sale; or

  (ii)
  by such Underwriter offering those Class A Notes for sale to at least 10 persons, each of whom must be:

  (x)
  carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the financial markets; and

  (y)
  not known, or suspected, by the employees of such Underwriter directly involved in the sale of the Class A Notes to be an associate of any other person covered by this paragraph (ii); or

  (iii)
  by such Underwriter offering those Class A Notes for sale as a result of being accepted for listing on a stock exchange where the Issuer Trustee has previously entered into an agreement with the Underwriter in relation to the placement of the Class A Notes requiring the Issuer Trustee to seek such listing; or

  (iv)
  by such Underwriter offering those Class A Notes for sale to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the Class A Notes in the past or as likely to be interested in acquiring Class A Notes.

        Each Underwriter further agrees that it will not sell Class A Notes to, or invite or induce offers for the Class A Notes from:

  (a)
  any Offshore Associate (as set out in the Underwriting Agreement) or a third party which the Underwriters know or reasonably suspect will later transfer the Class A Notes to an Offshore Associate specified in the Underwriting Agreement); or

  (b)
  any other offshore associate from time to time specified in writing to the Underwriter by the Issuer Trustee or an ANZ Party.

United Kingdom

        Each underwriter has severally, and not jointly, represented and agreed that it:

  •
  has not offered or sold and will not offer or sell, any of the Class A Notes to persons in the United Kingdom prior to the admission of the Class A Notes to listing in accordance with Part VI of the FSMA except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended ("POS Regulations"), or the FSMA;

  •
  has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Class A Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer Trustee; and

  •
  has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A Notes in, from, or otherwise involving the United Kingdom.

Other Jurisdictions

        The distribution of this prospectus and the offering and sale of the Class A Notes in certain other foreign jurisdictions may be restricted by law. The Class A Notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Class A Notes or possesses or distributes this prospectus or any offering material, in all cases, at its own expense.

Exchange Controls and Limitations

        No Australian approvals are currently required for or in connection with the issue of the Class A Notes by the Issuer Trustee or for or in connection with the performance and enforceability of such Class A Notes or Coupons. However, the Banking (Foreign Exchange) Regulations and other regulations in Australia also prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

ANNOUNCEMENT

        By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the Trust Manager announces to the underwriters and each such person that:

  •
  The Class A Notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

  •
  in connection with the issue, DTC will confer rights in the Class A Notes to the Class A Noteholders and will record the existence of those rights; and

  •
  upon the issuance of the Class A Notes in this manner, these rights will be created.

RATINGS OF THE CLASS A NOTES

        It is a condition to the issuance of the Class A Notes that they be rated "AAA" by S&P, "Aaa" by Moody's and "AAA" by Fitch Ratings.

        Investors should evaluate the security ratings of the Notes independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The Class A Notes are pass-through debt securities. The ratings do not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

        The Trust Manager has not requested a rating on the Class A Notes by any rating agency other than S&P, Moody's and Fitch Ratings. We cannot assure you as to whether any other rating agency will rate the Class A Notes, or, if it does, what rating would be assigned. A rating on the Class A Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Notes by S&P, Moody's and Fitch Ratings.

LEGAL MATTERS

        McKee Nelson LLP, Washington, D.C., will opine upon some legal matters with respect to the Notes, including the material United States federal income tax matters, for the Trust Manager and the Issuer Trustee. Mallesons Stephen Jaques, Sydney, Australia, will opine upon some legal matters, including the material Australian tax matters, with respect to the Notes for the Trust Manager. Henry Davis York, Sydney, Australia, will opine upon some legal matters, including matters of Australian corporate law, with respect to the Issuer Trustee and the Security Trustee. Mayer, Brown, Rowe & Maw LLP, New York, New York will pass upon some legal matters with respect to the Notes for the underwriters.

        McKee Nelson LLP, Washington, D.C., have given and not withdrawn their written consent to the issue of the prospectus with the inclusion in it of the reference to their advice to the Trust Manager and the Issuer Trustee in the form and context in which it is included, and have authorized the contents of those parts of the Listing Particulars (as defined below) containing their advice for the purposes of Regulation 6(1)(e) of the Financial Services and Markets Act 2000 (Official Listing of Securities) Regulations 2001.

        Mallesons Stephen Jaques, Sydney, Australia, have given and not withdrawn their written consent to the issue of the prospectus with the inclusion in it of the reference to their advice to the Trust Manager in the form and context in which it is included, and have authorized the contents of those parts of the Listing Particulars (as defined below) containing their advice for the purposes of Regulation 6(1)(e) of the Financial Services and Markets Act 2000 (Official Listing of Securities) Regulations 2001.

LISTING AND GENERAL INFORMATION

Listing

        An application has been made to the UK Listing Authority for the Class A Notes to be admitted to the Official List and to the London Stock Exchange for such Class A Notes to be admitted to trading by the London Stock Exchange. This prospectus (and all annexed financial information and reports including Appendix A-I and A-II) will comprise listing particulars when approved by the UK Listing Authority as required by the FSMA ("Listing Particulars"). A copy of this document has been delivered to the Registrar of Companies in England and Wales as required by section 83 of the FSMA.

        Once the Class A Notes have been so listed, trading of the Class A Notes may be effected on the London Stock Exchange. It is expected that the Class A Notes will be accepted for clearance through the facilities of DTC, Clearstream, Luxembourg and Euroclear. The International Securities Identification Number for the Class A Notes is [    ], the Common Code for the Class A Notes is [    ] and the CUSIP number for the Class A Notes is [    ].

        The listing of the Class A Notes on the Official List and the admission to trading of the Class A Notes by the London Stock Exchange will be expressed as a percentage of their principal amount, exclusive of accrued interest. Transactions will normally be effected for settlement in U.S. dollars for delivery on the third Business Day in London after the date of the transaction. It is expected that listing of the Class A Notes will be granted on or about July 7, 2004, subject only to the issue of the Class A Notes. However, prior to official listing, dealings in the Class A Notes will be permitted by the London Stock Exchange in accordance with its rules.

Authorization

        The Trust Manager has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Class A Notes. Prior to the issuance of the Class A Notes, the issue of the Class A Notes will have been authorized by the resolutions of the board of directors of the Trust Manager and the Issuer Trustee.

Litigation

        The Issuer Trustee is not, and has not been, involved in any legal or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on the Issuer Trustee's financial position nor, so far as it is aware, are any such legal or arbitration proceedings pending or threatened.

Transaction Documents Available for Inspection

        Copies of the following documents may be inspected during normal business hours on any Business Day, at the offices of The Bank of New York, London Branch, One Canada Square, 48th Floor, London E14 5AL U.K.:

  •
  the constituent documents of the Issuer Trustee;

  •
  the Master Trust Deed between the Issuer Trustee and the Trust Manager dated August, 1, 2000, as amended;

  •
  the Supplemental Deed between (amongst others) the Issuer Trustee, the Trust Manager and the Security Trustee dated on or about July 2, 2004;

  •
  the Global Master Security Trust Deed between (amongst others) the Issuer Trustee, the Trust Manager and the Note Trustee dated on or about May 16, 2001 as amended;

  •
  the Master Servicer Deed between the Issuer Trustee, the Trust Manager and ANZ dated August 11, 2000;

  •
  the Master Definitions Schedule between the Issuer Trustee, the Trust Manager and the Security Trustee dated August 1, 2000, as amended;

  •
  the Deed of Charge between the Issuer Trustee, the Security Trustee, the Trust Manager and the Note Trustee dated April 1, 2004;

  •
  the Agency Agreement between (amongst others) the Issuer Trustee, the Trust Manager and the Note Trustee dated on or about July 2, 2004;

  •
  the currency swap between the Issuer Trustee and the currency swap provider, together with the related schedule, any credit support annex and confirmations dated on or about July 2, 2004;

  •
  the Note Trust Deed between the Issuer Trustee, the Trust Manager and the Note Trustee dated on or about July 2, 2004 along with each Note;

  •
  the Redraw Facility Agreement between the Issuer Trustee, the Trust Manager and the Redraw Facility Provider dated on or about July 2, 2004;

  •
  the Liquidity Facility Agreement between the Issuer Trustee; the Trust Manager and the Liquidity facility provider dated on or about July 2, 2004;

  •
  the basis and fixed rate swap between the Issuer Trustee, the Trust Manager and the basis swap provider and the fixed rate swap provider, together with the related schedule and confirmations dated on or about July 2, 2004;

  •
  the premium insurance policy between (amongst others) the Issuer Trustee and PMI Mortgage Insurance Ltd dated on or about July 2, 2004;

  •
  the pool mortgage insurance policy between (amongst others) the Issuer Trustee, ANZ and PMI Mortgage Insurance Ltd dated on or about July 2, 2004 (excluding the schedule of mortgages attached to it);

  •
  the form of primary mortgage insurance policy to which ANZ and PMI Mortgage Insurance Ltd are bound;

  •
  the powers of attorney from the Seller dated on or about April 28, 2004;

  •
  the underwriting agreement between the Issuer Trustee, the Trust Manager, Australia and New Zealand Banking Group Limited, Deutsche Bank Securities Inc., ANZ Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. dated on or about June 28, 2004; and

  •
  the opinions of: Mallesons Stephen Jaques dated on or about the Closing Date; and McKee Nelson LLP dated on or about the Closing Date.

    (This page has been left blank intentionally.)

APPENDIX A-I

MORTGAGE LOAN POOL CHARACTERISTICS

        The information contained in this Appendix A-I forms an integral part of this prospectus and sets forth statistical information regarding the mortgage loan pool as at the Cut-off Date. No revaluation of any of the properties securing the mortgage loans has occurred for the purposes of this issue. The valuations quoted are as at the date of the mortgage loan origination or the date of any subsequent valuation (as the case may be).

Mortgage Loan Pool Characteristics by Year of Origination (Quarterly)

Year of Origination	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance (A$)	Average Loan Balance (A$)	Weighted Average LTV%	% by Loan Balance
Pre-1997	2	400,000.00	171,515.07	85,757.54	45.38	0.01
1997 Q1	13	2,155,900.00	649,302.46	49,946.34	39.89	0.04
1997 Q2	30	5,272,800.00	1,644,872.92	54,829.10	38.59	0.11
1997 Q3	32	5,671,000.00	1,865,260.17	58,289.38	42.57	0.13
1997 Q4	32	7,928,305.00	2,261,656.61	70,676.77	37.27	0.15
1998 Q1	40	5,966,000.00	2,216,229.53	55,405.74	45.18	0.15
1998 Q2	53	8,513,093.00	3,287,271.37	62,023.99	49.39	0.22
1998 Q3	101	21,793,275.00	7,197,490.50	71,262.28	42.49	0.49
1998 Q4	113	20,233,550.00	7,309,085.90	64,682.18	45.22	0.49
1999 Q1	76	14,946,450.00	5,475,643.50	72,047.94	46.96	0.37
1999 Q2	56	12,745,450.00	4,336,359.54	77,434.99	44.89	0.29
1999 Q3	149	28,058,200.00	11,029,644.59	74,024.46	48.51	0.74
1999 Q4	243	43,359,554.00	18,382,135.15	75,646.65	54.01	1.24
2000 Q1	204	36,282,988.00	18,615,425.94	91,252.09	61.90	1.26
2000 Q2	172	35,443,450.00	16,218,058.59	94,291.04	56.28	1.09
2000 Q3	328	63,725,948.00	28,918,482.94	88,166.11	57.17	1.95
2000 Q4	230	44,026,695.00	21,321,589.55	92,702.56	61.77	1.44
2001 Q1	507	103,801,250.00	51,643,210.52	101,860.38	60.48	3.49
2001 Q2	320	70,943,840.00	34,972,398.13	109,288.74	61.60	2.36
2001 Q3	707	164,613,317.00	75,401,397.21	106,649.78	60.34	5.09
2001 Q4	477	115,513,256.00	57,583,790.86	120,720.74	63.96	3.89
2002 Q1	1,042	240,404,440.00	120,975,173.42	116,099.01	64.09	8.17
2002 Q2	540	133,827,498.00	76,539,445.96	141,739.71	69.06	5.17
2002 Q3	1,389	363,135,070.00	176,379,587.24	126,983.14	62.63	11.91
2002 Q4	868	229,427,641.00	120,659,064.79	139,008.14	66.15	8.15
2003 Q1	1,426	383,448,880.00	179,158,528.83	125,637.12	61.34	12.10
2003 Q2	1,036	285,092,022.00	152,896,904.04	147,583.88	67.21	10.32
2003 Q3	1,438	403,645,592.00	187,171,644.12	130,161.09	62.41	12.64
2003 Q4	721	216,809,443.00	96,944,877.21	134,458.91	62.03	6.54

Total	12,345	3,067,184,907.00	1,481,226,046.66	119,985.91	62.59	100.00

 Pool Profile by Geographic Distribution

Region	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance (A$)	Average Loan Balance (A$)	Weighted Average LTV%	% by Loan Balance
ACT Metro	140	37,428,350.00	18,791,347.89	134,223.91	65.33	1.27
NSW Inner city	7	2,786,500.00	1,336,865.05	190,980.72	54.09	0.09
NSW Metro	1,796	700,866,333.00	305,034,682.37	169,841.14	61.26	20.59
NSW Non metro	1,732	410,298,702.00	188,415,244.67	108,784.78	60.17	12.72
NT Inner city	110	21,602,302.00	11,257,377.60	102,339.80	66.18	0.76
NT Non metro	19	4,438,000.00	1,899,110.89	99,953.20	58.92	0.13
QLD Inner city	7	2,428,000.00	1,448,292.40	206,898.91	66.69	0.10
QLD Metro	776	179,429,282.00	84,700,512.48	109,150.14	61.57	5.72
QLD Non metro	1,172	215,314,622.00	112,638,668.16	96,108.08	63.96	7.60
SA Inner city	2	640,000.00	474,860.48	237,430.24	74.20	0.03
SA Metro	985	205,556,283.00	107,998,821.64	109,643.47	64.11	7.29
SA Non metro	383	56,019,000.00	30,036,493.01	78,424.26	63.49	2.03
TAS Inner city	13	2,994,500.00	1,155,172.99	88,859.46	56.02	0.08
TAS Metro	86	13,047,800.00	6,718,773.57	78,125.27	63.15	0.45
TAS Non metro	91	10,634,400.00	6,625,490.87	72,807.59	69.41	0.45
VIC Inner city	44	15,092,305.00	8,343,957.16	189,635.39	67.22	0.56
VIC Metro	2,801	758,946,709.00	344,648,376.15	123,044.76	60.11	23.27
VIC Non metro	869	142,497,516.00	81,687,488.81	94,001.71	66.98	5.51
WA Inner city	13	2,746,000.00	2,060,848.15	158,526.78	76.73	0.14
WA Metro	1,090	246,989,091.00	143,266,300.13	131,436.97	67.90	9.67
WA Non metro	209	37,429,212.00	22,687,362.19	108,551.97	69.14	1.53

Total	12,345	3,067,184,907.00	1,481,226,046.66	119,985.91	62.59	100.00

 Pool Profile by Balance Outstanding

Current Loan Balance	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance (A$)	Average Loan Balance (A$)	Weighted Average LTV%	% by Loan Balance
0.01 to 25,000	531	120,343,050.00	11,975,029.27	22,551.84	15.28	0.81
25,000.01 to 50,000.00	1,962	417,272,472.00	72,988,281.70	37,200.96	28.33	4.93
50,000.01 to 75,0000.00	1,733	316,349,923.00	107,960,216.39	62,296.72	46.96	7.29
75,000.01 to 100,000.00	1,752	350,783,787.00	154,162,318.25	87,992.19	55.13	10.41
100,000.01 to 125,000.00	1,494	305,967,187.00	168,073,136.58	112,498.75	62.99	11.35
125,000.01 to 150,000.00	1,294	326,462,778.00	178,204,462.48	137,715.97	63.49	12.03
150,000.01 to 175,000.00	1,012	269,344,547.00	163,879,751.23	161,936.51	67.17	11.06
175,000.01 to 200,000.00	780	237,856,010.00	146,074,652.40	187,275.20	67.97	9.86
200,000.01 to 225,000.00	524	168,066,871.00	111,315,464.01	212,434.09	71.10	7.52
225,000.01 to 250,000.00	420	157,435,575.00	99,436,718.87	236,754.09	69.10	6.71
250,000.01 to 275,000.00	280	114,113,952.00	73,131,403.39	261,183.58	70.20	4.94
275,000.01 to 300,000.00	198	83,149,550.00	56,944,169.95	287,596.82	72.54	3.84
300,000.01 to 325,000.00	111	48,446,600.00	34,600,357.46	311,714.93	75.45	2.34
325,000.01 to 350,000.00	70	34,503,555.00	23,567,269.49	336,675.28	73.99	1.59
350,000.01 to 375,000.00	45	22,697,500.00	16,289,804.33	361,995.65	75.35	1.10
375,000.01 to 400,000.00	43	22,463,050.00	16,544,176.11	384,748.28	75.94	1.12
400,000.01 to 425,000.00	25	15,973,000.00	10,307,104.33	412,284.17	67.79	0.70
425,000.01 to 450,000.00	14	9,345,500.00	6,083,905.82	434,564.70	69.55	0.41
450,000.01 to 475,000.00	11	7,315,500.00	5,122,220.87	465,656.44	71.15	0.35
475,000.01 to 500,000.00	15	10,808,000.00	7,369,190.97	491,279.40	70.50	0.50
500,000.01 to 525,000.00	11	8,580,500.00	5,580,643.99	507,331.27	68.60	0.38
525,000.01 to 550,000.00	6	4,523,000.00	3,180,693.68	530,115.61	71.08	0.21
550,000.01 to 575,000.00	2	1,550,000.00	1,121,853.43	560,926.72	73.03	0.08
575,000.01 to 600,000.00	8	6,754,000.00	4,709,441.81	588,680.23	71.70	0.32
600,000.01 to 625,000.00	2	1,754,000.00	1,216,350.29	608,175.15	70.30	0.08
625,000.01 to 650,000.00	—	—	—	—	—	—
650,000.01 to 675,000.00	1	1,225,000.00	656,220.87	656,220.87	53.57	0.04
675,000.01 to 700,000.00	—	—	—	—	—	—
700,000.01 to 725,000.00	—	—	—	—	—	—
725,000.01 to 750,000.00	1	4,100,000.00	731,208.69	731,208.69	17.83	0.05

Total	12,345	3,067,184,907.00	1,481,226,046.66	119,985.91	62.59	100.00

 Pool Profile by Loan to Value Ratio

Current LTV (%)	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance (A$)	Average Loan Balance (A$)	Weighted Average LTV%	% by Loan Balance
0.00 to 5.00	51	40,646,000.00	1,484,740.82	29,112.57	3.85	0.10
5.01 to 10.00	501	207,792,300.00	16,100,021.72	32,135.77	7.99	1.09
10.01 to 15.00	656	208,566,405.00	25,984,734.53	39,610.88	12.61	1.75
15.01 to 20.00	603	186,822,710.00	32,768,878.98	54,343.08	17.66	2.21
20.01 to 25.00	513	146,468,075.00	32,731,297.10	63,803.70	22.44	2.21
25.01 to 30.00	512	151,055,354.00	41,423,498.25	80,905.27	27.50	2.80
30.01 to 35.00	565	156,311,581.00	50,684,710.39	89,707.45	32.49	3.42
35.01 to 40.00	533	146,164,692.00	54,676,059.19	102,581.72	37.46	3.69
40.01 to 45.00	532	131,927,330.00	56,063,354.90	105,382.25	42.55	3.78
45.01 to 50.00	626	155,024,651.00	73,783,991.57	117,865.80	47.64	4.98
50.01 to 55.00	641	158,818,411.00	83,497,329.43	130,261.04	52.62	5.64
55.01 to 60.00	696	161,683,728.00	93,227,280.18	133,947.24	57.70	6.29
60.01 to 65.00	764	175,198,006.00	109,376,911.98	143,163.50	62.46	7.38
65.01 to 70.00	913	194,820,791.00	131,547,958.03	144,083.20	67.55	8.88
70.01 to 75.00	1,131	224,217,387.00	162,791,498.19	143,935.90	72.63	10.99
75.01 to 80.00	1,434	308,589,382.00	239,688,143.56	167,146.54	77.70	16.18
80.01 to 85.00	421	75,893,615.00	62,941,165.43	149,503.96	82.96	4.25
85.01 to 90.00	731	136,090,659.00	119,659,411.00	163,692.76	87.95	8.08
90.01 to 95.00	522	101,093,830.00	92,795,061.41	177,768.32	91.81	6.26

Total	12,345	3,067,184,907.00	1,481,226,046.66	119,985.91	62.59	100.00

 Pool Profile by Year of Maturity

Year of Maturity	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance (A$)	Average Loan Balance (A$)	Weighted Average LTV%	% by Loan Balance
2006	13	4,000,000.00	346,162.47	26,627.88	14.76	0.02
2007	41	10,359,000.00	1,300,179.27	31,711.69	20.60	0.09
2008	88	22,749,300.00	2,376,293.42	27,003.33	15.34	0.16
2009	76	18,983,125.00	2,352,167.64	30,949.57	17.44	0.16
2010	102	25,994,500.00	3,258,006.24	31,941.24	16.51	0.22
2011	84	19,227,000.00	3,439,147.09	40,942.23	26.32	0.23
2012	146	34,396,050.00	6,976,360.32	47,783.29	32.53	0.47
2013	298	77,473,000.00	11,572,472.52	38,833.80	22.71	0.78
2014	69	16,845,750.00	3,759,691.15	54,488.28	32.86	0.25
2015	64	12,565,600.00	3,400,944.11	53,139.75	38.28	0.23
2016	89	20,614,500.00	5,397,901.61	60,650.58	38.75	0.36
2017	148	33,217,900.00	8,945,184.98	60,440.44	40.60	0.60
2018	194	49,568,293.00	11,098,616.32	57,209.36	35.96	0.75
2019	78	14,043,500.00	5,156,080.58	66,103.60	45.47	0.35
2020	68	14,098,000.00	4,607,185.05	67,752.72	44.18	0.31
2021	104	24,864,700.00	9,350,642.29	89,910.02	49.90	0.63
2022	222	51,913,078.00	18,249,491.10	82,204.91	48.93	1.23
2023	445	102,124,405.00	35,252,906.40	79,220.01	47.16	2.38
2024	517	108,361,840.00	46,533,739.97	90,007.23	53.82	3.14
2025	922	185,711,435.00	92,970,710.55	100,835.91	60.33	6.28
2026	1,830	413,554,369.00	214,368,789.74	117,141.42	63.36	14.47
2027	1,012	245,568,570.00	122,917,659.96	121,460.14	63.02	8.30
2028	404	110,107,423.00	48,834,649.35	120,877.84	59.56	3.30
2029	3	700,000.00	425,355.23	141,785.08	61.47	0.03
2030	13	2,405,000.00	1,592,438.37	122,495.26	71.75	0.11
2031	75	19,677,900.00	9,654,427.20	128,725.70	62.56	0.65
2032	2,273	589,300,986.00	341,214,917.00	150,116.55	68.23	23.04
2033	2,967	838,759,683.00	465,873,926.73	157,018.51	66.34	31.45

Total	12,345	3,067,184,907.00	1,481,226,046.66	119,985.91	62.59	100.00

Pool Profile by Property Ownership Type

Loan Purpose	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance (A$)	Average Loan Balance (A$)	Weighted Average LTV%	% by Loan Balance
Owner Occupied	10,743	2,655,877,934.00	1,253,860,821.77	116,714.22	62.19	84.65
Investment	1,602	411,306,973.00	227,365,224.89	141,925.86	64.82	15.35

Total	12,345	3,067,184,907.00	1,481,226,046.66	119,985.91	62.59	100.00

 Pool Profile by Amortisation

Payment Type	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance (A$)	Average Loan Balance (A$)	Weighted Average LTV%	% by Loan Balance
Principal & Interest	11,848	2,893,775,907.00	1,397,074,178.48	117,916.46	62.61	94.32
Interest Only	497	173,409,000.00	84,151,868.18	169,319.65	62.36	5.68

Total	12,345	3,067,184,907.00	1,481,226,046.66	119,985.91	62.59	100.00

Mortgage Insurer Distribution

Mortgage Insurer	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance (A$)	Average Loan Balance (A$)	Weighted Average LTV%	% by Loan Balance
PMI (Primary Cover)	2,624	520,618,594.00	372,372,962.50	141,910.43	80.91	25.14
PMI (Pool Cover)	9,721	2,546,566,313.00	1,108,853,084.16	114,067.80	56.44	74.86

Total	12,345	3,067,184,907.00	1,481,226,046.66	119,985.91	62.59	100.00

Pool Profile by Product

Loan Type	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance (A$)	Average Loan Balance (A$)	Weighted Average LTV (%)	% by Loan Balance
Standard Variable	6,265	1,520,951,792.00	581,607,087.72	92,834.33	55.84	39.27
Money Saver	6,080	1,546,233,115.00	899,618,958.94	147,963.64	66.95	60.73

Total	12,345	3,067,184,907.00	1,481,226,046.66	119,985.91	62.59	100.00

Distribution by Current Interest Rates

Current Rate	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance (A$)	Average Loan Balance (A$)	Weighted Average LTV%	% by Loan Balance
6.26 to 6.50	6,353	1,686,822,620.00	978,131,777.16	153,963.76	66.89	66.04
6.51 to 6.75	425	162,910,891.00	76,991,116.90	181,155.57	60.33	5.20
6.76 to 7.00	266	84,938,350.00	20,770,715.35	78,085.40	41.92	1.40
7.00 to 7.25	5,301	1,132,513,046.00	405,332,437.25	76,463.39	53.70	27.36

Total	12,345	3,067,184,907.00	1,481,226,046.66	119,985.91	62.59	100.00

Pool Profile by Loan Verification

Loan Type	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance (A$)	Average Loan Balance (A$)	Weighted Average LTV%	% by Loan Balance
Stated Income Loans	1,570	542,858,026.00	141,182,658.44	89,925.26	35.24	9.53
Full Documentation	10,775	2,524,326,881.00	1,340,043,388.22	124,365.98	65.47	90.47

Total	12,345	3,067,184,907.00	1,481,226,046.66	119,985.91	62.59	100.00

APPENDIX A-II

TERMS AND CONDITIONS OF THE CLASS A NOTES

        The information in this Appendix A-II forms an integral part of this prospectus.

        The following, subject to amendments, are the terms and conditions of the Class A Notes, substantially as they will appear on the reverse of any Class A Notes. Class A Notes will initially be issued in book entry form. Class A Notes in definitive form will only be issued in limited circumstances. While the Class A Notes remain in book entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A Notes in definitive form. A summary of the provisions applicable to the Class A Notes while in book entry form, including the circumstances in which Class A Notes in definitive form will be issued, is set out in "Description of the Class A Notes" in part A of this prospectus.

        Sections in italics are included by way of explanation only and do not constitute part of the terms and conditions of the Class A Notes.

1    General

        The issue of the US$1,000,000,000 (approximate) Class A Mortgage Backed Floating Rate Notes due 2035 ("Class A Notes"), the A$23,500,000 (approximate) Class B Mortgage Backed Floating Rate Notes due 2035 ("Class B Notes") (together the "Notes") by Perpetual Trustee Company Limited, ABN 42 000 001 007, ("Perpetual") in its capacity as trustee of the Kingfisher Trust 2004-1G ("Trust") (Perpetual in such capacity, the "Issuer Trustee") was authorized by a resolution of the board of directors of Perpetual passed on or about June 24, 2004.

        The Class A Notes:

  (a)
  are constituted by the Kingfisher Trust 2004-1G Note Trust Deed ("Note Trust Deed") dated on or about July 2, 2004 made between the Issuer Trustee, ANZ Capel Court Limited ("Trust Manager") and The Bank of New York ("Note Trustee") as trustee for the several persons who are from time to time the holders of the Class A Notes (each a "Class A Noteholder" and together the "Class A Noteholders"); and

  (b)
  are issued subject to, and with the direct or indirect benefit of, amongst other things:

  (i)
  a Master Trust Deed ("Master Trust Deed") dated August 1, 2000, as amended by a deed dated May 16, 2001, made between the Trust Manager and Perpetual;

  (ii)
  a Supplemental Deed ("Supplemental Deed") dated on or about July 2, 2004 made between Australia and New Zealand Banking Group Limited, ABN 11 005 357 522 (generally the "Bank" and in its respective capacities under the Supplemental Deed, the "Seller", the initial "Servicer" and the "Custodian"), the Trust Manager, the Issuer Trustee, P.T. Limited, ABN 67 004 454 666 ("Security Trustee") and certain other parties;

  (iii)
  a Global Master Security Trust Deed ("Master Security Trust Deed") dated May 16, 2001 made between the Issuer Trustee, the Trust Manager, the Note Trustee and the Security Trustee and a Deed of Charge ("Deed of Charge") dated April 1, 2004 between the same parties;

  (iv)
  the Note Trust Deed;

  (v)
  these terms and conditions ("Class A Note Conditions");

  (vi)
  the Agency Agreement (as defined below); and

  (c)
  have certain defined terms, the meanings of which are contained in a Master Definitions Schedule ("Definitions Schedule") dated August 1, 2000, as amended by a deed dated May 16, 2001, made between the Trust Manager, the Issuer Trustee and the Security Trustee.

        Certain provisions of these Class A Note Conditions (including the definitions herein) are summaries of the Transaction Documents (as defined in Condition 3) and are subject to the detailed provisions of the Transaction Documents, a copy of each of which may be inspected as indicated in Condition 3.

        Payments of interest and principal, and the calculation of certain amounts and rates, under these Class A Note Conditions in respect of the Class A Notes will be made pursuant to an Agency Agreement ("Agency Agreement") dated on or about July 2, 2004 made between the Issuer Trustee, the Note Trustee, the Trust Manager, The Bank of New York, as the initial principal paying agent and the calculation agent ("Principal Paying Agent" and "Calculation Agent") (together with any other paying agent appointed from time to time under the Agency Agreement, "Paying Agents") and as the initial Class A note registrar ("Class A Note Registrar") and The Bank of New York, London Branch as initial London paying agent.

        The Issuer Trustee has entered into a 1992 ISDA Master Agreement in relation to currency risk (the "Currency Swap Agreement") with The Royal Bank of Scotland plc (the "Currency Swap Provider") and the Trust Manager, together with a schedule and any confirmations relating thereto in respect of the Class A Notes (each such confirmation documenting the "Currency Swap").

        The Issuer Trustee has entered into a 1992 ISDA Master Agreement in relation to basis and interest rate risk with Australia and New Zealand Banking Group Limited (the "Basis Swap Provider" and the "Fixed Rate Swap Provider"), together with a schedule and any confirmations relating thereto in respect of the Class A Notes (each such confirmation documenting a "Basis Swap" or a "Fixed Rate Swap").

        The Class A Notes will on issue be listed on the official list of the UK Listing Authority in its capacity as competent authority pursuant to Part VI of the FSMA and admitted to trading by the London Stock Exchange.

        "US$" means the lawful currency for the time being of the United States of America and "A$" means the lawful currency for the time being of the Commonwealth of Australia.

2    Interpretation and Payment Calculations

2.1   Interpretation

        In these Class A Note Conditions, unless the context otherwise requires:

  (a)
  a reference to a party includes that party's executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation;

  (b)
  a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder;

  (c)
  a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time;

  (d)
  words importing the singular include the plural (and vice versa);

  (e)
  words denoting a given gender include all other genders; and

  (f)
  headings are for convenience only and do not affect the interpretation of these Class A Note Conditions.

2.2   Payment Calculations

        Except as expressly provided otherwise in these Class A Note Conditions, all payments in a given currency under these Class A Note Conditions will be rounded down to the nearest cent in that currency and all other calculations and percentages determined hereunder will be rounded down to the nearest 4 decimal places.

3    Class A Noteholders bound

        The Class A Noteholders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction Document is available for inspection, upon reasonable prior notice, during normal business hours on New York Business Days at the registered office for the time being of the Note Trustee (which is, at the date of these Class A Note Conditions, 101 Barclay Street, 21W, New York, New York, 10286).

        "Transaction Documents" means the Master Trust Deed insofar as it relates to the Trust, the Definitions Schedule insofar as it applies to the Trust, the Notice of Creation of Trust, the Supplemental Deed, each Support Facility, the Master Security Trust Deed insofar as it applies to the Trust, the Deed of Charge, the Underwriting Agreement, the Currency Swap Agreement, the Basis Swap, the Fixed Rate Swap, the Note Trust Deed, each Note, the Master Servicer Deed insofar as it applies to the Trust, the Agency Agreement, the Sale Notice, each Primary Mortgage Insurance Policy, the Pool Insurance Policy (excluding, for the purposes of inspection rights, the schedule of mortgages attached to it), the Mortgage Insurance Premium Policy and any other document which is agreed by the Trust Manager and the Issuer Trustee to be a Transaction Document in relation to the Trust.

        "Support Facility", "Notice of Creation of Trust", "Master Servicer Deed" "Underwriting Agreement", "Sale Notice" "Primary Mortgage Insurance Policy", "Pool Insurance Policy", and "Mortgage Insurance Premium Policy" have the same respective meanings as in the Supplemental Deed or the Definitions Schedule, as the case may be. Further details of certain of these documents are contained in "Description of the Class A Notes" in part A of this prospectus and "Description of the Transaction Documents" in part B of this prospectus.

4    Form, Denomination and Title of and to, and the issue of definitive, Class A Notes

4.1   Form and Denomination

        The Class A Notes will be issued in registered form, without interest coupons, in minimum denominations of US$100,000 and integral multiples of US$10,000 in excess thereof. The initial principal amount of each Class A Note ("Initial Invested Amount" in relation to that Class A Note) will be stated on its face.

4.2   Title

        Title to the Class A Notes will only be shown on, and will only pass by registration in, the register ("Class A Note Register") maintained by the Class A Note Registrar in accordance with the Agency Agreement. Class A Notes may be transferred, or may be exchanged for other Class A Notes in any authorized denominations and a like Invested Amount (as defined in Condition 6.4), upon the surrender of the Class A Notes to be transferred or exchanged, duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an "eligible guarantor institution" meeting the requirements of the Class A Note Registrar) and the provision of such other documents as the Class A Note Registrar may reasonably require, to a specified office of the Class A Note Registrar (as set out at the end of these Class A Note Conditions or otherwise notified to Class A Noteholders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the Class A Note Registrar may require payment by the Class A Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A Notes. The Class A Note Registrar need not register transfers or exchanges of Class A Notes for a period of 30 days preceding the due date for any payment with respect to the Class A Notes or for a period, not exceeding 30 days, specified by the Note Trustee prior to any meeting, which includes Class A Noteholders, under the Master Trust Deed or the Master Security Trust Deed, as applicable. The Issuer Trustee, the Security Trustee, the Note Trustee, the Trust Manager, the Calculation Agent and each Paying Agent may accept the correctness of the Class A Note Register and any information provided to it by the Class A Note Registrar and is not required to enquire into its authenticity. None of the Issuer Trustee, the Security Trustee, the Note Trustee, the Trust Manager, the Calculation Agent, any Paying Agent or the Class A Note Registrar is liable for any mistake in the Class A Note Register or in any purported copy except to the extent that the mistake is attributable to its own fraud, gross negligence or willful default.

5    Status, Security and Relationship between the Class A Notes and the Class B Notes

5.1   Status of the Securities

        The Class A Notes are direct, secured (as described in Condition 5.2) limited recourse (as described in Condition 5.3) obligations of the Issuer Trustee.

        The Class B Notes are direct, secured, limited recourse, subordinated obligations of the Issuer Trustee.

5.2   Security

        The obligations of the Issuer Trustee under the Class A Notes are (amongst the other payment obligations of the Issuer Trustee comprising the Secured Moneys (as defined below)) secured, pursuant to the Master Security Trust Deed and the Deed of Charge, in favor of the Security Trustee as trustee for the Secured Creditors (as defined below), by a fixed and floating charge ("Charge") over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the Trust ("Secured Property"). The Secured Property includes an equitable interest in certain housing loans, and related mortgages, acquired by the Issuer Trustee from the Seller. The Charge is a first ranking security in respect of the Secured Property.

        Further details regarding the Secured Property are contained in "Description of the Pool of Mortgage Loans—Details of the Pool of Mortgage Loans" in part A of this prospectus.

        "Secured Creditors" and "Secured Moneys" have the same respective meanings as in the Deed of Charge.

5.3   Limited Recourse

        The liability of the Issuer Trustee to make interest and principal payments on the Class A Notes is limited, except in certain circumstances described in Condition 12, to the assets and property of the Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Supplemental Deed.

        The net proceeds of realization of the assets and property of the Trust (including following an Event of Default) may be insufficient to pay all amounts due to the Class A Noteholders and any other amounts ranking in priority to or equally with amounts due to the Class A Noteholders. Except in the limited circumstances described in Condition 12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as trustee of any other trust (including any other trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to Class A Noteholders.

        None of the Bank, the Trust Manager, the Seller, the Fixed Rate Swap Provider, the Basis Swap Provider, the Note Trustee, the Security Trustee, the Principal Paying Agent, the London Paying Agent, the Calculation Agent or the Currency Swap Provider, amongst others, have any obligation to any Class A Noteholder for payment of any amount owed by the Issuer Trustee in respect of the Class A Notes.

        "Event of Default" has the meaning given to it in the Deed of Charge. For a description of this expression, see "Glossary" in part B of this prospectus.

5.4   No Preference within the Class A Notes

        The Class A Notes rank equally and ratably and without any preference or priority among themselves.

5.5   Subordination of Class B Notes

        Prior to the occurrence of an Event of Default, the payment of interest in relation to the Class B Notes is subordinated to, amongst other things, the payment of interest on the Class A Notes in accordance with the Supplemental Deed; and the repayment of the principal on the Class B Notes is subordinated to, amongst other things, the repayment of the principal on the Class A Notes (in the case of the Class A Notes, the subordination of the Class B Notes is in respect of the relevant A$ amounts payable by the Issuer Trustee to the Currency Swap Provider which in turn will be applied to meet the payment of interest and the repayment of principal on the Class A Notes as explained, respectively, in Conditions 6.9 and 7.2). For a description of the order of application of available proceeds under the Trust, the consequent subordination of the payment of interest and repayment of principal on the Class B Notes, see "Description of the Class A Notes—Interest on the Notes" and "—Distribution of Principal Collections" each in part A of this prospectus.

        Following the occurrence of an Event of Default, in the distribution of the net proceeds (if any) arising from the enforcement of the Charge, any payment in relation to the Class B Notes will be subordinated to, amongst other things, payment of all amounts due in relation to the Class A Notes (the amounts owing in respect of the Class A Notes will, for the purposes of determining distributions to, and allocations between, the Class A Noteholders and the Class B Noteholders (together, the "Noteholders") and other Secured Creditors, be converted into A$ in accordance with the Master Security Trust Deed). For a description of the order of application of the proceeds of the enforcement of the Charge under the Master Security Trust Deed, see "Description of the Class A Notes—Redemption of the Notes upon an Event of Default" in part A of this prospectus.

5.6   The Securities Rank Equally Except as Provided in the Transaction Documents

        The Class A Notes and the Class B Notes enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6    Interest

6.1   Period of Accrual

        Each Class A Note accrues interest from (and including) July 7, 2004 ("Closing Date") and ceases to accrue interest on (but excluding) the earliest of:

  (a)
  the date on which the Stated Amount (as hereinafter defined) of the Class A Note is reduced to zero and all accrued but previously unpaid interest is paid in full (including but not limited to the circumstances described in Conditions 7.3 and 7.4);

  (b)
  the date on which the Class A Note is redeemed or repaid in full in accordance with Condition 7 (other than Condition 7.6), unless upon such date, payment is improperly withheld or refused, in which case the Class A Note will continue to bear interest in accordance with this Condition 6 (both before and after judgment) until (but excluding) whichever is the earlier of:

  (i)
  the day on which all sums due in respect of the Class A Note up to that day are received by or on behalf of the Class A Noteholder; and

  (ii)
  the seventh day after notice is given to the Class A Noteholder (either in accordance with Condition 11.1 or individually) that, where required by Condition 8.2, such payment will be made, provided that upon such presentation payment is in fact made;

  (c)
  the date on which the Class A Note is deemed to be redeemed in accordance with Condition 7.6;

  (d)
  the date on which the Class A Noteholder renounces all of its rights to any amounts payable under or in respect of that Class A Note; and

  (e)
  the Final Maturity Date (as defined in Condition 7.1).

        "Stated Amount" in relation to:

  (a)
  a Class A Note on any Determination Date means an amount equal to the Initial Invested Amount of that Class A Note less the sum of:

  (i)
  the aggregate of all amounts previously paid in relation to that Class A Note on account of principal pursuant to Condition 7.2(c); less

  (ii)
  the amount to be paid in relation to that Class A Note on account of principal on the next Payment Date pursuant to Condition 7.2(c); less

  (iii)
  the amount of any Principal Charge-off to be allocated to that Class A Note on that Determination Date which will not be reimbursed on the immediately following Payment Date in accordance with the Supplemental Deed; less

  (iv)
  (without double counting any Principal Charge-offs) any Carryover Principal Charge-offs in respect of that Class A Note which have not been reimbursed on or before the immediately following Payment Date in accordance with the Supplemental Deed; and

  (b)
  a Class B Note on any Determination Date, has the meaning given to it in the Supplemental Deed.

        "Determination Date", "Initial Invested Amount", "Principal Charge-off" and "Carryover Principal Charge-offs" have the meanings given to those words in the Supplemental Deed.

6.2   Interest Periods

        The period that a Class A Note accrues interest in accordance with Condition 6.1 is divided into periods (each an "Interest Period"). The first Interest Period for a Class A Note commences on (and includes) the Closing Date and ends on (but does not include) the first Payment Date thereafter. Each succeeding Interest Period for a Class A Note commences on (and includes) a Payment Date and ends on (but does not include) the next Payment Date. The final Interest Period for a Class A Note ends on (but does not include) the date on which interest ceases to accrue on the Class A Note pursuant to Condition 6.1.

        "Business Day" means any day (other than a Saturday, a Sunday or a public holiday) on which banks are open for business in Melbourne and Sydney, Australia, London, United Kingdom, and New York City, United States of America.

        "Payment Date" means the 18th day of each of September, December, March and June in each year (or, if such a day is not a Business Day, the next Business Day). The first Payment Date is September 18, 2004 (or, if that day is not a Business Day, the next Business Day).

6.3   Interest Rate for the Class A Notes

        The rate of interest ("Interest Rate") payable from time to time in respect of a Class A Note and an Interest Period is the aggregate of USD-LIBOR-BBA (as hereinafter defined) for that Interest Period and the Margin (as hereinafter defined) in relation to the Class A Note.

        "USD-LIBOR-BBA" for an Interest Period will be calculated by the Calculation Agent in accordance with paragraph (a) (or, if applicable, paragraph (b)) below (subject, in the case of the first Interest Period, to paragraph (c) below):

  (a)
  on the second Banking Day before the beginning of the Interest Period (a "Rate Set Date") the Calculation Agent will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the 2000 Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA Definitions") being the rate applicable to any Interest Period for three-month deposits in US dollars in the London inter-bank market which appears on the Rate Page (as hereinafter defined) as of 11.00am, London time, on the Rate Set Date;

  (b)
  if such rate does not appear on the Rate Page at that time, the USD-LIBOR-BBA for that Interest Period will be determined as if the Issuer Trustee and the Calculation Agent had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. For this purpose "USD-LIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market determined by the Calculation Agent) at approximately 11.00am, London time, on the Rate Set Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the USD-LIBOR-BBA for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11.00am, New York City time, on that Rate Set Date for loans in US dollars to leading European banks for a period of three months commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). If no such rates are available in

    New York City, then the USD-LIBOR-BBA for such Interest Period will be the most recently determined rate in accordance with paragraph (a); and

  (c)
  to the extent that the first Interest Period is less than three months, the USD-LIBOR-BBA for the first Interest Period will be the rate determined by linear interpolation calculated in accordance with paragraph (a) or, if applicable, paragraph (b) above with reference to the duration of the first Interest Period.

        "Banking Day" means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

        "Call Option Date" means the Payment Date on which the aggregate Outstanding Balance of all Housing Loans referable to the Purchased Receivables (calculated as at the end of the immediately preceding Collection Period) is less than 10% of the aggregate Outstanding Balance of all Housing Loans referable to the Purchased Receivables on the Cut-off Date.

        "Cut-off Date " means June 22, 2004.

        "Rate Page" means Telerate (as defined in the ISDA Definitions) Page 3750.

        "Margin" in relation to a Class A Note means, subject to the following:

  (a)
  for the period from, and including, the Closing Date to, but excluding, the Payment Date which is the Call Option Date, [    ]% per annum; and

  (b)
  for the period from, and including, the Payment Date which is the Call Option Date to, but excluding, the date on which that Class A Note ceases to accrue interest in accordance with Condition 6.1, [    ]% per annum.

        If on or after the Payment Date which is the Call Option Date the Issuer Trustee, at the direction of the Trust Manager, proposes to exercise its option to redeem the Notes at their Stated Amount in accordance with Condition 7.3 on a Payment Date but is unable to do so because, following a meeting of Noteholders convened under the Master Trust Deed by the Trust Manager for this purpose, the Noteholders have not approved by an Extraordinary Resolution (as defined in Condition 10.3) the redemption of the Class A Notes at their Stated Amount, then the Margin in relation to each Class A Note from, and including, that Payment Date to, but excluding, the date on which that Class A Note ceases to accrue interest in accordance with Condition 6.1, will remain at, or revert to, the Margin applying at the Closing Date.

        There is no maximum or minimum Interest Rate for the Class A Notes.

6.4   Calculation of Interest on the Class A Notes

        Interest on each Class A Note for an Interest Period (the "Interest Amount") is calculated by applying the Interest Rate for that Class A Note for that Interest Period to the Invested Amount of that Class A Note on the first day of the Interest Period (after taking into account any reductions in the Invested Amount of that Class A Note on that day), by then multiplying such product by the actual number of days in the Interest Period divided by 360 and rounding the resultant figure down to the nearest cent.

        If any Interest Amount is not paid on the date when it is due and payable, then such unpaid Interest Amount will accrue interest in accordance with these Class A Note Conditions until paid in full.

        "Invested Amount" in relation to a Class A Note means, on any Determination Date, the Initial Invested Amount of that Class A Note less the aggregate of all amounts previously paid, and to be paid on the next Payment Date, in relation to that Class A Note on account of principal pursuant to Condition 7.2(c).

6.5   Determination of Interest Rate and Interest Amount

        The Calculation Agent will, as soon as practicable after 11.00am (London time or, if applicable, New York City time) on each Rate Set Date, determine the Interest Rate in relation to the Class A Notes, and calculate the Interest Amount, for the immediately succeeding Interest Period in accordance with, respectively, Conditions 6.3 and 6.4. The determination of the Interest Rate, and the calculation of the Interest Amount, by the Calculation Agent in accordance with, respectively, Conditions 6.3 and 6.4 will (in the absence of fraud, gross negligence or willful default) be final and binding upon all parties.

6.6   Notification and Publication of Interest Rate and Interest Amount

        The Calculation Agent will cause the Interest Rate, the Interest Amount and the Principal Amount (as defined in Condition 7.2(c)) for each Interest Period, and the date of the next Payment Date, to be notified to the Issuer Trustee, the Trust Manager, the Note Trustee, the Currency Swap Provider, the Paying Agents and the United Kingdom Listing Authority ("UK Listing Authority") (for so long as the Class A Notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange, plc ("London Stock Exchange"), on or as soon as practical after the Calculation Agent has determined the Interest Rate and calculated the Interest Amount or on such earlier date as the London Stock Exchange or the UK Listing Authority may require (for so long as the Class A Notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange) and will cause the same to be published in accordance with Condition 11 as soon as possible after that notification. The Interest Amount and the Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If following the occurrence of an Event of Default (as defined in Condition 9.1), the Security Trustee declares in accordance with the Master Security Trust Deed that the Class A Notes are immediately due and payable, the Interest Rate in respect of the Class A Notes will nevertheless continue to be calculated by the Calculation Agent in accordance with this Condition 6.6, but no publication of the Interest Rate so calculated needs to be made unless the Note Trustee otherwise requires.

        For a description of the expression "Event of Default" see "Description of Transaction Documents—The Master Security Trust Deed—Events of Default" in part B of this prospectus.

6.7   Determination or Calculation by the Note Trustee

        If the Calculation Agent at any time for any reason does not determine the Interest Rate in respect of the Class A Notes, or calculate the Interest Amount, in accordance with this Condition 6, the Note Trustee will do so and each such determination or calculation by the Note Trustee will be as if made by the Calculation Agent. In doing so, the Note Trustee will apply the foregoing provisions of this Condition 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

6.8   Calculation Agent

        The Issuer Trustee will procure that, for so long as any of the Class A Notes remain outstanding, there will at all times be a Calculation Agent. The Trust Manager may, with the prior written approval of the Note Trustee and the Issuer Trustee, terminate the appointment of the Calculation Agent at any time by giving not less than 45 days' notice in writing to, amongst others, the Calculation Agent. Notice of that termination will be given by the Issuer Trustee to the Class A Noteholders in accordance with Condition 11.1. If any person is unable or unwilling to continue to act as the Calculation Agent, or if the appointment of the Calculation Agent is terminated, the Issuer Trustee, at the direction of the

Trust Manager, will appoint a successor Calculation Agent to act as such in its place, provided that neither the resignation nor removal of the Calculation Agent will take effect:

  (a)
  until a successor approved by the Note Trustee and the Issuer Trustee has been appointed;

  (b)
  if as a result there would cease to be Agents as required by these Class A Note Conditions; and

  (c)
  provided further that there must at all times be a Paying Agent in London.

        Notice of the appointment of the successor shall be given by the Issuer Trustee to the Class A Noteholders in accordance with Condition 11.1. The initial Calculation Agent and its specified office are set out at the end of these Class A Note Conditions.

        "Agent" and "Paying Agent" have the meanings given to them in the Definitions Schedule.

6.9   Payment of the Interest Amount

        The Interest Amount for each Interest Period in relation to a Class A Note is payable in arrears in US$ on the relevant Payment Date. On each Payment Date prior to the occurrence of an Event of Default, the Issuer Trustee must (on the direction of the Trust Manager):

  (a)
  to the extent that there are funds available for this purpose in accordance with the Supplemental Deed pay, in accordance with the directions of the Trust Manager, the A$ Class A Interest Amount (defined below) in relation to that Payment Date to the Currency Swap Provider in accordance with the Currency Swap;

  (b)
  to the extent of the payment received under paragraph (a) above, direct the Currency Swap Provider to pay the interest due on the Class A Notes on each Payment Date to the Paying Agents in accordance with the Agency Agreement and the Currency Swap; and

  (c)
  direct the Principal Paying Agent to pay the interest due on the Class A Notes from the amounts received from the Currency Swap Provider ratably amongst the Class A Notes based on their Invested Amounts towards the Interest Amount in relation to each Class A Note in relation to the relevant Interest Period in accordance with, and subject to, these Class A Note Conditions and the Agency Agreement.

        "A$ Class A Interest Amount" has the same meaning as in the Supplemental Deed. The method for calculating this, the order of application of available funds for payment of interest due on the Class A Notes on a Payment Date and other payments ranking in priority to, or equally with, payment of those amounts on a Payment Date under the Supplemental Deed are explained in "Description of the Class A Notes—Distribution of Total Available Income" in part A of this prospectus.

7    Redemption

7.1   Final redemption of the Class A Notes

        Unless previously redeemed (or deemed to be redeemed) in full, the Issuer Trustee will redeem the Class A Notes at their then Stated Amount, together with all then accrued but unpaid interest, on the Payment Date occurring in September 2035 ("Final Maturity Date").

7.2   Part Redemption of Class A Notes

        Subject to Conditions 7.3, 7.4 and 7.6, on each Payment Date prior to the occurrence of an Event of Default, until the Stated Amount of the Class A Notes, together with all then accrued but unpaid interest, is reduced to zero, the Issuer Trustee must (on the direction of the Trust Manager):

  (a)
  pay, in accordance with the directions of the Trust Manager, the A$ Class A Principal (if any) payable in relation to that Payment Date to the Currency Swap Provider in accordance with the Currency Swap;

  (b)
  to the extent of the payment received under paragraph (a) above, direct the Currency Swap Provider to pay on each Payment Date to the Paying Agents in accordance with the Agency Agreement the US$ equivalent of the amount of the A$ Class A Principal (such US$ equivalent of the A$ Class A Principal Amount being the "Class A Principal Amount") received by the Currency Swap Provider from the Issuer Trustee on that Payment Date; and

  (c)
  direct the Principal Paying Agent to pay the Class A Principal Amount from the amounts received from the Currency Swap Provider ratably amongst the Class A Notes towards the repayment of the Stated Amount of the Class A Notes in accordance with, and subject to, these Class A Note Conditions and the Agency Agreement ("Principal Amount"). Such a payment towards the Stated Amount on a Class A Note will constitute a redemption of the Class A Note in part to the extent of such repayment and, upon such repayment, the obligations of the Issuer Trustee with respect to the Class A Note will be discharged to the extent of such repayment.

        "A$ Class A Principal" has the same meaning as in the Supplemental Deed. The method for calculating this and the other payments ranking in priority to or equally with the payment of the A$ Class A Principal on a Payment Date under the Supplemental Deed are explained in "Description of the Class A Notes—Distribution of Total Available Income" in part A of this prospectus.

7.3   Call Option

        The Issuer Trustee will, subject to the other provisions of this Condition 7, when directed by the Trust Manager (at the Trust Manager's option), redeem all, but not some only, of the Notes at their then Invested Amount, subject to the following, together with all accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, on any Payment Date falling on or after the Call Option Date.

        Notwithstanding the foregoing, the Issuer Trustee may redeem the Notes at their Stated Amount on or after the Call Option Date, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition 10.3) of the Noteholders.

        However, the Issuer Trustee will not redeem the Notes unless it is in a position on the relevant Payment Date to repay the then Invested Amounts or the Stated Amounts, as required, of the Notes together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust were enforced.

        The Issuer Trustee will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Payment Date on which a proposed redemption under this Condition 7.3 will occur to the Seller, the Note Trustee, the Principal Paying Agent, the Class A Note Registrar, the Calculation Agent and the Class A Noteholders in accordance with Condition 11.1.

        "Outstanding Balance", "Collection Period", "Purchased Receivables" and "Housing Loans" have the same respective meanings given to them in the Definitions Schedule.

7.4   Redemption for Taxation or Other Reasons

        If the Trust Manager satisfies the Issuer Trustee and the Note Trustee immediately prior to giving the direction referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer Trustee becomes subject (a "Relevant Jurisdiction") or a change in the application or official interpretation thereof, from that in effect on the Closing Date, either:

  (a)
  on the next Payment Date the Issuer Trustee or the Currency Swap Provider (as applicable) will be required to deduct or withhold from any payment of principal or interest in respect of the Notes including corresponding payments under the Currency Swap, any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

  (b)
  on the next Payment Date the total amount payable in respect of interest in relation to any of the Housing Loans for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer Trustee by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction, and, in each case, such obligation cannot be avoided by the Issuer Trustee taking reasonable measures available to it, the Issuer Trustee must, when so directed by the Trust Manager (at the Trust Manager's option), redeem all, but not some only, of the Notes on any subsequent Payment Date at their then Invested Amount (without double counting), subject to the following, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption. Notwithstanding the foregoing, the Issuer Trustee may redeem the Notes at their Stated Amount, instead of at their Invested Amount (without double counting), together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition 10.3) of the Noteholders.

        The Trust Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, so redeem the Notes unless the Issuer Trustee is in a position on such Payment Date to repay in respect of the Notes their then Invested Amount or Stated Amount (without double counting), as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust was enforced.

        The Issuer Trustee will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Payment Date on which a proposed redemption under this Condition 7.4 will occur to the Note Trustee, the Seller, the Principal Paying Agent, the Class A Note Registrar, the Calculation Agent and the Class A Noteholders in accordance with Condition 11.1.

        If an event referred to in paragraph (a) of this Condition 7.4 occurs in respect of only the Class A Notes (and not any other Notes) and as a result thereof the Issuer Trustee gives notice in accordance with this Condition 7.4 that it proposes to redeem all of the Notes on the Payment Date referred to in that notice, the Class A Noteholders may by an Extraordinary Resolution (as defined in Condition 10.3) in accordance with the Note Trust Deed elect that they do not require the Issuer Trustee to redeem the Notes. If the Class A Noteholders make such an election they (or the Note Trustee on their behalf) must notify the Issuer Trustee and the Trust Manager not less than 21 days before the proposed Payment Date for the redemption of the Notes. Upon receipt of such a notice, the Issuer Trustee must not so redeem the Notes.

7.5   Certification

        For the purpose of any redemption made under Condition 7.3 or 7.4, the Issuer Trustee and the Note Trustee may rely on any certificate of an Authorized Officer (as defined in the Definitions Schedule) of the Trust Manager that the Issuer Trustee will be in a position to repay in respect of the Class A Notes their then Invested Amount or Stated Amount, as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Class A Notes as if the Deed of Charge in respect of the Trust was enforced.

7.6   Redemption on Final Payment

        Upon a final distribution being made in respect of the Class A Notes under these Class A Note Conditions or clause 14.18 of the Supplemental Deed, the Class A Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Interest Amount or any then unpaid Invested Amount, Stated Amount or other amounts in relation to the Class A Notes will be extinguished in full.

        For a description of the circumstances in which a final distribution will be made in respect of the Class A Notes see "Description of the Class A Notes—Redemption of the Notes for Taxation or Other Reasons", "—Redemption of the Notes upon an Event of Default","—Option Redemption of the Notes" and "—Redemption upon Final Payment" each in part A of this prospectus.

7.7   Cancellation

        All Class A Notes redeemed in full (or deemed to be redeemed in full) pursuant to these Class A Note Conditions will be cancelled and may not be resold or reissued.

7.8   No Payment in excess of Stated Amount

        Subject to Conditions 7.3 and 7.4, no amount of principal will be paid in respect of a Class A Note in excess of the Stated Amount of the Class A Note.

7.9   Calculation of Class A Principal Amounts, Stated Amounts and other amounts

  (a)
  On each Determination Date, the Trust Manager will determine:

  (i)
  the amount of any Class A Principal Amount payable in respect of each Class A Note on the Payment Date;

  (ii)
  the Stated Amount and Invested Amount of each Class A Note as at the first day of the Interest Period commencing on the Payment Date (after deduction of any Class A Principal Amounts due to be paid in respect of such Class A Notes on that Payment Date and after making any other adjustment to the Stated Amount or the Invested Amount (as the case may be) of the Class A Note in accordance with these Class A Note Conditions on or with effect from that Payment Date); and

  (iii)
  the amount of the interest payment to be made on the Payment Date applicable to each Class A Note.

  (b)
  The Trust Manager will notify the Issuer Trustee, the Note Trustee, the Principal Paying Agent, the Calculation Agent, the Class A Note Registrar and the UK Listing Authority (for

    so long as the Class A Notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange) as soon as practical (and in any event by not later than two Business Days prior to the Payment Date or on such earlier date as the UK Listing Authority may require (for so long as the Class A Notes are listed on the London Stock Exchange)) of each determination of an amount or percentage referred to in Condition 7.9(a) and will cause details of each of those determinations to be published in accordance with Condition 11.2 as soon as practical after that notification. If no Class A Principal Amount is due to be paid on the Class A Notes on any Payment Date the Trust Manager will cause a notice to be given in accordance with Condition 11.2 as soon as practicable (and in any event by no later than the relevant Payment Date).

  (c)
  If the Trust Manager does not at any time for any reason make one or more of the determinations referred to in Condition 7.9(a), the Calculation Agent (or, failing the Calculation Agent, the Note Trustee) must make such determinations in accordance with this Condition 7.9 (but based on the information in its possession) and each such determination will be deemed to have been made by the Trust Manager.

8    Payments

8.1   Method of Payment

        Any installment on account of interest or principal payable on any Class A Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer Trustee to the Paying Agents on the applicable Payment Date shall be paid to the person in whose name such Class A Note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Class A Note Register on such Record Date.

        "Record Date" in relation to a Payment Date or any other date for any payment to be made in respect of a Class A Note means the date which is 2 Business Days before a Payment Date.

8.2   Surrender on Final Payment

        Prior to a final distribution being made in respect of the Class A Notes under clause 14 of the Supplemental Deed, the Note Trustee must notify the Class A Noteholders on the relevant Record Date of the date upon which the Note Trustee expects that final distribution to be made and specify that such final distribution will be payable only upon surrender of the relevant Class A Note to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant Class A Notes and none of the Issuer Trustee, the Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any Class A Noteholder as a result of any delay in payment due to a Class A Note not having been surrendered in accordance with this Condition 8.2.

        For a description of the circumstances in which a final distribution will be made in respect of the Class A Notes see "Description of the Class A Notes—Redemption of the Notes for Taxation or Other Reasons", "—Redemption of the Notes upon an Event of Default","—Optional Redemption of the Notes" and "—Redemption upon Final Payment" each in part A of this prospectus.

8.3   Paying Agents

        The initial Paying Agents and their respective specified offices are set out at the end of these Class A Note Conditions.

        The Issuer Trustee, at the direction of the Trust Manager, may, with the prior written approval of the Note Trustee, terminate the appointment of any Paying Agent in accordance with the Agency Agreement and appoint additional or other Paying Agents, provided that:

  (a)
  it will at all times maintain a Paying Agent in London; and

  (b)
  notice of any termination or appointment of a Paying Agent or of any change in the office through which any Paying Agent will act will be given to the Class A Noteholders in accordance with Condition 11.1.

8.4   Taxation

        All payments in respect of the Class A Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer Trustee or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer Trustee or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer Trustee nor any Paying Agent nor the Note Trustee will be obliged to make any additional payments in respect of the relevant Class A Notes in relation to the withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer Trustee will notify the Note Trustee, the Principal Paying Agent and the Class A Noteholders in accordance with Condition 11.1, thereof.

8.5   Prescription

        A Class A Note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment of principal or interest thereon, the effect of which will be to reduce the Stated Amount of, and all accrued but unpaid interest on, that Class A Note to zero. After the date on which a Class A Note becomes void in its entirety, no claim can be made in respect of it.

        "Relevant Date" in respect of a Class A Note means the date on which a payment in respect thereof first becomes due or, if the full amount of the moneys payable in respect of the Class A Notes which is due on or before that date has not been duly received by the Principal Paying Agent or the Note Trustee on or prior to such date, the date on which the full amount of such moneys having been so received.

8.6   Notify Late Payments

        In the event of the unconditional payment to the Principal Paying Agent or the Note Trustee of any sum due in respect of the Class A Notes or any of them being made after the due date for payment thereof, the Issuer Trustee will promptly upon request by the Note Trustee forthwith give or procure to be given notice to the Class A Noteholders in accordance with Condition 11.1 that such payment has been made.

8.7   Rounding of Payments

        All payments made to Class A Noteholders will be rounded down to the nearest cent.

9    Enforcement following occurrence of an Event of Default

9.1   Enforcement

        The Master Security Trust Deed provides that at any time after the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to Condition

10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Notes immediately due and payable (in which case, subject to Condition 12, the Stated Amount of, and all accrued but unpaid interest in relation to, the Class A Notes will become immediately due and payable) and enforce the Charge.

        Subject to being indemnified in accordance with the Master Security Trust Deed and to the provisions of Condition 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

        "Voting Secured Creditor" has the meaning given to it in the Definitions Schedule. For a description of this expression, see "Glossary" in part B of this prospectus.

9.2   Security Trustee may enforce Charge without direction

        After the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee must not enforce the Deed of Charge in accordance with the Master Security Trust Deed without an Extraordinary Resolution of the Voting Secured Creditors unless, in the opinion of the Security Trustee, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of those Voting Secured Creditors.

9.3   Priority of payments from Proceeds from the enforcement of the Charge

        Following the enforcement of the Charge, all moneys received in connection with the Master Security Trust Deed and the Charge by the Security Trustee or by any receiver appointed in relation to the Secured Property pursuant to the provisions of the Master Security Trust Deed and the Deed of Charge are to be applied, subject to the Master Security Trust Deed, in accordance with the order of priority contained in the Supplemental Deed. For a description of the order of priority contained in the Supplemental Deed and the payment of amounts that rank in priority to or equally with the Class A Notes, see the "Description of the Class A Notes—Redemption of the Notes upon an Event of Default" in part A of this prospectus.

9.4   Security Trustee and Note Trustee Not Liable for Loss on enforcement

        Except in the case of fraud, gross negligence or willful default (and, in the case of the Note Trustee, subject to the mandatory provisions of the Trust Indenture Act), neither the Note Trustee nor the Security Trustee is liable for any decline in the value, nor any loss realized upon any sale or other disposition made under the Master Security Trust Deed and the Deed of Charge, of any Secured Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer Trustee or any third party in respect of the Issuer Trustee or the Class A Notes or relating in any way to the Secured Property. Without limitation, neither the Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it which, in the case of the Note Trustee, is based in good faith on advice received by it in accordance with the applicable requirements of the Note Trust Deed (and the Trust Indenture Act) or the Master Security Trust Deed, as the case may be. In respect of the Security Trustee only, the Security Trustee is not liable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of its powers under the Master Security Trust Deed or the Deed of Charge except to the extent caused or contributed to by any fraud, gross negligence or willful default on the part of the Security Trustee.

        "Trust Indenture Act" means the Trust Indenture Act 1939 of the United States of America as in force at the date of the Note Trust Deed.

9.5   Directions from Class A Noteholders to Note Trustee following Event of Default

        If an Event of Default has occurred and is known to the Note Trustee, the Note Trustee must:

  (a)
  notify each Class A Noteholder of the Event of Default within 10 days (or such shorter period as may be required by the rules of the UK Listing Authority or the London Stock Exchange, for so long as the Class A Notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange, or the rules of any other stock exchange, competent listing authority and/or quotation system on or by which the Class A Notes are listed) after the occurrence of the Event of Default, provided that, except in the case of a default in payment of principal or interest on any Class A Note, the Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorized officers under the Note Trust Deed in good faith determine that withholding the notice is in the interest of the Class A Noteholders;

  (b)
  if a meeting of Voting Secured Creditors is to be held under the Master Security Trust Deed, determine whether it proposes to seek directions from the Class A Noteholders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the Class A Noteholders; and

  (c)
  vote at any meeting of Voting Secured Creditors held under the Master Security Trust Deed.

        In acting in accordance with the directions of the Class A Noteholders, the Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Master Security Trust Deed in the same proportion as that of the aggregate Invested Amounts of the Class A Notes held by Class A Noteholders who have directed the Note Trustee to vote for or against such a proposal.

        If any of the Class A Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the Note Trustee must not vote at a meeting of Voting Secured Creditors under the Master Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Secured Property unless:

  (a)
  a sufficient amount would be realized to discharge in full all amounts owing to the Class A Noteholders in respect of the Class A Notes and any other amounts owing by the Issuer Trustee to any other person ranking in priority to or with the Class A Notes; or

  (b)
  the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the Issuer Trustee (or the Security Trustee under the Master Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer Trustee, to discharge in full in due course all the amounts referred to in paragraph (a).

        The Note Trustee need not do anything to find out if an Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Note Trustee may assume that no such event has occurred and that the Issuer Trustee and each other party to the Transaction Documents is performing all its obligations under the Note Trust Deed and the Class A Notes.

9.6   Only Security Trustee May Enforce Charge

        Only the Security Trustee may enforce the Charge and neither the Note Trustee nor any Class A Noteholder (nor any other Secured Creditor) is entitled to proceed directly against the Issuer Trustee to enforce the performance of any of the provisions of the Deed of Charge, Master Security Trust Deed, the Class A Notes or these conditions, except as provided for in the Master Security Trust Deed, the Note Trust Deed, the Master Trust Deed and the Supplemental Deed. The Security Trustee is not

required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Secured Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) and is put in funds to the extent necessary.

9.7    Exercise of Class A Noteholder Rights by Note Trustee

        The rights, remedies and discretions of the Class A Noteholders under the Note Trust Deed and the Master Security Trust Deed, including all rights to vote or to give an instruction or consent, can only be exercised by the Note Trustee on behalf of the Class A Noteholders in accordance with the Note Trust Deed and the Master Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class A Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the Note Trust Deed, whether the Note Trustee or the Class A Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee.

10    Meetings of Voting Secured Creditors, directions of Class A Noteholders, modifications, consents, waivers and indemnities

10.1    Meetings of Voting Secured Creditors

        The Master Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Master Security Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the Class A Notes immediately due and payable and/or to enforce the Charge.

10.2    Directions of Class A Noteholders

        Under the Note Trust Deed the Note Trustee may seek directions from the Class A Noteholders from time to time, including following the occurrence of an Event of Default. The Note Trustee shall not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Class A Noteholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Class A Noteholders.

        If the Note Trustee is entitled under the Master Trust Deed or the Master Security Trust Deed to vote at any meeting on behalf of Class A Noteholders, the Note Trustee must vote in accordance with the directions of the Class A Noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of Class A Noteholders, the Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Class A Notes held by Class A Noteholders who have directed the Note Trustee to vote for or against that proposal.

10.3    Amendments to Note Trust Deed and Class A Notes

        Pursuant, and subject, to the Note Trust Deed and subject to any approval required by law, the Note Trustee, the Trust Manager and the Issuer Trustee may together agree, without the consent or sanction of any Class A Noteholder, by way of supplemental deed to alter, add to or modify (each a "modification") any provision of the Note Trust Deed or the Class A Notes (including these Class A

Note Conditions) so long as such alteration, addition or modification is not a Payment Modification (as defined below) and such modification in the opinion of the Note Trustee:

  (a)
  is necessary or expedient to comply with the provisions of any statute or with the requirements of any governmental agency;

  (b)
  is made to correct a manifest error or ambiguity, or is to correct inconsistency between the provisions of any Transaction Document and the description of the provisions thereof in the related prospectus, or is of a formal, technical or administrative nature only;

  (c)
  is appropriate or expedient as a consequence of an amendment to any statute or altered requirements of any governmental agency or any decision of any court (including, without limitation, an alteration, addition or modification which is in the opinion of the Note Trustee appropriate or expedient as a consequence of the enactment of a statute or an amendment to any statute or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Trust or the trust constituted under the Note Trust Deed); or

  (d)
  and the Issuer Trustee is otherwise desirable for any reason and:

  (i)
  is not in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A Noteholders; or

  (ii)
  if it is in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A Noteholders, the consent of an Extraordinary Resolution of the Class A Noteholders to the alteration, addition or resolution has been obtained. For the purpose of determining whether there has been an Extraordinary Resolution of the Class A Noteholders consenting to an alteration, addition or revocation, Class A Notes which are beneficially owned by the Issuer Trustee or the Trust Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer Trustee or the Trust Manager, shall be disregarded.

        The Trust Manager must give the Designated Rating Agencies (as defined in the Supplemental Deed) 5 Business Days' prior notice of any such modification. The Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of Class A Noteholders if each of the Designated Rating Agencies confirms in writing that if the modification is effected this will not lead to a reduction, qualification or withdrawal of the then current rating given to the Class A Notes by that Designated Rating Agency.

        Pursuant to the Note Trust Deed, the Note Trustee may concur with the Issuer Trustee and the Trust Manager in making or effecting any Payment Modification if and only if the consent has first been obtained of each Class A Noteholder to such Payment Modification.

        Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Issuer Trustee to the Class A Noteholders in accordance with Condition 11.1 as soon as reasonably practicable after the modifications have been made.

        "Payment Modification" means any alteration, addition or revocation of any provision of the Transaction Documents or the Class A Notes (including the Class A Note Conditions) which modifies:

  (a)
  the amount, timing, place, currency or manner of payment of principal or interest in respect of the Class A Notes including, without limitation, any modification to the Stated Amount, Invested Amount, Interest Rate or Final Maturity Date in respect of the Class A Notes or to

    Conditions 6.9 and 7.2 or which would impair the rights of Class A Noteholders to institute suit for enforcement of such payment on or after the due date for such payment;

  (b)
  the definition of the term "Extraordinary Resolution" (insofar as it relates to any Notes or any class of Notes), clause 5.1 of the Note Trust Deed or the circumstances in which the consent or direction of an Extraordinary Resolution of Class A Noteholders is required;

  (c)
  clause 14.18 of the Supplemental Deed; or

  (d)
  the requirements for altering, adding to or revoking any provision of the Note Trust Deed or the Class A Notes (including the Class A Note Conditions).

        "Extraordinary Resolution" has the meaning given in the Definitions Schedule.

        For a further description of the modifications which constitute a Payment Modification see "Glossary" in part B of this prospectus.

10.4    Waivers, etc.

        The Security Trustee may, in accordance with the Master Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured Creditors), waive or ignore any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if such action, in its opinion will not be prejudicial to the interests of the Secured Creditors.

        The Note Trustee may, without the consent of the Class A Noteholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Class A Noteholders will not be materially prejudiced thereby, waive or authorize, on such terms as seem expedient to it, any breach or proposed breach by the Issuer Trustee of the Note Trust Deed or these Class A Note Conditions provided that the Note Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10.1. No such direction or request will affect a previous waiver, authorization or determination. Any such waiver, authorization or determination shall be binding on the Class A Noteholders and, if the Note Trustee so requires, will be notified to the Class A Noteholders as soon as practicable.

10.5    Indemnification and Exoneration of the Note Trustee and the Security Trustee

        The Note Trust Deed and the Master Security Trust Deed contain provisions for the indemnification of the Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realize the security and to obtain repayment of the Class A Notes unless indemnified to their satisfaction. Each of the Note Trustee and the Security Trustee is entitled, subject in the case of the Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Issuer Trustee and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

        Subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Secured Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections Account (as defined in the Supplemental Deed) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, gross negligence or willful default of the Note Trustee. The Security Trustee is not, nor is any receiver appointed in relation to the Secured Property pursuant to the provisions of the Master Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Master Security Trust Deed except for fraud, gross negligence or willful default.

        Except in the case of fraud, gross negligence (except as specifically provided in the Trust Indenture Act) or willful default, and subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee may act on the opinion or advice of, or information obtained from, any expert (including any lawyer, valuer, banker, broker, accountant, credit rating agency or lead manager) and shall not be responsible to anyone for any loss occasioned by so acting to the extent it complies with any applicable requirements of the Note Trust Deed or the Trust Indenture Act.

        Any such opinion, advice or information may be sent or obtained by letter or facsimile transmission and the Note Trustee will not be liable to any Class A Noteholder, amongst others, for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error which is not a manifest error or is not authentic.

11 Notices

11.1    General

        Subject to Condition 11.2, all notices, other than notices given in accordance with the following paragraph and Condition 11.3, to Class A Noteholders will be deemed given if in writing and mailed, first-class, postage prepaid to each Class A Noteholder, at his or her address as it appears on the Class A Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A Noteholder will affect the sufficiency of such notice with respect to other Class A Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

        A notice may be waived in writing by the relevant Class A Noteholder, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Class A Noteholders will be filed with the Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

        Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

        In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Class A Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer Trustee directs the Note Trustee will be deemed to be a sufficient giving of such notice.

        In addition to the above, notices to the Class A Noteholders shall be valid if published in a leading daily newspaper in the City of New York and in London. It is expected that publication will be made in the City of New York in The Wall Street Journal and in London in the Financial Times. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

11.2    Book-Entry Notes

        Unless and until the Class A Definitive Notes have been issued, whenever a notice or other communication to the Class A Noteholders is required under the Note Trust Deed or any other Transaction Document all such notices and communications must be given to The Depository Trust Company or its nominee and are not required to be given to the beneficial owners of the Class A

Notes. Any such notice given to the Depository Trust Company or its nominee shall also be published in accordance with the requirements set forth in the last paragraph of Condition 11.1.

        "Class A Definitive Note" has the same meaning as in the Supplemental Deed.

11.3    Class A Note Information

        Any notice specifying a Payment Date, an Interest Rate in relation to the Class A Notes, an Interest Amount, a Class A Principal Amount (or the absence of a Class A Principal Amount), an Invested Amount, a Stated Amount or any other matter permitted to be given in accordance with this Condition 11.3, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the Electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the Note Trustee in writing and notified to Class A Noteholders pursuant to Condition 11.1 (the "Relevant Screen"). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with Condition 11.1.

12    Limitation of liability of the Issuer Trustee

  (a)
  The Issuer Trustee enters into each Transaction Document, and issues the Class A Notes, only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with the Class A Notes, a Transaction Document or the Trust is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of the assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of any Transaction Document (other than paragraph (c) below) and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to a Transaction Document, the Class A Notes or the Trust.

  (b)
  In relation to the Trust, no person (including, without limitation, any Unitholder or Secured Creditor) other than the Issuer Trustee may sue the Issuer Trustee in any capacity other than as trustee of the Trust including seeking the appointment of a receiver (except in relation to the assets of the Trust), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the assets of the Trust).

  (c)
  The provisions of this Condition 12 limiting the Issuer Trustee's liability will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under any Transaction Document or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification out of the assets of the Trust as a result of the Issuer Trustee's fraud, gross negligence or willful default.

  (d)
  It is acknowledged that the Relevant Parties (as defined in the Definitions Schedule) are responsible under the Transaction Documents in relation to the Trust for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations or breach of a representation or warranty under any Transaction Document or the Class A Notes) will be considered fraud, gross negligence or willful default of the Issuer Trustee for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by a Relevant Party or any other person appointed by the Issuer Trustee under any Transaction Document (other than a person whose acts or omissions the Issuer Trustee is liable for in accordance with any Transaction Document) to fulfill its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person regardless of whether or not the act or omission is purported to be done on behalf of the Issuer Trustee.

  (e)
  No attorney, agent, receiver or receiver and manager appointed in accordance with any Transaction Document has authority to act on behalf of the Issuer Trustee in a way which exposes the Issuer Trustee to any personal liability, and no act or omission of any such person will be considered fraud, gross negligence or willful default of the Issuer Trustee for the purpose of paragraph (c).

  (f)
  The Issuer Trustee is not obliged to do anything or refrain from doing anything under or in connection with these Class A Note Conditions or any other Transaction Document (including incur a liability) unless the Issuer Trustee's liability is limited in the same manner as set out in this Condition 12.

13    Governing law

        The Notes and the Transaction Documents (other than the Underwriting Agreement and any credit support annex under the Currency Swap Agreement) are governed by, and will be construed in accordance with, the laws of New South Wales of the Commonwealth of Australia. Each of the Issuer Trustee and the Trust Manager has in the Note Trust Deed irrevocably agreed for the benefit of the Note Trustee and the Class A Noteholders that the courts of New South Wales are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Note Trust Deed and the Class A Notes.

Agents

Principal Paying Agent and Calculation Agent:	The Bank of New York 101 Barclay Street, 21W New York New York, 10286
Class A Note Registrar:	The Bank of New York 101 Barclay Street, 21W New York New York 10286
or
c/o The Bank of New York, London Branch 48th Floor One Canada Square London E14 5AL
Paying Agent:	The Bank of New York, London Branch 48th Floor One Canada Square London E14 5AL

(This page has been left blank intentionally.)

Part B: General Information Regarding the Kingfisher Securitization
Program and the series of notes that may be issued thereunder

ANZ Capel Court Limited

Trust Manager

Mortgage Backed Notes
Issuable by separate trusts

Each issuance of notes:		Each trust:
•	will consist of one or more classes of mortgage backed notes secured by the assets of a trust;	•	will own a pool of mortgage loans secured by mortgages on residential properties located in
•	will receive principal and interest only from		Australia; and
	payments collected on the assets of the related trust; and	•	may have rights to various forms of credit enhancement described in part A or part B of
•	will not be insured or guaranteed by any government agency or instrumentality and will be obligations of the entity acting as issuer trustee only in its capacity as trustee of the related trust.		this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS
For Part B

B-ii

Definitive Notes	B-19
Withholding or Tax Deductions	B-19
Redemption of the Notes for Taxation or Other Reasons	B-19
Repayment of the Notes upon an Event of Default under the Master Security Trust Deed	B-20
Optional Repurchase of the Mortgage Loans	B-20
Termination of the Trust	B-20
Prescription	B-20
Voting and Consent of Noteholders	B-20
Reports to Noteholders	B-21
Liquidity Facility	B-22
Redraw Facility	B-22
Credit Enhancement	B-22
Prepayment and Yield Considerations	B-22
General	B-22
Prepayments	B-23
Rate of Payment	B-23
Powers, Duties and Liabilities under the Transaction Documents	B-23
The Issuer Trustee	B-23
The Trust Manager	B-26
The Note Trustee	B-27
The Security Trustee	B-28
Description of Transaction Documents	B-30
Trust Accounts	B-30
Pre-funding Account	B-30
Accumulation of Principal; Additional Notes	B-30
Interest Rate Swaps	B-31
Currency Swap	B-31
The Master Security Trust Deed	B-31
The Master Servicer Deed	B-36
Document Custody	B-38
Modifications and Amendments	B-39
Use of Proceeds	B-40
Legal Aspects of the Mortgage Loans	B-40
General	B-40
Types of Security in Australia	B-40
Taking Security over Land	B-43
Enforcement of Registered Mortgages	B-44
Enforcement Generally	B-44
Penalties and Prohibited Fees	B-45
Bankruptcy and Insolvency	B-46
Environmental Considerations	B-46
Tax Treatment of Interest on Australian Mortgage Loans	B-47
The Seller as Mortgagee	B-47
Insolvency Considerations	B-47
Australian Consumer Credit Code	B-48

B-iii

Material United States Federal Income Tax Consequences	B-49
Overview	B-49
General	B-50
Summary of Opinions with Respect to the Class A notes	B-50
Original Issue Discount, Indexed Securities, etc.	B-50
Interest Income on the Class A Notes	B-51
Sale of Class A Notes	B-51
Market Discount	B-51
Premium	B-52
Backup Withholding Taxes	B-52
Tax Consequences to Foreign Noteholders	B-52
Foreign Tax Credit	B-53
Material Australian Tax Consequences	B-54
Australian Taxation	B-54
Interest Withholding Tax	B-54
Other Tax Matters	B-56
Recent Tax Reforms	B-57
Goods and Services Tax	B-59
Miscellaneous	B-60
ERISA Considerations	B-60
Enforcement of Foreign Judgments in Australia	B-61
Legal Investment Considerations	B-62
Where You Can Find More Information	B-62
Ratings of the Notes	B-63
Plan of Distribution	B-63
Glossary	B-64
Appendix B	B-76

B-iv

Important Notice About Information Presented in this Prospectus

        We describe the notes in two separate parts: (1) part A, which describes the specific terms of your notes and (2) part B, which provides general information regarding the Kingfisher Securitization Program, some of which, in limited instances, may not apply to the trust which has issued your notes described in part A.

        Neither part A nor part B contains all of the information included in the registration statement. The registration statement also includes copies of the various agreements referred to in this prospectus. You may obtain copies of these documents for review. See "Where You Can Find More Information" in part B of this prospectus.

        Part A of this prospectus includes, among other things, the following information regarding your notes:

  •
  the principal amount, interest rate, authorized denominations and maturity date of each class of notes of that trust offered under this prospectus;

  •
  the method for calculating the amount of interest and principal to be paid to each class of notes offered under this prospectus, and the timing and order of priority of such interest and principal payments for each class of notes of that trust;

  •
  information concerning the pool of mortgage loans and other assets of the trust;

  •
  information regarding the risk factors relating to the notes of that trust offered under this prospectus; and

  •
  the particulars of the plan of distribution for each class of notes of that trust offered under this prospectus.

        We include cross-references in this prospectus to captions where further related discussions appear. The preceding Table of Contents and the Table of Contents included in part A of this prospectus provide the pages on which these captions are located. You can find definitions of the capitalized terms used in this part B of this prospectus under the caption "Glossary" at the end of this prospectus.

Securitization Program

        The Kingfisher Securitization Program (the "Program") was established by ANZ Capel Court Limited (the "Trust Manager") to execute securitizations from time to time including securitizations of registered first ranking mortgage loans secured by one-to-four-family owner-occupied and non-owner occupied residential properties located in the Commonwealth of Australia and originated by or on behalf of the Australia and New Zealand Banking Group Limited (the parent of the Trust Manager).

        Each securitization will involve the creation of a separate trust by the Trust Manager and the deposit therewith of the related mortgage loans by Australia and New Zealand Banking Group Limited. Each trust will be separate and distinct from any other trust under the Program, and the assets of each trust will not be available to meet the liabilities of any other trust.

Australia and New Zealand Banking Group Limited

        The Australia and New Zealand Banking Group Limited ("ANZ") is one of the four major banking groups headquartered in Australia. ANZ's registered office is at Level 6, 100 Queen Street, Melbourne, Victoria, Australia. ANZ's Australian operations began in 1835 and its New Zealand operations began in 1840. Based on publicly available information as at March 31, 2004, ANZ ranked third among Australian banking groups in terms of total assets (A$247.3 billion) and third in terms of shareholders' equity (A$16.7 billion) and ranked third in terms of market capitalization (A$34.3 billion).

        ANZ provides a broad range of banking and financial products and services to retail, small business, corporate and institutional clients. ANZ conducts operations primarily in Australia (approximately 65% of ANZ's total assets at March 31, 2004) with significant operations in New Zealand (approximately 27% of total assets at March 31, 2004). The remainder of ANZ's operations are conducted in the United Kingdom, the United States and a number of other countries, most of which are located in the Asia Pacific region.

        ANZ has a long term credit rating of AA- from S&P and Aa3 from Moody's and a short term credit rating of A-1+ from S&P and P-1 from Moody's.

        The Australian banking activities of ANZ come under the regulatory supervision of the Australian Prudential Regulation Authority.

The Trust Manager

        The Trust Manager was incorporated in April 1969 in the State of Victoria, Australia and is a wholly owned subsidiary of ANZ. The Trust Manager's registered office is at Level 6, 100 Queen Street, Melbourne, Victoria, Australia. The Trust Manager has the power to appoint a third party (including an affiliate of the Trust Manager other than ANZ) to perform certain of the functions imposed on the Trust Manager under the Master Trust Deed and the relevant supplemental deed. The Trust Manager will remain liable for the performance of all of the management obligations notwithstanding any such appointment.

The Issuer Trustee

        Part A of this prospectus identifies the entity that will serve as issuer trustee in respect of a trust. The issuer trustee will act as trustee of the trust and, in such capacity, as issuer of the notes for such trust under the terms set out in the transaction documents in respect of that trust.

The Servicer

        ANZ (in this capacity, we refer to ANZ as the "Servicer") will act as Servicer of the mortgage loans. The Servicer will be responsible for the servicing and administration of the mortgage loans as described in parts A and B of this prospectus. The Servicer or any successor servicer may contract with sub-servicers or third parties, to perform all or a portion of the servicing functions on behalf of the Servicer. See "Servicing—Servicing of Mortgage Loans" in part A of this prospectus and "Description of Transaction Documents—The Master Servicer Deed" in part B of this prospectus.

The Custodian

        ANZ (in this capacity, we refer to ANZ as the "Custodian") will act as the Custodian of the Mortgage Title Documents). The Custodian will be responsible for the custody of the Mortgage Title Documents in accordance with certain procedures and standards as described in parts A and B of this prospectus. See "Description of Transaction Documents—Document Custody".

The Trusts

Establishing the Trusts

        Each trust established under the Program will be a common law trust. The general terms of each trust established under the Program will be as set out in the Master Trust Deed and the specific terms will be provided by a supplemental deed relating to that trust. Part A of this prospectus includes a detailed description of the supplemental deed pursuant to which the notes of a particular trust will be issued.

        Each supplemental deed relating to a trust will, among other things:

  •
  specify the terms of the notes; and

  •
  establish the cash flow allocation.

The Assets of the Trusts

Assets of the Trusts

        The assets of the trust are described in detail in part A of this prospectus. Generally, under the Program, the assets of a trust may include any or all of the following:

  •
  a pool of mortgage loans, mortgages and relevant collateral securities including principal payments paid or payable on the mortgage loans at any time after the applicable cut-off date, interest and fee payments paid or payable on the mortgage loans at any time after the applicable cut-off date;

  •
  rights under any lender's mortgage insurance policies relating to the mortgage loans;

  •
  amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the related notes, including the related collections account, and any Authorized Investments in which these amounts are invested;

  •
  the issuer trustee's rights under the transaction documents for that trust; and

  •
  rights under any form of applicable credit enhancement.

        The actual mortgage loans to be included in the trust are described in detail in part A of this prospectus and Appendix A-I thereto.

        The notes will be obligations of the issuer trustee only in its capacity as trustee of the related trust and in no other capacity. The assets of the trust described in part A will serve as collateral only for the notes of that trust and any other obligations of the issuer trustee owed to secured creditors of that trust. Holders of notes may only proceed against the collateral securing such notes in the case of a default on those notes and may not proceed against any other assets of ANZ or any of its affiliates or the assets of any other trust.

The Mortgage Assets

        ANZ will originate the mortgage loans or fund the origination of the mortgage loans in the ordinary course of its business. Each mortgage loan will be one of the types of products described in "The Seller's Residential Loan Program" in part B of this prospectus, subject to such variations and details as are described in part A of this prospectus. Each mortgage loan may have some or all of the features and options described in the "The Seller's Residential Loan Program" in part B of this prospectus. Part A of this prospectus describes any additional features and options of the mortgage loans.

        Part A of this prospectus provides specific information with respect to the mortgage loans that are assets of the related trust as of the cut-off date including, among other things, and to the extent relevant:

  •
  the aggregate outstanding principal balance of the mortgage loans included in the assets of the related trust;

  •
  the range and average outstanding principal balance of the mortgage loans;

  •
  the range and weighted average interest rate on the mortgage loans, and, in the case of variable rate loans, the range and weighted average of the current interest rates, if any;

  •
  the percentage by outstanding principal balance as of the cut-off date of mortgage loans that accrue interest at variable or fixed interest rates (if applicable);

  •
  the weighted average original and remaining term-to-stated maturity of the mortgage loans;

  •
  the year of origination of the mortgage loans;

  •
  the range and weighted average of loan-to-value ratios for the mortgage loans; and

  •
  the geographic distribution of any mortgaged properties securing the mortgage loans.

The Seller

        The mortgage loans included in the assets of a trust under the Program will have been originated and sold to the issuer trustee by ANZ in this capacity, we refer to ANZ as the "Seller".

Transfer and Assignment of the Mortgage Loans

        On the closing date for a trust, the Seller will equitably assign the mortgage loans and related rights to the issuer trustee for the applicable trust. After the equitable assignment, the issuer trustee will be entitled to receive collections on the mortgage loans. If a Title Perfection Event occurs, the issuer trustee must, including by using the irrevocable power of attorney granted by the Seller, take the actions necessary to protect the issuer trustee's interest in, and title to, the mortgage loans. The Trust Manager, the Servicer and the Seller will agree to assist the issuer trustee in taking any of those actions.

        The Seller may in some instances equitably assign a mortgage loan to the issuer trustee secured by an "all moneys" mortgage, which may also secure financial indebtedness that has not been sold to the trust, but is instead retained by the Seller. The issuer trustee will hold the proceeds of enforcement of the related mortgage, to the extent they exceed the amount required to repay the mortgage loan, as bare trustee without any other duties or obligations, in relation to that other financial indebtedness. The mortgage will secure the mortgage loan equitably assigned to the trust in priority to that other financial indebtedness. If a mortgage loan is secured on the Closing Date by a first mortgage over one property and a second mortgage over a second property, the Seller will assign to the trust both the first and second mortgages over the second property. The mortgage loan included in the trust will then have the benefit of security from both properties ahead of any financial indebtedness owed to the Seller which is secured by the second property.

Representations, Warranties and Eligibility Criteria

        The Seller will make certain representations and warranties to the issuer trustee with respect to the mortgage loans equitably assigned by it. All material representations and warranties of the Seller are described in this prospectus.

        The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties as being correct, unless an officer involved in the administration of the trust has actual notice to the contrary.

The Seller's Representations

        The Seller will represent to the issuer trustee, amongst other things that, as of the Cut-off Date of the applicable trust:

  •
  at the time each mortgage loan and each mortgage document was entered into, it complied in all material respects with applicable laws;

  •
  each mortgage loan as of the Cut-off Date satisfies the following "eligibility criteria":

  •
  the mortgage loan must be advanced and repayable in Australian dollars;

  •
  the mortgage loan must be secured by a mortgage which is either a first ranking registered mortgage or a second ranking registered mortgage which secures a loan which is also secured by a first ranking registered mortgage which is also equitably assigned to the issuer trustee;

  •
  the mortgage loan must be secured by a mortgage over land which has erected on it a residential dwelling which is not under construction;

  •
  the mortgage loan must have an LTV less than or equal to 95%;

  •
  the mortgage loan is fully drawn (other than to the extent to which Redraws are available to the borrower under such mortgage loan) as at the relevant Cut-off Date;

  •
  the mortgage loan is covered by a lender's mortgage insurance policy providing for 100% cover of principal and interest losses in respect of the mortgage loan subject to the terms and conditions of the mortgage insurance policies;

  •
  unless otherwise specified in part A of this prospectus the balance of the mortgage loan must not exceed A$750,000 as at the Cut-off Date;

  •
  the mortgage loan is repayable within 30 years of the Cut-off Date;

  •
  the mortgage loan is not in arrears for more than 30 consecutive days;

  •
  the sale of the mortgage loan does not contravene or conflict with any law; and

  •
  the mortgage loan and the related mortgage have been or will be duly stamped, or has been taken by the relevant stamp duties authority to be duly stamped, with all applicable duty;

  •
  it is the sole legal and beneficial owner of each mortgage loan assigned to the issuer trustee and, to its knowledge, no prior ranking security interest exists in relation to its right, title and interest in each mortgage loan;

  •
  no borrower was required to open or maintain a deposit account with the Seller in relation to or as a precondition of entering into the mortgage loan;

  •
  each mortgage loan is able to be assigned to the issuer trustee without the consent of the borrower; and

  •
  at the time each mortgage loan was approved, the Seller had received no notice of the insolvency or bankruptcy of the relevant borrower, guarantor or security provider or any notice that the relevant borrower did not have the legal capacity to enter into the relevant mortgage loan.

Breach of Representations and Warranties

        If the Seller, the Servicer, the Trust Manager or the issuer trustee becomes actually aware during the 120 day period after the closing date that a representation or warranty made by the Seller relating to any mortgage loan or mortgage was incorrect when given, it must notify the Seller, the Servicer, Trust Manager and the issuer trustee within 5 Business Days of becoming actually aware. If the Seller, the Servicer, the issuer trustee or the Trust Manager gives or receives this notice no later than 5 Business Days prior to the 120th day after the closing date for the related trust and if the breach is not waived or remedied to the satisfaction of the issuer trustee within a period of 10 Business Days following such notice or any longer period that the issuer trustee permits, then without any action being required by either party, the Seller shall pay to the Issuer Trustee an amount generally equal to unpaid principal balance at the date of repurchase plus any unpaid accrued interest thereon of each affected mortgage loan and mortgage in consideration for reselling such mortgage loan to the Seller.

        If it is discovered following the fifth Business Day prior to the 120th day after the closing date that a representation or warranty made by the Seller with respect to a mortgage loan or mortgage is incorrect, the Seller will not be required to make any such payment referred to above. However, the Seller will be obligated to pay damages to the issuer trustee for any direct loss incurred as a result of the breach. The amount of damages will be limited to the losses directly incurred as a result of the breach.

The Seller's Residential Loan Program

Australian Residential Mortgage Loans Generally

        Australia has a highly competitive market for residential mortgage loans with a diversity of lenders. The largest lenders are banks, with smaller market shares held by mortgage managers, building societies and other lenders.

        Many lenders offer a diversity of product types. Most common are loans with a variable interest rate set either at the discretion of the lender or by reference to a market benchmark. Fixed interest rate loans are also available. These are not amortizing loans that have a fixed interest rate for the life of the loan. Generally, fixed rate loans amortize over a 25- or 30-year life (although the term may be shorter), but have a fixed rate that is set for a shorter period (generally not more than 10 years) and then convert to the standard variable interest rate unless the borrower elects an alternative product type. Interest only loans are also offered, generally with a term of not more than 10 years.

        Many variable rate loans offer the borrower a variety of features, including the ability to redraw amounts that have been paid in advance of the scheduled loan balance, and the ability to attach to a mortgage offset account such that the interest accrued on such account is offset against interest on the borrower's mortgage loan at the same interest rate. In many instances the interest rate is discounted to an introductory or "honeymoon" rate for an initial period (often 1 year) and then reverts to the current variable rate.

        Under most loans, the lender has full recourse to the borrower, and has a claim against the borrower as an unsecured creditor if the proceeds of sale of the property do not cover the full amount owing in respect of the loan. Lenders make extensive use of lender's mortgage insurance for loans with high loan to value ratios.

The Mortgage Loans

        The Seller's residential loan products have a wide variety of payment characteristics and are within the broad classification of one-to-four-family mortgage loans. The loans will have various maturities, interest rates, and amortization schedules, among other characteristics, and will be described in detail in part A of this prospectus.

        The Seller may from time to time offer new products which have not been described in this prospectus and borrowers whose mortgage loans have been sold to the issuer trustee may have the opportunity to convert to these products. Such a conversion may, under certain circumstances, result in prepayment in full of the related mortgage loan and the origination of a new mortgage loan that will not be an asset of the trust.

        All the mortgage loans that are securitized under the Program will be secured by registered first ranking mortgages on one-to-four-owner-occupied or non-owner occupied residential properties located in the Commonwealth of Australia. The mortgaged properties may consist of detached individual units, condominiums, townhouses, row houses, duplexes and other attached dwelling units. If specified in part A of this prospectus, the mortgage loans may be secured by mortgages creating a lien on a borrower's leasehold interest in real property. See "Legal Aspects of the Mortgage Loans" in this part B of this prospectus.

        Mortgage loans originated by the Seller may bear interest at (1) a rate per annum that is subject to periodic adjustment, as frequently as daily, as announced by the Seller from time to time; (2) a fixed rate per annum for a specified interval (generally 1, 2, 3, 4, 5, 7 or 10 years) which then reverts to a rate described in (1) above unless the borrower elects a further fixed rate term; or (3) an initial fixed rate per annum which, after a specified period, may be reset for a further fixed rate period or convert to a rate described in (1) above.

        Proceeds of the mortgage loans may be used by borrowers to acquire the related mortgaged property, refinance existing mortgage loans or for other personal requirements. Certain mortgage loans may have been the subject of refinancing for the purpose of utilizing equity. See "The Seller's Product Types—Special Features of the Mortgage Loans" below. Prepayments of principal on fixed rate loans, subject to the prevailing market rates of interest at the time of prepayment, may result in an amount being payable by or to the borrower. Certain loans may have due on sale clauses. Others may be assumable by persons meeting the Seller's then applicable criteria.

        The Seller and its originators may from time to time offer borrowers an opportunity to convert a mortgage loan to another product which may have an interest rate which is below prevailing market rates or which may offer borrowers certain additional features (such as a repayment holiday or a discount on fees). These conversions will reduce the aggregate yield on the pool of mortgage loans sold by the Seller to the issuer trustee and may therefore reduce funds available to pay interest on the Notes. In addition, these conversions, if treated as refinancing that result in prepayments in full, may reduce the weighted average life of the notes.

        In certain respects, the mortgage loans differ from mortgage loans offered by other lenders in other jurisdictions. Some of the principal differences are:

  •
  Variable Rate Loans: The variable rate loans are not tied to an objective index (e.g., LIBOR), but rather are determined from time to time by the Seller in its own judgment. See "Risk Factors" in part A of this prospectus.

  •
  Redraws: As described below under "The Seller's Product Types—Special Features of Mortgage Loans—(b) Redraw," borrowers under certain mortgage loans are able to "Redraw" on their mortgage loans.

  •
  Fixed Mortgage Rates: The Seller does not originate "fixed rate" principal and interest loans in the traditional sense (i.e., mortgage loans that are issued with a single, specified rate for the term of the loan). Instead, as described above, the Seller originates loans that bear a fixed rate of interest for a specified period, but which then revert to the variable rate unless the applicable borrower elects an alternative product type. Therefore, the interest rate at the conclusion of the "fixed" rate term may decline or increase over the remaining life of the loan.

The Seller's Product Types

Standard Variable Home Loan

        This type of loan is the Seller's traditional standard mortgage product which bears interest at a standard variable rate. The standard variable rate set under this product is not linked to any objective index (eg LIBOR). However, it may fluctuate with market conditions.

        In addition, some mortgage loans in this category have an interest rate which is discounted by a fixed percentage to the standard variable rate. These discounts are offered on a discretionary basis to members of certain professional groups and to other high income or high loan value borrowers.

Fixed Rate Loan

        This type of loan allows a borrower to set a designated rate of interest for selected periods. Terms for which the fixed rate can apply are 1, 2, 3, 4, 5, 7 and 10 years. On expiration of the fixed term, unless a new fixed term has been arranged by the borrower, the loan will automatically revert to the standard variable rate unless the borrower elects an alternative product type. Following this, the borrower may switch to a fixed interest rate at any time and payment of a new loan approval fee may be applicable.

Easy Start Loan

        This type of loan offers a borrower a discounted variable rate of interest during the first year of the loan. The rate is offered at a pre-determined margin below the standard variable rate. After one year, the loan then reverts back to the standard variable rate for a minimum of two further years. The loan offers the same features as the "Standard Variable Home Loan". However, while additional repayments are permitted without any charge, a charge is applied if the loan is fully repaid within 3 years of origination.

Money Saver Home Loan

        This type of loan has a variable interest rate which is not linked to the standard variable rate or to any objective index and which may fluctuate independently of any such rates and other standard variable rates in the market. This product was introduced by the Seller to allow borrowers who did not require a full range of product features to obtain a more competitive interest rate compared to other products provided by the Seller. The interest rate for this product historically has been less than that for the "Standard Variable Home Loan" product. By comparison to the "Standard Variable Home Loan", a "Money Saver Home Loan" incurs a monthly loan administration fee. The interest offset feature offered by the Seller is not available for "Money Saver Home Loans". At present, in order to take advantage of the interest offset feature, borrowers with "Money Saver Home Loans" Loans" must, with the agreement of the Seller and upon payment of a loan approval fee, switch their mortgage loan to another product that offers that feature. However, this or other features may, in the future, be offered to borrowers with "Money Saver Home Loans".

Special Features of the Mortgage Loans

        Each mortgage loan may have some or all of the features described in this section. In addition, during the term of any mortgage loan, the Seller may agree to change any of the terms of that mortgage loan from time to time at the request of the borrower.

  (a)
  Variable or Fixed Interest Rates.    Unless specified in part A of this prospectus all mortgage loans in the pool for a trust at the Cut-off Date are variable rate mortgage loans with borrowers able to apply to fix the interest rate for various terms from 1 to 10 years. If rates are fixed, they revert to the standard variable rate applicable at the end of the fixed rate term unless the borrower elects an alternative product type. Additional payments can be made for variable rate loans without penalty. Whole or partial prepayments on fixed rate mortgage loans and certain variable rate mortgage loans may incur a break payment due from, or to, the borrower.

  (b)
  Redraw.    The general terms and conditions of the variable rate mortgage loans allow the borrower to request a redraw of principal repayments made in excess of scheduled principal repayments. The aggregate amount that may be advanced at any time is limited to the difference between the current outstanding principal balance and the scheduled balance at that time (which, in general terms, will be equal to the amount of principal prepayments previously made by the borrower, provided all other scheduled payments have been made). To the extent described in part A of this prospectus, the Seller may be reimbursed by the applicable trust for any Redraws made by the Seller to the applicable borrower. If so specified in part A of this prospectus, the trust may finance any such reimbursement by issuing additional notes, bonds or other indebtedness or by other means.

        As of the date of this prospectus, the criteria that must be met for a borrower to make a Redraw are:

  •
  the borrower must have formally registered its mortgage loan as one in respect of which a Redraw may be made;

  •
  the minimum Redraw amount that can be requested by a borrower is A$2,000;

  •
  the mortgage loan must not have been fully repaid;

  •
  the amount of early or additional repayments, less any previous redraws, must be at least A$2,000;

  •
  if the mortgage loan is guaranteed, the written consent of the guarantor must be obtained; and

  •
  no Event of Default has occurred under the mortgage loan.

        These criteria may change from time to time at the discretion of the Seller.

  (c)
  Loans paid in advance.    The variable rate mortgage loans also allow borrowers to stop making payments to the extent the borrower has prepaid principal, creating a difference between the outstanding principal balance of the variable rate mortgage loan and the scheduled amortized principal balance of the mortgage loan. The borrower is not required to make any payments, including payments of interest, until the outstanding principal balance of the mortgage loan plus unpaid interest equals the scheduled amortized principal balance. For fixed rate loans, if a borrower misses more than one payment, the borrower will be recognized as being in arrears despite the fact that the borrower has prepaid principal creating a difference between the outstanding principal balance and the scheduled amortized principal balance of the mortgage loan.

  (d)
  Portability to transfer mortgage loan to another property.    Subject to meeting the required credit and property standards, the borrower may be permitted to transfer the mortgage loan to another security property, and with respect to a mortgage loan purchased by the issuer trustee, provided the mortgage loan would still meet the eligibility criteria in this respect. If this results in an increase in the loan size, it is treated as an additional advance.

  (e)
  Multiple Credit Facilities.    Some borrowers may have the option of more than one separate advance under separate loan contracts but secured by the same property. If any multiple credit facilities are included in the pool of mortgage loans for a trust this will be disclosed in part A of this prospectus. If a borrower requests the splitting of a mortgage loan, a partial prepayment of the existing mortgage loan would occur using the proceeds of the second loan with a separate loan account being established for the second loan.

  (f)
  Further Advances.    To the extent described in part A of this prospectus the mortgage loans may provide borrowers the ability to seek additional advances under the same loan contract (i.e., in excess of the original approved loan balance). Any such further advances are subject to full credit assessment and, if approved, will be advanced by the Seller.

  (g)
  Repayment Holiday.    The borrower is permitted to apply for relief from regular repayments for a period of three months. Approval of this application is granted only if the borrower has had no previous arrears history during the life of the existing loan and where this service has not been utilized within the previous two years. Upon approval, the borrower is granted relief of principal and interest repayments for the agreed period (up to 3 months), after which repayments are recalculated to ensure that the term of the loan is not extended beyond the original maturity date.

Loan Renewals and Modifications

        From time to time borrowers may seek to modify the terms of their mortgage loan or apply for additional funds.

        A mortgage loan may be modified, which may result in the establishment of a new loan account rather than a variation of the existing loan account. This may occur in circumstances where, for example, there is an addition or removal of a borrower, a change to loan repayment amount or loan term or a change from an amortizing loan to an interest only loan. In these circumstances, if a new loan account is established in the Seller's records, it will result in a full repayment of the existing mortgage loan. The Seller's policy is to direct its sales people to adopt such modifications under the existing loan account which would not cause a repayment of the existing mortgage loan. However, it is possible for the sales people responsible for processing the modifications to close the existing loan account and establish a new mortgage loan.

        Where there is an application for additional funds, the Seller may either provide a further advance under the existing mortgage loan or lend the required funds under a separate supplementary loan. The customer has the discretion to decide which of these two alternatives will occur.

        A supplementary loan may have any of the features described in "Special Features of the Mortgage Loans" and may be established with a shorter loan term than the original mortgage loan.

Interest Offset

        The Seller offers borrowers an interest offset product known as a mortgage offset account, under which the interest accrued on the borrower's deposit account is offset against interest on the borrower's mortgage loan at the same interest rate. The Seller does not actually pay interest to the borrower on the offset account, but reduces the amount of interest which is payable by the borrower under its mortgage loan. The borrower continues to make its scheduled mortgage payment with the result that the portion allocated to principal is increased by the amount of interest offset. The Seller will pay to the trust the aggregate of all interest amounts offset. These amounts will constitute Finance Charge Collections for the relevant period. The mortgage offset account must be in the same name as the mortgage loan.

        If, following a Title Perfection Event, the trust obtains legal title to a mortgage loan, the Seller will no longer be able to offer an interest offset arrangement for that mortgage loan.

Interest Only Periods

        A borrower may also request to make payments of interest only on his or her mortgage loan for a period of up to 10 years. If the Seller agrees to such a request it does so conditional upon higher principal repayments applying upon expiration of the interest only period so that the mortgage loan is repaid within its original term. Such mortgage loans will only be included in the pool of mortgage loans for a trust to the extent described in part A of this prospectus.

Additional Features

        From time to time, with the consent of the borrower on existing mortgage loans, additional features in relation to a mortgage loan which are not described above may be offered by the Seller or features that have been previously offered may cease to be offered by the Seller and any fees or other conditions applicable to such features may be added, removed or varied by the Seller.

Origination Process

        The mortgage loans in the pool for a trust includes a portfolio of variable rate mortgage loans which are originated by the Seller and its distribution networks through loan applications from new and existing borrowers. The Seller originates loans through the following key sources:

  (a)
  the Seller's established distribution network. This includes the branch network, lending managers, financial planners, telephone sales operation, business relationship managers and via the internet though the Seller's website at www.anz.com.

  (b)
  Approved mortgage origination companies. Mortgage originators must successfully complete a company level review. Each individual sales force member must complete an accreditation program prior to introducing applications to the Seller. All mortgage origination applications are assessed by the Seller according to its credit criteria and processes, and are managed by the Seller following settlement of the loan.

Approval and Underwriting Process

        When a mortgage loan application is received it is processed in accordance with the Seller's approval policies. These policies are monitored and are subject to continuous review by the Seller. The Seller, like other lenders in the Australian residential mortgage loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for its residential mortgage loans. In limited situations discounted interest rates are provided to retain existing borrowers, attract certain high income individuals or for borrowers seeking high value loans. All borrowers must satisfy the Seller's approval criteria described in this section.

        Mortgage loan proceeds may only be applied for owner occupied, investment or personal purposes, and for the purchase, construction or renovation of a residential or investment property. While mortgage loan proceeds may also be applied to finance loans secured by land only, such loans are not securitized. Construction loans are not securitized until construction is completed.

        There is no maximum or minimum loan amount (subject to security and capacity to repay). Unless specified in part A of this prospectus, mortgage loans will not have a current loan balance exceeding (A$750,000) US$530,025 (at an assumed buying rate equivalent to the rate described under the heading "U.S./Australian Dollar Presentation" in part A of this prospectus) and will not have a current loan balance less than (A$20,000) US$14,134 (at an assumed buying rate equivalent to the rate described under the heading "U.S./Australian Dollar Presentation" in part A of this prospectus. The Seller lends under a mortgage loan up to a maximum of 95% of the market value of the property (excluding any capitalized amounts). It is the Seller's standard policy that lender's mortgage insurance be issued for all loans where the loan-to-value ratio (see below) is more than 80% on standard residential properties. The insurance provides 100% coverage against loss on the entire loan principal, interest and recovery expenses (but not Early Repayment Costs or penalty interest). The minimum term for a mortgage loan is one month. The maximum mortgage loan term is 30 years.

        The approval process includes verifying the borrower's application details, assessing the borrower's ability to repay the mortgage loan and determining the value of the mortgaged property.

  Process for Verification of Application Details

        The verification process involves borrowers providing proof of identity, evidence of employment, income and (for mortgage loans which are subject to primary mortgage insurance) a savings pattern (except in the case of Stated Income Loans where income verification is not undertaken, as described below in "The Seller's Product Types—Approval and Underwriting Process—Stated Income Loans"). Indicators of ability to repay the proposed mortgage loan is also considered. For an employed applicant, the process includes confirming employment and income levels by way of recent payslips, salary credits to a bank account held with the Seller or tax assessments. For a self-employed or business applicant the process includes checking both annual accounts and tax assessments. Where applicants are refinancing debts from another financial institution, the process requires a check of the last six months' statements of the existing loan to be made to determine the regularity of loan repayments. The credit history of any existing borrowings from the Seller should also be checked. External credit checks are also required on the borrower that outline previous enquiries for credit made by the borrower and historical loan defaults that may have occurred involving that borrower.

  Assessing Ability to Repay

        Once the applicant's details have been verified, an assessment is made of their ability to repay the mortgage loan. This is primarily based on the applicant's income being sufficient to cover all commitments including the proposed mortgage loan, along with any risk factors identified in verifying the applicant's income, savings or credit history. The credit decision is made using one of the following processes:

  •
  Credit scorecard. A credit scorecard system developed by the Seller automatically and consistently applies the Seller's credit assessment rules without relying on the credit experience of the inputting officer. The credit scorecard returns a decision to approve, reject or refer an application. An application is referred by the system if certain risk factors, such as loan size or a high commitment level, are present which require the application to be assessed by an experienced loan officer. The credit score determined by this system is based on historical performance data of the Seller's mortgage loan portfolio.

  •
  Credit approval authorities. Mortgage loan applications which are not credit scored and those which are referred by the credit scorecard are assessed by a loan officer. Each loan officer is allocated a credit approval authority based on their level of experience and past performance. Loans which have certain risk characteristics, such as loan size or a high commitment level, are assessed or verified by more experienced loan officers.

  •
  The Seller monitors the quality of lending decisions and approvals.

        Borrowers in respect of mortgage loans may be natural persons, corporations or trusts. Mortgage loans to corporations and trusts may be secured, if deemed necessary and if applicable, by guarantees from directors. Guarantees may also be obtained in other circumstances.

  Valuation of mortgaged property

        For applications which successfully pass the credit decision process, the maximum allowable loan-to-value ratio, being the ratio of the mortgage loan amount (excluding certain capitalized amounts) to the value of the mortgaged property, is calculated and an offer for finance is made conditional upon any outstanding approval conditions being satisfied. The amount of the mortgage loan that will be approved for a successful applicant is based on an assessment of the applicant's ability to repay the proposed mortgage loan and the loan-to-value ratio. For the purposes of calculating the loan-to-value ratio, the value of a mortgaged property in relation to mortgage loans to be assigned to the trust has been determined at origination by one of the following methods.

  •
  Valuation by appraiser. Valuations by qualified professional appraisers are carried out when there is some attribute of the mortgage loan or its mortgaged property which, in accordance with the Seller's policies, requires a professional appraiser to undertake the assessment.

  •
  Contract of sale. A contract of sale that specifies the amount paid for the proposed mortgage property can be used under designated policies of the Seller.

  •
  Valuation by an officer of the Seller. Where a dedicated appraiser is not available for the specified location of the property, the value of the mortgaged property is assessed by an officer of the Seller.

        The maximum loan-to-value ratio that is permitted for any loan (which in no case will exceed 95% (excluding any capitalized amounts)) is determined according to the Seller's credit policy and is dependent on the size of the proposed loan, the nature and location of the proposed mortgaged property and other relevant factors. Where more than one mortgaged property is offered as security for a mortgage loan, the sum of the valuations for each mortgaged property is assessed against the mortgage loan amount sought.

  Stated Income Loans

        A small proportion of the mortgage loans to be sold to the Trust were originated by the Seller in circumstances where income verification was not required as part of the origination process (such mortgage loans are referred to in this prospectus as "Stated Income Loans"). Stated Income Loans are made available to borrowers (in respect of all mortgage loan product types) where:

  •
  the security is standard residential only;

  •
  the loan-to-value ratio of the mortgage loan is less than 60%;

  •
  the maximum loan size is A$450,000; and

  •
  for existing customers of the Seller, acceptable account and arrears conduct can be demonstrated, or for those borrowers who have loans with financial institutions other than the Seller, confirmation is given from that financial institution of the borrower's satisfactory payment history for a period of 6 months (including no current arrears of more than 30 days).

        Although income verification is not undertaken in respect of the application process for Stated Income Loans, a borrower is still required to submit to the Seller a signed mortgage loan application, listing its income and assets. Applications are processed and assessed in accordance with the process described above in "The Seller's Product Types—Approval and Underwriting Process—Assessing Ability to Repay".

Description of the Notes

        The specific terms of the notes of a trust are described in detail in part A of this prospectus. This summary describes the general provisions which may be applicable to notes issued under the Program. The summary is subject to, and qualified in its entirety by reference to, the terms and conditions of the notes and the provisions of the transaction documents for the related trust.

General

        The issuer trustee will issue the notes of a trust on the applicable closing date pursuant to a direction from the Trust Manager to the issuer trustee to issue the notes and the terms of the transaction documents. The laws of New South Wales will govern the notes. Two or more classes of notes may be issued in respect of a trust which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both or the jurisdiction in which these classes of notes may be offered. Not all classes of notes issued in respect of a trust may be offered under this prospectus, but rather may be offered through one or more non-registered offerings outside the United States or private placements.

Distributions

        Distributions on the notes of a trust will be made on each payment date as specified in part A of this prospectus. Payment dates on notes issued under the Program may be monthly, quarterly or at another interval. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of notes of a trust is described in part A of this prospectus. The rights of holders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of holders of any other class or classes of notes of such trust, as described in part A of this prospectus.

Distributions of Interest

        Each class of notes of a trust, other than any classes of principal-only notes, will accrue interest from the date and at the interest rate described in part A of this prospectus. Each class of notes of a trust may have a different interest rate, which in each case may be fixed, variable or adjustable, or any combination of the foregoing.

Distributions of Principal

        Distributions of principal will be made, and losses on the mortgage loans will be allocated, on each payment date to the holders of the class or classes of notes of that trust until the outstanding principal balance of those notes has been reduced to zero. Distributions of principal with respect to one or more classes of notes may be made at a rate that is faster, and, in some cases substantially faster, than the rate at which payments or other collections of principal are received on the mortgage loans and applied to other classes of notes in the related trust. Distributions of principal with respect to one or more classes of notes may not commence until the occurrence of certain events, including the retirement of one or more other classes of notes of the same trust, or may be made at a rate that is slower, and, in some cases substantially slower, than the rate at which payments or other collections of principal are received on the mortgage loans in the related trust. Distributions of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule.

Form of the Notes

        Each class of notes of a trust offered under this prospectus will be issued in minimum denominations specified in part A of this prospectus. All classes of notes offered under this prospectus will be issued only in book-entry format through the facilities of The Depository Trust Company, known as DTC. Accordingly, investors will not have the right to receive physical certificates evidencing their ownership except in certain limited circumstances. Instead, the issuer trustee will issue the notes in the form of global certificates, which will be held by DTC or its nominee or a similar institution. Financial institutions that are direct or indirect participants in DTC will record beneficial ownership of a certificate by individual investors in the authorized denominations.

Book-Entry Registration

        In the case of book-entry notes, all references to actions by the noteholders will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the notes in accordance with DTC's procedures.

        Investors may hold their interests in the notes through DTC, in the United States, Clearstream, Luxembourg or Euroclear, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. In the case of Australian dollar notes, interests in notes may also be held through Austraclear in Australia (by virtue of Austraclear's participation in Clearstream, Luxembourg and Euroclear) by a member of Austraclear or through an organization that is a member of Austraclear. References to Austraclear in this section will only apply if part A of this prospectus specifies that noteholders may hold their interests through Austraclear.

        Cede & Co., as nominee for DTC, will be the registered owner of all the book-entry notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants (including, where applicable, Austraclear), through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' name on the books of DTC. Deutsche Bank AG, London Branch will act as depositary for Clearstream, Luxembourg, and Euroclear Bank S.A./N.V. will act as depositary for Euroclear.

        DTC has advised the Trust Manager that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

        DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system and between participants in Austraclear will occur in accordance with the relevant rules and operating procedures. See Appendix B (Global Clearance and Settlement Procedures) of part B of this prospectus for the rules governing cross-market transfers between persons holding book-entry notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants (including, where applicable, Austraclear), on the other hand.

        Purchases of notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual beneficial owner of a note (a "Note Owner") is in turn to be recorded on the DTC participants' and indirect participants' records. Note Owners will not receive written confirmation from DTC of their purchase. However, Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the Note Owners. Note Owners will not receive notes representing their ownership interest in notes unless definitive instruments are issued in the circumstances set out below. Transfers of ownership to persons or entities that do not participate in the book-entry system may be limited due to the lack of physical certificates. In addition, issuance of the notes in book-entry form may reduce the liquidity of the notes in the secondary market because some potential investors may be unwilling to purchase notes for which they cannot obtain physical certificates.

        To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Note Owners of the notes; DTC's records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may or may not be the actual beneficial owners of the notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to Note Owners will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee, the security trustee or the note trustee, as soon as possible after the "record date," which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the notes are credited on the record date, identified in a listing attached to the proxy.

        Principal and interest payments on the notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to Note Owners. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the paying agents. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to Note Owners is the responsibility of DTC participants and indirect participants.

        Reports on each trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to the Note Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC and its participants.

        DTC will take any action permitted to be taken by Note Owners at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited. Clearstream, Luxembourg and Euroclear will follow their rules and procedures in taking any action permitted to be taken by the holders of the book-entry notes on behalf of its participants. Austraclear will follow its rules and procedures in giving instructions to Clearstream, Luxembourg and Euroclear (as a participant in those systems) in relation to the taking of any such action. The ability of Clearstream, Luxembourg and Euroclear to take action on behalf of Note Owners will also depend upon the ability of their depositaries to effect the actions on their behalf through DTC. DTC may take actions, at the direction of its participants that may conflict with actions taken by or on behalf of other Note Owners.

        DTC may discontinue providing its services as securities depository for the notes at any time by giving reasonable notice to the paying agents. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

        According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

        Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream, Luxembourg in any of 32 currencies, including U.S. dollars.

        Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

        The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 32 currencies, including U.S. dollars.

        The Euroclear system is operated by Euroclear Bank S.A./N.V.

        Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Austraclear began operations in 1984. Austraclear Limited is an unlisted public company owned by financial institutions and other market participants and operates the national central securities depositary to the Australian money market and registry for semi-government and private sector debt securities lodged in Austraclear. Through its proprietary Financial Transactions Recording and Clearance System software, Austraclear electronically clears and settles most debt securities in the Australian money market and capital market, excluding those issued by the Australian Commonwealth Government.

        The rights and obligations of Austraclear and members of the Austraclear system are created by contract, as evidenced through the Austraclear Regulations and Operating Manual, User Guides and instructions and directions contained within the Austraclear system.

        A wide range of eligible debt instruments may be "lodged" in Austraclear and, if they are in bearer form, immobilized in Austraclear's branch offices in Sydney and Melbourne, if they are in registered or book-entry form, registered in the name of Austraclear Limited on the register maintained by the issuer of those debt instruments. Through the Austraclear system, ownership of these debt instruments is transferred electronically via book-entry changes without the need for physical delivery. Real-time settlement of cash transactions is facilitated by a real-time gross settlement system, operated by Australia's central bank, the Reserve Bank of Australia, and developed in conjunction with Austraclear.

        Austraclear relies upon both parties to a transaction entering details into computer terminals that Austraclear then matches before effecting settlement. As well as facilitating securities settlements Austraclear also provides members with the ability to make high-value funds transfers independent of the need for a corresponding securities transfer.

        As transactions currently processed through Austraclear are ordinarily made on a real time gross settlement basis, all high-value and time critical inter-bank payments, including the cash settlement of transactions in debt securities, will, in the ordinary course, be settled individually on a real time gross basis through institutions' exchange settlement accounts with the Reserve Bank of Australia. In such cases a payment will be settled only if the paying institution has an adequate balance in the exchange settlement account it maintains with the Reserve Bank of Australia. Once that payment is made, it is irrevocable in the sense that it is protected from recall by the remitter or dishonor by the paying institution. This allows for true delivery versus payment to take place; that is, securities and cash transfers occur simultaneously, counterparties to the transactions will own either securities or cash and finality is immediate. If the real-time gross settlement system operated by the Reserve Bank of Australia is not available for any reason, payments will be settled on a multilateral not deferred basis in accordance with the Austraclear Regulations and Operating Manual and the Payment Systems and Netting Act 1998 of Australia.

        Austraclear has recently become a participant in the Euroclear system and Clearstream, Luxembourg, and consequential changes to the Austraclear Regulations and Operating Manual have been made. The amendments will provide for members of the Austraclear system to lodge, take or "uplift" and record transactions in respect of entitlements to certain Australian dollar bonds, notes, certificates of deposit and commercial paper issued in the Euromarkets ("Eurosecurities"). Members of Austraclear will acquire a "Euroentitlement," or equitable interest, in the rights which Austraclear acquires to the relevant Eurosecurities. A Euroentitlement will be created when a Eurosecurity is lodged in Austraclear by the member arranging for the transfer of the Eurosecurity to Austraclear's account with Euroclear or Clearstream, Luxembourg, as applicable. It will not be possible for members to subscribe for a Eurosecurity through Austraclear. Once a Eurosecurity is lodged with Austraclear the member can deal with the resulting Euroentitlement in much the same way as other securities lodged in Austraclear.

        Austraclear will establish a separate account in Australia through which it will receive and disburse payments to members who hold Euroentitlements. Payments received by Austraclear in respect of Eurosecurities relating to Euroentitlements will be paid by Austraclear to the relevant member for value on the same day that payment is made available to Clearstream, Luxembourg and Euroclear. Euroentitlements will be able to be uplifted from the Austraclear System by Austraclear transferring the related Eurosecurity to the account of another participant in Euroclear or Clearstream, Luxembourg, as applicable.

        At present the provisions do not provide for a two-way link. The provisions will only apply to securities issued in the Euromarkets. Accordingly, the new arrangements will not apply to debt instruments, issued in the Australian domestic markets.

        Distributions on the notes held through Clearstream, Luxembourg or Euroclear or Austraclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants (including, where applicable, Austraclear) in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant (including, where applicable, Austraclear) only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC. Austraclear will follow its rules and procedures in giving instructions to Clearstream, Luxembourg and Euroclear (as a participant in those systems) in relation to the taking of any such action.

        Although DTC, Clearstream, Luxembourg, Euroclear and Austraclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg, Euroclear and Austraclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

        None of the issuer trustee, the Trust Manager, the Servicer nor the note trustee will have any responsibility for any aspect of the records relating to or payments made on account of ownership interests of the book-entry notes held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to ownership interest.

Definitive Notes

        If one of the following events occurs:

  •
  DTC, or any replacement clearing agency, advises the note trustee properly in writing that DTC or such replacement clearing agency is no longer willing or able to discharge its responsibilities as depository for the notes, and the Trust Manager is not able to locate a qualified successor; or

  •
  an Event of Default under the master security trust deed and the deed of charge in respect of that trust has occurred and is continuing and the beneficial owners of notes with an aggregate invested amount of greater than 50% of the aggregate invested amount of all of that class of notes, advise the issuer trustee, through DTC or any replacement clearing agency, that the continuation of a book-entry system is no longer in the best interests of the beneficial owners of that class of notes, then the issuer trustee, at the direction of the Trust Manager, must within 30 days of such event instruct DTC (or its replacement) to notify all of its participants of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the book-entry notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the note trustee will authenticate and deliver definitive notes of the same aggregate invested amount as those book-entry notes. Any notes issued in definitive form will be serially numbered. Thereafter the issuer trustee will recognize the holders of the definitive notes as noteholders.

Withholding or Tax Deductions

        All payments on the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make a payment on the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. If the issuer trustee or the paying agent, as the case may be, shall make a payment after making a withholding or deduction, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the notes with respect to that withholding or deduction.

Redemption of the Notes for Taxation or Other Reasons

        If the Trust Manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that because of a change in law in the Commonwealth of Australia or any of its political sub-divisions or any of its authorities or any other jurisdiction to which the issuer trustee becomes subject from that in effect on the Closing Date either:

  •
  on the next payment date, the issuer trustee or the currency swap provider (as applicable) would be required to deduct or withhold from any payment of principal or interest in respect of the notes, including corresponding payments under any currency swap, any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities or any other jurisdiction to which the issuer trustee becomes subject; or

  •
  on the next payment date, the total amount of interest payable in relation to the mortgage loans for a collection period ceases to be receivable, whether or not actually received by the issuer trustee by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities or any other jurisdiction to which the issuer trustee becomes subject, then, on the terms described in part A of this prospectus, the issuer trustee may provide for the redemption of specified notes if, in each case, such obligation cannot be avoided by the issuer trustee taking reasonable measures.

Repayment of the Notes upon an Event of Default under the Master Security Trust Deed

        If an Event of Default occurs under the master security trust deed and the deed of charge in respect of a trust while the notes for that trust are outstanding, the security trustee may enforce the security created over the assets of that trust. The security trustee must enforce the security, if it is directed to do so by the Voting Secured Creditors. See "Description of Transaction Documents—The Master Security Trust Deed" in part B of this prospectus. The enforcement of the security can include the sale of some or all of the mortgage loans. No assurance can be given that the security trustee will be able to sell the mortgage loans for their unpaid balance. Accordingly, the security trustee may not be able to realize the full value of the mortgage loans and this may have an impact on the issuer trustee's ability to repay all amounts outstanding in relation to the notes for that trust. The proceeds from the enforcement of the security will be distributed toward the redemption of the notes in the manner and priority set forth in part A of this prospectus.

Optional Repurchase of the Mortgage Loans

        The Seller or other third parties may pay an amount equal to amount equal to the unpaid principal balance plus any unpaid accrued interest on a day in respect of all of the mortgage loans in consideration for reselling the mortgage loans to the Seller or any other entities or such other amount referred to in Part A of this prospectus. The Seller or other third parties may only exercise this option on or after the payment date after which the aggregate outstanding principal balance amount of the mortgage loans in the trust is less than the percentage specified in part A of this prospectus of the aggregate outstanding principal balance of the mortgage loans for that trust as of the closing date.

Termination of the Trust

        Each trust will continue until, and shall terminate on the earliest of:

  •
  the date which is 80 years after its date of constitution; and

  •
  the date on which the trust is terminated under the Master Trust Deed or the supplemental deed for the Trust or at law.

Prescription

        A note will be void in its entirety if not surrendered for payment within ten years of the date on which the final payment on the note is due. The effect of voiding a note is to reduce the principal balance and any unpaid interest of that note to zero. After the date on which a note becomes void in its entirety, no claim may be made on it.

Voting and Consent of Noteholders

        The Master Trust Deed and the note trust deed for each trust will contain provisions for each relevant class of noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate outstanding principal balance of a class of notes may take or consent to any action permitted to be taken by that class of noteholders under the Master Trust Deed or the related note trust deed, as the case may be unless required to be approved by an Extraordinary Resolution. Notwithstanding the foregoing, the consent by an Extraordinary Resolution of any class of notes offered under this prospectus shall be required to accomplish the following:

  •
  direct the note trustee to direct the security trustee to enforce the deed of charge in accordance with the master security trust deed;

  •
  override any waiver by the note trustee of a breach of any provisions of the transaction documents or an Event of Default under the master security trust deed; or

  •
  alter, add, or modify the terms and conditions of a class of notes or the provisions of any of the transaction documents if the alteration, addition or modification is, in the opinion of the note trustee, materially prejudicial or likely to be materially prejudicial to a class of noteholders, other than to correct a manifest error or ambiguity in such terms and conditions or any of the transaction documents relating to such class of notes or to comply with the law, and shall include any modification which would have the effect of changing the maturity date of a class of notes.

        Any action taken by an Extraordinary Resolution of a class of noteholders shall be binding on all noteholders of such class, both present and future.

        Under applicable Australian laws and the applicable charter documents of the issuer trustee, there are no limitations imposed on the rights of Australian non-residents or other foreign owners to hold the notes or exercise their vote with respect to the notes or otherwise affecting the remittance of interest to non-resident holders of notes other than the possible, but unlikely, occurrence of currency exchange controls.

Reports to Noteholders

        For each trust, on each determination date, the Trust Manager will, in respect of the collection period ending before that determination date, deliver to the paying agents, the note trustee and the issuer trustee, a noteholder's report generally setting forth, to the extent applicable for the trust, among other things:

  •
  the invested amount and the stated amount of each class of notes;

  •
  the interest rates on the notes for the related interest period;

  •
  the interest payments and principal distributions on each class of notes;

  •
  the total available income;

  •
  the aggregate outstanding principal balance of the mortgage loans;

  •
  the delinquency and loss statistics with respect to the mortgage loans;

  •
  the redraw shortfall, if any;

  •
  the payment shortfall, if any;

  •
  the amount of any liquidity facility advances, if any, for that payment date, together with all liquidity facility advances in relation to the preceding determination date;

  •
  the amount of principal collections that are available for distribution on a payment date;

  •
  the amount of the redraw principal outstanding, if any;

  •
  the amount of any principal draw, if any;

  •
  the charge-offs for each class of notes and the redraw facility principal; and

  •
  any other items of information applicable to the particular notes.

        Unless and until definitive notes are issued, Note Owners will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

        Unless and until definitive notes are issued, the Trust Manager will prepare and send to DTC, periodic and annual unaudited reports containing information concerning the Trust and notes offered under this prospectus. DTC and its participants will make such reports available to Note Owners in accordance with the rules, regulations and procedures creating and affecting DTC. Upon the issuance of definitive notes, these reports will be sent directly to each noteholder. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

        The Trust Manager will file with the SEC the periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. However, in accordance with the Exchange Act and the rules and regulations of the SEC under the Exchange Act, the Trust Manager expects that the obligation to file these reports will be terminated after a period of time.

Liquidity Facility

        To the extent described in part A of this prospectus, the Trust Manager may obtain for the notes of any trust liquidity facilities to prevent interruptions of cashflow to the trust. The terms of any such facility, and the providers thereof, will be described in part A of this prospectus.

Redraw Facility

        To the extent described in part A of this prospectus, the Trust Manager may obtain for the notes of any trust redraw facilities to permit the reimbursement by the issuer trustee to the Seller of amounts redrawn by borrowers. The terms of any such facility, and the providers thereof, will be described in part A of this prospectus.

Credit Enhancement

        Under each issuance of notes under the Program, credit enhancement generally will be provided for one or more classes of notes in the related trusts. Part A of this prospectus describes in detail the credit enhancement applicable to the notes offered by the trust under part A of this prospectus. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that noteholders will experience losses. Unless otherwise specified, the credit enhancement for a class of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders will bear their allocated share of losses, as described in part A of this prospectus.

Prepayment and Yield Considerations

General

        The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults by the borrower, casualties, condemnations and repurchases of mortgage loans. Subject to the payment of applicable fees, the mortgage loans may be prepaid by the borrowers at any time.

Prepayments

        Prepayments, liquidations and repurchases of the mortgage loans, including the optional repurchase of the remaining mortgage loans in connection with the termination of a trust, will result in early distributions of principal amounts on the notes.

        Since the rate of payment of principal of the mortgage loans cannot be predicted and will depend on future events and a variety of factors, we cannot assure you as to the rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

  •
  the degree to which a note is purchased at a discount or premium; and

  •
  the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and repurchases of the mortgage loans.

        A wide variety of factors, including economic, demographic, geographic, legal, tax, social and other factors may affect the trust's prepayment experience with respect to the mortgage loans. For example, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

        There is, however, no assurance that the prepayment of the mortgage loans included in the related trust will conform to any level of any prepayment standard or model specified in part A of this prospectus.

Rate of Payment

        The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced to zero.

        Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on yield due to principal prepayments occurring at a rate that is faster or slower than the rate anticipated will not be entirely offset by a subsequent similar reduction or increase, as applicable, in the rate of principal payments. The amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on defaulted mortgage loans and foreclosed properties will also affect the weighted average life of the notes.

Powers, Duties and Liabilities under the Transaction Documents

The Issuer Trustee

        Part A of this prospectus identifies the entity who will act as issuer trustee for the relevant trust and, in such capacity, as issuer of the notes of that trust on the terms set out in the Master Trust Deed and the supplemental deed.

  Powers

        The transaction documents confer on the issuer trustee certain rights, powers and discretions over and in respect of the trust assets. The Trust Manager is normally required to give the issuer trustee formal directions, and the issuer trustee is not required to take any action unless it has received such a direction. For example, the issuer trustee is not required to invest in Authorized Investments, to issue notes and enter into support facilities until it receives a formal direction from the Trust Manager.

        The Master Trust Deed expressly permits the issuer trustee to appoint the Servicer to retain custody of the mortgage documents in accordance with the Master Servicer Deed, and for the issuer trustee to lodge documents with the Servicer.

  Duties

        The issuer trustee must act honestly and in good faith and exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and exercising its discretions under the Master Trust Deed. It must keep each trust separate from the others and take all corporate actions that are necessary to ensure it can comply with its obligations under the transaction documents.

        The Trust Manager has covenanted with the issuer trustee to keep accounting records which correctly record and explain all amounts paid and received by the issuer trustee on behalf of each trust.

        The issuer trustee is required to act continuously as trustee of each trust until that is terminated as provided by the Master Trust Deed or the issuer trustee has retired or been removed from office.

        The Master Trust Deed creates a mechanism for the establishment of trusts from time to time for the purposes of separate issuances of notes for each trust. The beneficial interest in the assets of a trust is typically divided into a residual capital unit and a residual income unit. Certain restrictions are imposed on the Unit Holders. For example, a Unit Holder is not entitled to interfere with any powers of the Trust Manager or the issuer trustee under the Master Trust Deed. The rights, claim and interest of the Unit Holders rank after and are subject to the interests of the secured creditors, of the relevant trust.

        Under the Master Trust Deed:

  •
  the issuer trustee has no obligation to supervise the Trust Manager or take any action to investigate the accounts, management, control or activities of the Trust Manager or any other person; and

  •
  the issuer trustee has no duty, either initially or on a continuing basis, to supervise or keep itself informed about the circumstances of the Servicer or the Trust Manager, or the performance of their respective obligations under the Master Trust Deed or any other Transaction Document.

        The issuer trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or management of the issuer trustee who have day-to-day responsibility for the administration of a trust.

  Annual Compliance Statement

        Each of the Trust Manager and the issuer trustee, will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the note trust deed for each trust.

        The issuer trustee does not intend to publish annual reports and accounts. The issuer trustee is required to provide written confirmation to the note trustee, on an annual basis, that no Event of Default or other matter which is required to be brought to the note trustee's attention has occurred.

  Issuer Trustee Fees and Expenses

        The issuer trustee will receive a fee and be reimbursed for all expenses incurred in connection with the performance of its obligations in respect of the trust out of the assets of the trust, but not general overhead costs and expenses.

  Removal or Retirement of the Issuer Trustee

        The issuer trustee is required to retire as trustee of a trust after a direction from the Trust Manager in writing following an "issuer trustee default" in relation to that trust.

        The issuer trustee may retire as trustee of a trust on giving to the Trust Manager not less than three months' notice in writing, or such other period as the Trust Manager and the issuer trustee may agree, of its intention to do so and selecting a new trustee as trustee of that trust, the appointment of whom has been subject of a Rating Agency Notification.

        Upon removal or retirement, the Trust Manager may appoint a successor trustee who may be the Trust Manager, and whose appointment is the subject of a Rating Agency Notification. Until the appointment is completed, the Trust Manager must act as issuer trustee.

  Limitation of the Issuer Trustee's Liability and Indemnification

        The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment howsoever caused in respect of any trust or to the secured creditors of the relevant trust or the Unit Holders or any other person, except to the extent caused by the fraud, gross negligence, or willful default on the issuer trustee's part.

        The issuer trustee acts as trustee of a trust and issues the notes of a trust only in its capacity as trustee of that trust and in no other capacity. A liability arising under or in connection with the transaction documents or the applicable trust can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the applicable trust out of which the issuer trustee is actually indemnified for the liability. Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the transaction documents. The limitation will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under the Master Trust Deed or a supplemental deed or by operation of law there is a reduction in the extent of the issuer trustee's indemnification out of the assets of the applicable trust as a result of the issuer trustee's fraud, gross negligence or willful default.

        The Master Trust Deed also contains other provisions which regulate the issuer trustee's liability to Noteholders and other creditors.

        Among other things, the issuer trustee has no duty to supervise or investigate the actions of the Trust Manager, the Servicer or any other person, or any of their successors or assigns, in relation to their respective duties or obligations under the transaction documents, or any other person's failure to carry out an agreement with the issuer trustee with respect to a trust.

        The issuer trustee will be indemnified out of the assets of the applicable trust against all losses and liabilities incurred by the issuer trustee in properly performing any of its duties or exercising any of its powers under the transaction documents in relation to that trust except to the extent a loss or liability arises from the issuer trustee's fraud, gross negligence or willful default.

The Trust Manager

  Powers

        The Trust Manager will have full and complete powers of management of the trusts subject to the terms of the transaction documents. The issuer trustee has no duty to supervise the Trust Manager in the performance of its functions and duties, or the exercise of its discretions.

        The Trust Manager has the absolute discretion to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

        The Trust Manager has the power to:

  (a)
  by power of attorney appoint any person to be attorney or agent of the Trust Manager; or

  (b)
  appoint in writing a person to be the agent of the Trust Manager, other than Australia and New Zealand Banking Group Limited.

        The Trust Manager will remain liable for the performance of its obligations notwithstanding any such appointment.

  Trust Manager's Fees

        The Trust Manager will receive a fee out of the assets of the trust for acting as Trust Manager under the transaction documents.

  Removal or Retirement of the Trust Manager

        The Trust Manager shall retire as Trust Manager if the issuer trustee so directs in writing following a "trust manager's default".

        The Trust Manager may resign from the management of all of the trusts on giving to the issuer trustee, not less than 3 months' notice in writing, or such lesser period as the Trust Manager and the issuer trustee may agree, of its intention to do so.

        On retirement or removal of the Trust Manager, the Trust Manager may appoint another Trust Manager subject to the approval of the issuer trustee, any approval required by law and the giving of a Rating Agency Notification. If the Trust Manager does not propose a replacement at least 30 days before the Trust Manager proposes to retire or the issuer trustee does not approve of the replacement proposed by the Trust Manager, the issuer trustee may appoint a new manager as at the date of the proposed retirement. Until the appointment of any replacement manager is complete, the issuer trustee must act as the Trust Manager until a successor is appointed.

  Limitation of Trust Manager's Liability and Indemnification

        The principal limitations on the Trust Manager's liability are set out in full in the Master Trust Deed. These include the following limitations:

  •
  the Trust Manager will be indemnified out of each trust in respect of any liability, cost or expense properly incurred by it in its capacity as Trust Manager of that trust, other than general overhead costs and expenses;

  •
  subject to the Master Trust Deed, if the Trust Manager relies in good faith on a written opinion or advice of service providers to the relevant Trust such as attorneys, brokers, accountants, financial advisers and other experts it will not be liable for any malfeasance on the part of that person except where that person is not independent of the Trust Manager;

  •
  in the absence of fraud, gross negligence or willful default on its part, the Trust Manager will not be liable personally in the event of a failure to pay moneys on the due date of payment for any loss however caused in relation to a trust to the secured creditors of the relevant trust or the Unit Holders or any other person; and

  •
  the Trust Manager will not be personally liable to indemnify the issuer trustee or make any payments to any other person in relation to the trusts except that there will be no limit on the Trust Manager's liability for any fraud, gross negligence or willful default by it in its capacity as the Trust Manager of the trusts.

The Note Trustee

        Part A of this prospectus identifies the entity that will serve as note trustee for the applicable notes offered under this prospectus. The note trustee has the duties and responsibilities of an indenture trustee under the Trust Indenture Act of 1939 to protect and enforce the rights of Noteholders with respect to the notes and the underlying security. The note trustee and every other person properly appointed by it or to whom any of its functions are delegated under the note trust deed will be entitled to indemnification from the assets of the applicable trust against any loss, liability, expense, cost, claim, action, or demand incurred by, or made against, the note trustee arising out of, or in relation to, or in connection with, its appointment or the exercise of its functions, provided that the indemnification will not extend to any liability arising from any fraud, gross negligence or willful default by the note trustee.

        The note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual State or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of at least U.S.$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by Federal or State authority. The note trustee may also, if permitted by the SEC, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

        The note trustee may retire after giving at least three months written notice to the issuer trustee, the Trust Manager, the security trustee and each applicable rating agency, which written notice will expire no less than 30 days before any due date for payment of any notes. The issuer trustee may also remove the note trustee by written notice to the note trustee and each rating agency if the note trustee fails to retire once, among other things:

  •
  the note trustee becomes insolvent;

  •
  the note trustee ceases its business;

  •
  there is a change in ownership of more than 50% of the issued share capital of the Note Trustee, or the effective control of the Note Trustee alters from the position at the date of execution of the Note Trust Deed, unless approved by the Trust Manager; or

  •
  the note trustee fails to comply with any of its responsibilities under any transaction document with respect to the applicable trust and the issuer trustee and the Trust Manager determines that this failure has had, or if continued, will have, a Material Adverse Effect and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following: the note trustee becoming aware of this failure; receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the Trust Manager; and the note trustee fails to satisfy any obligation imposed on it under the Trust Indenture Act of 1939 of the United States, as amended, with respect to a trust or the note trust deed.

        If there is an Event of Default under the notes, the note trustee may be required to resign by virtue of its responsibilities under the Trust Indenture Act of 1939. In addition, an Extraordinary Resolution of a class of notes may require the issuer trustee to remove the note trustee.

        Any retirement or removal of the note trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee and confirmation by the rating agencies that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the notes.

The Security Trustee

  General

        The security trustee is appointed to act as trustee of the relevant security trust on behalf of the secured creditors and holds the benefit of the deed of charge over the assets of a trust for each applicable Secured Creditor on the terms and conditions of the master security trust deed and the deed of charge.

  Duties and Liabilities of the Security Trustee

        The master security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

  •
  The security trustee is not responsible for the adequacy or enforceability of the master security trust deed or other transaction documents.

  •
  The security trustee is not required to exercise its powers under the master security trust deed without being directed to do so by an extraordinary resolution of the Voting Secured Creditors, but may act, with prior written notice to the Voting Secured Creditors, in the best interests of the secured creditors of the trust.

  •
  The security trustee may rely on documents provided by the issuer trustee or Trust Manager and the advice of consultants and advisors.

  •
  The security trustee is not required to monitor whether an Event of Default under the master security trust deed has occurred or compliance by the issuer trustee or Trust Manager with the transaction documents.

  •
  The security trustee is not required to act unless its liability is limited in a manner satisfactory to it.

  •
  Unless required by a transaction document, the security trustee need not give Secured Creditors information concerning the issuer trustee which comes into the possession of the security trustee.

  •
  The security trustee has no duties or responsibilities except those expressly set out in the master security trust deed or the deed of charge.

  •
  The security trustee in its capacity as a Secured Creditor can exercise its rights and powers as such as if it were not acting as the security trustee. It and its affiliates may engage in any kind of business with the issuer trustee, the Trust Manager, other Secured Creditors and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Secured Creditors.

  Limitations of Actions by the Security Trustee

        The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the master security trust deed or a deed of charge without being directed to do so by extraordinary resolution of the Voting Secured Creditors in accordance with the master security trust deed. The security trustee is not obligated to act unless it obtains an indemnity and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

        If the security trustee convenes a meeting of the Voting Secured Creditors, or is required by an extraordinary resolution of the Voting Secured Creditors to take any action under the master security trust deed, and advises the Voting Secured Creditors that it will not act in relation to the enforcement of the master security trust deed and the relevant deed of charge unless it is personally indemnified by the Voting Secured Creditors to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the master security trust deed and the relevant deed of charge and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Secured Creditors refuse to grant the requested indemnity, or put the security trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the master security trust deed and the relevant deed of charge.

        The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the master security trust deed, of any secured property or any other property charged to the security trustee by any person in respect of or relating to the obligations of any person in respect of the issuer trustee or the secured money or relating in any way to the secured property or for any such decline in value directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, or for any omission, delay or mistake or any loss or irregularity in connection with any of its powers under the Master Security Trust Deed or a deed of charge, except for the fraud, gross negligence or willful default of the security trustee.

        The security trustee is not liable for any loss, costs, damages or expenses arising from its acts or omissions, or those of the issuer trustee or Trust Manager, or its reliance upon the issuer trustee or Trust Manager, to any Secured Creditor or other person except to the extent the security trustee is actually indemnified out of the secured property, or out of funds held for that purpose, or for any other act or omission on its part. The only exception is where and to the extent the relevant matter is due to the fraud, gross negligence or willful default of the security trustee.

DESCRIPTION OF TRANSACTION DOCUMENTS

        The following summary describes the additional material terms of the transaction documents. The summary is subject to the provisions of the transaction documents. Within fifteen days after the closing date for each issuance of notes, the Trust Manager will file with the SEC copies of each of the material transaction documents on a Current Report on Form 8-K report.

Trust Accounts

        For each trust, the issuer trustee will establish and maintain pursuant to the Master Trust Deed and any related supplemental deed a relevant collections account with a bank meeting the requirements specified in part A to this prospectus. The issuer trustee will open each collections account in its name and in its capacity as trustee of the relevant trust. These accounts will not be used for any purpose other than for the applicable trust.

        The Trust Manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of a trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of trust assets shall be effected and when and how the same should be effected.

Pre-funding Account

        With respect to an issuance of notes under the Program, the issuer trustee may, on behalf of a trust, establish a pre-funding account relating to that issue of notes pursuant to the Master Trust Deed. A pre-funding arrangement will be applicable to the notes described in part A only if specified in such part. The issuer trustee may deposit all or a portion of the proceeds received by the issuer trustee in connection with the issue of one or more classes of notes of the related trust in the pre-funding account. The amount that may be initially deposited into a pre-funding account may be up to 35% of the aggregate principal amount of the notes issued in relation to that trust. The amounts on deposit in any pre-funding account may be invested only in investments deemed acceptable by the rating agencies as consistent with the applicable ratings on the notes. The amounts on deposit in the pre-funding account will be used by the issuer trustee to purchase additional mortgage loans that could not be delivered by the seller following the closing date for the related notes. Unless otherwise specified in part A of this prospectus, the specified period for the acquisition by the issuer trustee of additional mortgage loans will not exceed three months from the closing date for that issue of notes. Any funds in the pre-funding account that are not used to purchase additional mortgage loans by the end of the specified period will be applied as a mandatory prepayment of the related class or classes of notes as specified in part A of this prospectus. Any additional mortgage loans purchased by the issuer trustee will conform to the eligibility criteria.

Accumulation of Principal; Additional Notes

        With respect to an issuance of notes under the Program, for a specified period (the "Accumulation Period"), all or a portion of principal collections in respect of that issuance of notes (and, if specified, other amounts) may be deposited in an account or fund (a "Funding Account") pursuant to the Master Trust Deed. Amounts on deposit in the Funding Account will be applied to make principal distributions on one or more classes of notes of the related trust when due or when otherwise specified. If a trust issues more than one class of notes, each class may have a different Accumulation Period, a separate Funding Account and different allocation of amounts included therein. Additionally, if specified, a trust will be permitted from time to time following the applicable closing date to issue and sell additional notes. The proceeds from any issuance and sale will be applied to the repayment of one or more classes of notes on specified payment dates. Such arrangement will be applicable to an issuance of notes described in part A of this prospectus only if so specified in that part.

Interest Rate Swaps

        With respect to an issuance of notes under the Program, the issuer trustee may enter into one or more variable rate basis swaps and fixed rate basis swaps with one or more interest rate swap providers. The actual swap agreements may vary for each issuance of notes depending upon the types of mortgage loan products included in the related trust. Such swap agreements will be applicable to an issuance of notes described in part A of this prospectus only if so specified in that part.

Currency Swaps

        With respect to an issuance of notes under the Program, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers. Collections on the mortgage loans will be denominated in Australian dollars and amounts received under any variable rate basis swap and any fixed rate basis swaps are likely to be denominated in Australian dollars. However, in most instances, the payment obligations of the issuer trustee on the notes will be denominated in United States dollars and calculated on a different basis (for example, by reference to LIBOR). In these cases, to hedge its currency and basis exposure, the issuer trustee may enter into one or more swap agreements with the currency swap providers. The actual swap agreements may vary for each trust. Such an agreement will be applicable to an issuance of notes described in part A of this prospectus only if so specified in that part.

The Master Security Trust Deed

  General

        Part A of this prospectus identifies the entity that will serve as security trustee for the relevant security trust. The issuer trustee has granted a first ranking fixed and floating charge, registered with the Australian Securities and Investments Commission, over all of the assets of that trust in favor of the security trustee. Such charge will secure the issuer trustee's obligations to the Noteholders, the Trust Manager, the security trustee, the Servicer, the seller, the note trustee, any paying agent any swap provider, and any provider of a support facility. These secured parties are collectively known as the "Secured Creditors."

  Nature of the Charge

        The security created by the master security trust deed and deed of charge in relation to a trust is a "fixed and floating charge." It operates as a fixed charge over certain assets and a floating charge over other assets. In particular, it operates as a fixed charge over interests in real property (other than the mortgage loans), book debts, etc. It operates as a floating charge over the issuer trustee's interest in the mortgage loans, the proceeds of any book debts and all of the property secured under the charge not specifically referred to as being subject to the fixed charge. A floating charge over assets should be distinguished from a fixed charge over assets.

        A person may not deal with its assets over which it has granted a fixed charge without the consent of the person to whom the charge is granted (in this case, the security trustee). Fixed charges are usually given over real property, marketable securities and other assets which may not be disposed of or otherwise dealt with by such person.

        A floating charge does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The person granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the such person's business. The issuer trustee has agreed not to dispose of or create interests in the assets of any trust subject to a floating charge except as permitted by the transaction documents and the Trust Manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any mortgage loan, as permitted by the transaction documents, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will "crystallize," which means it becomes a fixed charge, upon the occurrence of specific events set out in the master security trust deed and the deed of charge, including notice to the issuer trustee by the security trustee, or following an Event of Default under the master security trust deed. On crystallization of a floating charge, the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

        If a floating charge has crystallized, the security trustee may at any time release any asset from a fixed charge by notice to the issuer trustee and relevant rating agency. Following that release, the asset will again be subject to the floating charge.

  Events of Default

        Each of the following is an Event of Default under the master security trust deed and deed of charge for an issuance of notes:

  •
  the issuer trustee fails to pay or repay any amount due under any senior class of notes or any junior class of notes (after all senior classes of notes have been repaid or redeemed in full) or (subject to the preceding) any transaction document within ten Business Days of the date for payment or repayment of such amount;

  •
  the issuer trustee is (for any reason) not fully entitled to exercise its right of indemnity against the assets of the trust and the circumstances are not rectified to the reasonable satisfaction of the security trustee within 14 days of notice;

  •
  the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this events of default section, of a transaction document where such failure will have a Material Adverse Effect and that failure is not remedied within 30 days after written notice from the security trustee requiring the failure to be remedied;

  •
  an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust and the issuer trustee is not replaced (by either the Trust Manager or a replacement trustee) in accordance with the Master Trust Deed within 30 days of such Insolvency Event;

  •
  the charge created by the master security trust deed and deed of charge is not or ceases to be a first ranking charge over the assets of the trust, or is or becomes wholly or partly void, voidable or unenforceable;

  •
  all or any part of any transaction document, is terminated other than an interest rate swap, a redraw facility or a currency swap, in respect of a termination because of an action of a taxing authority or a change in tax law, or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document, other than an interest rate swap, or a redraw facility or a currency swap, in respect of a termination because of an action of a taxing authority or a change in tax law;

  •
  without the prior consent of the security trustee, that consent being subject, in accordance with the terms of the master security trust deed, to the prior written consent of the Secured Creditors:

  •
  the trust is wound up, or the issuer trustee is required to wind up the trust under the applicable deed of charge or the Master Security Trust Deed or applicable law, or the winding up of the trust commences;

    •
    the issuer trustee ceases to be authorized to hold the property of the trust in its name and perform its obligations under the transaction documents; or

  •
  the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly constituted; or

  •
  distress or execution is levied or a judgment, order or a Security Interest is enforced, or becomes enforceable, over the Secured Property (or any part of it) for an amount exceeding (either individually or in aggregate) A$1,000,000, or can be rendered enforceable by the giving of notice, lapse of time or fulfillment of any condition.

        Where the security trustee becomes actually aware of the occurrence of an Event of Default, it must:

  •
  notify the issuer trustee, the Secured Creditors and the rating agencies that to the extent the property secured by the charge was subject to a floating charge, the charge has taken effect as a fixed charge;

  •
  notify the Secured Creditors as to the nature of the Event of Default, and advise of any steps being taken to remedy the Event of Default; and

  •
  do such things as are necessary to convene a meeting of Voting Secured Creditors at which it shall seek directions from the Voting Secured Creditors by way of extraordinary resolution of such Voting Secured Creditors regarding the action it should take as a result of that Event of Default.

  Meetings of Voting Secured Creditors

        The master security trust deed contains provisions for convening meetings of the Voting Secured Creditors to enable the Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the master security trust deed, including directing the master security trustee to enforce the master security trust deed and the deed of charge in respect of the trust.

  Voting Procedures

        Every question submitted to a meeting of Voting Secured Creditors shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as a Voting Secured Creditor or as a representative. A representative is, in the case of any Noteholder, a person or body corporate appointed as a proxy for that Noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, secured moneys shall have one vote except that any person attending as a proxy shall represent each Noteholder who has directed the proxy to vote on its behalf under the note trust deed. On a poll, every person who is present shall have a number of votes calculated by dividing the outstanding principal balance of notes held by that person on the relevant day by A$10.

        A resolution of all the Voting Secured Creditors, including an extraordinary resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Secured Creditors.

  Enforcement of the Charge

        Upon the occurrence of an Event of Default or certain other events, including failure to pay certain taxes, the charge (to the extent it is not a fixed charge or has not already taken effect as a fixed charge) takes effect as a fixed charge immediately.

        The security trustee may then, upon receiving instructions from a meeting of Voting Secured Creditors, take action which may include:

  •
  declaring secured money immediately due and payable;

  •
  appointing a receiver;

  •
  selling secured property, if the security trustee has agreed to do so; or

  •
  such other steps as the Voting Secured Creditors may specify and the security trustee agrees to.

        The security trustee may, and if directed by no less than 90% of Voting Secured Creditors must, at any time after the charge has taken effect as a fixed charge, give notice to the issuer trustee that it no longer requires the charge to operate as a fixed charge over specified property.

        No Secured Creditor is entitled to enforce the charge under the master security trust deed and deed of charge, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the master security trust deed and the deed of charge.

  The Note Trustee as Voting Secured Creditor

        The note trustee may, without the consent of the Noteholders if in its opinion, the interests of the Noteholders would not be materially prejudiced, waive or authorise on such terms as seem expedient to it, any breach or proposed breach by the issuer trustee of the note trust deed or the terms and conditions of the notes. The note trustee shall not exercise any of these powers in contravention of any express direction given in writing by noteholders representing at least 75% of the aggregate outstanding principal balance of the notes offered under this prospectus. Any modification to a transaction document, waiver, authorization or determination by the note trustee shall be binding on the noteholders and, unless the note trustee agrees otherwise, the Trust Manager on behalf of the issuer trustee shall notify the noteholders for the affected trust of the modification, waiver, authorization or determination as soon as practicable thereafter.

        If an Event of Default under the master security trust deed and the deed of charge in respect of a trust occurs and is continuing, the note trustee shall deliver to each noteholder notice of the Event of Default within 10 days (or such shorter period as may be required by the rules of any stock exchange on which the notes are listed) of the date of occurrence of the Event of Default, provided that, except in the case of a default in payment of interest and principal on the notes, the note trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the relevant class of noteholders.

        The rights, remedies and discretion of the noteholders under the master security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the noteholders except in the circumstances specified in the master security trust deed. The security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the noteholders without inquiry about compliance with the note trust deed.

        The note trustee shall not be bound to vote under the master security trust deed, or otherwise direct the security trustee under the master security trust deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the master security trust deed, the note trust deed or any notes unless directed or requested to do so in writing by the noteholders representing at least 75% of the aggregate outstanding principal balance of the notes and then only if the note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

        If any of the notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the notes, the note trustee must not vote under the master security trust deed to, or otherwise direct the security trustee to, dispose of the secured property unless either:

  •
  a sufficient amount would be realized to discharge in full all amounts owing to the noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the notes; or

  •
  the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the master security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph.

  Priorities under the Master Security Trust Deed

        Part A of this prospectus describes the order of priority in which the proceeds from the enforcement of the master security trust deed and the relevant deed of charge are to be applied.

        Upon enforcement of the charge created under a deed of charge and regulated by the master security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the Secured Creditors. Any claims of the Secured Creditors remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

  Security Trustee's Expenses

        The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee.

  Retirement and Removal of the Security Trustee

        The security trustee may retire by giving not more than 90 days and not less than 30 days notice in writing to the issuer trustee and the Trust Manager, or such lesser time as may be agreed with those parties. If the security trustee does not propose a replacement in the notice given or by one month prior to the date of its proposed retirement, the Trust Manager is entitled to appoint a new security trustee.

        The security trustee covenants to retire as security trustee, and the Trust Manager may remove the security trustee if:

  •
  an Insolvency Event occurs in relation to the security trustee in its personal capacity;

  •
  the security trustee ceases to carry on business as professional trustee company;

  •
  there is a change of ownership of the security trustee of more than 50%;

  •
  there is a change in the effective management of the security trustee without prior written consent of the Trust Manager such that the security trustee is in the reasonable opinion of the Trust Manager no longer able to fulfill its duties and obligations;

  •
  the security trustee fails to remedy within 14 days after written notice by the Trust Manager any material breach of duty on the part of the security trustee; or

  •
  the Voting Secured Creditors pass an Extraordinary Resolution requiring the removal of the security trustee, pursuant to the terms of the master security trust deed.

        Upon retirement or removal of the security trustee (other than by resignation), the Trust Manager is entitled to and must use its best endeavors to appoint some other person whose appointment the rating agencies confirm will not have an adverse effect on the ratings of the notes.

  Amendment

        The issuer trustee, the Trust Manager, the note trustee and the security trustee may, following written notice to the applicable rating agencies amend the master security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. Certain amendments that may be prejudicial to Secured Creditors may only be effected with the consent of the relevant Secured Creditors.

The Master Servicer Deed

  Servicing of the Mortgage loans

        The Servicer is required to administer the mortgage loans in the following manner:

  •
  in accordance with all applicable laws;

  •
  in a proper and businesslike manner;

  •
  in accordance with the operational and servicing procedures and policies adopted by the Servicer in accordance with its credit and risk policy (as amended from time to time); and

  •
  in accordance with the standards and practices of a prudent lender having regard to the assets of the trust.

  Undertakings by the Servicer

        The Servicer will undertake, among other things, the following:

  •
  to recommend to the issuer trustee, custodian or sub-servicer (if applicable) whether or not to take action or to incur expense to protect or enforce the terms of each mortgage loan and related mortgage or otherwise exercise any rights conferred under documentation or at law in relation to the mortgage loan and related mortgage and take such action and incur such expenses as are necessary for such protection, enforcement or exercise of rights as approved by the issuer trustee;

  •
  to prepare and collate all reasonably necessary performance statistics of the mortgage loans and related mortgages for the trust;

  •
  to provide to the issuer trustee and the Trust Manager promptly from time to time such information, documents, records, reports or other information relating to the mortgage loans or the operations of the servicer as may be reasonably requested by either of them;

  •
  to provide the Trust Manager with a Servicer's statement on each Determination Date for the Collection Period immediately preceding that Determination Date;

  •
  not to, without the consent of the security trustee, consent to the creation or existence of a security interest in the mortgage loans and related mortgages to a third party except as contemplated by the transaction documents; and

  •
  to notify the issuer trustee and the Trust Manager of:

  •
  the occurrence of any event which the Servicer reasonably believes is likely to materially and adversely alter the amount of any payment to a Secured Creditor or the timing of any such payment; and

  •
  the occurrence of a servicer default under the Master Servicer Deed, promptly after becoming aware of such event.

  Delegation by the Servicer

        While this prospectus describes the Servicer as performing all Servicer functions, the Servicer has the power to delegate or subcontract some or all of its obligations under the Master Servicer Deed to third parties, including its mortgage originators. References to the Servicer servicing the mortgage loans should be construed accordingly. Such third parties may in turn delegate or sub-contract some or all of their obligations to other parties. Such delegates will utilise the Servicer's standard systems and procedures or systems and procedures which are consistent with those of the Servicer in administering and servicing the mortgage loans. Despite any delegation, the Servicer remains liable for the origination and servicing of the mortgage loans and related mortgages in accordance with the transaction documents. The Servicer must select and supervise each delegate with due care.

  Servicing Compensation and Expenses

        The Servicer will receive a fee from the assets of the trust for servicing the mortgage loans. The Servicer must pay from that fee all expenses incurred in connection with servicing the mortgage loans including expenses related to collection of the serviced mortgage loans of a relevant Trust, but excluding any expenses relating to a claim on any mortgage insurance and any expenses reasonably and properly incurred by the Servicer in connection with enforcement and recovery of defaulted mortgage loans of a relevant Trust, including expenses relating to any court proceedings, arbitration or other dispute (all of which are reimbursable out of assets of the relevant Trust).

  Removal and Resignation of the Servicer

        A servicer default occurs if:

  •
  the Servicer fails to remit any amount due under the transaction documents within 15 Business Days of receipt of a notice from either the issuer trustee or the Trust Manager to do so;

  •
  the Servicer fails to prepare and submit to the issuer trustee or the Trust Manager any information so required under the transaction documents and such failure will have a Material Adverse Effect and, if capable of remedy, is not remedied within 30 days of notice delivered to the Servicer by the issuer trustee or the Trust Manager;

  •
  an Insolvency Event occurs in respect of the Servicer; or

  •
  the Servicer fails to observe or perform certain undertakings provided for in the transaction documents, where such failure has a Material Adverse Effect and continues unremedied for 30 days after notice delivered to the Servicer by the issuer trustee or the Trust Manager (or such longer period as may be agreed between the Servicer and the issuer trustee).

        The issuer trustee may at its discretion waive any servicer default. Upon the occurrence of a servicer default, the issuer trustee may immediately by notice to the Servicer remove the Servicer as servicer and terminate all of the Servicer's rights and obligations under the transaction documents.

        The Servicer may voluntarily retire as servicer with the consent of the Issuer Trustee if it gives the issuer trustee 3 months' notice in writing (or such lesser period as the Servicer and the issuer trustee agree). Upon the retirement or removal of the Servicer, the issuer trustee must give notice to each designated rating agency and must use all reasonable endeavors to appoint a replacement servicer provided that the appointment of that replacement Servicer will not have an effect which either causes or contributes to a downgrading or withdrawal of the rating given to any notes by an applicable rating agency.

  Amendment

        The Servicer, the issuer trustee and the Trust Manager may agree to amend the Master Servicer Deed in writing after giving prior notice of the proposed amendment to the applicable rating agencies if such amendment, among other things:

  •
  is (in the opinion of the Issuer Trustee) necessary or expedient to comply with any statute or any law;

  •
  is in the opinion of the Issuer Trustee necessary to correct a manifest error or is of a formal, technical or administrative nature only; or

  •
  in the opinion of the Issuer Trustee or the Trust Manager will enable the provisions of the deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason.

Document Custody

        Except to the extent otherwise described in part A of this prospectus, the Custodian will be appointed by the issuer trustee to hold, and be responsible for, custody of the relevant documents for each mortgaged property until its appointment is terminated in the manner contained in the supplemental deed. The Custodian must hold these documents for the issuer trustee according to the procedures contained in the supplemental deed. The Custodian may delegate some or all of its responsibilities, for instance to providers of professional storage facilities, provided that the relevant custodian remains responsible for the custody of the relevant documents.

        Under the procedures contained in the supplemental deed, the Custodian must (among other things):

  •
  hold each Mortgage Title Document that it receives on behalf of the issuer trustee as custodian in accordance with its standard safe keeping practices and in the same manner and to the same extent that it holds its own documents;

  •
  ensure that each Mortgage Title Document is capable of identification and is kept in a separate file in a secure vault; and

  •
  ensure that the Mortgage Title Documents may not be removed or tampered with, except with proper authorization.

        The Custodian will be audited by an independent auditor on an annual basis, and again within two to four months of that annual audit, if any audit gives an adverse finding in relation to its custodial procedures, identification of documents, security and tracking systems and existence of Mortgage Title Documents in the relevant security packets.

        The issuer trustee may terminate the Custodian's appointment if the following occurs:

  •
  if, within two to four months of the Custodian's overall custodial performance receiving an "adverse" grading by the auditor, a further audit also results in an "adverse" grading by the auditor; or

  •
  the occurrence of an Insolvency Event in respect of the Custodian.

        If notice of the occurrence of any of the events listed in the preceding section is given by the Trust Manager to the Custodian, then, subject to certain exceptions, the Custodian must deliver the Mortgage Title Documents and all other documents and records relating to the mortgage loans to the issuer trustee or a third party at the direction of the issuer trustee as soon as reasonably practicable. If the Custodian fails to deliver the relevant documents as required, the issuer trustee must (to the extent to which it has information available to it at the time) commence legal action to take possession of the Mortgage Title Documents that have not been delivered or execute and lodge caveats in respect of the properties for which the Mortgage Title Documents have not been delivered. A caveat is a notice which is lodged with the relevant land title register in respect of a property to prevent further dealings being made in relation to that property.

Modifications and Amendments

        The issuer trustee and the Trust Manager, with respect to the Master Trust Deed and the supplemental deed, or the issuer trustee, the Trust Manager and the note trustee, with respect to the note trust deed may by way of supplemental deed alter, add to or modify the Master Trust Deed, the supplemental deed or the note trust deed (as the case may be) without the consent of the noteholders or the beneficiary of the related trust, including:

  •
  to correct a manifest error or ambiguity, or if the amendment is of a formal, technical or administrative nature only;

  •
  in the event of an inconsistency between the provisions of any of the above named transaction documents and the description of the provisions in the related prospectus, to correct such inconsistency;

  •
  if the amendment is necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

  •
  if the amendment is appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the trusts established pursuant to the Program; or

  •
  if the amendment, in the opinion of the issuer trustee (in respect of the Master Trust Deed or the supplemental deed) or the note trustee (in respect of the Note Trust Deed), is desirable to enable the provisions of the Master Trust Deed or the supplemental deed or the note trust deed (as the case may be) to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason.

        However, where in the reasonable opinion of the note trustee or the issuer trustee, as the case may be, a proposed alteration, addition or modification to the Master Trust Deed or the supplemental deed (in the case of the issuer trustee) or the note trust deed (in the case of the note trustee) (as the case may be) is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the Unit Holders (as the case may be), such alteration, addition or modification may only be effected by the issuer trustee or note trustee, as applicable, with the prior consent of the holders of 75% of the aggregate principal amount of the relevant class or classes of notes or with the prior written consent of the Unit Holders, as the case may be. The opinion of the issuer trustee or the note trustee as to whether a proposed alteration, addition or modification is prejudicial or likely to be prejudicial to the noteholders (or a class thereof) may be supported by either an Opinion of Counsel or by the written confirmation of the applicable rating agencies that such proposed amendment would not result in a downgrade or withdrawal of the rating then assigned to the notes (or the relevant class thereof).

Use of Proceeds

        The issuer trustee will apply all or substantially all of the net proceeds from the sale of each issuance of notes under the Program for one or more of the following purposes:

  •
  to purchase the assets of the trust (after having exchanged the net proceeds from the issue of Notes into Australian dollars under the applicable currency swap for the related trust);

  •
  to repay indebtedness which has been incurred to obtain funds to acquire the assets of the trust; and

  •
  to pay costs of structuring and issuing the notes, including the costs of obtaining any credit enhancement.

Legal Aspects of the Mortgage Loans

        The following discussion is a summary of the material legal aspects of the Australian mortgage loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the laws of the applicable State or Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales (except where it expressly provides otherwise), without referring to any specific legislation of that state. In the event that the laws of a particular jurisdiction having a high concentration of mortgaged properties are material to prospective investors in the notes, the applicable laws of that jurisdiction, to the extent material to investors and not addressed under this "Legal Aspects of the Mortgage Loans", will be summarized in part A of this prospectus.

General

        There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Generally, each mortgage loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. All mortgage loans securitized under the Program will be secured by a first ranking registered mortgage. In practical terms a mortgagor cannot create another registered mortgage over the relevant mortgaged property without the consent of the prior lender.

Types of Security in Australia

        All Australian residential mortgage loans may be secured by a mortgage over one of the following types of interest in land.

  Torrens Title

        Torrens title is the most common form by which title to land is held in Australia. Torrens title is freehold or leasehold (in the Australian Capital Territory) title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel or parcels of freehold land are represented by specific title. The original document is maintained by the registry, and in most States and Territories a duplicate certificate is issued to the owner. Pro forma instruments are used to register most dealings with the relevant land registry.

        The relevant title may, or any registered plan referred to in it will, reveal the position and dimensions of the land, the present owner, and any leases, mortgages, registered easements and other dealings to which it is subject. In some jurisdictions, leases of more than three years are required to be registered in order to gain indefeasibility (ie security of tenure) against subsequent registered dealings. Otherwise, leases of residential land are generally not registered. The title is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it. Some Torrens title property securing mortgage loans and thus comprised in the mortgaged property will be "strata title", or, in the Australian Capital Territory, residential Crown leasehold or crown leasehold "strata title".

  Strata title

        Strata title is a system of a title (under Torrens title) under which land is commonly divided into a number of units (similar to condominiums in the United States) and is governed by the laws of the State or Territory in which the property is situated. The proprietor has title to a unit of that land and may freely deal with that unit. Certain parts of the property, such as the land on which the building is erected, the stairwells and entrance lobbies, are referred to as "common property" and are held by a "body corporate"/"owners corporation" ("owners corporation") for the benefit of the individual proprietors. All proprietors are members of the owners corporation, which is vested with the control, management and administration of the common property and the strata scheme generally, including the regulations governing the apartment block, for the benefit of the proprietors. The owners corporation generally has rights to sue an owner and assignees from the owner for unpaid levies.

        Usually only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor. In some jurisdictions, strata titling can be used to subdivide land other than an apartment building, and in some jurisdictions a system of leasehold strata title exists.

  Residential Crown Leasehold

        All land in the Australian Capital Territory is owned by, or on behalf of, the Commonwealth of Australia. Interests in land are granted initially on behalf of the Commonwealth and are subject to a leasehold system of land title known as Crown leasehold. Mortgaged residential property in that jurisdiction comprises a Crown lease, and use of the land is subject to the terms of that lease. A Crown lease is a lease of the land granted by the Commonwealth, a State or a Territory or an authority of the Commonwealth, a State or a Territory. The lease is granted under a statutory law of the Commonwealth, State or Territory for a certain purpose.

        In the Australian Capital Territory a lease of this type:

  (1)
  cannot have a term exceeding 99 years, although the term can be extended under a generally straightforward administrative process, whereby the existing lease is surrendered and a new lease is granted for a term not exceeding 99 years, unless the Commonwealth or the Australian Capital Territory Government considers that the land is required for a public purpose; and

  (2)
  where it involves residential property, is usually subject to a nominal rent only.

        Crown leasehold land is held under Torrens title. The borrower's leasehold interest in the land is entered in a central register and the borrower may deal with its leasehold interest, including granting a mortgage over the property, generally without consent from the government.

        In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease must exceed the term of the mortgage loan secured by that mortgaged property, although in the Australian Capital Territory usually a crown lease for residential property can be renewed and, if so, the mortgage continues.

        Other States and Territories also have systems of Crown leasehold which are similar to the Australian Capital Territory system in some respects. However, these are generally not referred to as "Torrens title" systems and different rules apply to the taking and enforcement of security over that type of tenure. In those jurisdictions, this type of title is used primarily for rural, coastal and island landholdings.

  Native Title

        Generally native title rights and interests ("native title") in freehold land have been extinguished. The exception is where the grant of freehold may have been invalid. A grant of freehold may be invalid if native title existed at the time the grant was made (i) after December 23, 1996; or (ii) between January 1,1994 and December 23, 1996 over crown land without following the provisions in the Native Title Act 1993 (Cth).

        Crown property, including Crown leasehold, may be or become subject to native title claims. Native title rights and interests in particular property derive from the traditional laws and customs of indigenous Australians and may continue to exist in property, including property subject to a Crown lease. To give statutory recognition and protection to indigenous Australians' rights and interests in land and waters, and to resolve a number of land management issues, the Commonwealth legislated the Native Title Act in 1993, and amended it in 1998. The combined effect of the amended Native Title Act and complementary legislation passed by each of the States (excluding Tasmania) and the Northern Territory is that:

  •
  a lease of Crown land granted to a person (not being a Crown entity) by the Commonwealth, the States (excluding Tasmania) or the Northern Territory solely or primarily for residential purposes prior to December 23, 1996 is valid and, if the lease gave the lessee a right to exclusive possession, wholly extinguished any remaining native title (however, in Western Australia, the lease concerned must have still been in force on December 23, 1996 to extinguish native title); and

  •
  if native title still exists in property over which the Crown proposes to grant such a residential lease after December 23, 1996, the relevant procedure set out in that legislation must be followed before the grant is made to ensure that it is valid. Depending on the procedure which is followed, this may result in all or some of the native title in the property being extinguished. If these procedures are not followed in these circumstances, the lease may be invalid.

  Old System Title

        Old System Title is another form of freehold title. Here, interests are created by deeds between parties, or by will. Proof of title involves searching back for a number of years to establish an unbroken "chain" of title. The documents which evidence this chain can include deeds of conveyance, deeds of mortgage and testamentary wills. The courts and the legislative bodies recognized the difficulties in tracing this chain of documents to the original grant. The response of the courts was to allow ownership to be proven if a chain of documents for an unbroken period of 60 years could be traced back to a document, which provided a satisfactory documentary starting point. Australian conveyancing laws have since shortened this unbroken period to 30 years. The documents which prove this ownership are generally registered with the land titles office of the relevant State or Territory. This registration process assists in locating and identifying the chain of documents needed to prove ownership of the land. Old system title is now quite rare.

  Company Title

        Company title is an exclusive right conferred by a company on a shareholder to occupy a particular part of a building or land which the company owns. The shareholder has a contractual right against the company or a lease of the part of the building or land but does not acquire ownership of that part of the building or land which he or she occupies pursuant to the ownership of the shares. This system of title is quite rare.

Taking Security over Land

        The law relating to the granting of securities over land in Australia is complicated by the fact that each State and Territory has separate governing legislation. The following is a summary of the material issues involved in taking security over land in Australia.

        Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the mortgage and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property, and the mortgagor remains as legal owner; in short, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

        In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

        In Queensland and the Northern Territory, duplicate certificates of title are no longer issued to mortgagees as a matter of practice, although a certificate can be requested. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title (which is conclusive evidence of the title).

        Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee, and the mortgage is noted as having been released.

        A mortgage under old system title does not operate as a statutory charge but rather is a transfer of the mortgagor's interest in the land to the mortgagee with a right to have that interest re-transferred to the mortgagor upon repayment on the due date. Old system title land can only be legally mortgaged by the execution of a deed which complies with the various requirements of the conveyancing laws of the relevant State or Territory. All mortgages acquired by any trust which relate to old system title land will be secured by a legal mortgage and will be documented by way of a deed of mortgage.

        A lender may also take a second ranking mortgage over land in Australia. This discussion assumes that each of the first and second ranking mortgages are registered with the relevant land titles office.

        The consent of the holder of the first ranking mortgage is generally required for the granting of a second ranking mortgage and a priority agreement may be entered into between the mortgagees. The priority agreement will generally regulate the enforcement and sale process in respect of the mortgaged property and the application of the sale proceeds between the first and second ranking mortgages.

        If no such priority agreement is entered into, then the holder of a second ranking mortgage may commence the enforcement and sale process in respect of the mortgaged property, without the consent or control of the holder of the first ranking mortgage, but upon the sale of the related property will be required to obtain the release of the first ranking mortgage from the related property, by payment of all amounts secured to the first mortgage. Equally, the holder of the first ranking mortgage may take these actions and is required only to account to the holder of a second ranking mortgage for any sale proceeds that exceed the amount due to the holder of the first ranking mortgage.

        In each case, the sale proceeds are generally applied first towards repayment of all amounts due to the holder of the first ranking mortgage. The holder of the second ranking mortgage is entitled to the sale proceeds only to the extent that all amounts due to the holder of the first ranking mortgage have been paid in full. An exception to this general position is the rule against tacking, which prevents a first ranking mortgagee obtaining priority for further advances made by the first mortgagee after receipt of notice of the second mortgage, unless there is a pre-existing obligation on the first mortgagee to make the further advance or the further advance is made in accordance with the terms of a priority agreement with the second mortgagee.

Enforcement of Registered Mortgages

Enforcement Generally

        The law relating to the enforcement of registered mortgages over land in Australia is complicated by the fact that each State or Territory has separate governing legislation. The following is a summary of the material issues involved in enforcing registered mortgages in Australia.

        Subject to the discussion in this section, if a borrower defaults under a mortgage loan, the loan documents provide that all moneys under the mortgage loan become due and payable either, in limited circumstances, immediately, or otherwise after a default notice has been given and the default has not been remedied within a prescribed period of time (generally at least 30 days). The lender then has a number of remedies, including the right to sue to recover all outstanding principal, interest and fees under the borrower's personal covenant to repay the amounts set out in the loan documents.

        In addition, the lender may enforce a registered mortgage in a number of ways. They include:

  •
  selling the property.  The power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the legislation. The legislation prescribes certain forms and periods of notice (usually not less than 30 days) to be given to the mortgagor prior to enforcement which apply notwithstanding any contrary provision in the mortgage. The mortgagee is under a duty to take reasonable care to ensure the mortgaged property is sold at its market value. The sale may be by public auction or private treaty. Once registered, the purchaser of the property sold pursuant to a mortgagee's power of sale becomes the owner of the property subject to any interests registered prior to the mortgage;

  •
  leasing the property.  The lender may lease the property to third parties subject to the duty to sell at market value;

  •
  entering into possession of the property.  If the mortgagor enters into possession, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property. The mortgagee may apply rent or profits received from the possession of the property in satisfaction of the amount owing in respect of the mortgage loan and the related mortgage or it may sell the property. Upon taking possession, the mortgagee has a number of duties including the duty to account, to realize assets conscientiously, to get in rents and other income, to improve the property and make repairs if necessary to satisfy the duty of sale, and to take reasonable steps to maintain the security for the benefit of the guarantor (if any) (see below also for information relating to environmental liability);

  •
  foreclosing on the property.  Under foreclosure procedures, the mortgagor's right, title and interest in the property is extinguished (including any right to redeem the mortgage) so that the mortgagee becomes the absolute owner of the property. This remedy is, because of procedural constraints, rarely used except where the value of the loan outstanding is higher than the value of the property likely to be realized by the sale. In such a case the mortgagee may then consider it worthwhile to take title to the property in satisfaction of the debt and wait for the market to improve to recoup the outstanding loan. However, if the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt. This enforcement option is cumbersome and rarely, if ever, used in the case of Australian residential mortgage loans;

  •
  appointing a receiver to deal with the property or with income from the property or exercise other rights delegated to the receiver by the mortgagee.  A receiver will generally manage and administer the property in the interests of the mortgagee in order to preserve the mortgagee's security and collect the income from the property. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it. The receiver will also owe duties to the mortgagor, guarantor (if any) and other interested parties to act in good faith and with due care and diligence. In the case of a company mortgagor the receiver will also be subject to a duty to take all reasonable care to sell the property for not less than market value and the other duties imposed on officers and controllers under the Corporations Act. This enforcement option is rarely, if ever, used in the case of Australian residential mortgage loans; or

  •
  obtaining an order for judicial sale under an application to the relevant Court.  This remedy is rarely used, as most mortgage documents now contain express provisions allowing the mortgagee to sell the property, or the mortgagee has the power to do so under the legislation. It is likely to only be used where the mortgage document does not itself confer the requisite power to sell the property, such as where an equitable mortgage over land is created by the deposit of title deeds.

        A mortgagee's ability to demand repayment of all amounts under a residential mortgage loan or enforce a residential mortgage is subject to the Australian Consumer Credit Code which requires various demand and notice procedures to be followed notwithstanding any provisions to the contrary in the residential loan and mortgage documents. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers are also entitled to initiate negotiations with the mortgagee or commence proceedings for a postponement of enforcement action.

Penalties and Prohibited Fees

        Australian courts will not enforce a borrower's obligation to pay interest on a default or delinquent payment if the interest rate charged on default is seen to be a "penalty". Some jurisdictions prescribe a maximum recoverable interest rate. However, most do not specify what is a penalty; in those circumstances, whether a rate is a penalty will be determined by such factors as prevailing market interest rates. The Australian Consumer Credit Code does not impose a limit on the rate of default interest. However, legislation in New South Wales, Queensland, South Australia, Western Australia, the Australian Capital Territory and the Northern Territory prevents a lender from recovering interest under a consumer loan at a rate that exceeds 48% per annum while in Victoria, a mortgage is void if the interest rate under the relevant loan exceeds 30% and the loan contract itself is unenforceable if the interest rate exceeds 48% per annum. In addition, throughout Australia, if a rate is too high, the borrower may be entitled to have the loan agreement reopened on the ground that it is unjust. Under the Corporations Act, the liquidator of a company mortgagor may avoid a loan and any related mortgage under which an extortionate interest rate or other charges are levied.

        The Australian Consumer Credit Code requires that any fee or charge to be levied in connection with the mortgage loan must be authorized, and sometimes specified in the contract, otherwise it cannot be levied. The regulations under the Australian Consumer Credit Code may also prohibit certain fees and charges. The Australian Consumer Credit Code also requires that establishment fees, termination fees and prepayment fees be reasonable, or they may be reduced or set aside.

Bankruptcy and Insolvency

        The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966, which is a Federal statute. Secured creditors of a natural person, such as mortgagees under land mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution to creditors by the trustee in bankruptcy does not include the mortgaged property. The mortgagee may prove, or file a claim, in the bankruptcy as an unsecured creditor if it has realized the mortgaged property and its debt has not been fully repaid, in which case it can prove for the unpaid balance. If the mortgagee proves in the bankruptcy for the full amount of its debt without taking into account the value of the mortgaged property it will be deemed to have surrendered its security.

        Certain dispositions of property (including the granting of a mortgage) by a bankrupt prior to the commencement of the bankruptcy may be avoided by a trustee in bankruptcy. These include where:

  (a)
  the disposition was made to defraud creditors; or

  (b)
  the disposition was made by the bankrupt within 6 months of the deemed commencement of the bankruptcy and that disposition gave a preference, priority or advantage to an existing creditor over at least one other outstanding creditor; or

  (c)
  the disposition was made by the bankrupt within 5 years of the deemed commencement of the bankruptcy and the beneficiary of the disposition gave no consideration for the disposition or gave consideration of less value than the market value of the property.

        The insolvency of a company is governed by the Corporations Act. Again, secured creditors generally stand outside the liquidation. However, a liquidator may avoid a mortgage under the Corporations Act because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

  (a)
  when the company was insolvent, or an act was done to give effect to the transaction when the company was insolvent, or the company became insolvent because of the transaction or the doing of an act to give effect to the transaction; and

  (b)
  within a prescribed period (generally 6 months for an unfair preference, 2 years for an uncommercial transaction and 10 years for a transaction to defeat creditors) before the deemed commencement of the liquidation of the company.

        The liquidator may also avoid a loan or mortgage which is fraudulent or under which an extortionate interest rate or other charges are levied entered into at any time.

        In addition to bankruptcy and liquidation, the Bankruptcy Act and Corporations Act provide for the appointment of a controlling trustee or administrator to assume control of an insolvent mortgagor's affairs to enable a workout arrangement to be put to the mortgagor's creditors. In this event a moratorium may apply to prevent mortgagees and other creditors from taking enforcement action against the mortgagor or the mortgagor's property.

Environmental Considerations

        Land which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some States exclude such liability. However, liability in respect of environmentally damaged land, including the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, lenders may be expressly excluded from the definitions of one or more of these categories.

        Merely holding security over property does not convert a lender into an owner or occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an owner or occupier.

        Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages.

        To the extent that the issuer trustee or a receiver appointed on the issuer trustee's behalf incurs any of these liabilities in the proper administration of the trust, it will be entitled to be indemnified out of the assets of the trust.

Tax Treatment of Interest on Australian Mortgage Loans

        Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied residential properties that generate assessable income are generally allowable as tax deductions.

The Seller as Mortgagee

        The seller is and, until a Title Perfection Event occurs, intends to remain, the registered mortgagee of all the mortgages. The borrowers and guarantors will not be aware of the equitable assignment of the mortgage loans and mortgages to the issuer trustee.

        Prior to any Title Perfection Event, the Servicer will undertake any necessary enforcement action with respect to defaulted mortgage loans and mortgages. Following a Title Perfection Event, the issuer trustee is entitled, under an irrevocable power of attorney granted to the issuer trustee by the seller, to be registered as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the Trust Manager is entitled, but not obligated, to lodge caveats on the register to publicly notify its interest in the mortgages.

Insolvency Considerations

        The equitable assignment of the mortgage loans is designed to mitigate insolvency risk. The equitable assignment of the mortgage loans by the seller to the issuer trustee, should ensure that the mortgage loans are not assets available to the liquidator or creditors of the seller in the event of the seller's insolvency. Similarly, the assets in the Trust should not be available to creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

        If an Insolvency Event occurs with respect to the issuer trustee, the master security trust deed and the deed of charge may be enforced by the security trustee at the direction of the Voting Secured Creditors. The security created by the master security trust deed and the deed of charge in respect of a trust will stand outside any liquidation of the issuer trustee of the relevant trust, and the assets the subject of that deed of charge will not be available to the liquidator or any creditor of the issuer trustee of the relevant trust, other than a creditor which has the benefit of the master security trust deed and the deed of charge in respect of a trust, until the secured obligations have been satisfied. The proceeds of enforcement of the master security trust deed and the deed of charge in respect of a trust are to be applied by the security trustee as set out in the supplemental deed for the relevant trust. If the proceeds from enforcement of the master security trust deed and the deed of charge are not sufficient to redeem the notes in full, some or all of the noteholders will incur a loss.

Australian Consumer Credit Code

        The Australian Consumer Credit Code is the substantially identical governing legislation of each State or Territory in Australia. The following is a summary of certain of the material provisions of the Australian Consumer Credit Code that may affect the mortgage loans and the issuer trustee. The majority of the mortgage loans located in Australia are regulated by the Australian Consumer Credit Code. Under the Australian Consumer Credit Code, a borrower has the right to apply to a court to do the following, among other things:

  (a)
  vary the terms of a mortgage loan on the grounds of hardship or because it is an unjust contract (guarantees and mortgages can also be varied on grounds that they are unjust);

  (b)
  reduce or cancel any interest rate payable on a mortgage loan if the interest rate is changed in a way which is unconscionable;

  (c)
  have certain provisions of a mortgage loan which are in breach of the Australian Consumer Credit Code declared void or unenforceable;

  (d)
  obtain an order for a civil penalty against the lender in relation to a breach of certain key requirements of the Australian Consumer Credit Code, the amount of which may be set off against any amount payable by the borrower under the applicable mortgage loan. Government agencies may also bring actions under the Australian Consumer Credit Code; or

  (e)
  obtain additional restitution or compensation from the lender for breaches of the Australian Consumer Credit Code in relation to a mortgage loan or mortgage (guarantors may also obtain restitution or compensation for breaches of the Australian Consumer Credit Code in relation to mortgages or guarantees).

        The issuer trustee of a trust will become liable for compliance with the Australian Consumer Credit Code if it acquires legal title to the mortgage loans. It will take this legal title subject to any breaches of the Australian Consumer Credit Code by the relevant lender. In particular, once the issuer trustee of a trust acquires legal title it may become liable to orders of the type referred to in (d) and (e) above in relation to breaches of the Australian Consumer Credit Code. Criminal fines may be imposed on the seller in respect of breaches of the Australian Consumer Credit Code by it while it held legal title to the mortgage loans. In addition, a mortgagee's ability to enforce a mortgage which is subject to the Australian Consumer Credit Code is limited by various demand and notice procedures which must be followed. Requirements under the Australian Consumer Credit Code, and any court order relating to the same, may affect the timing or amount of interest or principal payments or repayments under the relevant mortgage loan, which might in turn affect the timing or amount of interest or principal payments or repayments to the noteholders under the notes in respect of a trust. For example, as a general rule enforcement should not occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled in certain circumstances to initiate negotiations with the mortgagee for a postponement of enforcement proceedings and to apply to the court for a postponement if these negotiations are unsuccessful.

        The Seller will indemnify the issuer trustee against any loss that the issuer trustee may incur as a result of any Penalty Payments imposed on the issuer trustee in respect of a mortgage loan or related mortgage.

        The Seller will give certain representations and warranties that the mortgage loans and related mortgagees which it assigns to the issuer trustee comply in all material respects with the Australian Consumer Credit Code in force at the time documents were executed. The Servicer of the relevant trust will undertake to comply with the Australian Consumer Credit Code in connection with servicing the mortgage loans and related mortgages where failure to do so would result in an event which will materially and adversely affect the amount of any payment to be made to any noteholder of a trust, or will materially and adversely affect the timing of such payment. In some circumstances, the issuer trustee of a trust may have the right to claim damages from the Seller or the Servicer, as the case may be, where that issuer trustee suffers a loss in connection with a breach of the Australian Consumer Credit Code which is caused by a breach of a relevant representation or undertaking.

Material United States Federal Income Tax Consequences

Overview

        The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Class A notes by investors who are subject to United States federal income tax on a net basis. This summary is based upon current provisions of the Internal Revenue Code of 1986 of the United States, as amended (the "Code"), proposed, temporary and final Treasury regulations under the Code and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the Internal Revenue Service (the "IRS"). The parts of this summary which relate to matters of law or legal conclusions represent the opinion of McKee Nelson LLP, special United States federal income tax counsel for the Trust Manager and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

        McKee Nelson LLP has prepared or reviewed the statements under the heading "Material United States Federal Income Tax Consequences" and is of the opinion that these statements discuss all material United States federal income tax consequences to investors of the purchase, ownership and disposition of the Class A notes. However, the following discussion does not discuss, and McKee Nelson LLP is unable to opine as to, the unique tax consequences of the purchase, ownership and disposition of the Class A notes by investors that are given special treatment under the United States federal income tax laws, including:

  •
  banks and thrifts;

  •
  insurance companies;

  •
  regulated investment companies;

  •
  dealers in securities;

  •
  investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security", "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

  •
  foreign investors;

  •
  trusts and estates; and

  •
  pass-through entities, the equity holders of which are any of the foregoing.

        Additionally, the discussion regarding the Class A notes is limited to the United States federal income tax consequences to the initial investors who will hold the Class A notes as "capital assets" within the meaning of Section 1221 of the Code and does not address the United States federal income tax consequences with respect to notes purchased in the secondary market.

        It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences specific to them of the purchase, ownership and disposition of the Class A notes, including the advisability of making any election discussed under "Market Discount."

        The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the Trust out of the assets of the Trust. Also, based on the representation of the trust manager that the Trust does not and will not have an office in the United States, and that the Trust is not conducting, and will not conduct any activities in the United States, other than in connection with its issuance of the Class A notes, in the opinion of McKee Nelson LLP, the issuer trustee will not be subject to United States federal income tax solely as a result of its activities as such.

        We will agree, and if you purchase notes of any class, you will agree by your purchase of the notes, to treat the notes as debt for United States federal, state and local income and franchise tax purposes. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for United States federal income tax purposes.

General

Summary of Opinions with Respect to the Class A notes

        In the opinion of McKee Nelson LLP, special United States federal income tax counsel for the Trust Manager, although there is no authority directly on point, the Class A notes will be characterized as debt for United States federal income tax purposes. In addition, in the opinion of McKee Nelson LLP, (i) the Trust will not be subject to an entity-level tax for United States federal income tax purposes and (ii) the issuer trustee will not be treated as engaged in the conduct of a United States trade or business (and, accordingly, not subject to United States federal income tax) solely as a result of any activities that it conducts as issuer trustee of the Trust. This opinion is based upon the applicable provisions of the Code, United States Treasury regulations promulgated and proposed thereunder, current positions of the IRS contained in published revenue rulings and revenue procedures and existing judicial decisions, all of which are subject to change, which change may have retroactive effects. Moreover, this opinion is subject to the accuracy of certain factual representations made to McKee Nelson LLP by the Seller. Each Class A Noteholder and Note Owner, by acceptance of a Class A note, agrees to treat the Class A notes as indebtedness.

Original Issue Discount, Indexed Securities, etc.

        The discussion below assumes that all payments on the notes are denominated in U.S. dollars and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations, called the "OID Regulations," relating to original issue discount, or "OID". This discussion assumes that any original issue discount on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, a Class A note will be considered issued with OID if its "stated redemption price at maturity" exceeds its "issue price" (i.e., the price at which a substantial portion of the Class A notes is first sold (not including sales to the underwriters)) by an amount equal to or greater than 0.25 percent of such Note's stated redemption price at maturity multiplied by such note's weighted average maturity ("WAM"). In general, a Class A note's "stated redemption price at maturity" is the sum of all payments to be made on the Class A note other than payments of "qualified stated interest." The WAM of a note is computed based on the number of full years each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such likely distributions should be determined in accordance with the assumed rate of prepayment (the "Prepayment Assumption") used in pricing the Class A notes. Further, if the notes have any original issue discount, it will be de minimis if it is less than 0.25 percent of the principal amount of the Class A notes multiplied by the number of full years included in their term.

Interest Income on the Class A notes

        Based on the above assumption, except as discussed below, the Class A notes will not be considered issued with OID. If you buy Class A notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a Class A note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a Class A note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.

Sale of Class A Notes

        If you sell a Class A note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal your cost for the note, decreased by any amortized premium and any payments other than interest made on the note and increased by any market discount or OID included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.

Market Discount

        You will be considered to have acquired a Class A note at a "market discount" to the extent the issue price of the note exceeds the amount you paid for the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

        In the case of a sale or other disposition of a Class A note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income. In addition, if you dispose of a note by gift, and in certain other circumstances, you may be required to recognize market discount income computed as if the note had been sold for its fair market value.

        In the case of a partial principal payment on a Class A note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

        Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the Class A notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. The Conference Committee Report to the Tax Reform Act of 1986 indicates that until these Treasury regulations are issued, holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

  •
  for those obligations that have OID, market discount shall be deemed to accrue in proportion to the accrual of OID for any interest period; and

  •
  for those obligations which do not have OID, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the interest period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the interest period.

        Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a Class A note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and OID currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

        Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

        Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

Premium

        You will generally be considered to have acquired a Class A note at a premium if the amount you pay for the note exceeds the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest and the remaining principal amount of the note. In that event, if you hold the Class A note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the Class A note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the notes, the previously discussed conference report states that amortization be in accordance with the rules that apply to the accrual of market discount on these obligations.

Backup Withholding Taxes

        Backup withholding taxes will be imposed on payments to you at the rate of up to 31% on interest paid, and OID accrued, if any, on the Class A notes if, upon issuance, you fail to supply the Trust Manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS and to you stating the amount of interest paid, OID accrued, if any, and the amount of tax withheld from payments on the notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

Tax Consequences to Foreign Noteholders

        If interest paid (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a "foreign person," is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest should generally not be subject to United States federal income tax or withholding tax as such interest should not be treated as U.S. source income. In the event such interest is treated as U.S. source income, the interest generally will be considered "portfolio interest," and generally will not be subject to the United States federal income tax and withholding tax, as long as the foreign person (1) is not actually or constructively a "10 percent shareholder" of the party treated as the obligor of the Notes for United States federal income tax purposes or a "controlled foreign corporation" with respect to which the party treated as the obligor of the Notes for United States federal income tax purposes is a "related person" within the meaning of the Code, and (2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a foreign person is actually or constructively a "10 percent shareholder" of the party treated as the obligor of the notes for United States federal income tax purposes or a "controlled foreign corporation" with respect to which such party is a "related person" within the meaning of the Code, or applicable certification requirements were not satisfied, then interest received by a beneficial owner of a Class A note will be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Generally, the certification requirements will be satisfied if an individual or corporation provides the Withholding Agent, as defined below, with an IRS Form W-8BEN ("W-8BEN"). The W-8BEN is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A foreign person who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information. A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-United States person (which itself is not a Withholding Agent).

        Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

        Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from the United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (2) in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

        If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular United States federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Foreign Tax Credit

        For United States foreign tax credit purposes, stated interest, if any on the notes will constitute income from foreign sources and likely will constitute "passive income" or, in the case of certain holders which are financial institutions, "financial services" income. Based on Australian law as of the date of this prospectus, it is expected that Class A notes will not be subject to Australian withholding tax. See "Material Australian Tax Consequences—Interest Withholding Tax." In the event that the Class A notes are subject to Australian withholding tax, the amount of income payable to you will include the amount of all Australian taxes withheld by the issuer, if any, in respect thereof. If interest payable with respect to the notes is subject to Australian withholding tax at a rate at least equal to 5 percent, such interest will be treated as "high withholding tax interest" for United States foreign tax credit limitation purposes. In the event of such withholding, you would be required to report income in an amount greater than the cash you receive in respect of payments on the notes. However, you may, subject to certain limitations, be eligible to claim as a credit or deduction for purposes of computing your United States federal income tax liability the Australian taxes withheld notwithstanding that the issuer pay such taxes. The rules relating to foreign tax credits and the timing thereof are extremely complex and you should consult with your own tax advisors with regard to the applicability of the foreign tax credit limitations to your particular situation.

Material Australian Tax Consequences

Australian Taxation

        The following is a summary of the taxation treatment under the Income Tax Assessment Acts of 1936 and 1997 of Australia (together, "Australian Tax Act"), at the date of this prospectus of payments of interest (as defined in the Australian Tax Act) on the notes to be issued by an issuer trustee and certain other matters. It is not exhaustive and, in particular, does not deal with the position of certain classes of holders of notes (including, without limitation, dealers in securities, Australian residents, or non-residents investing in notes in the course of carrying on a trade or business at or through a permanent establishment in Australia).

        The following is a general guide and should be treated with appropriate caution. Prospective holders of notes (including, without limitation, dealers in securities) who are in any doubt as to their tax position should consult their professional advisers on the tax implications of an investment in the notes for their particular circumstances.

        Additional risk factors relating to the taxation of the issuer trustee under the Australian Tax Act which may impact an issuer trustee's ability to repay principal and pay interest on the notes in a timely manner (or at all) are set out under the heading "Risk Factors" in part A of this Prospectus.

1    Interest Withholding Tax

        An exemption from Australian interest withholding tax ("IWT") imposed under Division 11A of Part III of the Australian Tax Act is available, in respect of the notes issued by the issuer trustee, under section 128F of the Australian Tax Act if the following conditions are met:

  (a)
  the issuer trustee is a company as defined in section 128F(9) (which includes certain trusts) and is either a resident of Australia or a non-resident carrying on business at or through a permanent establishment in Australia when it issues those notes and when interest (as defined in section 128A(1AB) of the Australian Tax Act) is paid. Interest is defined to include amounts in the nature of, or in substitution for, interest and certain other amounts;

  (b)
  those notes are issued in a manner which satisfies the public offer test. There are five principal methods of satisfying the public offer test, the purpose of which is to ensure that lenders in capital markets are aware that the issuer trustee is offering those notes for issue. In summary, the five methods are:

  •
  offers to 10 or more unrelated financiers or securities dealers;

  •
  offers to 100 or more investors;

    •
    offers of listed notes;

    •
    offers via publicly available information sources; and

    •
    offers to a dealer, manager or underwriter who offers to sell those notes within 30 days by one of the preceding methods.

    In addition, the issue of any of those notes (whether in global form or otherwise) and the offering of interests in any of those notes by one of these methods should satisfy the public offer test;

  (c)
  the issuer trustee does not know, or have reasonable grounds to suspect, at the time of issue, that those notes or interests in those notes were being, or would later be, acquired, directly or indirectly, by an "associate" of the issuer trustee, except as permitted by section 128F(5) of the Australian Tax Act; and

  (d)
  at the time of the payment of interest, the issuer trustee does not know, or have reasonable grounds to suspect, that the payee is an "associate" of the issuer trustee, except as permitted by section 128F(6) of the Australian Tax Act.

  Associates

          An "associate" of the issuer trustee for the purposes of section 128F of the Australian Tax Act includes (i) a person or entity that benefits (or is capable of benefiting) under the trust (directly or indirectly), and (ii) a person or entity who is an "associate" of another person or company which is an "associate" of the issuer trustee under (i).

          However, for the purposes of sections 128F(5) and (6) of the Australian Tax Act (see paragraphs (c) and (d) above), "associate" does not include:

  (A)
  onshore associates (that is, Australian resident associates who do not hold the notes in the course of carrying on business at or through a permanent establishment outside Australia and non-resident associates who hold the notes in the course of carrying on business at or through a permanent establishment in Australia); or

  (B)
  offshore associates (that is, Australian resident associates that hold the notes in the course of carrying on business at or through a permanent establishment outside Australia and non-resident associates who do not hold the notes in the course of carrying on business through a permanent establishment in Australia) who are acting in the capacity of:

  (i)
  in the case of section 128F(5), a dealer, manager or underwriter in relation to the placement of the relevant notes, or, a clearing house, custodian, funds manager or responsible entity of a registered managed investment scheme; or

  (ii)
  in the case of section 128F(6), a clearing house, paying agent, custodian, funds manager, responsible entity of a registered managed investment scheme.

  Compliance with section 128F of the Australian Tax Act

          Unless otherwise specified in Part A of this prospectus, the issuer trustee intends to issue the notes in a manner which will satisfy the requirements of section 128F of the Australian Tax Act.

  US and UK Resident Noteholders

          The Australian government has signed a number of new or amended double tax conventions ("New Treaties") with the Specified Countries. The New Treaties apply to interest derived by a resident of a Specified Country.

          The New Treaties effectively prevent IWT applying to interest derived by:

    •
    certain of the Specified Countries and certain governmental authorities and agencies in a Specified Country; and

    •
    certain unrelated financial institutions resident in a Specified Country which substantially derive their profits by carrying on a business of raising and providing finance.

          Under the New Treaties back-to-back loans and economically equivalent arrangements will be subject to the 10% IWT rate and the anti-avoidance provisions in the Australian Tax Act can apply.

          The "Specified Countries" are currently the US and the UK. The New Treaty for the US applies to any interest paid after July 1, 2003. The New Treaty for the UK will not become effective before July 1, 2004.

  Payment of additional amounts

          Despite the fact that the notes are intended to be issued in a manner which will satisfy the requirements of section 128F of the Australian Tax Act and unless expressly provided to the contrary in part A of this Prospectus, if the issuer trustee is at any time compelled or authorised by law to deduct or withhold an amount in respect of any Australian withholding taxes imposed or levied by the Commonwealth of Australia in respect of the notes, the issuer trustee will deduct that amount (and remit it to the relevant authorities) and is not obliged to pay any additional amounts in respect of such deduction or withholding.

          If the issuer trustee is compelled by law in relation to any of the notes to deduct or withhold an amount in respect of any withholding taxes because of the change in law, that issuer trustee will have an option to redeem those notes in accordance with the relevant terms and conditions of those notes.

2    Other Tax Matters

    Subject to paragraph 3, under Australian laws as presently in effect:

  (a)
  income tax—assuming the requirements of section 128F of the Australian Tax Act are satisfied with respect to the notes, payment of principal and interest (as defined in section 128A(1AB) of the Australian Tax Act) to a holder of the notes, who is a non-resident of Australia and who, during the taxable year, does not hold the notes in the course of carrying on business at or through a permanent establishment in Australia, will not be subject to Australian income taxes; and

  (b)
  gains on disposal of notes—a holder of the notes, who is a non-resident of Australia and who, during the taxable year, does not hold the notes in the course of carrying on business at or through a permanent establishment in Australia, will not be subject to Australian income or capital gains tax on gains realised during that year on sale or redemption of the notes, provided such gains do not have an Australian source. A gain arising on the sale of notes by a non-Australian resident holder to another non-Australian resident where the notes are sold outside Australia and all negotiations are conducted, and documentation executed, outside Australia would not be regarded as having an Australian source; and

  (c)
  death duties—no notes will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision or authority therein having power to tax, if held at the time of death; and

  (d)
  stamp duty and other taxes—no ad valorem stamp, issue, registration or similar taxes are payable in Australia on the issue or transfer of any notes; and

  (e)
  other withholding taxes on payments in respect of notes— section 12-140 of the Taxation Administration Act 1953 of Australia ("Taxation Administration Act") imposes a type of withholding tax at the rate of (currently) 48.5% on the payment of interest on certain registered securities unless the relevant payee has quoted an Australian tax file number ("TFN"), (in certain circumstances) an Australian Business Number ("ABN") or proof of some other exception (as appropriate). Assuming the requirements of section 128F of the Australian Tax Act are satisfied with respect to the notes, then the requirements of section 12-140 do not apply to payments to a holder of notes in registered form who is not a resident of Australia and not holding those notes in the course of carrying on business at or through a permanent establishment in Australia. Payments to other classes of holders of notes in registered form may be subject to a withholding where the holder of those notes does not quote a TFN, ABN or provide proof of an appropriate exemption (as appropriate); and

  (f)
  supply withholding tax—payments in respect of the notes can be made free and clear of the "supply withholding tax" imposed under section 12-190 of the Taxation Administration Act.

3    Recent tax reforms

Debt/equity rules

        Division 974 of the Australian Tax Act, which applies from July 1, 2001, contains tests for characterising debt (for all entities) and equity (for companies) for Australian tax purposes, including for the purposes of dividend withholding tax and IWT. The issuer trustee intends to issue notes which are to be characterised as "debt interests" for the purposes of the tests contained in Division 974 and the returns paid on the notes are to be "interest" for the purpose of section 128F of the Australian Tax Act. Accordingly, Division 974 will not affect the Australian tax treatment of holders of notes.

Thin capitalization

        The thin capitalization rules are contained in Division 820 of the Australian Tax Act. These rules deal with Australian resident groups and other Australian resident entities with overseas operations, where the relevant Australian resident entities are deemed to have excessive debt.

        If the thin capitalization rules adversely apply to a trust, a certain proportion of the debt deductions (including the interest) paid by the issuer trustee under the notes will be denied from being deductible.

        Under section 820-39 of the Australian Tax Act, certain bona fide securitization vehicles are exempt from the thin capitalization rules. An entity will come within the exemption where the following conditions are met:

(a)
the entity is established for the purpose of managing some or all of the economic risk associated with assets, liabilities or investments (whether the entity assumes the risk from another entity or creates the risk itself);

(b)
at least 50% of the entity's assets are funded by debt interests; and

(c)
the entity is an insolvency remote special purpose entity according to the criteria of an internationally recognized rating agency applicable to the entity's circumstances.

        Each trust under the Program is expected to satisfy the above conditions (and thus be exempt from the thin capitalization rules). In particular, if the notes are rated, then a trust should satisfy condition (c) above.

        In any event, if a trust did not satisfy the above conditions and the thin capitalization rules adversely applied to it, the tax payable (as a consequence of the denial of debt deductions) should not be borne by the issuer trustee (but rather by the person which is the Residual Income Unitholder of the trust).

  Tax consolidation rules

        New rules establishing a system of tax consolidation of groups of companies and trusts have been enacted. The new rules take effect generally as from July 1, 2002, subject to certain elections being made (and various transitional arrangements).

        Under the new rules, each trust under the Program should not form part of a consolidatable group (and, as such, the new consolidation provisions should not adversely apply to it (or the issuer trustee)). A trust will not constitute a head company for consolidation purposes (as the trust is not a company). A trust will not constitute an Australian subsidiary member, as no entity owns all the beneficial interest in the trust.

Additional withholdings from certain payments to non-residents

        Section 12-315 of the Taxation Administration Act (introduced by the Taxation Laws Amendment Act (No. 4) 2003) gives the Governor-General power to make regulations requiring withholding from certain payments to non-residents after July 1, 2003. No such regulations have been promulgated. On May 11, 2004, the Treasurer announced that regulations will be promulgated in the future, such that withholding will be necessary from certain payments from July 1, 2004. Based on what appear in the Press Release, the proposed regulations should not be applicable to any of the payments under the notes.

        In any event, section 12-315 expressly provides that the regulations will not apply to interest and other payments which are already subject to the current IWT rules or specifically exempt from those rules. Further, regulations may only be made if the responsible minister is satisfied the specified payments are of a kind that could reasonably relate to assessable income of foreign residents. The issuer trustee has been advised by Mallesons Stephen Jaques that they do not expect the rules to apply to repayments of principal under the notes, as in the absence of any issue discount, such amounts will generally not be reasonably related to assessable income. The possible application of any regulations to the proceeds of any sale of the notes will need to be monitored.

Taxation of foreign exchange gains and losses

        New foreign exchange rules are contained in Divisions 775 and 960 of the Australian Tax Act, and deal with the taxation consequences of foreign exchange transactions entered into after July 1, 2003 (unless a taxpayer elects for them to apply to earlier transactions). The new rules are complex and are likely to apply to the issuer trustee in respect of the notes denominated in a currency other than Australian dollars as well as any currency hedging arrangements entered into in respect of such notes. Nevertheless, the issuer trustee ought to be able to manage its position under the new rules so that the tax consequences are effectively the same as the commercial position (that is that any net foreign exchange gains and losses recognized for tax purposes should be represented by similar cash gains and losses).

        The new rules may also apply to any holders of the notes denominated in a currency other than Australian dollars that are Australian residents or non-residents that hold those notes in the course of carrying on business in Australia. Any such noteholders should consult their professional advisors for advice as to how to tax account for any foreign exchange gains or losses arising from their holding of those notes.

  Goods and Services Tax

        From July 1, 2000, a goods and services tax ("GST") applies in Australia. If an entity makes any taxable supplies after July 1, 2000 it will have to remit goods and services tax to the Australian Taxation Office equal to 10% of those supplies.

        In the case of supplies by the issuer trustee, if the supply is:

  •
  "GST free," the issuer trustee does not pay a goods and services tax on the supply and can obtain input tax credits for goods and services taxes paid on things acquired to make the supply;

  •
  "taxable," the issuer trustee pays goods and services tax on the supply and can obtain input tax credits for goods and services tax paid on things acquired to make the supply; or

  •
  "input taxed", which includes financial supplies, the issuer trustee does not pay a goods and services tax on the supply, but is not entitled to input tax credits for goods and services tax paid on things acquired to make the supply. In some circumstances a "reduced input tax credit" may be available.

        In the opinion of Mallesons Stephen Jaques, the issue of notes and the payment of interest or principal on the notes will constitute financial supplies and will accordingly be input taxed or GST free, as the case may be.

        Services provided to the issuer trustee will be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee. Under the Transaction Documents, certain fees paid by the issuer trustee, namely the Trust Manager's fee, the security trustee's fee and the Servicer's fee are expressed to be inclusive of GST. This means that the Trust Manager, the security trustee and the Servicer will need to meet any GST liabilities from those fees and will not be able to increase their fees on account of GST.

        The issuer trustee may not be entitled to a full input tax credit where fees payable by the issuer trustee are treated as the consideration for a taxable supply or are increased by reference to the relevant supplier's goods and services tax liability. The issuer trustee may not be entitled to a full input tax credit for that increase and the trust expenses will increase, resulting in a decrease in funds available to the trust to pay interest on the notes.

        The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for mortgage loans. However, it is a condition of ANZ's mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

        The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the mortgage loan. The issuer trustee will have to account for goods and services tax out of the sale proceeds with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the mortgage loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee may still have to account for goods and services tax out of the proceeds of sale recovered when a mortgage loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

  •
  the property is no longer being used as a residence;

  •
  the property is used as commercial residential premises such as a hostel or boarding house;

  •
  the borrower is the first vendor of the property and the borrower built the property; or

  •
  the mortgaged property has not been used predominantly as a residence.

        Because the issuer trustee is an insured party under the lender's mortgage insurance policies, it may in certain limited circumstances have to account for goods and services tax in respect of any claim payment received. Generally, if certain compliance procedures have been followed, the insured does not have to account for goods and services tax in respect of the claim payment.

        Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the mortgage loans will decrease the funds available to the trust to pay you to the extent not covered by the lender's mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related lender's mortgage insurance policy.

Miscellaneous

        The European Union has adopted proposals for a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that Member States will be required from January 1, 2005 to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person to or for the benefit of an individual resident in that other Member State, subject to the right of certain Member States (namely Luxembourg, Belgium and Austria) to opt instead for a withholding system for a transitional period in relation to such payments.

ERISA Considerations

        Subject to the considerations discussed in this section (except as specified in part A), the notes are eligible for purchase by employee benefit plans.

        Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit- sharing or other employee benefit plan, as well as an individual retirement account and certain Keogh plans, from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these benefit plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with governing plan documents.

        Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described above would constitute a "substantial equity feature", the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument's primary fixed obligation. Although there is no clear guidance on the subject, unless otherwise indicated in part A of this prospectus, it appears that, at the time of their initial issuance, the notes should be treated as debt without substantial equity features for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs losses. The risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

        However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the note trustee, the underwriter or certain of their affiliates is or becomes a party in interest or a disqualified person with respect to these benefit plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

  •
  Prohibited Transaction Class Exemption 96-23, regarding transactions effected by an "in-house asset manager";

  •
  Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

  •
  Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

  •
  Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

  •
  Prohibited Transaction Class Exemption 84-14, regarding transactions effected by a "qualified professional asset manager."

        Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, non-U.S. or other plans are not subject to ERISA requirements, but may be subject to State, local, Federal or non-U.S. law requirements which may impose restrictions similar to those under ERISA and the Code discussed above ("Similar Law").

        By your acquisition of a note, you shall be deemed to represent and warrant that your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or the Code which is not covered by one of the above referenced exemptions or some other applicable exemption and will not cause a non-exempt violation of any Similar Law.

        If you are a plan fiduciary considering the purchase of any of the notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Enforcement of Foreign Judgments in Australia

        The issuer trustee is an Australian public company registered with limited liability under the Corporations Act. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of the issuer trustee in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuer trustee in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

  •
  the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

  •
  the judgment is contrary to the public policy of the relevant Australian jurisdiction;

  •
  the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

  •
  the judgment is a penal or revenue judgment; or

  •
  there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

        A judgment by a court may be given in some cases only in Australian dollars. The issuer trustee expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering under the underwriting agreement. The issuer trustee has appointed CT Corporation, 111 Eighth Avenue, 13th Floor, New York, NY 10011, as its agent upon whom process may be served in any such action.

        All of the directors and executive officers of the issuer trustee, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the Class A notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Mallesons Stephen Jaques, Australian counsel to the Trust Manager, has advised that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

Legal Investment Considerations

        The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 of the United States, because the originator of the mortgage loans was not subject to United States State or Federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such mortgage loans may not be legally authorized to invest in the notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities.

Where You Can Find More Information

        ANZ Capel Court Limited will file reports and other information with the SEC about the trust issuing your notes. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at

1-800-SEC-0330 for further information. You may request a copy of ANZ Capel Court Limited's filings at no cost by writing or telephoning at the following address:

  ANZ Investment Bank
  1177 Avenue of the Americas
  New York, NY 10036
  Attention: Martin Cleaver

Ratings of the Notes

        Any class of notes offered by this prospectus will be:

  •
  rated by at least one nationally recognized statistical rating agency or organization that initially rates the class at the request of the Trust Manager, and

  •
  identified in the prospectus in one of the rating agency's four highest rating categories which are referred to as investment grade.

        The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. The rating does not address the expected schedule of principal repayments. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of similar ratings on different securities.

Plan of Distribution

        Part A of this prospectus will set forth the precise terms of the offering of each issuance of notes offered under this prospectus including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the proceeds to the issuer trustee from the sale; and

  •
  any underwriting discounts and other items constituting underwriters' compensation (or the method by which prices of the notes are determined); and any discounts and commissions allowed or paid to dealers and agents.

        Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to underwriters, dealers and agents may be changed from time to time.

        If any notes are sold through underwriters, part A will describe the nature of the obligation of the underwriters to purchase the notes. The notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters will be named in part A of this prospectus. The obligation of the underwriters to purchase any notes of the related trust will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the notes if any are purchased.

        Underwriters, dealers and agents who participate in the distribution of an issuance of notes may be entitled under agreements which may be entered into by the issuer trustee to indemnification by the issuer trustee and certain other parties against specific liabilities, including liabilities under the Securities Act of 1933 of the United States, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

Glossary

        The information contained in this Glossary forms an integral part of this prospectus.

        "Accrued Interest Adjustment" means, with respect to a mortgage loan, the amount of interest accrued and unpaid on that mortgage loan as at the close of business on the day immediately prior to the Cut-off Date in respect of the transfer of that mortgage loan.

        "Adverse Rating Effect" means, an effect which either causes or contributes to a downgrading or withdrawal of the rating given to any Notes by any internationally recognized rating agency which has been requested by the Trust Manager to rate the relevant Notes.

        "Agency Agreement" means in respect of the Trust, the agreement with the words "Agency Agreement" and the name of the Trust in its title dated on or about the date of the Supplemental Deed between the Issuer Trustee, the Trust Manager, the Note Trustee, the Paying Agent(s) the related note registrar, and the calculation agent.

        "Agent" has the meaning given to that term in the Agency Agreement for that trust.

        "Aggregate Stated Amount" means, on any Determination Date, the aggregate of the A$ Equivalent of the Stated Amount of the relevant Notes at that time.

        "ANZ" means Australia and New Zealand Banking Group Limited (ABN 11 005 357 522) and, where the context applies, its subsidiaries.

        "ANZ Party" means ANZ together with the Trust Manager.

        "Austraclear" means the system operated by Austraclear Limited (ABN 94 002 060 773) for holding certain Australian dollar securities and the electronic recording and settling of transactions in those securities between members of that system in accordance with the Regulations and Operating Manual Established by Austraclear Limited (as amended or replaced from time to time) to govern the use of that system and includes as required a reference to Austraclear limited as operator of that system.

        "Australian Consumer Credit Code" means as applicable, the Consumer Credit Code set out in the Appendix to the Consumer Credit (Queensland) Act 1994 as in force or applied as a law of any jurisdiction in Australia, the provisions of the Consumer Credit Code set out in the Appendix to the Consumer Credit (Western Australia) Act 1996 or the provisions of the Consumer Credit Code set out in the Appendix to the Consumer Credit (Tasmania) Act 1996.

        "Australian Tax Act" has the meaning ascribed on page B-54.

        "Authorized Investments" consist of the following:

  (a)
  cash;

  (b)
  bonds or other securities issued by the Commonwealth of Australia or any State or Territory or instrumentality of any of them or any statutory corporation which has the highest long term rating available to be given by each Rating Agency;

  (c)
  deposits with, or acquisition of certificates of deposit or debt securities issued by, or bills of exchange, promissory notes or other negotiable instruments, accepted, drawn or endorsed by a bank or other financial institution which has either:

  (i)
  the highest short term rating available to be given by the rating agencies; or

  (ii)
  if such investment has a maturity of 30 days or less and does not exceed 20% of the total outstanding principal amount of all notes for that trust on the date of investment, a short term rating of A-1+ by S&P, P-1 by Moody's or F1 by Fitch Ratings;

  (d)
  any other investments acceptable to the rating agencies, provided that such investments do not affect the taxation treatment of the Trust; and

  (e)
  any other asset which is specified in the Supplemental Deed as an Authorized Investment for the Trust.

        "A$ Class A Interest Amount" has the meaning ascribed to it under the heading "Terms and Conditions of the Class A Notes—Payment of Interest Amounts" in Appendix A-11 in part A of this prospectus.

        "A$ Class A Principal" has the meaning ascribed to it under the heading "Terms and Conditions of the Class A Notes—Part Redemption of Class A Notes" in Part A of this Prospectus.

        "A$ Equivalent" means, in relation to an amount which is calculated, determined or expressed in US$ or which includes a component determined or expressed in US$, that US$ amount or US$ component (as the case may be) Multiplied by the A$ Exchange Rate and expressed in A$.

        "A$ Exchange Rate" means the "A$ Exchange Rate" specified under the heading "Exchange Rates" in the confirmation of the related currency swap.

        "Bank Bill Rate" means, in respect of any Interest Period, the rate expressed as a percentage per annum:

  (a)
  calculated by taking the rate appearing on the Reuters screen BBSW page at or about 10.15 am (Melbourne time) on the first day of that Interest Period for each bank so quoting (being no fewer than five) as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters screen BBSW page) having a tenor of 90 days after eliminating the highest and the lowest mean rates and taking the average of the remaining mean rates (rounded up, if necessary, to the nearest four decimal places);

  (b)
  if fewer than five banks quote on the Reuters screen BBSW page, the rate calculated as above by taking the rates otherwise quoted by five banks otherwise authorized to quote rates on the Reuters screen BBSW page at or about 10.15 am (Melbourne time) for a bill of exchange having a tenor of 90 days; or

  (c)
  if a rate cannot be determined in accordance with the procedures in (a) or (b), the rate specified in good faith by the Trust Manager at or around that time on that day, having regard, to the extent possible, to comparable indices then available as to the rate otherwise bid and offered for bills of exchange having a tenor of 90 days, provided that, if the first Interest Period is a period of less than 90 days, the Bank Bill Rate for that Interest Period will be calculated by the Trust Manager to be the linear interpolated rate for the relevant period.

        "Basis Swap Provider" means Australia and New Zealand Banking Group Limited (ABN 11 005 357 522).

        "Business Day" means, any day (other than a Saturday, Sunday or public holiday), on which banks are open for business in Melbourne and Sydney, Australia, New York, United States of America and London, United Kingdom.

        "Call Option Date" has the meaning ascribed to it under the heading "The Description of the Class A Notes—Optional Redemption of the Notes" in part A of this prospectus.

        "Carryover Principal Charge-offs" means the amount by which a Principal Charge-off exceeds the amount of Excess Available Income for that Collection Period.

        "Class A Noteholder" means a holder of a Class A Note.

        "Class A Notes" means the US$1,000,000,000 (approximate) Class A Mortgage Backed Floating Rate Notes due 2035.

        "Class B Noteholder" means a holder of a Class B Note.

        "Class B Notes" means the A$23,500,000 (approximate) Class B Mortgage Backed Floating Rate Notes due 2035.

        "Clearstream, Luxembourg" means Clearstream Banking, société anonyme, a limited liability company organized under the laws of Luxembourg.

        "Closing Date" means on or about July 7, 2004.

        "Collections" has the meaning ascribed to it under the heading "Description of the Class A Notes—Collections; Distributions on the Class A Notes" in part A of this prospectus.

        "Collection Business Day" means a day (excluding a Saturday, Sunday and any public holiday) on which banks are open for business in Melbourne, Australia.

        "Collection Period" means, with respect to a Payment Date, the period from (and including) the first day of the Quarter immediately preceding the related Determination Date up to (and including) the last day of the Quarter immediately preceding the related Determination Date. However, the first Collection Period commences on (and includes) the day after the Cut-off Date and ends on (and includes) August 31, 2004. However, if the last day of the Quarter is not a Collection Business Day then the Collection Period will end on (and include) the next Collection Business Day. Any subsequent Collection Period will commence on (and include) the day after the end of the previous Collection Period.

        "Collections Account" means the account opened and maintained by the Issuer Trustee in accordance with the Master Trust Deed, held with ANZ and which bears a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.

        "Corporations Act" means the Corporations Act (2001) of the Commonwealth of Australia.

        "Currency Swap Provider" means The Royal Bank of Scotland plc.

        "Custodian" means Australia and New Zealand Banking Group Limited (ABN 11 005 357 522).

        "Cut-off Date" means the close of business on June 22, 2004.

        "Deed of Charge" means the deed dated April 1, 2004, with the words "Deed of Charge" and the name of the trust in its title entered into between the Issuer Trustee, the Trust Manager, the Security Trustee and the Note Trustee for the Trust.

        "Derivative Contract" means any interest rate swap, currency swap, forward rate agreement, cap, collar, floor or other rate or price protection transaction or agreement, any option with respect to any such transaction or agreement, or any combination of such transactions and agreements or similar arrangements entered into by the Issuer Trustee in connection with:

  (a)
  Notes issued in respect of the Trust; or

  (b)
  any asset of the Trust.

        "Determination Date" means the day which is four Business Days prior to a Payment Date. The first Determination Date is in September, 2004.

        "DTC" means the Depository Trust Company.

        "Early Repayment Costs" means those costs which are received from the borrower as a result of a borrower prepaying any amount in respect of a fixed interest rate mortgage loan.

        "Eligible Bank" means a bank that has a rating equivalent to or higher than (a) A-1+ (in the case of S&P); (b) P-1 (in the case of Moody's); and (c) F-1+ (in the case of Fitch Ratings); and (d) an equivalent rating from such other designated rating agencies with respect to the Trust.

        "Eligibility Criteria" has the meaning ascribed to it under the heading "The Seller's Representations" in part B of this prospectus.

        "Enforcement Expenses" means all expenses paid by or on behalf of the Servicer in connection with the enforcement of any mortgage loan (or related insurance policy) for which the Servicer is entitled to be reimbursed out of the Assets of the Trust under the terms of the Master Servicer Deed.

        "Euroclear" means Euroclear Bank S.A./N.V. as operator of the Euroclear system.

        "Event of Default" has the meaning ascribed to it under the heading "The Master Security Trust Deed—Events of Default" in part B of this prospectus.

        "Excess Available Income" has the meaning ascribed to it under the heading "Description of the Class A Notes—Principal Charge-offs; Reimbursement of the Principal Charge-offs" in part A of this prospectus.

        "Exchange Act" means the Securities Exchange Act of 1934 of the United States of America, as amended.

        "Expenses of the Trust" means all costs, charges and expenses reasonably and properly incurred by the Issuer Trustee or the Trust Manager in connection with the Trust and any other amounts for which the Issuer Trustee is entitled to be reimbursed or indemnified out of the Trust and which the Trustee elects to pay.

        "Extraordinary Resolution" means:

  (a)
  in relation to Voting Secured Creditors or a class of Voting Secured Creditors, a resolution passed at a meeting of the Voting Secured Creditors or the class of the Voting Secured Creditors held in accordance with the provisions of the Master Security Trust Deed by:

  (i)
  a majority of not less than 75% of the votes of such Voting Secured Creditors or class of Voting Secured Creditors capable of being cast on it; or

  (ii)
  a written resolution signed by all of such Voting Secured Creditors or class of Voting Secured Creditors; and

  (b)
  in relation to Noteholders of the Trust (or a class of Noteholders of the Trust), a resolution passed at a meeting of the Noteholders (or a class of Noteholders of the Trust, as the case may be) held in accordance with the provisions of the Master Trust Deed and the Note Trust Deed by:

  (i)
  a majority of not less than 75% of the votes of such Noteholders capable of being cast on it; or

  (ii)
  a written resolution signed by all of such Noteholders.

        "Final Maturity Date" means the payment date occurring in September 2035.

        "Finance Charge Collections" has the meaning ascribed to it under the heading "Description of the Class A Notes—Determination of Total Available Income" in part A of this prospectus.

        "Fitch Ratings" means Fitch, Inc.

        "Fixed Rate Swap Provider" means Australia and New Zealand Banking Group Limited (ABN 11 005 357 522).

        "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom, as amended.

        "GST" means the Australian Goods and Services Tax.

        "Income Shortfall" means the amount by which the payments to be made from the Total Available Income on a Payment Date, other than reimbursement of Principal Charge-offs, Carry-over Principal Charge-offs or payments to the Residual Income Unitholder or the reimbursement of Principal Draws outstanding, exceed the aggregate of the Total Available Income (before taking into account any Principal Draw or Liquidity Draw to be made on that Payment Date) to satisfy such Income Shortfall in relation to that Payment Date.

        "Initial Invested Amount" means the initial principal amount of a Class A Note that is stated on the face of such Class A Note. Unless otherwise specified, Initial Invested Amount refers to a Class A Note.

        "Insolvency Event" means the happening of any of these events:

  (a)
  an application (other than a frivolous or vexatious application or an application which is stayed within 15 Business Days) is made to a court or an order is made that the relevant body corporate be wound up other than for the purposes of a solvent reconstruction or amalgamation;

  (b)
  an application is made to a court for an order appointing a liquidator or provisional liquidator in respect of the relevant body corporate, or one of them is appointed, whether or not under an order;

  (c)
  a receiver, receiver and manager, liquidator, trustee or similar officer is appointed in respect of any part of the property of the relevant body corporate and such appointment is not remedied within 15 Business Days;

  (d)
  an administrator is appointed to the relevant body corporate or any steps are taken for the appointment of an administrator to the relevant body corporate;

  (e)
  the relevant body corporate commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors;

  (f)
  the relevant body corporate is or states that it is unable to pay its debts as and when they fall due or is deemed unable to pay its debts under any applicable legislation (other than as a result of the failure to pay a debt or claim which is the subject of a good faith dispute); or

  (g)
  anything analogous or having a substantially similar effect to any of the events specified above happens under the laws of any applicable jurisdiction.

        "Interest Period" means the period commencing on and including a Payment Date and ending on but excluding the next Payment Date. However, the first and last Interest Periods are as follows:

          first: the period from and including the Closing Date to but excluding the first Payment Date.

          last: the period from and including the Payment Date immediately preceding the date upon which the Notes are redeemed to but excluding the date upon which the Notes are redeemed.

        "Invested Amount" means on any Determination Date in relation to a Note, the Initial Invested Amount of that Note less the aggregate of all amounts previously paid in relation to that Note and the aggregate of the amount to be paid in relation to that Note on the next Payment Date on account of principal, including with respect to the Class A Notes, pursuant to Condition 7.2 of the Terms and Conditions of the Class A Notes located at Appendix A-II of this prospectus.

        "IRS" means the United States Internal Revenue Service.

        "Issuer Trustee" means Perpetual Trustee Company Limited (ABN 42 000 001 007).

        "Issuer Trustee Default" means:

  (a)
  an Insolvency Event occurs in respect of the Issuer Trustee in its personal capacity;

  (b)
  the Issuer Trustee in its personal capacity merges or consolidates with another entity without obtaining the consent of the Trust Manager, such consent not to be unreasonably withheld;

  (c)
  there is a change in effective control of the Issuer Trustee in its personal capacity (other than a change which does not alter the status of the Issuer Trustee as a wholly owned subsidiary of Perpetual Trustees Australia Limited ABN 86 000 431 827) which has not been approved by the Trust Manager, such approval not to be unreasonably withheld; or

  (d)
  the Issuer Trustee breaches any material obligation or duty imposed on the Trustee under the Transaction Documents and is not remedied within 10 Business Days of notice in writing from the Trust Manager requiring its remedy.

        "LIBOR" has the meaning given to the term "USD-LIBOR-BBA" in Condition 6.3.

        "Liquidity Draw" any advance under the Liquidity Facility in accordance with the description of the Liquidity Draw under the heading "Description of the Class A Notes—Liquidity Draw" in part A of this prospectus.

        "Liquidity Facility" means the facility provided in respect of the Trust by the Liquidity Facility Provider under the Liquidity Facility Agreement for the Trust.

        "Liquidity Facility Agreement" means the agreement with those words and the name of the Trust in its title and entered into between the Issuer Trustee, the Trust Manager and the Liquidity Facility Provider.

        "Liquidity Facility Provider" means Australia and New Zealand Banking Group Limited (ABN 11 005 357 522).

        "Liquidity Limit" has the meaning ascribed to it under the heading "Description of the Class A Notes—The Liquidity Facility—Advances and Facility Limit" in part A of this prospectus.

        "London Stock Exchange" means the London Stock Exchange plc.

        "LTV" means, at any date of determination in relation to a mortgage loan, the ratio of the outstanding balance at that date to the value of the property at that date.

        "Master Definitions Schedule" means the deed dated August 1, 2000, with those words in its name and entered into between the Issuer Trustee, the Security Trustee and the Trust Manager, as amended.

        "Master Security Trust Deed" means the deed entitled "Kingfisher Master Trusts Global Master Security Trust Deed" dated May 16, 2001, and entered into between the Issuer Trustee, the Security Trustee, the Trust Manager and the Note Trustee as amended.

        "Master Servicer Deed" means the Master Servicer Deed dated August 1, 2000 entered into between the Issuer Trustee, the Trust Manager and ANZ.

        "Master Trust Deed" means the deed dated August 1, 2000, with those words in its title and entered into between the Issuer Trustee and the Trust Manager, as amended.

        "Material Adverse Effect" means an event which (as determined by the Trust Manager or the Issuer Trustee, as the context requires, or by the Trust Manager in any other case) will materially and adversely affect the amount of any payment to a Secured Creditor or the timing of any such payment.

        "Moody's" means Moody's Investors Service, Inc.

        "Mortgage Insurance Interest Proceeds" has the meaning ascribed to it under the heading "Description of the Class A Notes Determination of Total Available Income in part A of this prospectus

        "Mortgage Pool Insurance Policy" has the meaning ascribed to it under the heading "The Mortgage Insurance Policies—Mortgage Pool Insurance Policy" in part A of this prospectus.

        "Mortgage Title Documents" means with respect to any mortgage loan:

  (a)
  the certificate or other indicia of title (if any) in respect of the land the subject of the mortgage in relation to the mortgage loan;

  (b)
  the original or duplicate mortgage documents in relation to the mortgage loan;

  (c)
  any valuation report obtained in connection with the mortgage or the collateral securities in relation to the mortgage loan;

  (d)
  any agreement of priority or its equivalent in writing entered into in connection with the mortgage or the collateral securities in relation to the mortgage loan;

  (e)
  the loan agreement (if other than a mortgage) relating to the mortgage loan; and

  (f)
  all other documents required to evidence the Seller's or the Issuer Trustee's interest in the above land, the above mortgage loan, the above mortgage, or the above collateral securities,

and, for the avoidance of doubt, "Mortgage Title Documents" includes any amendment or replacement of such documents and any such document which is entered into, and under which rights arise, after any sale of the relevant mortgage loan by the Seller to the Issuer Trustee.

        "Noteholder" means a holder of a Class A Note or a Class B Note.

        "Note Owner" means the beneficial owner of any Note in book-entry form.

        "Note Registrar" means The Bank of New York.

        "Notes" means the Class A Notes and the Class B Notes.

        "Note Trust Deed" means the deed with the words "Note Trust Deed" and the name of the Trust in its title dated on or about the date of the Supplemental Deed for the Trust between the Issuer Trustee, the Trust Manager and the Note Trustee.

        "Note Trustee" means The Bank of New York.

        "Offshore Associate" means an "associate"(as defined by section 128F(9) of the Australian Tax Act) of the trust that is either a non-resident of Australia that does not acquire the offered notes in carrying on a business at or through a permanent establishment in Australia or, alternatively, a resident of Australia that acquires the offered notes in carrying on a business at or through a permanent establishment outside of Australia.

        "Opinion of Counsel" means a written opinion of counsel, who may be the in-house counsel or outside counsel for the Trust Manager, the Seller or the Servicer reasonably acceptable to the Issuer Trustee; provided, however, that with respect to the interpretation of Australian income tax or United States federal income tax issues, such counsel must (i) in fact be financially independent of the Trust Manager, the Seller, or the Servicer, or any affiliate thereof, and (ii) not be connected with the Trust

Manager, the Seller or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        "Other Amounts under Support Facilities" has the meaning ascribed to it under the heading "Description of the Class A Notes—Determination of Total Available Income" in part A of this prospectus.

        "Other Income" has the meaning ascribed to it under the heading "Description of the Class A Notes—Determination of Total Available Income" in part A of this prospectus.

        "Paying Agent" means The Bank of New York, London Branch.

        "Paying Agents" means the Principal Paying Agent and the Paying Agent.

        "Payment Date" means the 18th day of each of September, December, March and June or, if the 18th day is not a Business Day, then the next Business Day. The first Payment Date is in September, 2004.

        "Penalty Payment" means:

  (a)
  the amount of any liability (including, without limitation, any civil or criminal penalty) which the Trustee is liable for under the Consumer Credit Code;

  (b)
  any other liability payable by the Trustee, or legal costs or other expenses payable or incurred by the Trustee, in relation to such liability;

  (c)
  any amount which the Trustee agrees to pay (with the consent of the Servicer) to a Debtor or other person in settlement of any liability or alleged liability or application for an order under Part 6 of the Consumer Credit Code; and

  (d)
  any legal costs or other costs and expenses payable or incurred by the Trustee in relation to that application or settlement,

to the extent to which a person can be indemnified for that liability, money or amount under the Consumer Credit Code.

        "Performing Mortgage Loans Amount" has the meaning ascribed to it under the heading "Description of the Class A Notes—The Liquidity Facility—Advances and Facility Limit" in part A of this prospectus.

        "Premium Policy" has the meaning ascribed to it under the heading "The Mortgage Insurance Policies—General" in Part A of this prospectus.

        "Principal Charge-off" has the meaning ascribed to it under the heading "Description of the Class A Notes—Principal Charge-offs" in part A of this prospectus.

        "Principal Collections" has the meaning ascribed to it under the heading "Description of the Class A Notes—Determination of Principal Collections" in part A of this prospectus.

        "Principal Draw" has the meaning ascribed to it under the heading "Description of the Class A Notes—Determination of Total Available Income" in part A of this prospectus.

        "Principal Paying Agent" means The Bank of New York.

        "Quarter" has the meaning ascribed to it under the heading "Description of the Class A Notes—Key Dates and Periods" in part A of this prospectus.

        "Rating Agency" means each of S&P, Fitch Ratings and Moody's.

        "Rating Agency Notification" means in respect of a planned or proposed event or action, the provision of written notice to each rating agency at least 10 Business Days prior to the implementation of such planned or proposed event or action, or such shorter period ending upon each rating agency confirming receipt of such notice.

        "Redraw Facility" means the facility provided in respect of the Trust by the Redraw Facility Provider under the Redraw Facility Agreement.

        "Redraw Facility Agreement" means the agreement with those words and the name of the Trust in its title, dated on or about July 2, 2004, and entered into between the Issuer Trustee, the Trust Manager and the Redraw Facility Provider.

        "Redraw Facility Provider" means Australia and New Zealand Banking Group Limited (ABN 11 005 357 522).

        "Redraw Limit" has the meaning ascribed to it under the heading "Description of the Class A Notes—The Redraw Facility" and "The Liquidity Facility—Advances and Facility Limit" in part A of this prospectus.

        "Redraw Principal" in relation to a Payment Date, means the aggregate of:

  (a)
  the amount allocated on that Payment Date from Principal Collections to the Redraw Facility Provider as described under the heading "Description of the Class A Notes—Distribution of Principal Collections"; and

  (b)
  the amount allocated on that Payment Date from Excess Available Income as described under the heading "Description of the Class A Notes—Distribution of Excess Available Income".

        "Redraw Principal Outstanding" means, on a Determination Date, an amount equal to:

  (a)
  the aggregate of all drawings under the Redraw Facility Agreement previously made or to be made on the immediately following Payment Date; less

  (b)
  the aggregate amount of all Redraw Principal previously paid as described under the heading "Description of the Class A Notes—Distribution of Principal Collections" to the Redraw Facility Provider; less

  (c)
  the amount of any Redraw Principal as described under the heading "Description of the Class A Notes—Distribution of Principal Collections" to be paid to the Redraw Facility Provider on the immediately following Payment Date; less

  (d)
  the amount of any Principal Charge-offs allocated to the Redraw Principal Outstanding on that Determination Date which will not be reimbursed on the immediately following Payment Date; less

  (e)
  (without double counting any Principal Charge-offs) any Carryover Principal Charge-offs in respect of the Redraw Principal Outstanding which have not been reimbursed on or before the immediately following Payment Date.

        "Redraws" means the Seller's re-advance to a borrower of repayments of principal made by that borrower on its mortgage loan in an amount not to exceed the limits specified under the headings "The Seller's' Product Types—Special Features of the Mortgage Loans".

        "Redraw Shortfall" has the meaning ascribed to it under the heading "Description of the Class A Notes—Redraws"; "—The Redraw Facility" in this prospectus.

        "Required Credit Rating" means, in respect of Authorized Investments with a maturity of at least 12 months, "AAA" (or equivalent) by each of the applicable rating agencies.

        "Residual Capital Unitholder" means the residual capital beneficiary of the Trust.

        "Residual Income Unitholder" means the residual income beneficiary of the Trust.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "Sale Notice" means in respect of a trust, a notice issued by the Seller in accordance with clause 7 and Schedule 2 of the Master Trust Deed.

        "Scheduled Payments" means the required weekly, bi-weekly or monthly payment of principal and/or interest specified under the mortgage loan documents.

        "Scheduled Termination Date" has the meaning ascribed to it under the heading "Description of the Class A Notes—The Redraw Facility—Termination" in part A of this prospectus.

        "SEC" means United States Securities and Exchange Commission.

        "Secured Creditors" means any secured party specified as such under the Deed of Charge for the Trust including, but not limited to, the Noteholders, the Trust Manager, the Security Trustee, the Servicer, the Note Trustee, any Paying Agent, any provider of a swap (including the Fixed Rate Swap Provider, the Basis Swap Provider and the Currency Swap Provider), and any provider of a Support Facility.

        "Secured Moneys" means, in respect of the Trust, the aggregate of all money owing to the Security Trustee or to a creditor under any of the Transaction Documents as specified in the Deed of Charge for the Trust.

        "Secured Property" means any property of the Trust specified for the Trust as secured property under the Deed of Charge for the Trust.

        "Securities Act" means the Securities Act of 1933, of the United States of America, as amended.

        "Security Trust" means the trust constituted by the Master Security Trust Deed and the Deed of Charge.

        "Security Trustee" means P.T. Limited (ABN 67 004 454 666).

        "Seller" means Australia and New Zealand Banking Group Limited (ABN 11 005 357 522).

        "Seller Deposit" has the meaning ascribed to it under the heading "—Seller Deposit".

        "Servicer" means Australia and New Zealand Banking Group Limited (ABN 11 005 357 522).

        "Servicer Default" has the meaning ascribed to it under the heading "Description of the Transaction Documents—The Master Servicer Deed—Removal and Resignation of the Servicer" in part B of this prospectus.

        "Stated Amount" for a Note means on a Determination Date:

  (a)
  the Initial Invested Amount of that Note on that Determination Date; less

  (b)
  the aggregate of all principal amounts previously paid in relation to that Note; less

  (c)
  the aggregate of the principal amount to be paid in relation to that Note on the next Payment Date; less

  (d)
  the Principal Charge-off to be made in respect of that Note on that Determination Date which will not be reimbursed on the immediately following Payment Date; less

  (e)
  the aggregate of all Carryover Principal Charge-offs on that Note which have not been reimbursed on or before the immediately following Payment Date.

        "Stated Income Loans" has the meaning ascribed to it under the heading "The Seller's Product Types—Approval and Underwriting Process—Stated Income Loans" in part B of this prospectus.

        "Supplemental Deed" means the deed executed or proposed to be executed (as the case may be) by the Issuer Trustee, the Trust Manager and others which, amongst other things, specifies provisions which are to apply in respect of the Trust in addition to those contained in the Master Trust Deed or, replacing or deleting provisions of the Master Trust Deed in respect of the Trust.

        "Support Facility" means, in respect of the Trust:

  (a)
  each Derivative Contract comprising the "Basis Swap", the "Fixed Rate Swap" and the "Currency Swap";

  (b)
  any Redraw Facility;

  (c)
  any Liquidity Facility;

  (d)
  any lender's mortgage insurance policy;

  (e)
  the Premium Policy; and

  (f)
  the Mortgage Pool Insurance Policy.

        "Support Facility Provider" means a person who provides a Support Facility.

        "Threshold Rate" means the minimum interest rates required to be set on the mortgage loans which will ensure that the issuer trustee has sufficient funds available to meet its obligations under the Transaction Documents.

        "Title Perfection Event" means, in respect of a trust, any of the following:

  (a)
  the Seller ceases to have a long term credit rating of at least BBB in the case of S&P, at least BBB in the case of Fitch Ratings and at least Baa2 in the case of Moody's;

  (b)
  an Insolvency Event occurs in relation to the Seller; and

  (c)
  the Seller or the Servicer fails to pay the collections in respect of the trust related to an issuance of Notes in accordance with the Master Trust Deed within three Business Days of the due date for payment except where the failure to pay is caused by an event which is not within the control of the Seller or the Servicer.

        "Total Available Income" has the meaning ascribed to it under the heading "Description of the Class A Notes—Determination of Total Available Income" in part A of this prospectus.

        "Total Invested Amount" means the aggregate A$ Equivalent of the Invested Amount of the relevant Notes at the date of determination.

        "Transaction Documents" means, in relation to the Trust:

  (a)
  the Master Trust Deed;

  (b)
  the Supplemental Deed;

  (c)
  the Master Security Trust Deed;

  (d)
  the Deed of Charge;

  (e)
  the Master Definition Schedule;

  (f)
  the Master Servicer Deed;

  (g)
  the Note Trust Deed;

  (h)
  the Agency Agreement;

  (i)
  the Sale Notice;

  (j)
  any Derivative Contract;

  (k)
  any document in connection with, or evidencing, a Support Facility; and

  (l)
  such other documents as are specified as Transaction Documents in the Supplemental Deed.

        "Trust" means Kingfisher Trust 2004-1G. The Trust was created by the Trust Manager pursuant to the Master Trust Deed and the Supplemental Deed. The term "trust" within this Glossary or part B of this prospectus refers to any trust constituted under the Master Trust Deed, a notice of creation of trust or a supplemental deed with respect to a particular issuance of notes thereunder.

        "Trust Manager" means ANZ Capel Court Limited (ABN 30 004 768 807).

        "Unitholders" means in respect of a trust each of the Residual Capital Unitholder and the Residual Income Unitholder.

        "UK Listing Authority" means the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000 of the United Kingdom, as amended.

        "US$ Exchange Rate" means the "US$ Exchange Rate" specified in the confirmation of the currency swap.

        "Voting Secured Creditor" means, in respect of the Trust:

  (a)
  for so long as the Secured Moneys of the Noteholders are 75% or more of the then total Secured Moneys:

  (i)
  if any Class A Note then remains outstanding, the Note Trustee (or, if the Note Trustee has become bound to notify, or seek directions from, the related Class A Noteholders or to take steps and/or to proceed under the relevant Note Trust Deed and fails to do so as and when required by that Note Trust Deed and such failure is continuing, the related Noteholders); or

  (ii)
  if no Class A Note then remains outstanding, the Class B Noteholders; and

  (b)
  otherwise:

  (i)
  if any Class A Note then remains outstanding, the Note Trustee (or, if the Note Trustee has become bound to notify, or seek directions from, the related Class A Noteholders or take steps and/or to proceed under the Note Trust Deed and fails to do so as and when required by that Note Trust Deed and such failure is continuing, the related Noteholders); and

  (ii)
  each other then Secured Creditor (other than the Note Trustee and the Class A Noteholders).

Appendix B

        The information contained in this Appendix B forms an integral part of this prospectus.

Global Clearance and Settlement Procedures

        In most circumstances, the notes offered by this prospectus will be issued only as global notes which are registered and held by a depository. Note Owners of the global notes may hold their interest in the global notes through any of DTC, Clearstream, Luxembourg or Euroclear or, if specified in part A of this prospectus, in the case of Australian dollar notes, Austraclear. The global notes will be tradable as home market instruments in the European, U.S., Asian and Australian domestic markets. For so long as the Class A Notes are held in global form, all payments of principal and interest, and all transfers of the Class A Notes will take place in accordance with the procedures of the relevant clearing system. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding interests in global notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary market trading between investors holding interests in global notes through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

        Secondary market trading between investors holding interests in global notes through Austraclear will be conducted in accordance with the Austraclear Regulations and Operating Manual in the same manner as domestic Australian dollar debt instruments.

        Secondary cross-market trading between Clearstream, Luxembourg or Euroclear participants (including, where applicable, Austraclear as a participant in those systems) and DTC participants holding interests in global notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear and the DTC participants.

  Initial Settlement

        All global notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Note Owners' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants (including, where applicable, Austraclear) through their respective depositaries, which in turn will hold their positions in accounts as DTC participants.

        Note Owners electing to hold their interests in the global notes through DTC will follow the DTC's settlement practices applicable to U.S. corporate debt obligations. Note Owner securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Note Owners electing to hold their interests in the global notes through Clearstream, Luxembourg or Euroclear or Austraclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lockup" or restricted period. Interests in the global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

  Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants.    Secondary market trading between DTC participants will be settled using the DTC's procedures applicable to U.S. corporate debt obligations in same-day funds.

        Trading between Clearstream, Luxembourg Euroclear Participants and/or Austraclear. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants or Austraclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Clearstream, Luxembourg, Euroclear or Austraclear purchaser. When interests in the global notes are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant (including, where applicable, Austraclear) at least one Business Day before settlement. Clearstream, Luxembourg or Euroclear will instruct their respective depositary, as the case may be, to receive the interests in the global notes against payment. Payment will include interest accrued on the interests in the global notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's (including, where applicable, the account of Austraclear and the account of a member of Austraclear). The global notes credit will appear the next day accounting to European time or Australian time (as the case may be), and the cash debit will be back-valued to, and interest on the global notes will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead on the actual settlement date.

        Austraclear will follow its rules and procedures in giving instructions to Clearstream, Luxembourg and Euroclear (as a participant in those systems) and members of Austraclear will need to give instructions to Austraclear in good time to enable it to do so.

        Clearstream, Luxembourg participants and Euroclear participants (including, where applicable, Austraclear) will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global notes are credited to their accounts one day later. Austraclear members will need to make available to Austraclear the funds necessary for it to comply with its obligations as a participant in Clearstream, Luxembourg or Euroclear in accordance with the Austraclear Regulations and Operating Manual.

        As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants, can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing interests in the global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the interests in the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the interests in the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending interests in the global notes to the respective depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants (including, where applicable, Austraclear). The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

        Trading between Clearstream, Luxembourg, Euroclear or Austraclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants (including, where applicable, Austraclear) may employ their customary procedures for transactions in which interests in global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant (including, where applicable, Austraclear) at least one Business Day before settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the interests in the global notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant (including, where applicable, the account of Austraclear and the account of the member of Austraclear) the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account (including, where applicable, the account of Austraclear and the account of the member of Austraclear) would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's or account (including, where applicable, the account of Austraclear and the account of the member of Austraclear) would instead be valued on the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase interests in global notes from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants (including, where applicable, Austraclear) should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  •
  borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, under the clearing system's customary procedures;

  •
  borrowing the interests in the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the interests in the global notes sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

  •
  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant (including, where applicable, Austraclear).

PRINCIPAL OFFICE OF KINGFISHER TRUST 2004-1G Level 6 100 Queen Street Melbourne VIC 3000 Attention: ANZ Capel Court Limited
SELLER, SERVICER AND CUSTODIAN Australia and New Zealand Banking Group Limited (ABN 11 005 357 522) Level 20 530 Collins Street Melbourne VIC 3000 Australia	ISSUER TRUSTEE Perpetual Trustee Company Limited (ABN 42 000 001 007) Level 7, 9 Castlereagh Street Sydney NSW 2000 Australia
NOTE TRUSTEE The Bank of New York 101 Barclay Street Floor 21W New York, New York 10286	SECURITY TRUSTEE P.T. Limited (ABN 67 004 454 666) Level 7, 9 Castlereagh Street Sydney, New South Wales, 2000 Australia
NOTE REGISTRAR AND PRINCIPAL PAYING AGENT The Bank of New York 101 Barclay Street Floor 21W New York, New York 10286	PAYING AGENT The Bank of New York, London Branch 48th Floor One Canada Square London EI4 5AL United Kingdom
Authorised Adviser Deutsche Bank AG, London Winchester House 1 Great Winchester Street London EC2N 2DB United Kingdom
LEGAL ADVISERS
To: Kingfisher Trust 2004-1G as to United States Law McKee Nelson LLP 1919 M Street N.W Suite 800 Washington D.C. 20036	To: Kingfisher Trust 2004-1G as to Australian law Mallesons Stephen Jaques Level 60 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia

Kingfisher Trust 2004-1G

US $1,000,000,000 (Approximate)
Mortgage Backed Floating Rate Notes,
Class A

Australia and New Zealand Banking Group Limited
(ABN 11 005 357 522)
Seller and Servicer

Perpetual Trustee Company Limited
(ABN 42 000 001 007)

in its capacity as trustee of Kingfisher Trust 2004-1G
Issuer Trustee

ANZ Capel Court Limited
(ABN 30 004 768 807)
Trust Manager

PROSPECTUS

Deutsche Bank Securities
ANZ Securities
Citigroup
JP Morgan

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

        We are not offering the notes in any state or jurisdiction where the offer is not permitted.

        Dealers will deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the notes will deliver a prospectus until                        , 2004.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

        The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the Securities and Exchange Commission Registration Fee, are estimated:

Securities and Exchange Commission Registration Fee	$126,700.00
Printing and Engraving Fees	60,000
Legal Fees and Expenses	262,900
Trustee fees and Expenses	42,000
Rating Agency Fees	195,000
Accounting Fees and Expenses	59,500
Miscellaneous	759,750

Total	$1,505,850

Item 32.    Sales to Special Parties.

        None.

Item 33.    Recent Sales of Unregistered Securities.

        None.

Item 34.    Indemnification of Directors and Officers.

        Except as set forth below, there are no provisions in the Constitution of ANZ Capel Court Limited (the "Registrant") or any contract, arrangement or statute under which any director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

        The Constitution of the Registrant provides that subject to the provisions of and so far as may be permitted by the Australian Corporations Act 2001, the Registrant may indemnify every director, secretary or employee against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto.

        Section 199A of the Australian Corporations Act 2001 prohibits the Registrant (or a related body corporate (as defined in section 9 of the Australian Corporations Act 2001)) from:

        (a)   exempting a person who has been an officer or auditor of the Registrant from a liability (except legal costs) owed to the Registrant which was incurred as an officer or auditor of the Registrant; or

        (b)   indemnifying a person who is or has been an officer or auditor of the Registrant (whether in an agreement or by a direct or indirect payment to that person) against a liability (except legal costs), incurred by that person as such an officer or auditor, if that liability is:

  •
  owed to the Registrant or a related body corporate of the Registrant;

  •
  under certain monetary penalty or compensation orders made by a court against that person for a breach of the Australian Corporations Act 2001; or

  •
  owed to someone other than the Registrant or a related body corporate of the Registrant and did not arise out of conduct in good faith; or

        (c)   indemnifying a person who is or has been an officer or auditor of the Registrant (whether in an agreement or by a direct or indirect payment to that person) against legal costs incurred by that person in defending an action for liability incurred as an officer or auditor of the Registrant, if the costs are incurred:

  •
  in defending proceedings for a liability in respect of which the Registrant is prohibited from indemnifying that person;

  •
  in defending criminal proceedings where that person is found guilty;

  •
  in defending proceedings for a court order brought by the Australian Securities and Investments Commission or a liquidator of the Registrant, if the grounds for bringing the action are established; or

  •
  in connection with proceedings for relief to that person under the Australian Corporations Act 2001 where the court denies relief.

        For the purposes of this section, "officer" is defined to include a director, secretary or executive officer.

        Under the terms of a deed, the parent company of the Registrant, Australia and New Zealand Banking Group Limited ("ANZ"), agrees to indemnify the directors of the Registrant, to the extent permitted by law (as set forth above) and other qualifications, against all costs, expenses and liabilities incurred by them in their capacity as a director of the Registrant or another wholly owned subsidiary of ANZ. This indemnification allows ANZ to meet the relevant expenses in respect of any claim against any of the directors of the Registrant. The same deed requires ANZ to use its best endeavors to insure the directors of the Registrant against such costs, expenses and liabilities as are outlined above. The insurance is to be maintained while the director holds office and for a period of seven years thereafter. ANZ is also required to pay the premium on any policy except to the extent prohibited by law (as set forth below).

        Section 199B of the Australian Corporations Act 2001 prohibits the Registrant or a related body corporate from paying, or agreeing to pay, a premium in respect of a contract insuring a current or former officer or auditor of the Registrant against any liability (other than for legal costs) arising out of conduct involving a willful breach of duty in relation to the Registrant or the improper use by that person of

  •
  his position as such as officer or auditor; or

  •
  information acquired by virtue of his position as such as officer or auditor,

to gain an advantage for himself or for any other person or to cause detriment to the Registrant. For the purposes of this section, "officer" is defined to include a director, secretary or executive officer.

        Section 199C of the Australian Corporations Act 2001 renders anything which purports to insure or indemnify a person against such a liability or exempt them from any liability, void to the extent that the provisions of sections 199A or 199B of the Australian Corporations Act 2001 (set forth above) are contravened.

Item 35.    Treatment of Proceeds from Stock Being Registered.

        Not applicable.

Item 36.    Exhibits And Financial Statement Schedules.

        (a)   Not applicable.

        (b)

Exhibit Number	Description
1.1	Form of Underwriting Agreement.
3.3	Constitution of ANZ Capel Court Limited.
3.4	By-laws of ANZ Capel Court Limited (included in Exhibit 3.3 hereof).
4.1	Master Deed of Trust and form of amending deed to it.
4.2	Form of Supplemental Deed.
4.3	Form of Note.
4.4	Master Security Trust Deed and form of amending deed to it.
4.5	Form of Deed of Charge.
4.6	Form of Note Trust Deed.
4.7	Master Definition Schedule and form of amending deed to it.
4.8	Form of Agency Agreement.
5.1	Opinion of McKee Nelson LLP as to legality of the offered notes.
8.1	Opinion of McKee Nelson LLP as to certain tax matters (included in Exhibit 5.1 hereof).
8.2	Opinion of Mallesons Stephen Jaques as to certain Australian corporate and tax matters.
10.1	Master Servicer Deed and form amending deed to it.
10.2	Form of Liquidity Facility Agreement.
10.3	Form of Redraw Facility Agreement.
10.4	Form of Fixed Rate and Basis Swap.
10.5	Form of Currency Swap.
23.1	Consent of McKee Nelson LLP (included in Exhibit 5.1 hereof).
23.2	Consent of Mallesons Stephen Jaques in connection with its opinion addressing certain Australian corporate and tax matters (included in Exhibit 8.2 hereof).
23.3	Consent of Mallesons Stephen Jaques in connection with its opinion as to the enforceability of U.S. judgments under Australian law (included in Exhibit 99.1 hereof).
24.1	Powers of Attorney (included on signature pages of the Registration Statement).*
25.1	Statement of Eligibility of Trustee.*
99.1	Opinion of Mallesons Stephen Jaques as to enforceability of U.S. judgments under Australian law.

*
Previously filed.

Item 37.    Undertakings.

        (a)   Undertaking in respect of indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (b)   Undertaking pursuant to Rule 430A.

        The Registrant hereby undertakes:

          1.     For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          2.     For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that constitutes a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia on the 24th day of June, 2004.

ANZ CAPEL COURT LIMITED

By:	/s/ MICHAEL DONTSCHUK
	Name:	Michael Dontschuk
	Title:	Director

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to Registration Statement has been signed by the following persons acting in the following capacities for ANZ Capel Court Limited and on the dates indicated.

Signature	Date

Judith Susan Downes Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	, 2004
Michael Dontschuk Director	, 2004
Robert John Edgar Director	, 2004

SIGNATURE OF AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for the service of process in the United States of the Registrant with respect to the Pre-Effective Amendment No. 2 to Registration Statement solely in such capacity and for the limited purpose of such Section 6(a).

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By:	/s/ MARTIN ANDREW CLEAVER Name: Martin Andrew Cleaver Title: Chief Operating Officer, USA
Address: 1177 Avenue of the Americas New York, New York 10036
Telephone: 212-801-9754

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.
3.3	Constitution of ANZ Capel Court Limited.
3.4	By-laws of ANZ Capel Court Limited (included in Exhibit 3.3 hereof).
4.1	Master Deed of Trust and form of amending deed to it.
4.2	Form of Supplemental Deed.
4.3	Form of Note.
4.4	Master Security Trust Deed and form of amending deed to it.
4.5	Form of Deed of Charge.
4.6	Form of Note Trust Deed.
4.7	Master Definition Schedule and form of amending deed to it.
4.8	Form of Agency Agreement.
5.1	Opinion of McKee Nelson LLP as to legality of the offered notes.
8.1	Opinion of McKee Nelson LLP as to certain tax matters (included in Exhibit 5.1 hereof).
8.2	Opinion of Mallesons Stephen Jaques as to certain Australian corporate and tax matters.
10.1	Master Servicer Deed and form amending deed to it.
10.2	Form of Liquidity Facility Agreement.
10.3	Form of Redraw Facility Agreement.
10.4	Form of Fixed Rate and Basis Swap.
10.5	Form of Currency Swap.
23.1	Consent of McKee Nelson LLP (included in Exhibit 5.1 hereof).
23.2	Consent of Mallesons Stephen Jaques in connection with its opinion addressing certain Australian corporate and tax matters (included in Exhibit 8.2 hereof).
23.3	Consent of Mallesons Stephen Jaques in connection with its opinion as to the enforceability of U.S. judgments under Australian law (included in Exhibit 99.1 hereof).
24.1	Powers of Attorney (included on signature pages of the Registration Statement).*
25.1	Statement of Eligibility of Trustee.*
99.1	Opinion of Mallesons Stephen Jaques as to enforceability of U.S. judgments under Australian law.

*
Previously filed.

QuickLinks

Important Notice About Information Presented in this Prospectus
TABLE OF CONTENTS For Part A
U.S./AUSTRALIAN DOLLAR PRESENTATION
AUSTRALIAN DISCLAIMERS
DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS
STRUCTURAL DIAGRAM
SUMMARY
The mortgage loans
Transaction Fees
RISK FACTORS
THE TRUST
ASSETS OF THE TRUST
DESCRIPTION OF THE POOL OF MORTGAGE LOANS
DESCRIPTION OF THE CLASS A NOTES
THE MORTGAGE INSURANCE POLICIES
DESCRIPTION OF THE TRUSTEES
SERVICING
ONE-TO-FOUR-FAMILY RESIDENTIAL LOANS
PREPAYMENT AND YIELD CONSIDERATIONS
USE OF PROCEEDS
ADDITIONAL INFORMATION
LEGAL INVESTMENT CONSIDERATIONS
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
ANNOUNCEMENT
RATINGS OF THE CLASS A NOTES
LEGAL MATTERS
LISTING AND GENERAL INFORMATION
APPENDIX A-I MORTGAGE LOAN POOL CHARACTERISTICS
Mortgage Loan Pool Characteristics by Year of Origination (Quarterly)
Pool Profile by Geographic Distribution
Pool Profile by Balance Outstanding
Pool Profile by Loan to Value Ratio
Pool Profile by Year of Maturity
Pool Profile by Property Ownership Type
Pool Profile by Amortisation
Mortgage Insurer Distribution
Pool Profile by Product
Distribution by Current Interest Rates
Pool Profile by Loan Verification
APPENDIX A-II TERMS AND CONDITIONS OF THE CLASS A NOTES
Part B: General Information Regarding the Kingfisher Securitization Program and the series of notes that may be issued thereunder
ANZ Capel Court Limited Trust Manager Mortgage Backed Notes Issuable by separate trusts
TABLE OF CONTENTS For Part B
DESCRIPTION OF TRANSACTION DOCUMENTS
Glossary
Appendix B
Global Clearance and Settlement Procedures
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURE
SIGNATURE OF AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX